[EQUITABLE LOGO]

                       THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019

                            EQUI-PENSION-GV CONTRACT

GROUP ANNUITY CONTRACT NO. 11929 CI

CONTRACT HOLDER:  UNITED STATES TRUST COMPANY OF NEW YORK

CONTRACT CHANGE DATE:  DECEMBER 31, 1984

The Initial Guaranteed Interest Rate is 10% and is effective until December 31, 1980. The Guaranteed Interest Rate after December 31, 1980 for a Class of Participants will be established before the beginning of each calendar year, but will not be less than the Minimum Guaranteed Interest Rate for such year and Class of Participants.

This contract ("the Contract") is issued in consideration of the payment to Equitable of the contributions made under the Contract.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.

FOR THE CONTRACT HOLDER:                       FOR THE EQUITABLE:

By  /s/ Signature Unreadable                   By  /s/ Coy Eklund
                                                       President

Title  Vice President                          By  /s/ Rodney L. Enochs
                                               Vice President and Secretary

Dated  3/7/80                                  Date of Issue  Mar 7 1980

At  New York, New York
      (Head Office)

No. 11929CI                                                        PARTICIPATING

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                      This page 2 reserved for information

                      in connection with the issuance

                      of certificates under this Contract.





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                      This page 3 reserved for information

                      in connection with the issuance

                      of certificates under this Contract.





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                              PART I -- DEFINITIONS

SECTION 1.01 EMPLOYER

The term "Employer" means the sole proprietor, partnership or corporation which has adopted a Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner. Any self-employed individual and any employee of a partnership or corporation who is not covered under a Plan is deemed to be his own Employer if he elects to be enrolled under the Contract as a Participant.

SECTION 1.02 PLAN

The term "Plan" means (i) a program established by an Employer which requires amounts contributed thereunder to be applied to the purchase of individual retirement annuities within the meaning of Section 408(b) of the Code and (ii) a written program established by an Employer constituting a "Simplified Employee Pension" under Section 408(k) of the Code which requires amounts contributed thereunder to be applied to the purchase of individual retirement annuities within the meaning of Section 408(b) of the Code.

SECTION 1.03 ANNUITY

The  term  "Annuity"  means  an  individual   retirement   annuity  meeting  the
requirements of Section 408(b) of the Code.

SECTION 1.04 ANNUITY BENEFIT

The term  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.03 of the Contract.

SECTION 1.05 PARTICIPANT

The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. A person who has been enrolled under the Contract shall be a participant-owner under the certificate issued thereunder and such participant-owner shall thereafter at all times be the annuitant under the certificate during his lifetime. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.06 CONTRIBUTION

The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

The aggregate amount of such Contributions shall not exceed $1,500 with respect to any taxable year of the Participant, except that if such Contributions are made under a Plan described in clause (ii) of Section 1.02 constituting a "Simplified Employee Pension", the aggregate amount of such Contributions shall not exceed $7,500 with respect to any taxable year of the Participant. Amounts transferred to the Contract from an individual retirement account or annuity which meets the requirements of Section 408(a) or (b), respectively, of the Code or from a Pension Plan Endowment contract issued by Equitable as an individual retirement annuity are not included in such aggregate amount of Contributions.

SECTION 1.07 PARTICIPATION DATE

The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR

The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS

Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE

For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrance of (i), (ii) or (iii) above or any combination thereof.

No. 11929CI                                                 Page 4



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                             DEFINITIONS (continued)

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rte that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

SECTION 1.11 RETIREMENT DATE

The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date of attainment of age 59 years and six months nor shall be later than the date of attainment of age 70 years and six months. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM

The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM

The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 LIFE ANNUITY FORM

The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.15 ANNUITY VALUE

The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account means the amount in such Account pursuant to Section 2.02

SECTION 1.16 CASH VALUE

With respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the greater of (a) 94% of the Annuity Value of such Account and (b) the Annuity Value of such Account minus an amount equal to the excess, if any, of
(i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to
Section 2.05.

With respect to a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after such Participant attains age 59 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed In-

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terest  Account  will equal the Annuity  Value of such  Account  minus an amount equal to the lesser of (a) and (b) where:

(a) is the sum of: (1) 2% of the excess, if any, of (i) the first $10,000 of Separate Account Transfers over (ii) the cumulative total of any previous withdrawals made pursuant to subsection (a) of the third paragraph of
      Section 2.05 and (2) 6% of the excess, if any, of (i) the Annuity Value over (ii) the total amount of Separate Account Transfers minus the cumulative total of any withdrawals made pursuant to Section 2.05 (but such amount shall not be less than zero).

(b) is the excess, if any, of: (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Section 2.05.

SECTION 1.17 CODE

The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.18 SEPARATE ACCOUNT TRANSFERS

The term "Separate Account Transfers" with respect to a Participant means the amount of cash value(s) transferred to the Contract from separate investment account(s) maintained by Equitable, pursuant to Section 2.01.

                        PART II -- PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS

The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made.

Each Contribution received by Equitable with respect to a participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable, and by the amount of any applicable deduction in accordance with Section 2.08.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under an individual retirement account or annuity meeting the requirements of Section 408(a) or (b), respectively, of the Code issued by Equitable or otherwise, of a Pension Plan Endowment contract issued by Equitable as an individual retirement annuity, except an individual retirement account or annuity contract containing any "rollover amounts" within the meaning of Section 402(a)(5) of the Code. Any amount so transferred from an individual retirement account or annuity contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 GUARANTEED INTEREST ACCOUNT

Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.01 and Section 2.03 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Section 2.05 and Section 2.06 from such Account and less the sum of any annual administrative charges accrued but not made. Equitable

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                        PARTICIPANT'S ACCOUNT (continued)

guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.01 and less the sum of all amounts that have been withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to the Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year less the sum of all amounts withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.04.

SECTION 2.03 ALLOCATION TO ACCOUNT

Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received such Contribution, to the Guaranteed Interest Account.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of withdrawal pursuant to Sections 2.05 and 2.07, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, and upon termination of participation pursuant to
Section 2.04.

SECTION 2.04 TERMINATION OF PARTICIPATION

On or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, pay such Annuity Value and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) such Annuity Value is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Value or Annuity Value, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Value or Annuity Value arose.

SECTION 2.05 PARTIAL WITHDRAWALS

A Participant may elect by written notice to Equitable to make a partial withdrawal from the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

With respect to partial withdrawals requested by a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after either (i) the later of (a) the completion of five Participation years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will equal the lesser of (a) 6% of the total amount to be withdrawn from the Account pursuant to this Section (including such charge) and
(b) the excess, if any, of (i) 9% of the total Contributions made on behalf of such Participant during the current Participation year and the preceding nine completed Participation years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

With respect to partial withdrawals requested by a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the contract pursuant to Section 2.01, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made

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                        PARTICIPANT'S ACCOUNT (continued)

after such Participant's attainment of age 59 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will be an amount equal to the sum of the charges described in subsections (a) and (b) below; provided, however, that in no event will such withdrawal charge exceed an amount described in subsection (c) below:

(a) With respect to the amount of any withdrawal made up to the excess, if any, of (1) the cumulative total of all Separate Account Transfers made on the Participant's behalf over (2) the cumulative total of prior withdrawals made to which the withdrawal charge described in this subsection was applied, an amount equal to the lesser of (i) 2% of the total amount to be withdrawn pursuant to this subsection (including such charge) and (ii) $200 minus the cumulative total of any prior withdrawal charges made pursuant to this subsection.

(b) With respect to any withdrawal made to which the withdrawal charge described in subsection (a) does not apply, 6% of such amount to be withdrawn (including such charge).

(c) is the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Upon withdrawal pursuant to either of the preceding two paragraphs, Equitable will pay the lesser of the Cash Value of such Account or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant.

Upon any payment to a Participant  pursuant to this Section,  Equitable  will be
released   from  any  and  all  liability  for  payments  with  respect  to  the
Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to this Section may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Account made pursuant to this Section would result in an Annuity Value of less than $200, Equitable will withdraw the Annuity Value of the Account, pay the Cash Value of the Account to the Participant, and will terminate such Participant's participation under the Contract.

SECTION 2.06 ANNUAL ADMINISTRATIVE CHARGE

As of the last day of each Participation year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 and 2% of the sum of (i) the Annuity Value of the Guaranteed Interest Account at the end of that Participation Year and (ii) any withdrawals made from such Account pursuant to Section 2.05 during that Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Value of such Participant's Account pursuant to Section 3.02, or upon termination of such Account pursuant to Section 2.04 or Section 2.07 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.07 DEATH BENEFIT

If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while an Account for such Participant is maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the Annuity Value of the Guaranteed Interest Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to
Section 2.01 (before reduction pursuant to said Section) less an adjustment for any withdrawals made pursuant to Section 2.05 from the Account maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by an previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Value then in the Guaranteed Interest Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash

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                        PARTICIPANT'S ACCOUNT (continued)

value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Value arose.

SECTION 2.08 CHANGE OF DEDUCTIONS FOR NEW PARTICIPANTS

Equitable reserves the right to make deductions to the extent permitted by applicable law from Contributions made on behalf of new Participants at any time on or after the Contract Change Date, by at least 90 days advance written notice to the Contract Holder and by amendment to the Contract. Equitable will thereupon establish a new Contract Change Date which shall be at least 5 years later.

Equitable may lower the amount of the administrative charge described in Section
2.06 for new Participants at any time, by at least 15 days advance written notice to the Contract Holder.

SECTION 2.09 CHANGE OF DEDUCTIONS AND CHARGES FOR EXISTING PARTICIPANTS

Equitable may lower the amount of the administrative charge described in Section
2.06 for existing Participants at any time, by at least 15 days advance written notice to the Contract Holder and to such Participants.

                          PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT

The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS

As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Value of such Participant's Guaranteed Interest Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.03, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.04 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value of such Participant's Guaranteed Interest Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.03 and
3.04. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.03 AMOUNT OF ANNUITY BENEFITS

If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.02 to receive an Annuity Benefit in lieu of the Cash Value of the Guaranteed Interest Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Value of such Account if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash
Value of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by the amount, as determined by Equitable, of any applicable taxes on annuity considerations. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of a Participant for whom cash value(s) of existing contract(s) issued by Equitable was (were) transferred to the Contract pursuant to Section 2.01, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a participant for whom no cash value(s) of existing contract(s) issued by Equitable was (were) transferred to the Contract, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table.

SECTION 3.04 PAYMENT OF ANNUITY BENEFITS

The entire interest of a Participant will be distributed to such Participant not later than the close of such Participant's taxable year of attainment of age 70 years and six months, or will be distributed in equal or substantially equal installments over

         (A)      the life of such Participant and such Participant's spouse, or

         (B) a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant or the life expectancy of such Participant and such Participant's spouse.

If the Participant dies before such Participant's interest has been distributed to such Participant, or if distribution has been commenced as provided in the first paragraph of this Section to such Participant's spouse, and such spouse dies before the entire interest has been distributed to such spouse, the entire interest (or the remaining part of such interest if the distribution thereof has commenced) will, within five years after the death of such Participant (or the death of such Participant's surviving spouse), be distributed, or applied to the purchase of an annuity for the beneficiary or beneficiaries of such Participant (or such Participant,s surviving spouse) which will be payable for the life of such beneficiary or beneficiaries (or for a term certain not extending beyond the life expectancy of such beneficiary or beneficiaries) and which annuity will be immediately distributed to such beneficiary or beneficiaries. The preceding sentence shall have no application if distributions over a term certain commenced before the death of the Participant and the term certain is for a period permitted under the first paragraph of this Section.

Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.02 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.02.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of age of any person upon whose life an annuity form depends.


                      TABLES OF GUARANTEED ANNUITY PAYMENTS




          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                SURVIVOR LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
   Male                                                          Female Age
    Age        60         61         62        63         64         65        66         67         68         69        70
----------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.58       4.64      4.70       4.76       4.82      4.88       4.94       5.00       5.05      5.11
    61        4.55       4.62       4.68      4.74       4.81       4.87      4.93       5.00       5.06       5.12      5.18
    62        4.58       4.65       4.72      4.78       4.85       4.92      4.99       5.05       5.12       5.19      5.25
    63        4.61       4.68       4.75      4.82       4.89       4.97      5.04       5.11       5.18       5.25      5.32
    64        4.64       4.71       4.79      4.86       4.94       5.01      5.09       5.17       5.24       5.32      5.40

    65        4.67       4.74       4.82      4.90       4.98       5.06      5.14       5.22       5.30       5.36      5.47
    66        4.69       4.77       4.85      4.93       5.02       5.10      5.18       5.27       5.35       5.44      5.53
    67        4.72       4.80       4.88      4.97       5.05       5.14      5.23       5.31       5.40       5.50      5.59
    68        4.74       4.82       4.91      5.00       5.09       5.18      5.27       5.36       5.45       5.55      5.65
    69        4.76       4.85       4.94      5.03       5.12       5.22      5.31       5.41       5.50       5.60      5.73

    70        4.78       4.87       4.96      5.06       5.16       5.26      5.36       5.45       5.56       5.65      5.76


             FIXED ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

Age                                        Males                         Females
---                                        -----                         -------
 60                                        5.88                            4.99
 61                                        6.04                            5.11
 62                                        6.21                            5.24
 63                                        6.38                            5.38
 64                                        6.57                            5.53
 65                                        6.77                            5.68

 66                                        6.98                            5.84
 67                                        7.19                            6.01
 68                                        7.42                            6.20
 69                                        7.67                            6.39
 70                                        7.93                            6.67

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT

The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or custodial agreement referred to in
Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE

Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY

The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS

The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.,

SECTION 4.05 BENEFICIARY

Each Participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.07. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any pay-ment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.07 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION

In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS

Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT

Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Section 2.05 and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

SECTION 4.09 ANNUAL NOTICE

At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the Cash Value of the Guaranteed Interest Account, and (3) the amount of death benefit payable with respect to the Participant.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY

The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed Interest Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the custodial agreement pursuant to which the Contract Holder agreed to act as such and the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the custodial agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE AND SEX

If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

APPLICATION FOR GROUP ANNUITY CONTRACT

To:

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES     [EQUITABLE LOGO]


                     UNITED STATES TRUST COMPANY OF NEW YORK
--------------------------------------------------------------------------------
                       (hereinafter called the Applicant)

                   of 45 Wall Street, New York, New York 10005
--------------------------------------------------------------------------------
                        (Applicant's Head Office Address)

HEREBY APPLIES for a Group Annuity contract in the form attached, and approves and accepts the terms of such Group Annuity contract. This application supersedes any application for the said contract previously signed by the Applicant.

This contract will take effect as of March 7, 1980.
                                    ----------------






                                 Dated at   New York, New York March 7, 1980
                                          --------------------------------------

                                 Signature of
                                 Applicant     /s/ Signature Unreadable
                                           -------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------

                                 Official Title    Vice President
                                                --------------------------------

PF 92.580

Attached to and made part of Group Annuity Contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 15, 1981, said contract is amended as follows:

1. Contributions made to the contract, less applicable premium taxes, as determined by Equitable, may be allocated to the Guaranteed Interest Account or Stock Account maintained for the Participant, or in part to both, as directed by the Participant.

2. At the Retirement Date, if the Participant is then living, the amount in the Guaranteed Interest Account and Stock Account will be applied to provide the Participant with an Annuity Benefit or Cash Value Benefit.

3. ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN A SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

   THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE SEPARATE ACCOUNT IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.20 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

   THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.

PF 14101CI                           Page 1

4. The following provisions are added to your Certificate:

                        To Part 1 of your Certificate

   SECTION 1.05A EXISTING PARTICIPANT
   The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contract(s) issued by Equitable is (are) eligible to be transferred to the Contract pursuant to Section 2.01.

   SECTION 1.05B NEW PARTICIPANT
   The term "New Participant" means a Participant who is not an Existing Participant.

   SECTION 1.14B ELIGIBLE ANNUITY CERTAIN
   The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

   SECTION 1.19 THE SEPARATE ACCOUNT
   The term "Separate Account" means Separate Account A, a separate investment account maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts. Equitable reserves the right to withdraw form the Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the term "Separate Account" in the Contract shall mean such other separate account to which the withdrawn assets were allocated.

   It is contemplated that investments in the Separate Account will, at most times, consist primarily of common stock and other equity-type investment. Equitable may, however, at its discretion invest the assets of the Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

   In lieu of making such investments directly, Equitable reserves the right to operate the Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

   Equitable reserves the right: (i) to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time; and
   (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Account.

   Assets of the Separate Account attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.20.

   The assets of the Separate Account are the property of Equitable; however, the portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Account in excess of such reserves and contract liabilities to the general account of Equitable.

   SECTION 1.20 DEFINITIONS RELATING TO THE SEPARATE ACCOUNT
   VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A

PF 14101CI                           Page 2
   business day is any day on which there is a sufficient degree of trading in the portfolio securities of the Separate Account that the Accumulation Unit Value or Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in the Separate Account, as determined by Equitable.

   NET INVESTMENT FACTOR: For the Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

   (a) is(1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

   (b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

   (c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

   The value of the assets in the Separate Account, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

   ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account in the Separate Account on or before the Retirement Date.

   NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Value for the Separate Account has been established at $10.00 as of November 1, 1968. The New Accumulation Unit Value for each subsequent valuation Period is the New Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such subsequent Valuation Period.

   ANNUITY UNIT: The Annuity Unit is a unit used in determining amount payable from the Separate Account under a Variable Annuity Benefit.

   NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value has been established at $1.00 on November 1, 1968. The New Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

   AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit Value for a calendar month is equal to the average of the New Annuity Unit Values of the Valuation Periods ending in such month.

                         To Part II of your Certificate

   SECTION 2.10 STOCK ACCOUNT
   Equitable maintains a Stock Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to a Stock Account becomes part of the Separate Account. Any amount withdrawn from a Stock Account will no longer be part of the Separate Account.

   On any date when an amount is allocated to or withdrawn from a Stock Account, the Stock Ac-

PF 14101CI                           Page 3
   count will be credited or charged, as the case may be, with a number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date. The number of Accumulation Units in a Stock Account on any date is equal to (i) the sum of any Accumulation Units that have been credited to the Stock Account minus (ii) the sum of any Accumulation Units that have been charged to the Stock Account. The amount in a Stock Account on any date is equal to the product of (i) the number of Accumulation Units in the Stock Account on that date and (ii) the Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date.

   SECTION 2.11 TRANSFERS BETWEEN ACCOUNTS
   At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or a part of the amounts from the Stock Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or may transfer all or a part of the amounts in the Guaranteed Interest Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of (i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer.

                         To Part III of your Certificate

   SECTION 3.05 VARIABLE ANNUITY BENEFIT
   The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Separate Account.

   The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee may increase or decrease depending on the investment experience of the Separate Account.

   The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.03. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

5. The following sections of your Certificate are amended or modified as follows:

   A. Section 1.15, ANNUITY VALUE, is amended to provide that the "Annuity Value" with respect to a Participant's Guaranteed Interest Account and Stock Account shall mean the amounts in such Accounts described in Section
      2.02 and 2.10

   B. Section 1.16 CASH VALUE, shall read as follows:

      SECTION 1.16 CASH VALUE -- NEW PARTICIPANTS
      NO WITHDRAWAL CHARGE: With respect to a New participant, the term "Cash Value' with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the Following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or
      (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

PF 14101CI                           Page 4

      WITHDRAWAL  CHARGE  WITHIN  FIRST  FIVE  YEARS:   Within  the  first  five
      Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

      (a)  equals 6% of the sum of the Annuity Values of such Accounts.

      (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections
           2.05 and 2.05A.

      WITHDRAWAL  CHARGE  AFTER  FIVE  YEARS:   After  the  completion  of  five
      Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

      (a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.05C.

      (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05A.

      The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Account.

      SECTION 1.16B CASH VALUE - EXISTING PARTICIPANTS
      NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or
      (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

      WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

      (a) is an amount equal to 2% of any Preferred Withdrawal Amounts (defined in Section 2.05B) that have not previously been withdrawn pursuant to
           Section 2.05 and 2.05B.

      (b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Section 2.05B) that have not previously been withdrawn pursuant to
           Section 2.05 and 2.05B.

      (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Section 2.05 and 2.05B.

      WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.05B, the Free Corridor Amount defined in
      Section 2.05C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the

PF 14101CI                           Page 5
      charges described in subsection (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

      (d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, in any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over
           (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Section 2.05 and 2.05B.

      (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Section 2.05 and 2.05B.

      The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

   C. Section 1.18, SEPARATE ACCOUNT TRANSFERS, shall read as follows:

      SECTION 1.18 EQUITABLE TRANSFERRED FUNDS
      The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable, pursuant to Section 2.01.

   D. The second paragraph of Section 2.02, GUARANTEED INTEREST ACCOUNT, is amended as follows:

      a. References to Section 2.05 are replaced by Sections 2.05, 2.05A and 2.05B.

      b. The amount in the Guaranteed Interest Account at any time includes the amount transferred into the Account and does not include amounts withdrawn or transferred out of such Account.

   E. The  Sections  entitled  TERMINATION  OF  PARTICIPATION   (2.04),   ANNUAL
      ADMINISTRATIVE CHARGE (2.06), DEATH BENEFIT (2.07), ELECTION AND COMMENCEMENT OF ANNUITY PAYMENTS (3.02), and CONTRACT HOLDER RESPONSIBILITY (4.10) are amended to change the term "Guaranteed Interest Account" wherever it appears to "Guaranteed Interest Account and Stock Account."

   F. Section 2.03, ALLOCATION TO ACCOUNT, shall read as follows:

      SECTION 2.03 ALLOCATION TO ACCOUNT
      Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, or Stock Account, or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

      Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or the Stock Account pursuant to Section 2.11 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

      Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05, 2.05A, 2.05B and 2.11 at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section
      2.04 and upon death of the Participant pursuant to Section 2.07.

PF 14101CI                           Page 6

   G. Section 2.05, PARTIAL WITHDRAWALS, shall read as follows:

      SECTION 2.05 PARTIAL WITHDRAWALS
      Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

      Upon withdrawal pursuant to Section 2.05, 2.05A or 2.05B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

      Upon any payment to a Participant pursuant to Section 2.05, 2.05A or 2.05B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

      Payments to the Participant pursuant to Section 2.05, 2.05A or 2.05B may be deferred by Equitable in accordance with the provisions of Section 4.08.

      Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.05, 2.05A or 2.05B would result in total Annuity Values of less than $200, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed
      Interest Account and Stock Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant enrolled in this Contract on or after the effective date of this rider, the $200 amount stated above shall be $500.

      SECTION 2.05A PARTIAL WITHDRAWALS -- NEW PARTICIPANTS
      NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

      WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the less of (a) or (b) where:

      (a) is an amount equal to 6% of the total amount to be withdrawn from the account pursuant to this paragraph (including such charge)

      (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

      WITHDRAWAL  CHARGE  AFTER  FIVE  YEARS:   After  the  completion  of  five
      Participation Years, with respect to the Participant, there will be no withdrawal charge if the

PF 14101CI                           Page 7
      amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

      If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

      (a) is an amount equal to 6% of the amount withdrawn pursuant to (ii) of the preceding sentence including such charge, and

      (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over
           (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

      SECTION 2.05B PARTIAL WITHDRAWAL -- EXISTING PARTICIPANTS
      NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

      PREFERRED  WITHDRAWABLE  AMOUNT:  This is an amount equal to the lesser of
      (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000

      FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess , if any, of (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

      REGULAR   WITHDRAWABLE  AMOUNT:  This  is  the  cumulative  total  of  all
      Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

      ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn,
      (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

      WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in sub-sections (a), (b), (c) and
      (d) below:

      (a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

      (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

      (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

      (d)  With respect to any  withdrawals of amounts other than the amounts in
           (a), (b) and (c) above, no charge.

      WITHDRAWAL  CHARGE  AFTER  FIVE  YEARS:   After  the  completion  of  five
      Participation Years with respect to the Partici-

PF 14101CI                           Page 8
      pant,there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

      If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b), (c), and (d) above; provided, however, that in no event will such charge exceed an amount equal to the following: The excess , if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and
      (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

      Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2) or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

      SECTION 2.05C FREE CORRIDOR AMOUNT
      The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.05, 2.05A or 2.05B in the current Participation Year with respect to the Participant.

   H. The first paragraph of Section 2.06, ANNUAL ADMINISTRATIVE CHARGE, is amended by adding the following:

      The charge will be allocated between the Stock Account and the Guaranteed Interest Account in proportion to the Annuity Values of such Accounts at the end of the Participation Year.

   I. Section 2.08, Change of Deductions for New Participants, is deleted as of August 1, 1981 and Section 2.09, Change of Deductions and Charges for Existing Participants, shall not apply to Participants enrolled on or after August 1, 1981.

   J. With respect to Section 3.03, AMOUNT OF ANNUITY BENEFITS,

      a. Wherever the term "Guaranteed Interest Account" appears, it shall be changed to "Guaranteed Interest and Stock Account."

      b. The second and third sentences of paragraph 2 shall apply to a Participant who has completed five Participation Years and to an Existing Participant (as defined in Part 1 of this rider).

      c. Paragraph 3 shall apply to a New Participant (as defined in Part 1 of this rider) before the completion of five Participation Years.

      d. The last two paragraphs have been amended to provide that any Variable Annuity Benefit shall be calculated by Equitable on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.20.

PF 14101CI                           Page 9

   K. Section 3.04 PAYMENT OF ANNUITY PAYMENTS, is amended by the addition of the following:

 VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM --
   100% CONTINUATION -- ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 3 1/2%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE    -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        4.31       4.35       4.39      4.43       4.47       4.51      4.55       4.59       4.63       4.67      4.71
    61        4.35       4.39       4.43      4.48       4.52       4.56      4.61       4.65       4.69       4.73      4.78
    62        4.39       4.43       4.48      4.52       4.57       4.61      4.66       4.71       4.75       4.80      4.85
    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92
    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99

    65        4.50       4.56       4.61      4.66       4.72       4.78      4.83       4.89       4.95       5.01      5.07
    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14
    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22
    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29
    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37

    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
----------------------------------------------------------------------------------------------------------------------------------



  VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
    -- 100% CONTINUATION -- ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 5%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE    -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58
    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64
    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71
    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78
    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85

    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92
    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99
    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06
    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.14
    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.21

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
----------------------------------------------------------------------------------------------------------------------------------


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM

              (Minimum Monthly Income per $1,000 of Annuity Value)

    VARIABLE ANNUITY BENEFIT IF ASSUMED BASE RATE OF NET INVESTMENT RETURN IS

                           3 1/2%                            5%
                          --------                        --------
  AGE               MALES          FEMALES          MALES          FEMALES
  ---               -----          -------          -----          -------
   60               5.43            4.80            6.36            5.70
   61               5.57            4.90            6.50            5.81
   62               5.72            5.01            6.65            5.91
   63               5.88            5.13            6.81            6.03
   64               6.05            5.25            6.97            6.15
   65               6.23            5.39            7.16            6.28

   66               6.43            5.54            7.35            6.43
   67               6.64            5.70            7.56            6.58
   68               6.82            5.87            7.79            6.76
   69               7.11            6.06            8.03            6.95
   70               7.38            6.27            8.30            7.15


      Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

   I. Section 4.08 DEFERMENT, shall read as follows:

      SECTION 4.08 DEFERMENT
      Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

      Except as provided in this Section, payments by Equitable from the Participant's Stock Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.04, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04.

      During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right:

PF 14101CI                           Page 10

      (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account:

      (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account;

      (c) to defer payment of any variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

      (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

   M. Section 4.09, ANNUAL NOTICE, shall read as follows:

      SECTION 4.09 ANNUAL NOTICE
      At the end of each Participation Year up to an including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, (3) the New Accumulation Unit Value, (4) the sum of the Cash Values of the Guaranteed Interest Account and the Stock Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.



Agreed to by:

UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE

By:   /s/ Signature Unreadable              By  /s/ Coy Eklund
      ------------------------                  --------------
                                                 President

Title  S/V/P                                By  /s/ Rodney L. Enochs
       -----                                    --------------------
                                          Vice President and Secretary

Dated  8/12/81                              Date of Issue  Aug 12 1981
       -------                                             -----------

At  N.Y., N.Y.
    ----------



PF 14101CI                           Page 11

Attached to and made part of Group Annuity Contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1982, said contract is amended as follows:

1.   The third sentence of Section 1.01 (Employer) shall read as follows:

     Any self-employed individual and any employee of a partnership or corporation is deemed to be his own Employer if he elects to be enrolled under the Contract as a Participant; the term "Employer" shall also be deemed to include the spouse of a Participant if such spouse has no earned income for the taxable year and if the Participant elects to have such spouse enrolled under the Contract as a Participant.

2. The first sentence of paragraph two of Section 1.06 (Contribution) shall read as follows:

     The aggregate amount of such Contributions in any taxable year of the Participant shall not exceed (a) $2,000 with respect to amounts contributed under a Plan described in clause (i) of Section 1.02 to purchase an Individual Retirement Annuity and (b) $15,000 with respect to amounts contributed under a plan described in clause (ii) of Section 1.02 constituting a Simplified Employee Pension.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE


By       /s/ [Signature Unreadable]         By      /s/ Coy Eklund
  ..................................          ..................................
                                                         President


Title    Senior Vice President              By      /s/ Rodney L. Enochs
     ...............................          ..................................
                                                 Vice President and Secretary


Dated    December 22, 1981                  Date of Issue   December 22, 1981
     ...............................                     .......................


At       New York, New York
  ..................................


PF 14106 CI

Attached to and made part of Group Annuity Contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1982, said contract is amended by adding the following to the third paragraph of Section 1.10 (Guaranteed Interest
Rate):

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE


By       /s/ [Signature Unreadable]         By      /s/ Coy Eklund
  ..................................          ..................................
                                                         President


Title    Senior Vice President              By      /s/ Rodney L. Enochs
     ...............................          ..................................
                                                 Vice President and Secretary


Dated    December 22, 1981                  Date of Issue   December 22, 1981
     ...............................                     .......................


At       New York, New York
  ..................................

Attached to and made part of Group Annuity Contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective April 15, 1982, said contract and riders are amended as follows:

  o Contributions made to the Contract after deduction of any applicable taxes, will be allocated to the Stock Account, Money Market Account or the Guaranteed Interest Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.

  o The amount in the Stock Account, Money Market Account and the Guaranteed Interest Account will be applied at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

  o  The Participant will have other rights and benefits as described herein.

ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.


PF 14111 CI

                      This page 2 reserved for information

                       in connection with the issuance of

                        certificates under this Contract.

                      This page 3 reserved for information

                       in connection with the issuance of

                        certificates under this Contract.

                              PART I - DEFINITIONS

SECTION 1.01  EMPLOYER

The term "Employer" means the sole proprietor, partnership or corporation which has adopted a Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02  PLAN

The term "Plan" means (i) a program established by an individual which requires amounts contributed thereunder to be applied to the purchase of individual retirement annuities within the meaning of Section 408(b) of the Code and (ii) a written program established by an Employer constituting a "Simplified Employee Pension" under Section 408(k) of the Code which requires amounts contributed thereunder to be applied to the purchase of individual retirement annuities within the meaning of Section 408(b) of the Code.

SECTION 1.03  ANNUITY

The  term  "Annuity"  means  an  individual   retirement   annuity  meeting  the
requirements of Section 408(b) of the Code.


PF 14111 CI                            PAGE 4

SECTION 1.04  ANNUITY BENEFIT

The term  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.04 of the Contract.

SECTION 1.05A  PARTICIPANT

The term "Participant" means a person who has been enrolled by Equitable under the Contract pursuant to a Plan for the purpose of purchasing an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. A person who has been enrolled under the Contract shall be a Participant-owner under the certificate during his lifetime. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution for the Participant.

SECTION 1.05B  EXISTING PARTICIPANT

The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contract(s) issued by Equitable were eligible to be transferred to the Contract pursuant to Section 2.01 and who was enrolled under the Contract on or prior to April 14, 1982.

SECTION 1.05C  NEW PARTICIPANT

The  term  "New  Participant"  means  a  Participant  who  is  not  an  Existing
Participant.

SECTION 1.06  CONTRIBUTION

The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

The aggregate amount of such Contributions in any taxable year of the Participant shall not exceed (a) $2000 with respect to amounts contributed under a Plan described in clause (i) of Section 1.02 to purchase an Individual Retirement Annuity and (b) $15,000 with respect to amounts contributed under a Plan described in clause (ii) of Section 1.02 constituting a Simplified Employer Pension. Amounts transferred to the Contract from an individual retirement account or annuity which meets the requirements of Section 408(a) or (b), respectively, of the Code, from a Pension Plan Endowment contract issued by Equitable as an individual retirement annuity, or amounts contributed under the Rollover Contribution Basis pursuant to subsection B of Section 2.01, are not subject to the above limitations on Contributions.

SECTION 1.07  PARTICIPATION DATE

The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08  PARTICIPATION YEAR

The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09  CLASS OF PARTICIPANTS

Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10  GUARANTEED INTEREST RATE

For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such


PF 14111 CI                            PAGE 5
change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11  RETIREMENT DATE

The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date of attainment of age 59 years and six months nor shall be later than the date of attainment of age 70 years and six months. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12  NORMAL FORM

The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13  JOINT AND SURVIVOR LIFE ANNUITY FORM

The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A  LIFE ANNUITY FORM

The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14B  ELIGIBLE ANNUITY CERTAIN

The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.15  THE SEPARATE ACCOUNTS

The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

        Name                                  Investments
        ----                                  -----------

Separate  Account  A          Primarily  common  stock  and  other  equity-type
                              investments.

Separate Account E            Primarily short-term money market instruments.

Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of


PF 14111 CI                            PAGE 6
any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under the direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.16  DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market,


PF 14111 CI                            PAGE 7
their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

      Account             Value                   Date
      -------             -----                   ----

Separate Account A        $10.00          As of November 1, 1968

Separate Account E        $10.00          As of September 4, 1974

The new Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.17  ANNUITY VALUE

The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account, Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18A  CASH VALUE - NEW PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and
(b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in
Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals 6% of the sum of the Annuity Values of such Accounts.

(b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:


PF 14111 CI                            PAGE 8

(a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.18B  CASH VALUE - EXISTING PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) the Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

(a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

(b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

(c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in Section 2.07C and
(ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

(d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

(e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.


PF 14111 CI                            PAGE 9

SECTION 1.19  CODE

The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.20  EQUITABLE TRANSFERRED FUNDS

The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable pursuant to Section 2.01.


                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01  CONTRIBUTIONS

Contributions may be made with respect to a Participant on whichever basis, as described under subsection A and B, below, as specified upon the Participant's enrollment under the Contract. If Contributions are made by or on behalf of a Participant under more than one such basis, Equitable will accept such Contributions if the Participant is separately enrolled under the Contract under each basis, and in such case separate certificates will be issued under the Contract for the Participant reflecting amounts accumulated on the Participant's behalf attributable to Contributions made under each Contribution basis.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

A.   Flexible Contribution Basis

Contributions are to be made from time to time on the dates and in the amounts determined in accordance with the terms of the Plan. With each Contribution there shall be specified the Participant with respect to whom such Contribution is being made and the amount to be allocated to the Stock Account, Money Market Account and the Guaranteed Interest Account.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under an individual retirement account or annuity meeting requirements of Section 408(a) or (b), respectively, of the Code issued by Equitable or otherwise, or a Pension Plan Endowment contract issued by Equitable as an individual retirement annuity, except an individual retirement account or annuity contract containing any "rollover account" within the meaning of Section 402(a)(5) or 403(b)(8) of the Code. Any amount so transferred from an individual retirement account or annuity contract not issued by Equitable will, before allocation under the Contract, by reduced by the amount of any applicable taxes, as determined by Equitable.

B.   Rollover Contribution Basis

A Participant may make one or more Contributions which in whole or in part consist of or are derived from "rollover amounts" within the meaning of Section 402(a)(5) or 403(b)(8) of the Code.

SECTION 2.02  STOCK AND MONEY MARKET ACCOUNTS

Equitable maintains a Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (i) Stock Account becomes part of Separate Account A, and (ii) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.

SECTION 2.03  GUARANTEED INTEREST ACCOUNT

Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to
Section 2.07, 2.07A, and 2.07B, and Section 2.08 from such Ac-


PF 14111 CI                            PAGE 10
count, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.07B, and transferred from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A and 2.07B, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04  ALLOCATION TO ACCOUNT
Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07, 2.07A, and 2.07B, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05  TRANSFERS AMONG ACCOUNTS
At any time before a Participant's Retirement Date, such Participant, upon written request, (i) may transfer all or a part of the amounts from the Stock
Account or Money Market Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or (ii) may transfer all or a part of the amounts in the Guaranteed Interest Account or Money Market Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of
(i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account or the Stock Account maintained for the Participant to the Money Market Account.

SECTION 2.06  TERMINATION OF PARTICIPATION
On or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no


PF 14111CI                            PAGE 11

Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07  PARTIAL WITHDRAWALS
Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07, 2.07A or 2.07B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment to a Participant pursuant to Section 2.07, 2.07A or 2.07B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to Section 2.07, 2.07A or 2.07B may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.07, 2.07A or 2.07B would result in total Annuity Values of less than $500. Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant was enrolled in this Contract prior to August 15, 1981, the $500 amount stated above shall be $200.

SECTION 2.07A  PARTIAL WITHDRAWALS - NEW PARTICIPANTS
NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

(b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested


PF 14111CI                            PAGE 12
is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

SECTION 2.07B  PARTIAL WITHDRAWAL - EXISTING PARTICIPANTS
NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of
(a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) the Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

PREFERRED WITHDRAWABLE AMOUNT: This is an amount equal to the lesser of (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

REGULAR WITHDRAWABLE AMOUNT: This is the cumulative total of all Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn, (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a), (b), (c) and (d) below:

(a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

(b)  With respect to any withdrawals of Free Withdrawable Amounts, no charge.

(c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

(d)  With respect to any  withdrawals  of amounts other than the amounts in (a),
     (b) and (c) above, no charge.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount. Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Cor-


PF 14111CI                            PAGE 13
ridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b), (c), and (d) above; provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and
(4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

SECTION 2.07C  FREE CORRIDOR AMOUNT
The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Money Market Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07, 2.07A or 2.07B in the current Participation Year with respect to the Participant.

SECTION 2.08  ANNUAL ADMINISTRATIVE CHARGE
As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07, 2.07A and 2.07B during that Participation Year. The charge will be allocated between the Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09  DEATH BENEFIT
If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07, 2.07A and 2.07B from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions


PF 14111CI                            PAGE 14
made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account, Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.


                           PART III - ANNUITY BENEFITS

SECTION 3.01  FIXED ANNUITY BENEFIT
The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02  VARIABLE ANNUITY BENEFIT
The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03  ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS
As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.


PF 14111CI                            PAGE 15

SECTION 3.04  AMOUNT OF ANNUITY BENEFITS
If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of an Existing Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a New Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 1979 ELAS mortality and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05  PAYMENT OF ANNUITY BENEFITS
The entire interest of a Participant will be distributed to such Participant not later than the close of such Participant's taxable year of attainment of age 70 years and six months, or will be distributed in equal or substantially equal installments over:

(a)  the life of such Participant and such Participant's spouse, or

(b) a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and such Participant's spouse.

If the Participant dies before such Participant's interest has been distributed to such Participant, or if distribution has been commenced as provided in the first paragraph of this Section to such Participant's spouse, and such spouse dies before the entire interest has been distributed to such spouse, the entire interest


PF 14111 CI                            PAGE 16

(or the remaining part of such interest if the distribution thereof has commenced) will, within five years after the death of such Participant (or the death of such Participant's surviving spouse), be distributed, or applied to the purchase of an annuity for the beneficiary or beneficiaries of such Participant (or such Participant's surviving spouse) which will be payable for the life of such beneficiary or beneficiaries (or for a term certain not extending beyond the life expectancy of such beneficiary or beneficiaries) and which annuity will be immediately distributed to such beneficiary or beneficiaries. The preceding sentence shall have no application if distributions over a term certain commenced before the death of the Participant and the term certain is for a period permitted under the first paragraph of this Section.

Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.


PF 14111 CI                            PAGE 17

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                      LIFE ANNUITY FORM - 100% CONTINUATION

              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
   MALE                                                          FEMALE AGE
------------------------------------------------------------------------------------------------------------------------------------
   AGE         60         61         62        63         64         65        66         67         68         69        70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.58       4.64      4.70       4.76       4.82      4.88       4.94       5.00       5.05      5.11
    61        4.55       4.62       4.68      4.74       4.81       4.87      4.93       5.00       5.06       5.12      5.18
    62        4.58       4.65       4.72      4.78       4.85       4.92      4.99       5.05       5.12       5.19      5.25
    63        4.61       4.68       4.75      4.82       4.89       4.97      5.04       5.11       5.18       5.25      5.32
    64        4.64       4.71       4.79      4.86       4.94       5.01      5.09       5.17       5.24       5.32      5.40

    65        4.67       4.74       4.82      4.90       4.98       5.06      5.14       5.22       5.30       5.38      5.47
    66        4.69       4.77       4.85      4.93       5.02       5.10      5.18       5.27       5.35       5.44      5.53
    67        4.72       4.80       4.88      4.97       5.06       5.14      5.23       5.31       5.40       5.50      5.59
    68        4.74       4.82       4.91      5.00       5.09       5.18      5.27       5.36       5.45       5.55      5.65
    69        4.76       4.85       4.94      5.03       5.12       5.22      5.31       5.41       5.50       5.60      5.71

    70        4.78       4.87       4.96      5.06       5.16       5.26      5.36       5.45       5.56       5.66      5.76
------------------------------------------------------------------------------------------------------------------------------------


 VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM -
    100% CONTINUATION - ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 3 1/2%

              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
   MALE                                                          FEMALE AGE
------------------------------------------------------------------------------------------------------------------------------------
   AGE         60         61         62        63         64         65        66         67         68         69        70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.31       4.35       4.39      4.43       4.47       4.51      4.55       4.59       4.63       4.67      4.71
    61        4.35       4.39       4.43      4.48       4.52       4.56      4.61       4.65       4.69       4.73      4.78
    62        4.39       4.43       4.48      4.52       4.57       4.61      4.66       4.71       4.75       4.80      4.85
    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92
    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99

    65        4.50       4.56       4.61      4.66       4.72       4.78      4.83       4.89       4.95       5.01      5.07
    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14
    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22
    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29
    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37

    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
------------------------------------------------------------------------------------------------------------------------------------


 VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM -
      100% CONTINUATION - ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 5%

              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
   MALE                                                          FEMALE AGE
------------------------------------------------------------------------------------------------------------------------------------
   AGE         60         61         62        63         64         65        66         67         68         69        70
------------------------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58
    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64
    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71
    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78
    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85

    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92
    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99
    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06
    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.14
    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.21

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
------------------------------------------------------------------------------------------------------------------------------------


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM

              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
                         FIXED ANNUITY BENEFIT              VARIABLE ANNUITY BENEFIT IF ASSUME BASE RATE OF NET INVESTMENT RETURN IS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   3 1/2%                               5%
------------------------------------------------------------------------------------------------------------------------------------
       AGE              MALES            FEMALES           MALES            FEMALES           MALES            FEMALES
------------------------------------------------------------------------------------------------------------------------------------
        60               5.88             4.99              5.43             4.80              6.36             5.70
        61               6.04             5.11              5.57             4.90              6.50             5.81
        62               6.21             5.24              5.72             5.01              6.65             5.91
        63               6.38             5.38              5.88             5.13              6.81             6.03
        64               6.57             5.53              6.05             5.25              6.97             6.15
        65               6.77             5.68              6.23             5.39              7.16             6.28

        66               6.98             5.84              6.43             5.54              7.35             6.43
        67               7.19             6.01              6.64             5.70              7.56             6.58
        68               7.42             6.20              6.82             5.87              7.79             6.76
        69               7.67             6.39              7.11             6.06              8.03             6.95
        70               7.93             6.61              7.38             6.27              8.30             7.15
------------------------------------------------------------------------------------------------------------------------------------


Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.


PF 14111 CI                            PAGE 18

                          PART IV - GENERAL PROVISIONS

SECTION 4.01  CONTRACT

The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or custodial agreement referred to in
Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02  STATUTORY COMPLIANCE

Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03  ASSIGNMENTS AND NONTRANSFERABILITY

The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04  PARTICIPATION IN SURPLUS

The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05  BENEFICIARY

Each Participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.


PF 14111 CI                            PAGE 19

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06  DISQUALIFICATION

In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07  FUTURE PARTICIPANTS

Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08  DEFERMENT

Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and 2.07B, and
Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in the Section, payments by Equitable from the Participant's Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and 2.07B, and Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

(a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09  ANNUAL NOTICE

At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish


PF 14111 CI                            PAGE 20
the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account and Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10  CONTRACT HOLDER RESPONSIBILITY

The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed Interest Account, Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the custodial agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the custodial agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11  AGE AND SEX

If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE


By       /s/ [Signature Unreadable]         By      /s/ Coy Eklund
  ..................................          ..................................
                                                    Chairman of the Board


Title    Senior Vice President              By      /s/ Rodney L. Enochs
     ...............................          ..................................
                                                 Vice President and Secretary


Dated    May 27, 1982                       Date of Issue   May 1, 1982
     ...............................                     .......................


At       New York, New York
  ..................................


PF 14111 CI                            PAGE 21

Attached to and made part of Group Annuity Contract No. 11929CI between

         THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 26, 1983, said contract and riders are amended as follows:

1.   with respect to Section 1.18A Cash Value -- New Participants

     a. the term "25 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

         (a) equals 6% of the sum of the Annuity Values of such Accounts.

         (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over
              (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

         (a)  equals
              6% during Participation Years 4 and 5
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

         (b) is the excess, if any of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

         The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.


PF 17001CI

2.   with respect to Section 1.18B Cash Value -- Existing Participants

     a. the term "20 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and
         (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

         (a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

         (b)  is an amount equal to

              6% during the first five Participation Years
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

         (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over
              (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After three Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in Section 2.07C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

         (d) is an amount equal to the sum of (a) in the preceding subsection, and
              6% during Participation Years 4 and 5
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over
              (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

         (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

         The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

3.   with respect to section 2.07A Partial Withdrawals -- New Participants

     a. the term "25 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"


PF 17001CI

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: If the Participant has not completed three Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

         (a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

         (b) is the excess, if any, of (i) 8% if the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

         If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

         (a)  is an amount equal to
              6% during Participation Years 4 and 5
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

         (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

4.   with respect to Section 2.07B Partial Withdrawals -- Existing Participants

     a the term "20 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a), (b),
         (c) and (d) below:

         (a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

         (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

         (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

         (d) With respect to any withdrawals of amounts other than the amounts in (a), (b) and (c) above, no charge.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.



PF 17001CI

         If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdrawn from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts and amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a),
         (b) and (d) above plus with respect to any withdrawals of Regular Withdrawable Amounts, a charge of
         6% during Participation Years 4 and 5
         5% during Participation Years 6, 7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

         Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be
         (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts, and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assesed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

5. with respect to Section 2.07C Free Corridor Amount, the term "five Participation Years" is changed to "three Participation Years."

Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                  FOR THE EQUITABLE


By /s/ William H. Schroeder                  By /s/ John B. Carter
   ------------------------                     ------------------------------
                                                  President

Title    Vice President                      By /s/ Rodney L. Enochs
      ---------------------                    -------------------------------
                                                  Vice President and Secretary

Dated Aug 19, 1983                           Date of Issue
      ---------------------                               --------------------

At New York, N.Y.
   ------------------------


PF 17001CI

Attached to and made part of Group Annuity Contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective December 12, 1983, said contract and riders are amended as follows:

1. all references in the contract to the Annuitant's sex are deleted.

2. the phrase "3-1/4% interest and the 1971 ELAS Mortality Table" and the phrase "1979 ELAS Mortality" appearing in Section 3.04 Amount of Annuity Benefits shall be changed to "3-1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females" and "the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females," respectively, wherever they appear.

3. the Tables of Guaranteed Annuity Payments appearing in Section 3.05 Payment of Annuity Benefits, are replaced by the following Tables.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

    FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
                              -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
    Age        60         61         62        63         64         65        66         67         68         69        70
    60        4.54       4.58       4.62      4.66       4.70       4.74      4.77       4.81       4.84       4.88      4.91
    61                   4.62       4.67      4.71       4.76       4.81      4.84       4.88       4.91       4.95      4.99
    62                              4.72      4.76       4.81       4.85      4.90       4.94       4.98       5.02      5.06
    63                                        4.81       4.86       4.91      4.96       5.01       5.06       5.10      5.14
    64                                                   4.92       4.97      5.02       5.08       5.13       5.17      5.22

    65                                                              5.03      5.09       5.15       5.20       5.26      5.31
    66                                                                        5.15       5.21       5.27       5.33      5.39
    67                                                                                   5.28       5.34       5.40      5.47
    68                                                                                              5.41       5.48      5.55
    69                                                                                                         5.56      5.63

    70                                                                                                                   5.71


  VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
    100% CONTINUATION -- ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 3-1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
    Age        60         61         62        63         64         65        66         67         68         69        70
    60        4.40       4.44       4.48      4.51       4.55       4.58      4.61       4.65       4.68       4.71      4.74
    61                   4.48       4.52      4.56       4.60       4.64      4.67       4.71       4.74       4.78      4.81
    62                              4.56      4.60       4.65       4.69      4.73       4.77       4.80       4.84      4.88
    63                                        4.65       4.69       4.74      4.78       4.83       4.87       4.91      4.95
    64                                                   4.74       4.79      4.84       4.89       4.93       4.98      5.02

    65                                                              4.85      4.90       4.95       5.00       5.05      5.10
    66                                                                        4.95       5.01       5.06       5.11      5.17
    67                                                                                   5.07       5.12       5.18      5.24
    68                                                                                              5.19       5.25      5.32
    69                                                                                                         5.32      5.39

    70                                                                                                                   5.46


                VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                           SURVIVOR LIFE ANNUITY FORM
                  100% CONTINUATION -- ASSUMED BASE RATE OF NET
                            INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
    Age        60         61         62        63         64         65        66         67         68         69        70
    60        5.27       5.30       5.34      5.37       5.41       5.44      5.47       5.51       5.54       5.57      5.59
    61                   5.34       5.38      5.42       5.46       5.49      5.53       5.57       5.60       5.63      5.66
    62                              5.42      5.46       5.50       5.54      5.58       5.62       5.65       5.69      5.73
    63                                        5.50       5.55       5.59      5.63       5.67       5.71       5.75      5.79
    64                                                   5.59       5.64      5.69       5.73       5.78       5.82      5.86

    65                                                              5.69      5.74       5.79       5.84       5.89      5.93
    66                                                                        5.79       5.85       5.90       5.95      6.00
    67                                                                                   5.90       5.96       6.02      6.08
    68                                                                                              6.02       6.08      6.15
    69                                                                                                         6.15      6.22

    70                                                                                                                   6.29


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)


                                                       VARIABLE ANNUITY BENEFIT
                                                     IF ASSUMED BASE RATE OF NET
                FIXED ANNUITY BENEFIT                   INVESTMENT RETURN IS
                ---------------------                ---------------------------
Age                                                  3 1/2%                 5%
---                                                  ------                 --
 60                    5.29                           5.08                 5.97
 61                    5.41                           5.19                 6.08
 62                    5.55                           5.31                 6.20
 63                    5.69                           5.44                 6.33
 64                    5.85                           5.58                 6.46

 65                    6.01                           5.73                 6.61
 66                    6.19                           5.89                 6.77
 67                    6.37                           6.06                 6.94
 68                    6.58                           6.24                 7.12
 69                    6.79                           6.43                 7.31

 70                    7.02                           6.64                 7.52


PF17006CI

This amendment was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris. The Department has reserved the right to require changes in this amendment to comply with applicable New York law and regulations.

Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                   FOR THE EQUITABLE

By  /s/ William H. Schroeder                  By  /s/ John B. Carter
   -------------------------                     -----------------------
                                                      President

Title  Vice President                         By  /s/ Rodney L. Enochs
      -----------------                           ----------------------
                                              Vice President and Secretary

Dated  Dec 15 1983                            Date of Issue
      -------------                                        ---------------
At  New York, N.Y.
    --------------


PF17006CI

         Attached to and made part of Group Annuity contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK


                                     PART I

IT IS HEREBY AGREED that, effective January 1, 1984, said contract and riders are amended as follows:

1. The words "(a) $2000 with respect to amounts contributed under a Plan described in clause (i) of Section 1.02 to purchase an Individual Retirement Annuity and (b) $15,000 with respect to amounts contributed under a Plan described in clause (ii) of Section 1.02 constituting a Simplified Employee Pension" which appear in the first sentence of the second paragraph of Section 1.06 entitled Contribution are changed to "the maximum amount permitted to be contributed under the Code for a taxable year of the Participant under a plan described in clause (i) or (ii) of
     Section 1.02, whichever is applicable."

2. Subsection B "Rollover Contribution Basis" of Section 2.01 is amended to read as follows:

     "A Participant may make one or more Contributions which in whole or in part qualify as "rollover amounts" within the meaning of Section 402(a)(5) or 403(b)(8) of the Code or "rollover contributions" within the meaning of
     Section 408(d)(3) of the Code."

3. The second paragraph of the provision entitled "Payment of Annuity Benefits" is amended to read as follows:

     "If the Participant dies before such Participant's interest has been distributed to such Participant, or if distribution has been commenced as provided in the first paragraph of this Section to such Participant's spouse, and such spouse dies before the entire interest has been distributed to such spouse, the entire interest (or the remaining part of such interest if the distribution thereof has commenced) will, within five years after the death of such Participant (or the death of such surviving spouse), be distributed to the Participant's or surviving spouse's beneficiary or beneficiaries. The preceding sentence shall have no application if distributions over a term certain commenced before the death of the Participant and the term certain is for a period permitted under the first paragraph of this Section."

                                     PART II

IT IS HEREBY AGREED THAT, effective May 1, 1984 said contract and riders are amended as follows:

1. The term "Stock Account" has been changed to "Stock Account, Balanced Account and Aggressive Stock Account" wherever it appears except as provided in items 4 and 5 of this rider.

2. The Section entitled "The Separate Accounts" is amended as follows:

     a.   the following Accounts have been added:

           Name                             Investments
           ----                             -----------

Separate Account J           Primarily    common   stocks   and   other
                             equity-type   investments,   publicly  traded  debt
                             securities and short term money market instruments.

                                                        (Continued on next page)
PF 17010CI

           Name                            Investments
           ----                            -----------
Separate Account K           Primarily  common  stocks  issued  by high
                             quality   small  and   intermediate   size
                             companies with strong growth prospects.

b.   The sentences

     "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in connection with (c) of the Net Investment Factor provision in Section 1.16"

     are amended to read as follows:

     i.   for Participants with a Participation Date prior to May 1, 1984

     "Assets of Separate Account A and Separate Account E attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. Assets of Separate Account J and Separate Account K attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The percentage allocation of the components of the charges for Separate Account J and Separate Account K are not necessarily allocated in the same amounts as for Separate Account A and Separate Account E. The charge shall be made in connection with (c) of the Net Investment Factor provision in Section 1.16"

     ii. for Participants with a Participation Date on or after May 1, 1984

          "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16."

3. The Section entitled "New Accumulation Unit Value" is amended by the addition of the following Accounts:

     Account                   Value                  Date
     -------                   -----                  ----
Separate Account J            $10.00            As of May 1, 1984
Separate Account K            $10.00            As of May 1, 1984


4. The title and the first two sentences of the Section entitled "Stock and Money market Accounts" shall read as follows:

     STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS

   Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E. (Continued on next page)


PF 17010CI

5. The Section entitled "Transfers Among Accounts" is amended to read as follows:

                            TRANSFERS AMONG ACCOUNTS

    At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



    Agreed to by:
    UNITED STATES TRUST COMPANY
    OF NEW YORK                           FOR THE EQUITABLE

    By  /s/ William H. Schroeder          By   /s/ John B. Carter
       --------------------------------      --------------------------------
                                                        President

    Title  Vice President                 By   /s/ Rodney L. Enochs
          -----------------------------      --------------------------------
                                               Vice President and Secretary

    Dated    06/27/84                     Date of Issue
          -----------------------------                 ---------------------

    At   N.Y. N.Y.
       ------------------------------


    PF 17010CI

Attached to and made part of Group Annuity Contract No. 11929CI between

         THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

         UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1986, said contract and riders are amended as follows:

1. With respect to Section 1.18A CASH VALUE -- NEW PARTICIPANTS, the provisions entitled "WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS" and "WITHDRAWAL CHARGE AFTER THREE YEARS" are replaced by the following:

     WITHDRAWAL CHARGE: The withdrawal charge equals the lesser of (a) or (b) where:

     (a) equals

         6% during Participation Years 1, 2, 3, 4 and 5
         5% during Participation Years 6, 7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

     (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participants during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Section 2.07 and 2.07A.

     The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

2. With respect to Section 2.07A PARTIAL WITHDRAWALS -- NEW PARTICIPANTS, the provisions entitled "WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS" and "WITHDRAWAL CHARGE AFTER THREE YEARS" are replaced by the following.

     WITHDRAWAL CHARGE: There will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

     If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will: (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

     (a) is an amount equal to

         6% during Participation Years 1, 2, 3, 4 and 5
         5% during Participation Years 6, 7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

     (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

3. With respect to Section 2.07C FREE CORRIDOR AMOUNT:

     a. the term "who has completed three Participation Years" is changed to "who has completed three Participation Years of attained age 59-1/2"

     b.  the following sentence is added:

         With respect to a Participant who has not completed three Participation Years or attained age 59-1/2, the Free Corridor Amount is zero.

4. With respect to Section 2.08 ANNUAL ADMINISTRATIVE CHARGE:

a.   the first paragraph is replaced by the following:

     As of the last day of each Participation Year before a Participant's Retirement Date, if the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market



PF 17015CI

     Account on that date is less than $10,000.00, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Account pursuant to Section 2.07, 2.07A and 2.07B during that Participation Year. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

b. the term "or Section 2.09 during a Participation Year," in the second paragraph is changed to "or Section 2.09 during a Participation Year, if the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account at that date is less than $10,000.00."







                        VICE PRESIDENT
       SPECIMEN         AND SECRETARY         SPECIMEN         PRESIDENT



PF 17015CI

Attached to and made part of Group Annuity Contract No. 11929CI between

     THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

     UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1986 for Participants with a Participation Date on or after January 1, 1986, said contract and riders are amended as follows:

1. With respect to the provision entitled NO WITHDRAWAL CHARGE, within the Section entitled CASH VALUE -- NEW PARTICIPANTS:

     the term "the  Participant's  attainment of age 70 years and six months, or
     (iii) the completion of 12 Participation Years with respect to such Participant, or (iv)" is changed to "the completion of 12 Participation Years with respect to such Participant, or (iii)"

2. With respect to the provision entitled NO WITHDRAWAL CHARGE within the Section entitled PARTIAL WITHDRAWAL -- NEW PARTICIPANTS:

     the term "such Participant's  attainment of age 70 years and six months, or
     (iii) the completion of 12 Participation Years with respect to such Participant, or (iv)" is changed to "the completion of 12 Participation Years with respect to such Participant, or (iii)"



    Agreed to by:
    UNITED STATES TRUST COMPANY
    OF NEW YORK                            FOR THE EQUITABLE

    By                                     By          Specimen
      ---------------------------------       ---------------------------------
                                                       President

    Title                                  By          Specimen
          -----------------------------       ---------------------------------
                                                 Vice President and Secretary

    Dated                                  Date of Issue
          -----------------------------                  ---------------------

    At
       --------------------------------


PF 17019CI

Attached to and made part of Group Annuity Contract No. 11929CI between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1985, said contract and riders are amended as follows:

1. In Section 1.11 entitled "Retirement Date" the third sentence is amended to read as follows:

   "No Retirement Date shall be earlier than the date the Participant attains age 59 years and six months nor shall be later than the first day of April following the calendar year in which the Participant attains age 70 years and six months."

2. Section 1.14B "Eligible Annuity Certain" is amended to read as follows:

   "The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable, which annuity shall not provide for payments beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary. Such annuity shall extend beyond the Participant's attainment of age 59 years and six months and shall not permit any prepayment of principal prior to the Participant's attainment of age 59 years and six months. Life expectancy and joint life expectancy of the Participant and the Participant's designated beneficiary shall be computed by the use of the return multiples contained in Section 1.72-9 of the regulations under the Code."

3. Section 2.01 entitled "Contributions", Subsection B entitled "Rollover Contribution Basis" is amended to read as follows:

   "A Participant may make one or more Contributions which in whole or in part qualify as "rollover amounts" within the meaning of Sections 402(a)(5), 402(a)(7), 403(a)(4) or 403(b)(8) of the Code or "rollover contributions" within the meaning of Sections 405(d)(3), 408(d)(3) or 409(b)3(C) of the Code."

4. In Section 3.05 entitled "Payment of Annuity Benefits" the first two paragraphs are deleted and replaced with the following:

   "The entire interest of a Participant will be distributed to such Participant by April 1 of the year following the calendar year in which the Participant attains age 70 years and six months. Or, at the request of the Participant such entire interest shall be distributed beginning not later than such April 1st in equal or substantially equal amounts over:

   (a) the life of such Participant or the joint lives of such Participant and the Participant's designated beneficiary; or

   (b)  a period no longer than the life  expectancy of such  Participant or the
        joint  life  expectancy  of  such  Participant  and  the   Participant's
        designated beneficiary.

   "Or, a Participant's interest shall begin to be distributed no later than such April 1st, in such amounts as the Participant may request, provided such requested amounts are at least equal to the minimum amounts required to be distributed under the Code and provided further that such requested distributions are in accordance with Equitable's rules in effect at the time of each request.

   At minimum, the Code requires that if a Participant's interest is to be distributed in other than a single payment, then the amount to be distributed each year, beginning by the April 1st of the year following the calendar year in which the Participant attains age 70 years and six months and thereafter by each December 31, must be an amount equal to at least the amount obtained by


PF 17023CI
   dividing such Participant's interest by the Participant's life expectancy or the joint life expectancy of such Participant and the Participant's designated beneficiary. A participant may elect to recalculate the Participant's life expectancy or the joint life expectancy of such Participant and the Participant's spousal beneficiary annually.

   The life expectancy of any non-spousal beneficiary may not be recalculated after the original determination.

   "If The Participant dies after distribution of the Participant's interest under this Contract begins, then the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution used before the Participant's death.

   If the Participant dies before payments of the Participant's interest begins, then either: (a) such entire interest will be distributed within five years after the Participant's death; or (b) upon the Participant's written request, distribution will be made to the Participant's designated beneficiary as follows: (i) the entire interest will be distributed over the life or life expectancy of the designated beneficiary; and (ii) such distribution will begin no later than one year after the Participant's death. The designated beneficiary may elect at any time after the Participant's death to receive greater payments, provided the income arrangement chosen by the participant permits such change.

   For purposes of this Section 3.05, the life expectancy of the Participant, the joint life expectancy of the Participant and the Participant's designated beneficiary, and the life expectancy of the Participant's designated beneficiary shall be computed by use of the return multiples contained in
   Section 1.72-9 of the regulations under the Code."



   Agreed to by:
   UNITED STATES TRUST COMPANY
   OF NEW YORK                            FOR THE EQUITABLE

   By                                     By    /s/ John B. Carter
     ---------------------------------       ---------------------------------
                                                      President

   Title                                  By   /s/Rodney L. Enochs
         -----------------------------       ---------------------------------
                                                Vice President and Secretary

   Dated                                  Date of Issue
         -----------------------------                  ---------------------

   At
      --------------------------------



PF 17023CI

Attached to and made part of Group Annuity Contract No. 11929CI between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective July 1, 1986, said contract and riders are amended as follows:

1. With respect to PART I -- DEFINITIONS, the following section is added:

   SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.


2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or
   (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.


3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or
   (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.


Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK
By________________________________________
Title_____________________________________
Dated_____________________________________
At________________________________________

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
By________________________________________
                  President
By________________________________________
         Vice President and Secretary
Date of Issue_____________________________



PF 17034CI

                                                                [EQUITABLE LOGO]

       Participant:

Certificate Number:

        Issue Date:

Participation Date:

   Retirement Date:
--------------------------------------------------------------------------------

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
           Processing Office: Individual Annuity Center, P O Box 2996,
                         New York, New York 10116-2996

AGREES

O TO ALLOCATE the Contributions made to the Contract, after deduction of any applicable taxes, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 or in part to any one, as directed by the Participant.

O  TO APPLY the  Annuity  Account  Value at the  Retirement  Date to provide the
   Participant with an Annuity Benefit or a Cash Value benefit if the Participant is then living, and

O TO PROVIDE the Participant with the other rights and benefits of this certificate.

These agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE - The Participant may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date of such cancellation.


         /S/Pauline Sherman                          /s/Edward D. Miller

Pauline Sherman, Vice President,                     Edward D. Miller
Secretary & Associate General Counsel      President and Chief Executive Officer


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN THE SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN 1N THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR, 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE NOT TO EXCEED THE MAXIMUM RATE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE, THE MINIMUM DEATH BENEFIT, EXPENSES AND, EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I

CONTENTS

Part I - Definitions                                                      Page 2
Part II - Participant's Annuity Account Value                             Page 7
Part III - Annuity Benefits                                               Page 9
Part IV - General Provisions                                             Page 13

Equitable certifies that the Participant as named on page 3 is included under the Group Annuity Contract designated on page 3 ("the Contract"), all pertinent provisions of which are set forth below.

As described in Section 1.10, Equitable will determine, before the beginning of each calendar year commencing after the period for which the Initial Guaranteed Interest Rate is effective, the Yearly Guaranteed Interest Rate for the calendar year for each Class of Participants, which shall not be lower than the Minimum Guaranteed Interest Rate then in effect. Equitable, from time to time, may declare a Guaranteed Interest Rate for a Class which exceeds the applicable Yearly Guaranteed Interest Rate and a period for which such rate applies. A Guaranteed Interest Rate is subject to annual administrative charges as described in Section 2.08.

This certificate is valid only if participation under the Contract has not been terminated as described in the Contract and is subject to amendment as may be required pursuant to Section 4.02.

EARLY WITHDRAWAL CHARGE. If a Participant terminates participation at any time after the earliest of the following occurrences: (i) the later of (a) the attainment of age 59 years and six months or (b) the completion of five Participation Years, or (ii) the completion of twelve Participation Years, or
(iii) the attainment of age 55, the completion of five Participation Years and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years, or (v) for certificates issued prior to January 1, 1986, the attainment of age 70 years and six months, the Cash Value as provided in Section 1.18 will be equal to the Annuity Account Value. At other times, the Cash Value may also be reduced by a withdrawal charge as provided in Section 1.18.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.

                              PART I - DEFINITIONS

SECTION 1.01 EMPLOYER. The term "Employer" means the sole proprietor, partnership or corporation which has adopted a Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02 PLAN. The term "Plan" means (i) a program established by an individual which requires amounts contributed thereunder to be applied to the purchase of individual retirement annuities within the meaning of Section 408(b) of the Code and (ii) a written program established by an Employer constituting a "Simplified Employee Pension" under Section 408(k) of the Code which requires amounts contributed thereunder to be applied to the purchase of individual retirement annuities within the meaning of Section 408(b) of the Code.

SECTION 1.03 ANNUITY. The term "Annuity" means an individual retirement annuity meeting the requirements of Section 408(b) of the Code.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of the Contract.

SECTION 1.05 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract pursuant to a Plan for the purpose of purchasing an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. A person who has been enrolled under the Contract shall be a Participant-owner under the certificate during his lifetime. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution for the Participant.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                    --------
                                    Page Two

                                    Page Four
                                    ---------


DEFINITIONS (CONTINUED)

SECTION 1.06 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

The aggregate amount of such Contributions in any taxable year of the Participant shall not exceed the maximum amount permitted to be contributed under the Code for a taxable year of the Participant under a plan described in clause (i) or (ii) of Section 1.02, whichever is applicable. Amounts transferred to the Contract from an individual retirement account or annuity which meets the requirements of Section 408(a) respectively, of the Code, from a Pension Plan Endowment contract issued by Equitable as an individual retirement annuity, or amounts contributed under the Rollover Contribution Basis pursuant to subsection B of Section 2.01, are not subject to the above limitations on Contributions.

SECTION 1.07 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR. The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS. Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE. For the Guaranteed Interest Division, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Division. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3 % per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date the Participant attains age 59 years and six months nor shall be later than the first day of April following the calendar year in which the Participant attains age 70 years and six months. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation) and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                    ---------
                                    Page Four

                                    Page Five
                                    ---------


DEFINITIONS (CONTINUED)

SECTION 1.14B ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable, which annuity shall not provide for payments beyond the life expectancy of the
Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary. Such annuity shall extend beyond the Participant's attainment of age 59 years and six months and shall not permit any prepayment of principal prior to the Participant's attainment of age 59 years and six months. Life expectancy and joint life expectancy of the Participant and the Participant's designated beneficiary shall be computed by the use of the return multiples contained in Section 1.72-9 of the regulations under the Code.

SECTION 1.15 THE SEPARATE ACCOUNT. The Separate Account is Separate Account A (in unit investment trust form). Equitable established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to Equitable's other income, gains or losses. Assets are put in the Separate Account to support the certificates issued under the Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable insurance.

The assets of the Separate Account are the property of Equitable. The portion of its assets equal to the reserves and other contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. Equitable may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to Equitable's General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated trust or investment company where each class (or series) represents a separate portfolio in the trust or investment company. Equitable retains the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available on the Effective Date of this endorsement are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division.

Equitable will value the assets of each Investment Division on each business day. A business day is any day on which the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested that the Accumulation Unit Value or Annuity Unit Value might be materially affected by changes in the value of those securities, as determined by Equitable.

Equitable may, at its discretion, invest the assets of any Investment Division in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

Equitable reserves the right (i) to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) to run the Separate Account under the direction of a committee, and to discharge such committee at any time; (iii) to restrict or eliminate any voting rights of Participants or other persons who have voting rights as to the Separate Account; (iv) to operate the Separate Account by making direct investments, or in any other form; (v) to add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account; (vi) to combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and (vii) to withdraw from any Investment Division and to allocate to another Investment Division assets determined by Equitable to be associated with the class of contracts to which the certificates issued under the Contract belong. The term "Investment Division" in the certificate shall then refer to any other Investment Division in which the assets (of a class of contracts to which the certificates issued under the Contract belong) were placed.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Participants will be notified of such exercise.

Assets of the Investment Divisions attributable to the certificates issued under the Contract shall be subject to a daily charge at a rate not to exceed the maximum rate of 1.75% per year for investment management, financial accounting, the annuity rate guarantee, the minimum death benefit, expenses and expense risk, but after any deductions to provide for taxes. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16. The relative proportion of these charges may be modified, but the maximum annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to the certificates may not be altered without approval by the certificate owners.

SECTION 1.16 DEFINITIONS RELATING TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period.

NET INVESTMENT FACTOR: For the certificates issued under the Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                    ---------
                                    Page Five

                                    Page Six
                                    --------


DEFINITIONS (CONTINUED)

(a) is the net asset value of the Investment Division at the end of the Valuation Period before giving effect to any amounts allocated or withdrawn from the Investment Division for the Valuation Period, but after any amounts charged against the Investment Division in the Valuation Period for investment expenses or taxes.

(b) is the net asset value of the Investment Division at the end of the preceding Valuation Period (after any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily asset charge for the certificates issued under the Contract, reduced by the portion of that charge applicable to investment expenses of the Investment Division, times the number of calendar days in the Valuation Period.

The value of the assets in the Investment Divisions, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with generally accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the amount a Participant has in an Investment Division of the Separate Account on or before the Retirement Date.

ACCUMULATION UNIT VALUE: With respect to certificates issued under the Contract, the initial Accumulation Unit Value associated with each investment option was established as follows:

          Investment Option          Value            Date Established
          -----------------          -----            ----------------
                      Stock         $10.00            November 1, 1968
               Money Market         $10.00           September 4, 1974
                   Balanced         $10.00                 May 1, 1984
           Aggressive Stock         $10.00                 May 1, 1984

The  Accumulation  Unit  Value  for  each  subsequent  Valuation  Period  is the
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: With respect to certificates issued under the Contract, the initial Annuity Unit Value was established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: With respect to certificates issued under the Contract, the Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.17 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that a Participant has in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.18 CASH VALUE

NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" means an amount equal to the Annuity Account Value after the earliest of the following occurrences:

(i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years, or (v) for certificates issued prior to January 1, 1986, the Participant's attainment of age 70 years and six months. At other times, the Cash Value equals the Annuity Account Value less a withdrawal charge.

WITHDRAWAL CHARGE: The withdrawal charge equals the lesser of (a) or (b) where:

(a)   equals

      6% during Participation Years 1, 2, 3, 4 and 5
      5% during Participation Years 6, 7 and 8
      4% during Participation Year 9
      3% during Participation Year 10
      2% during Participation Year 11
      1% during Participation Year 12
      0% thereafter
      of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.07B.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                    --------
                                    Page Six

                                   Page Seven
                                   ----------


DEFINITIONS (CONTINUED)

(b) is the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to Section 2.07A.

SECTION 1.19 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

                 PART II - PARTICIPANT'S ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions may be made with respect to a Participant on whichever basis, as described under subsections A and B below, as specified upon the Participant's enrollment under the Contract. If Contributions are made by or on behalf of a Participant under more than one such basis, Equitable will accept such Contributions if the Participant is separately enrolled under the Contract under each basis, and in such case separate certificates will be issued under the Contract for the Participant reflecting amounts accumulated on the Participant's behalf attributable to Contributions made under each Contribution basis.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

A.    Flexible Contribution Basis

Contributions are to be made from time to time on the dates and in the amounts determined in accordance with the terms of the Plan. With each Contribution there shall be specified the Participant with respect to whom such Contribution is being made and the amount to be allocated to the Stock Division, Balanced Division, Aggressive Stock Division, Money Market Division and the Guaranteed Interest Division.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under an individual retirement account or annuity meeting the requirements of Section 408(a) or (b), respectively, of the Code issued by Equitable or otherwise, or a Pension Plan Endowment contract issued by Equitable as an individual retirement annuity, except an individual retirement account or annuity contract containing any "rollover amounts" within the meaning of Section 402(a)(5) or 403(b)(8) of the Code. Any amount so transferred from an individual retirement account or annuity contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

B.    Rollover Contribution Basis

A Participant may make one or more Contributions which in whole or in part qualify as "rollover amounts" within the meaning of Section 402(a)(5) or 403(b)(8) of the Code or "rollover contributions" within the meaning of Section 408(d)(3) of the Code.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Participant will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units a Participant has in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount a Participant has in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units that a Participant has in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under the Contract terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant, and
(iii) termination of participation pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount a Participant has in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or Section 2.10 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07 or
2.08 or transferred from the Guaranteed  Interest Division,  pursuant to Section
2.05.  Interest is allocated to the  Guaranteed  Interest  Division  pursuant to
Section 2.04. Equitable guarantees that the rate at which interest accrues will never be less than 3% per annum.

Participation in the Guaranteed Interest Division terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                   ----------
                                   Page Seven

                                   Page Eight
                                   ----------


PARTICIPANT'S ANNUITY ACCOUNT VALUE (CONTINUED)

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received at the Processing Office both such Contribution and direction as to its allocation, to one or more Investment Divisions, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Division is a whole number and the aggregate percentage is 100%.

Any amount that a Participant has directed to be transferred to one or more Divisions pursuant to Section 2.05 will be allocated as of the date Equitable receives at the Processing Office the written request for such transfer to the appropriate Investment Division.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division at the end of each Participation Year, at the time of each transfer from the Division pursuant to Section 2.05, at the time of each withdrawal pursuant to Section 2.07, at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, upon termination of participation pursuant to Section 2.06 and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amount the Participant has in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Such transfers will be made as of the date Equitable receives such request at the Processing Office, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted to the Money Market Division from the other Divisions. Notwithstanding the above, transfers to the Balanced Division may be prohibited by Equitable upon 30 days written notice to the Participants.

SECTION 2.06 TERMINATION OF PARTICIPATION. On or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Equitable will determine the Cash Value under the Contract as of the date Equitable received such notice at the Processing Office.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to pay the Annuity Account Value under the Contract and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the Annuity Account Value is less than $500. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount a Participant has in the Divisions and the Annuity Account Value shall be zero. Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Divisions before such Participant's Retirement Date.

Upon receipt of such notice at the Processing Office, Equitable will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. The amount paid plus any withdrawal charge applicable pursuant to Section 2.07A will be withdrawn from the amounts the Participant has in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that the Participant has in such Divisions.

Upon any partial withdrawal payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, Equitable will so advise the Participant and reserves the right to pay the Annuity Account Value to the Participant, and terminate such Participant's participation under the Contract. For certificates issued prior to August 15, 1981, if a withdrawal made under this Section would result in an Annuity Account Value of less than $200, Equitable will so advise the Participant and reserves the right to pay the Annuity Account Value to the Participant, and terminate such participant's participation under the Contract.

SECTION  2.07A  PARTIAL  WITHDRAWAL CHARGES

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.18.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                   ----------
                                   Page Eight

                                    Page Nine
                                    ---------


PARTICIPANT'S ANNUITY ACCOUNT VALUE (CONTINUED)

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)   is an amount  equal to
      6% during Participation Years 1, 2, 3, 4 and 5
      5% during Participation Years 6, 7 and 8
      4% during Participation Year 9
      3% during Participation Year 10
      2% during Participation Year 11
      1% during Participation Year 12
      0% thereafter
      of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to a Participant who has completed three Participation Years or attained age 59 years and six months means an amount equal to the excess, if any, of (i) 10% of the Annuity Account Value over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Participation Year with respect to the Participant. With respect to a Participant who has not completed three Participation Years or attained age 59 years and six months, the Free Corridor Amount is zero.

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Divisions an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Account Value and (ii) any withdrawals pursuant to Section 2.07 during that Participation Year. The charge will be allocated among the Divisions in proportion to the amounts that the Participant has in the Divisions.

As of a Participant's Retirement Date and before application of the Annuity Account Value or Cash Value of the certificate pursuant to Section 3.03, or upon termination of participation under the Contract pursuant to Section 2.06 or
Section 2.09 during a Participation Year, Equitable will determine the portion of the administrative charge applicable to the completed portion of the current Participation Year and withdraw such amount in lieu of the annual administrative charge described in this Section for the applicable part of that Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or upon termination of participation pursuant to Section 2.06 or 2.09 during a Participation Year, if the Annuity Account Value on that date is less than $10,000, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while such Participant has amounts in the Divisions and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction for any applicable taxes) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the cash value of an annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer, will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under the Contract.

Upon payment of the death benefit, the amount a Participant has in the Divisions and the Annuity Account Value shall be zero. Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

                          PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                    ---------
                                    Page Nine

                                    Page Ten
                                    --------


ANNUITY BENEFITS (CONTINUED)

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of the certificate in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any other applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

Equitable will have the right to require the Participant to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects pursuant to the first or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the payments under the annuity form elected are contingent upon the survival of a person or (ii) the Cash Value if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or
(ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the amounts the Participant has in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life
Annuity Form, are based on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. The Assumed Base Rate of Net Investment Return is 5% for certificates issued for delivery in New York. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                    ---------
                                    Page Ten

                                   Page Eleven
                                   -----------


ANNUITY BENEFITS (CONTINUED)

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. The entire interest of a Participant will be distributed to such Participant by April 1 of the year following the calendar year in which the Participant attains age 70 years and six months. Or, at the request of the Participant such entire interest shall be distributed beginning not later than such April 1st in equal or substantially equal amounts over:

(a) the life of such Participant or the joint lives of such Participant and the Participant's designated beneficiary; or

(b) a period no longer than the life expectancy of such Participant or the joint life expectancy of such Participant and the Participant's designated beneficiary.

Or, a Participant's interest shall begin to be distributed no later than such April 1st, in such amounts as the Participant may request, provided such requested amounts are at least equal to the minimum amounts required to be distributed under the Code and provided further that such requested distributions are in accordance with Equitable's rules in effect at the time of each request.

At minimum, the Code requires that if a Participant's interest is to be distributed in other than a single payment, then the amount to be distributed each year, beginning by the April 1st of the year following the calendar year in which the Participant attains age 70 years and six months and thereafter by each December 31, must be an amount equal to at least the amount obtained by dividing such Participant's interest by the Participant's life expectancy or the joint life expectancy of such Participant and the Participant's designated beneficiary. A participant may elect to recalculate the Participant's life expectancy or the joint life expectancy of such Participant and the Participant's spousal beneficiary annually.

The life expectancy of any non-spousal beneficiary may not be recalculated after the original determination.

If the Participant dies after distribution of the Participant's interest under this Contract begins, then the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution used before the Participant's death.

If the Participant dies before payments of the Participant's interest begins, then either: (a) such entire interest will be distributed within five years after the Participant's death; or (b) upon the Participant's written request, distribution will be made to the Participant's designated beneficiary as follows: (i) the entire interest will be distributed over the life or life expectancy of the designated beneficiary; and (ii) such distribution will begin no later than one year after the Participant's death. The designated beneficiary may elect at any time after the Participant's death to receive greater payments, provided the income arrangement chosen by the Participant permits such change.

For purposes of this Section 3.05, the life expectancy of the Participant, the joint life expectancy of the Participant and the Participant's designated beneficiary, and the life expectancy of the Participant's designated beneficiary shall be computed by use of the return multiples contained in Section 1.72-9 of the regulations under the Code.

Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payment under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                   -----------
                                   Page Eleven

                                   -----------
                                   Page Twelve


ANNUITY BENEFITS (CONTINUED)

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                     TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

    FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
                               - 100% CONTINUATION
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------------------------------------
AGE             60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
60              4.54       4.58      4.62       4.66       4.70      4.74       4.77       4.81       4.84      4.88       4.91
61                         4.62      4.67       4.71       4.76      4.81       4.84       4.88       4.91      4.95       4.99
62                                   4.72       4.76       4.81      4.85       4.90       4.94       4.98      5.02       5.06
63                                              4.81       4.86      4.91       4.96       5.01       5.06      5.10       5.14
64                                                         4.92      4.97       5.02       5.08       5.13      5.17       5.22

65                                                                   5.03       5.09       5.15       5.20      5.26       5.31
66                                                                              5.15       5.21       5.27      5.33       5.39
67                                                                                         5.28       5.34      5.40       5.47
68                                                                                                    5.41      5.48       5.55
69                                                                                                              5.56       5.63

70                                                                                                                         5.71
------------------------------------------------------------------------------------------------------------------------------------

 VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM -
    100% CONTINUATION - ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 3 1/2%
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------------------------------------
AGE             60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
60              4.40       4.44      4.58       4.51       4.55      4.58       4.61       4.65       4.68      4.71       4.74
61                         4.48      4.52       4.56       4.60      4.64       4.67       4.71       4.74      4.78       4.81
62                                   4.56       4.60       4.65      4.69       4.73       4.77       4.80      4.84       4.88
63                                              4.65       4.69      4.74       4.78       4.83       4.87      4.91       4.95
64                                                         4.74      4.79       4.84       4.89       4.93      4.98       5.02

65                                                                   4.85       4.90       4.95       5.00      5.05       5.10
66                                                                              4.95       5.01       5.06      5.11       5.17
67                                                                                         5.07       5.12      5.18       5.24
68                                                                                                    5.19      5.25       5.32
69                                                                                                              5.32       5.39

70                                                                                                                         5.46
------------------------------------------------------------------------------------------------------------------------------------

 VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM -
      100% CONTINUATION - ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 5%
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------------------------------------
AGE             60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
60              5.27       5.30      5.34       5.37       5.41      5.44       5.47       5.51       5.54      5.57       5.59
61                         5.34      5.38       5.42       5.46      5.49       5.53       5.57       5.60      5.63       5.66
62                                   5.42       5.46       5.50      5.54       5.58       5.62       5.65      5.69       5.73
63                                              5.50       5.55      5.59       5.63       5.67       5.71      5.75       5.79
64                                                         5.59      5.64       5.69       5.73       5.78      5.82       5.86

65                                                                   5.69       5.74       5.79       5.84      5.89       5.93
66                                                                              5.79       5.85       5.90      5.95       6.00
67                                                                                         5.90       5.96      6.02       6.08
68                                                                                                    6.02      6.08       6.15
69                                                                                                              6.15       6.22

70                                                                                                                         6.29
------------------------------------------------------------------------------------------------------------------------------------

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

                             FIXED                     VARIABLE ANNUITY BENEFIT
                            ANNUITY                     IF ASSUMED BASE RATE OF
AGE                         BENEFIT                    NET INVESTMENT RETURN IS
---                         -------                    ------------------------
                                                       3 1/2%               5%
--------------------------------------------------------------------------------
60                            5.29                     5.08                5.97
61                            5.41                     5.19                6.08
62                            5.55                     5.31                6.20
63                            5.69                     5.44                6.33
64                            5.85                     5.58                6.46

65                            6.01                     5.73                6.61
66                            6.19                     5.89                6.77
67                            6.37                     6.06                6.94
68                            6.58                     6.24                7.12
69                            6.79                     6.43                7.31

70                            7.02                     6.64                7.52


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                   -----------
                                   Page Twelve

                                  Page Thirteen
                                  -------------


ANNUITY BENEFITS (CONTINUED)

Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant.

Nothing in the enrollment form referred to in Section 1.05, the Plan or custodial agreement referred to in Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Division on behalf of the Participants.

SECTION 4.05 BENEFICIARY. Each Participant, as of such Participant's Participation Date, is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while a certificate for such Participant is being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                  -------------
                                  Page Thirteen

                                  Page Fourteen
                                  -------------


GENERAL PROVISIONS (CONTINUED)

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION. In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the Annuity Account Value less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS. Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT. Payments by Equitable from the Guaranteed Interest Division pursuant to the provisions of Section 2.06, 2.07 and 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate will be allowed on any such payment deferred for 30 days or more.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right:

(a) to defer determination of Cash Value or Annuity Account Value and payment of Cash Value and Annuity Account Value, arising from an Investment Division of the Separate Account;

(b) to defer payment of any portion of the death benefit arising from an Investment Division of the Separate Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such benefit to provide for any other payment called for under the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date: (1) the amount the Participant has in the Guaranteed Interest Division, (2) the total number of Accumulation Units the Participant has in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division, (3) the Accumulation Unit Values, (4) the amount the Participant has in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division, (5) the Cash Value and (6) the amount of death benefit payable with respect to the Participant. After the Retirement Date, Equitable will notify the Participant of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan or Agreement, or for Contributions or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the custodial agreement pursuant to which the Contract Holder agreed to act as such and in such manner as the Contract Holder and Equitable agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the custodial agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

This certificate was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris. The Department has reserved the right to require changes to comply with applicable New York law and regulations.


NO. 11933I AMENDED BY PF 17006I - PF 17010I - PF 17015I - PF 17019I - PF 17023I
PF 17028I - PF 17034I - PF 17048I


                                  -------------
                                  Page Fourteen

            THE EQUTIABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



        Your certificate issued under Group Annuity Contract No. 11929CI is amended as follows:


             With respect to the language on the front page, the following statement is deleted:


             "THIS  CONRACT MAY NOT BE SUITABLE  FOR A  PARTICIPANT  IF THE ONLY
             CONTRIBUTION  TO  BE  MADE  ON  SUCH  PARTICIPANT'S   BEHALF  IS  A
             SUBSTANTIAL SINGLE SUM CONTRIBUTION."












      SPECIMEN  Vice President and Secretary         Specimen     President




PF 170281

            THE EQUITABLE Life Assurance Society of the United States


Effective January 1, 1985, for Participants with a Participation Date on or after January 1, 1985, your certificate issued under Group Annuity Contract 11929CI is amended as follows:


1. In Section 1.11 entitled "Retirement Date" the third sentence is amended to read as follows:

   "No Retirement Date shall be earlier than the date the Participant attains age 59 years and six months nor shall be later than the first day of April following the calendar year in which the Participant attains age 70 years and six months."

2. Section 1.14B "Eligible Annuity Certain" is amended to read as follows:

   "The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable, which annuity shall not provide for payments beyond the life expectancy of the Participant or the joint life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary. Such annuity shall extend beyond the Participant's attainment of age 59 years and six months and shall not permit any prepayment of principal prior to the Participant's attainment of age 59 years and six months. Life expectancy and joint life expectancy of the Participant and the Participant's designated beneficiary shall be computed by the use of the return multiples contained in Section 1.72-9 of the regulations under the Code."

3. Section 2.01 entitled "Contributions", Subsection B entitled "Rollover Contribution Basis" is amended to read as follows:

   "A Participant may make one or more Contributions which in whole or in part qualify as "rollover amounts" within the meaning of Sections 402(a)(5), 402(a)(7), 403(a)(4) or 403(b)(8) of the Code or "rollover contributions" within the meaning of Sections 405(d)(3), 408(d)(3) or 409(b) 3(C) of the Code."

4. In Section 3.05 entitled "Payment of Annuity Benefits" the first two paragraphs are deleted and replaced with the following:

    "The entire interest of a Participant will be distributed to such Participant by April 1 of the year following the calendar year in which the Participant attains age 70 years and six months. Or, at the request of the Participant such entire interest shall be distributed beginning not later than such April 1st in equal or substantially equal amounts over:

    (a) the life of such Participant or the joint lives of such Participant and the Participant's designated beneficiary; or

    (b) a period no longer than the life expectancy of such Participant or the joint life expectancy of such Participant and the Participant's designated beneficiary.

    Or, a Participant's interest shall begin to be distributed no later than such April 1st, in such amounts as the Participant may request, provided such requested amounts are at least equal to the minimum amounts required to be distributed under the Code and provided further that such requested distributions are in accordance with Equitable's rules in effect at the time of each request.

    At minimum, the Code requires that if a Participant's interest is to be distributed in other than a single payment, then the amount to be distributed each year, beginning by the April 1st of the year following the calendar year in which the Participant attains age 70 years and six months and thereafter by each December 31, must be an amount equal to at least the amount obtained by


PF 17023I
    dividing such Participant's interest by the Participant's life expectancy or the joint life expectancy of such Participant and the Participant's designated beneficiary. A participant may elect to recalculate the Participant's life expectancy or the joint life expectancy of such Participant and the Participant's spousal beneficiary annually.

    The life expectancy of any non-spousal beneficiary may not be recalculated after the original determination.

    If the Participant dies after distribution of the Participant's interest under this Contract begins, then the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution used before the Participant's death.

    If the participant dies before payments of the Participant's interest begins, then either: (a) such entire interest will be distributed within five years after the Participant's death; or (b) upon the Participant's written request, distribution will be made to the Participant's designated beneficiary as follows: (i) the entire interest will be distributed over the life or life expectancy of the designated beneficiary; and (ii) such distribution will begin no later than one year after the Participant's death. The designated beneficiary may elect at any time after the
    Participant's death to receive greater payments, provided the income arrangement chosen by the Participant permits such change.

    For purposes of this Section 3.05, the life expectancy of the Participant, the joint life expectancy of the Participant and the Participant's designated beneficiary, and the life expectancy of the Participant's designated beneficiary shall be computed by use of the return multiples contained in Section 1.72-9 of the regulations under the Code."




                  VICE PRESIDENT
SPECIMEN          AND SECRETARY                       SPECIMEN         PRESIDENT



PF 17023I

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


Effective July 1, 1986, or your Participation Date, whichever is the later, we have amended your Certificate issued under Group Annuity Contract No. 11929CI as follows:

1. With respect to PART I -- DEFINITIONS, the following section is added:

   SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.

2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

   (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election from in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or
   (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.



              VICE PRESIDENT
SPECIMEN      AND SECRETARY                               SPECIMEN     PRESIDENT

PF 17034I

[LOGO]

                       The Equitable Life Assurance Society of The United States

                           1285 Avenue of the Americas, New York, New York 10019


                            EQUI-PENSION-GV CONTRACT


GROUP ANNUITY CONTRACT NO. 11930 CT

CONTRACT HOLDER: UNITED STATES TRUST COMPANY OF NEW YORK

CONTRACT CHANGE DATE: DECEMBER 31, 1984

The Initial Guaranteed Interest Rate is 10% and is effective until December 31, 1980. The Guaranteed Interest Rate after December 31, 1980 for a Class of Participants will be established before the beginning of each calendar year, but will not be less than the Minimum Guaranteed Interest Rate for such year and Class of Participants.

This contract ("the Contract") is issued in consideration of the payment to Equitable of the contributions made under the Contract.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participants is entitled under the Contract.

The provisions on the following pages are part of the Contract.


FOR THE CONTRACT HOLDER:                    FOR THE EQUITABLE:


By       /s/ [Signature Unreadable]         By      /s/ Coy Eklund
     ...............................          ..................................
                                                         President


Title    Senior Vice President              By      /s/ Rodney L. Enochs
     ...............................          ..................................
                                                 Vice President and Secretary


Dated    3/7/80                             Date of Issue   March 7, 1980
     ...............................                     .......................


At       New York, New York
  ..................................
           (Head Office)

No. 11930 T                                                        PARTICIPATING

                      This page 2 reserved for information

                         in connection with the issuance

                      of certificates under this Contract.

                      This page 3 reserved for information

                         in connection with the issuance

                      of certificates under this Contract.

                              PART 1 - DEFINITIONS

SECTION 1.01 EMPLOYER

The term "Employer" means (i) an educational organization employing a regular faculty which is a State, a political division of a State, or an agency or instrumentality of any one or more of the foregoing (within the meaning of Section 170(b)(1)(A)(ii) of the Code) which has entered into Agreements with its employees, and (ii) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under Section 501(c) of the Code which has either entered into Agreements with its employees or has adopted a Plan.

SECTION 1.02 A AGREEMENT

The term "Agreement" means an agreement between an Employer and an employee of the Employer, within the meaning of Section 1.403(b) - 1(b)(3) of the Federal income tax regulations, under which the employee agrees to accept a reduction in salary or to forego an increase in salary and to have such amounts applied under the Contract for the employee's behalf.

SECTION 1.02 B PLAN

The term "Plan" means a defined contribution pension plan established by an Employer described in clause (ii) of Section 1.01 which has been determined by the Internal Revenue Service to meet the requirements for qualification under
Section 401(a) of the Code and which permits or requires amounts contributed thereunder to be applied under the Contract on behalf of employees covered under the Plan.

SECTION 1.03 ANNUITY

The term "Annuity" means an annuity purchased in accordance with the terms of the Agreement or the Plan to the extent the Agreement and the annuity purchased pursuant thereto meet the requirements of Section 403(b) of the Code or the Plan meets the requirements of Section 401(a) of the Code, whichever is applicable.

SECTION 1.04 ANNUITY BENEFIT

The term  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.03 of the Contract.

SECTION 1.05 PARTICIPANT

The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.06 CONTRIBUTION

The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07 PARTICIPATION DATE

The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR

The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS

Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE

For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurance of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed In-


No. 11930 T                            Page 4
terest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

SECTION 1.11 RETIREMENT DATE

The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date of attainment of age 55 years. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM

The "Normal Form" of an Annuity Benefit under the Contract means (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity benefit payable on the Life Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM

The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100% as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 LIFE ANNUITY FORM

The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.15 ANNUITY VALUE

The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account means the amount in such Account pursuant to Section 2.02.

SECTION 1.16 CASH VALUE

With respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii), the Participant's attainment of age 70 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the greater of (a) 94% of the Annuity Value of such Account and (b) the Annuity Value of such Account minus an amount equal to the excess, if any, of
(i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to
Section 2.05.

With respect to a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after such Participant attains age 59 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the Annuity Value of such Account minus an amount equal to the lesser of (a) and (b) where:

(a) is the sum of: (1) 2% of the excess, if any, of (i) the first $10,000 of Separate Account Transfers over (ii) the cumulative total of any previous withdrawals made pursuant to subsection (a) of the third paragraph of Section
2.05 and (2) 6% of the excess, if any, of (i) the Annuity Value over


No. 11930 T                            Page 5

     (ii) the total amount of Separate Account Transfers minus the cumulative total of any withdrawals made pursuant to Section 2.05 (but such amount shall not be less than zero).

(b) is the excess, if any if of: (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Section 2.05.

SECTION 1.17 CODE

The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.18 SEPARATE ACCOUNT TRANSFERS

The term "Separate Account Transfers" with respect to a Participant means the amount of cash value(s) transferred to the Contract from separate investment account(s) maintained by Equitable, pursuant to Section 2.01.


                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS

The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable, and by the amount of any applicable deduction in accordance with Section 2.08.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a contract meeting the requirements of Section 403(b) of the Code or under a Plan of an Employer described in clause (ii) of Section 1.01 ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 GUARANTEED INTEREST ACCOUNT

Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.01 and Section 2.03 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Section 2.05 and Section 2.06 from such Account and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.01 and less the sum of all amounts that have been withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to the Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year


No. 11930 T                            Page 6
less the sum of all amounts withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.04.

SECTION 2.03 ALLOCATION TO ACCOUNT

Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received such Contribution, to the Guaranteed Interest Account.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of withdrawal pursuant to Sections 2.05 and 2.07, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, and upon termination of participation pursuant to
Section 2.04.

SECTION 2.04 TERMINATION OF PARTICIPATION

Subject to any applicable restrictions under the terms of the Agreements or the Plan, whichever is applicable, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

     Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, pay such Annuity Value and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) such Annuity Value is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Value or Annuity Value, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Value or Annuity Value arose.

SECTION 2.05 PARTIAL WITHDRAWALS

Subject to any applicable restrictions under the terms of the Agreements or the Plan, whichever is applicable, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

With respect to partial withdrawals requested by a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will equal the lesser of (a) 6% of the total amount to be withdrawn from the Account pursuant to this Section (including such charge) and
(b) the excess, if any, of (i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

With respect to partial withdrawals requested by a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after such Participant's attainment of age 59 years and six months. If a partial withdrawal with respect to


No. 11930 T                            Page 7
such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will be an amount equal to the sum of the charges described in subsections (a) and (b) below; provided, however, that in no event will such withdrawal charge exceed an amount described in subsection
(c) below:

(a) With respect to any withdrawal made up to the excess, if any, of (1) the cumulative total of all Separate Account Transfers made on the Participant's behalf over (2) the cumulative total of prior withdrawals made to which the withdrawal charge described in the subsection was applied, an amount equal to the lesser of (i) 2% of the total amount to be withdrawn pursuant to this subsection (including such charge) and (ii) $200 minus the cumulative total of any prior withdrawal charges made pursuant to this subsection.

(b) With respect to any withdrawal made to which the withdrawal charge described in subsection (a) does not apply, 6% of such amount to be withdrawn (including such charge).

(c) is the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Upon withdrawal pursuant to either of the preceding two paragraphs, Equitable will pay the lesser of the Cash Value of such Account or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant.

Upon any payment to a Participant  pursuant to this Section,  Equitable  will be
released   from  any  and  all  liability  for  payments  with  respect  to  the
Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to this Section may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Account made pursuant to this Section would result in an Annuity Value of less than $200, Equitable will withdraw the Annuity Value of the Account, pay the Cash Value of the Account to the Participant, and will terminate such Participant's participation under the Contract.

SECTION 2.06 ANNUAL ADMINSTRATIVE CHARGE

As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Value of the Guaranteed Interest Account at the end of the Participation Year and (ii) any withdrawals made from such Account pursuant to Section 2.05 during that Participation Year.

As of Participant's Retirement Date and before application of the Annuity Value of such Participant's Account pursuant to Section 3.02, or upon termination of such Account pursuant to Section 2.04 or Section 2.07 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.07 DEATH BENEFIT

If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while an Account for such Participant is maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the Annuity Value of the Guaranteed Interest Account maintained under the Contract for such Participant or (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to
Section 2.01 (before reduction pursuant to said Section) less an adjustment for any withdrawals made pursuant to Section 2.05 from the Account maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same


No. 11930 T                            Page 8
proportion as the amount being withdrawn is to the Annuity Value then in the Guaranteed Interest Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Value arose.

SECTION 2.08 CHANGE OF DEDUCTIONS FOR NEW PARTICIPANTS

Equitable reserves the right to make deductions to the extent permitted by applicable law from Contributions made on behalf of new Participants at any time on or after the Contract Change Date, by at least 90 days advance written notice to the Contract Holder and by amendment to the Contract. Equitable will thereupon established a new Contract Change Date which shall be at least 5 years later.

Equitable may lower the amount of the administrative charge described in Section
2.06 for new Participants at any time, by at least 15 days advance written notice to the Contract Holder.

SECTION 2.09 CHANGE OF DEDUCTIONS AND CHARGES FOR EXISTING PARTICIPANTS

Equitable may lower the amount of the administrative charge described in Section
2.06 for existing Participants at any time, by at least 15 days advance written notice to the Contract Holder and to such Participants.


                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT

The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS

As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Value of such Participant's Guaranteed Interest Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to supply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.03, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.04 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value of such Participant's Guaranteed Interest Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The  applicable  Annuity  Benefit will be provided  pursuant to Section 3.03 and
3.04. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.


No. 11930 T                            Page 9

SECTION 3.03 AMOUNT OF ANNUITY BENEFITS

If a Participant  elects  pursuant to the first paragraph and third paragraph of
Section 3.02 to receive an Annuity Benefit in lieu of the Cash Value of the Guaranteed Interest Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Value of such Account if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash
Value of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by the amount, as determined by Equitable, of any applicable tax on annuity considerations. If such amount if applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of a Participant for whom cash value(s) of existing contract(s) issued by Equitable was(were) transferred to the Contract pursuant to Section 2.01, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable was(were) transferred to the Contract, the balance, after any applicable tax on annuity consideration, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table.

SECTION 3.04 PAYMENT OF ANNUITY BENEFITS

Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.


No. 11930 T                            Page 10

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.02 of annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.02.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                      LIFE ANNUITY FORM - 100% CONTINUATION

              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
   MALE                                                          FEMALE AGE
------------------------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.58       4.64      4.70       4.76       4.82      4.88       4.94       5.00       5.05      5.11
    61        4.55       4.62       4.68      4.74       4.81       4.87      4.93       5.00       5.06       5.12      5.18
    62        4.58       4.65       4.72      4.78       4.85       4.92      4.99       5.05       5.12       5.19      5.25
    63        4.61       4.68       4.75      4.82       4.89       4.97      5.04       5.11       5.18       5.25      5.32
    64        4.64       4.71       4.79      4.86       4.94       5.01      5.09       5.17       5.24       5.32      5.40

    65        4.67       4.74       4.82      4.90       4.98       5.06      5.14       5.22       5.30       5.38      5.47
    66        4.69       4.77       4.85      4.93       5.02       5.10      5.18       5.27       5.35       5.44      5.53
    67        4.72       4.80       4.88      4.97       5.05       5.14      5.23       5.31       5.40       5.50      5.59
    68        4.74       4.82       4.91      5.00       5.09       5.18      5.27       5.36       5.45       5.55      5.65
    69        4.76       4.85       4.94      5.03       5.12       5.22      5.31       5.41       5.50       5.60      5.71

    70        4.78       4.87       4.96      5.06       5.16       5.26      5.36       5.45       5.56       5.66      5.76
------------------------------------------------------------------------------------------------------------------------------------


             FIXED ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM

              (Minimum Monthly Income per $1,000 of Annuity Value)
--------------------------------------------------------------------------------
       AGE              MALES            FEMALES
--------------------------------------------------------------------------------
        60               5.88             4.99
        61               6.04             5.11
        62               6.21             5.24
        63               6.38             5.38
        64               6.57             5.53
        65               6.77             5.68

        66               6.98             5.84
        67               7.19             6.01
        68               7.42             6.20
        69               7.67             6.39
        70               7.93             6.61
--------------------------------------------------------------------------------

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a communication right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.


No. 11930 T                            Page 11

                          PART IV - GENERAL PROVISIONS

SECTION 4.01  CONTRACT

The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section
4.01 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE

Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published filings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY

The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS

The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY

Each Participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.07. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.07 for which there is no designated beneficiary living at the death of the


No. 11930 T                            Page 12

Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION

In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS

Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT

Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Section 2.05 and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

SECTION 4.09 ANNUAL NOTICE

At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the Cash Value of the Guaranteed Interest Account, and (3) the amount of death benefit payable with respect to the Participant.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY

The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan or Agreement, for payments to the Guaranteed Interest Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan or Agreements with respect to which such Contributions are made.

SECTION 4.11 AGE AND SEX

If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.


No. 11930 T                            Page 13

Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 15, 1981, said contract is amended as follows:

1. Contributions made to the contract, less applicable premium taxes, as determined by Equitable, may be allocated to the Guaranteed Interest Account or Stock Account maintained for the Participant, or in part to both, as directed by the Participant.

2. At the Retirement Date, if the Participant is then living, the amount in the Guaranteed Interest Account and Stock Account will be applied to provide the Participant with an Annuity Benefit or Cash Value Benefit.

3. ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN A SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

     THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE SEPARATE ACCOUNT IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.20 IS 5% OR 3-1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

     THIS  CONTRACT  MAY  NOT  BE  SUITABLE  FOR  A  PARTICIPANT   IF  THE  ONLY
     CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.



PF 14102CT                          PAGE 1

4. The following provisions are added to your Certificate:

                          To Part I of your Certificate

SECTION 1.05A  EXISTING PARTICIPANT

The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contracts issued by Equitable is (are) eligible to be transferred to the Contract pursuant to Section 2.01.

SECTION 1.05B  NEW PARTICIPANT

The  term  "New  Participant"  means  a  Participant  who  is  not  an  Existing
Participant.

SECTION 1.14B  ELIGIBLE ANNUITY CERTAIN

The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.19  THE SEPARATE ACCOUNT

The term "Separate Account" means Separate Account A, a separate investment account maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts. Equitable reserves the right to withdraw from the Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid lots and fractions. On and after the date of any such withdrawal the term "Separate Account" in the Contract shall mean such other separate account to which the withdrawn assets were allowed.

It is contemplated that investments in the Separate Account will at most times, consist primarily of common stock and other equity-type investments.

Equitable may, however, at its discretion invest the assets of the Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate the Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Account.

Assets of the Separate Account attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.20.

The assets of the Separate Account are the property of Equitable; however, the portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Account in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.20 DEFINITIONS RELATING TO THE SEPARATE ACCOUNT

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such


PF 14102CT                          PAGE 2
business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of the Separate Account that the Accumulation Unit Value or Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in the Separate Account, as determined by Equitable.

NET INVESTMENT FACTOR: For the Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where:

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined; minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Account, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account in the Separate Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Value for the Separate Account has been established at $10.00 as of November 1, 1968. The New Accumulation Unit Value for each subsequent Valuation Period is the New
Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Separate Account under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value has been established at $1.00 on November 1, 1968. The New Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i)
 .00013366,  if the Assumed  Base Rate of Net  Investment  Return is 5%, and (ii)
 .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit value for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

                         To Part II of your Certificate

SECTION 2.10 STOCK ACCOUNT

Equitable maintains a Stock Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to a Stock Account becomes part of the Separate Account. Any amount withdrawn from a Stock Account will no longer be part of the Separate Account.

On any date when an amount is allocated to or withdrawn from a Stock Account, the Stock Ac-


PF 14102CT                           PAGE 3
count will be credited or charged, as the case may be, with a number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date. The number of Accumulation Units in a Stock Account on any date is equal to (i) the sum on any Accumulation Units that have been credited to the Stock Account minus (ii) the sum of any Accumulation Units that have been charged to the Stock Account. The amount in a Stock Account on any date is equal to the product of (i) the number of Accumulation Units in the Stock Account on that date and (ii) the Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date.

SECTION 2.11 TRANSFERS BETWEEN ACCOUNTS

At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or a part of the amounts from the Stock Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or may transfer all or a part of the amount in the Guaranteed Interest Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of (i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer.

                        To Part III of your Certificate

SECTION 3.05 VARIABLE ANNUITY BENEFIT

The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Separate Account.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.03. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

5. The following sections of your Certificate are amended or modified as follows:

     A.   Section 1.01, EMPLOYER, is amended to read as follows:

          SECTION 1.01 EMPLOYER

          The term "Employer" means (i) an educational organization employing a regular faculty which is a State, a political division of a State, or an agency or instrumentality of any one or more of the foregoing (within the meaning of Section 170(b)(1)(A)(ii) of the Code), and (ii) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under Section 501(c) of the Code.

     B.   Section 1.02A, AGREEMENT, is amended by the addition of the following:

          The term "Agreement' shall also mean any program or arrangement (other than by use of agreements described above) pursuant to which an Employer makes contributions to the purchase of an annuity meeting the requirements of Section 403(b) of the Code.

     C. Section 1.15, ANNUITY VALUE, is amended to provide that the "Annuity Value" with respect to a Participant's Guaranteed Interest Account and Stock Account shall mean the amounts in such Accounts described in
          Section 2.02 and 2.10

     D.   Section 1.16, CASH VALUE, shall read as follows:


PF 14102CT                           PAGE 4

     SECTION 1.16 CASH VALUE - NEW PARTICIPANTS

     NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Account after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and
     (b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or
     (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

     WITHDRAWAL   CHARGE  WITHIN  FIRST  FIVE  YEARS:   Within  the  first  five
     Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

     (a)  equals 6% of the sum of the Annuity Values of such Accounts.

     (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections
          2.05 and 2.05A.

     WITHDRAWAL   CHARGE  AFTER  FIVE  YEARS:   After  the  completion  of  five
     Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

     (a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.05C.

     (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05A.

     The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

     SECTION 1.16B CASH VALUE - EXISTING PARTICPANTS

     NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The
     Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or
     (iii) if the Participant has Attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

     WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

     (a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.05B) that have not previously been withdrawn pursuant to Section 2.05 and 2.05B.

     (b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Sec-



PF 14102CT                           PAGE 5
          tion  2.05B)  that have not  previously  been  withdrawn  pursuant  to
          Section 2.05 and 2.05B.

     (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to
          Section 2.05 and 2.05B

     WITHDRAWAL CAHRGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.05B, the Free Corridor Amount defined in
     Section 2.05C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsection (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

     (d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to
          Section 2.05 and 2.05B.

     (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05B.

          The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

E.   Section 1.18 SEPARATE ACCOUNT TRANSFERS, shall read as follows:

     SECTION 1.18 EQUITABLE TRANSFERRED FUNDS

     The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable, pursuant Section 2.01.

F. The second paragraph of Section 2.02, GUARANTEED INTEREST ACCOUNT, is amended as follows:

     a.   References  to Section  2.05 are replaced by Sections 2.05,  2.05A and
          2.05 B.

     b. The amount in the Guaranteed Interest Account at any time includes the amount transferred into the Account and does not include amounts withdrawn or transferred out of such Account.

G. The Sections entitled TERMINATION OF PARTICIPATION (20.4), ANNUAL ADMINISTRATIVE CHARGE (2.06), DEATH BENEFIT (2.07), ELECTION AND COMMENCEMENT OF ANNUITY PAYMENTS (3.02), and CONTRACT HOLDER RESPONSIBILITY (4.10) are amended to change the term "Guaranteed Interest Account" wherever it appears to "Guaranteed Interest Account and Stock Account."

H.   Section 2.03, ALLOCATION TO ACCOUNT, shall read as follows:

     SECTION 2.03 ALLOCATION TO ACCOUNT

     Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and directions as to its allocation, to the Guaranteed Interest Ac-


PF 14102CT                           PAGE 6
     count, or Stock Account, or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

     Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or the Stock Account pursuant to Section 2.11 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

     Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05, 2.05A, 2.05B and 2.11 at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.04, and upon death of the Participant pursuant to Section 2.07.

I.   Section 2.05, PARTIAL WITHDRAWALS, shall read as follows:

     SECTION 2.05 PARTIAL WITHDRAWALS

     Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

     Upon withdrawal pursuant to Section 2.05, 2.05A or 2.05B, Equitable will pay the lesser of the sum of the Cash Values of such Account or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

     Upon any payment to a Participant pursuant to Section 2.05, 2.05A or 2.05B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

     Payments to the Participant pursuant to Section 2.05, 2.05A or 2.05B may be deferred by Equitable in accordance with the provisions of Section 4.08.

     Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.05, 2.05A or 2.05B would result in total Annuity Values of less than $200, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account and Stock Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant enrolled in this Contract on or after the effective date of this rider, the $200 amount stated above shall be $500.

     SECTION 2.05A PARTIAL WITHDRAWALS - NEW PARTICIPANTS

     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and
     (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or
     (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

     WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Con-


PF 14102CT                           PAGE 7
     tract, such withdrawal charge will equal the lesser of (a) or (b) where:

     (a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts pursuant to this paragraph (including such charge)

     (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

     If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

     (a) is an amount equal to 6% of the amount withdrawn pursuant to (ii) of the preceding sentence including such charge, and

     (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over
          (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     SECTION 2.05B PARTIAL WITHDRAWAL - EXISTING PARTICIPANTS

     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

     PREFERRED WITHDRAWABLE AMOUNT: This is an amount equal to the lesser of (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

     FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of
     (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

     REGULAR   WITHDRAWABLE   AMOUNT:  This  is  the  cumulative  total  of  all
     Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

     ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn, (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

     WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in sub-sections (a), (b), (c) and
     (d) below:


PF 14102CT                           PAGE 8

     (a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

     (b)  With respect to any withdrawals of Free Withdrawal Amounts, no charge.

     (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

     (d)  With respect to any  withdrawals  of amounts other than the amounts in
          (a), (b) and (c) above, no charge.

     WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

     If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b), (c), and (d) above; provided, however, that in no event will such charge exceed an amount equal to the following: The excess, in any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

     SECTION 2.05C FREE CORRIDOR AMOUNT

     The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.05, 2.05A or 2.05B in the current Participation Year with respect to the Participant.

J. The first paragraph of Section 2.06. ANNUAL ADMINISTRATIVE CHARGE, is amended by adding the following:

     The charge will be allocated between the Stock Account and the Guaranteed Interest Account in proportion to the Annuity Values of such Accounts at the end of the Participation Year.

K. Section 2.08, Change of Deductions for New Participants, is deleted as of August 1, 1981 and Section 2.09, Change of Deductions and Charges for Existing Participants, shall not apply to Participants enrolled on or after August 1, 1981.

L.   With respect to Section 3.03, AMOUNT OF ANNUITY BENEFITS,

     a. Wherever the term "Guaranteed Interest Account" appears, it shall be changed to "Guaranteed Interest and Stock Account."

     b. The second and third sentences of paragraph 2 shall apply to a Participant who has completed five Participation Years and to an Existing Participant (as defined in Part I of this rider).

     c. Paragraph 3 shall apply to a New Participant (as defined in Part I of this rider)


PF 14102CT                           PAGE 9
          before the completion of five Participation Years.

     d. The last two paragraphs have been amended to provide that any Variable Annuity Benefit shall be calculated by Equitable on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.20.

M. Section 3.04, PAYMENT OF ANNUITY PAYMENTS, is amended by the addition of the following:


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVIOR LIFE ANNUITY FORM - 100% CONTINUATION-ASSUMED BASE RATE OF
                           NET INVESTMENT RETURN OF 3 1/2%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------

   MALE                                                          FEMALE AGE
           -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        4.31       4.35       4.39      4.43       4.47       4.51      4.55       4.59       4.63       4.67      4.71
    61        4.35       4.39       4.43      4.48       4.52       4.56      4.61       4.65       4.69       4.73      4.78
    62        4.39       4.43       4.48      4.52       4.57       4.61      4.66       4.71       4.75       4.80      4.85
    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92
    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99


    65        4.50       4.56       4.61      4.66       4.72       4.78      4.83       4.89       4.95       5.01      5.07
    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14
    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22
    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29
    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37

    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
----------------------------------------------------------------------------------------------------------------------------------



  VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
    -- 100% CONTINUATION--ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 5%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------

   MALE                                                          FEMALE AGE
           -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58
    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64
    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71
    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78
    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85

    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92
    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99
    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06
    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.14
    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.21

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
----------------------------------------------------------------------------------------------------------------------------------

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM

              (Minimum Monthly Income per $1,000 of Annuity Value)

    VARIABLE ANNUITY BENEFIT IF ASSUMED BASE RATE OF NET INVESTMENT RETURN IS


                         3 1/2%                          5%
                         ------                          --

    AGE           MALES         FEMALES          MALES         FEMALES
    ---           -----         -------          -----         -------

     60            5.43           4.80           6.36            5.70
     61            5.57           4.90           6.50            5.81
     62            5.72           5.01           6.65            5.91
     63            5.88           5.13           6.81            6.03
     64            6.05           5.25           6.97            6.15
     65            6.23           5.39           7.16            6.28

     66            6.43           5.54           7.35            6.43
     67            6.64           5.70           7.56            6.58
     68            6.87           5.87           7.79            6.76
     69            7.11           6.06           8.03            6.95
     70            7.38           6.27           8.30            7.15


     Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determing the amount of each variable payment.

N.   Section 4.08, DEFERMENT, shall read as follows:

     SECTION 4.08 DEFERMENT

     Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Setion 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due documentation for such commutation payment pursuant to
     Section 3.04. Interest at that current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

     Except as provided in this Section, payments by Equitable from the Participant's Stock Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising


PF 14102CT                           PAGE 10
     from a Variable Annuity Benefit pursuant to Section 3.04, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04.

     During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right:

     (a)  to defer determination of Cash Values or Annuity Values and payment of
          Cash  Values  and  Annuity  Values,   arising  from  an  amount  in  a
          Participant's Stock Account;

     (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account;

     (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

     (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

O.   Section 4.09, ANNUAL NOTICE, shall read as follows:

     SECTION 4.09, ANNUAL NOTICE

     At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, (3) the New Accumulation Unit Value, (4) the sum of the Cash Values of the Guaranteed Interest Account and the Stock Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By
   ----------------------------

Title
      -------------------------

Dated
      -------------------------

At
  -----------------------------


FOR THE EQUITABLE

By /s/ Coy Eklund
   ----------------------------------------------
       President


By /s/ Rodney L. Enochs
   ----------------------------------------------
       Vice President and Secretary


Date of Issue
              -----------------------------------


PF 14102CT                           PAGE 11

Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1982 said contract is amended by adding the following to the third paragraph of Section 1.10 (Guaranteed Interest
Rate):

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By  /s/ Alfred H. (signature illegible)
    -----------------------------------------------------------

Title  Senior Vice President
       --------------------------------------------------------

Dated Dec. 22, 1981
      ---------------------------------------------------------

At  New York, New York
    -----------------------------------------------------------



FOR THE EQUITABLE

By /s/ Coy Eklund
  -------------------------------------------------------------
     President


By  /s/ Rodney L. Enochs
   ------------------------------------------------------------
       Vice President and Secretary


Date of Issue  Dec. 22, 1981
               ------------------------------------------------




14110 CT

Attached to and made part of Group Annuity contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective April 15, 1982, said contract and riders are amended as follows:

    o Contributions made to the Contract after deduction of any applicable taxes, will be allocated to the Stock Account, Money Market Account or the Guaranteed Interest Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.

    o The amount in the Stock Account, Money Market Account and the Guaranteed Interest Account will be applied at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

    o   The Participant will have other rights and benefits as described herein.

ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.



PF 14112CT

                      This page 2 reserved for information

                       in connection with the issuance of

                        certificates under this Contract.

                      This page 3 reserved for information

                       in connection with the issuance of

                        certificates under this Contract.

                              PART I - DEFINITIONS

SECTION 1.01 EMPLOYER

The term "Employer" means (i) an educational organization employing a regular faculty which is a State, a political division of a State, or an agency or instrumentality of any one or more of the foregoing (within the meaning of Section 170(b)(1)(A)(ii) of the Code), and (ii) an organization described in
Section  501(c)(3)  of the Code which is exempt  from  Federal  income tax under
Section 501(c) of the Code.

SECTION 1.02A   AGREEMENT

The term "Agreement" means (i) an agreement between an Employer and an employee of the Employer, within the meaning of Section 1.403(b) - 1(b)(3) of the Federal income tax regulations, under which the employee agrees to accept a reduction in salary or to forego an increase in salary and to have such amounts applied under the contract for the employee's behalf and (ii) any program or arrangement (other than by use of agreements described above) pursuant to which an Employer makes Contributions to the purchase of an Annuity meeting the requirements of
Section 403(b) of the Code.

SECTION 1.02B PLAN

The term "Plan" means a defined contribution pension plan established by an Employer described in clause (ii) of Section 1.01 which has been determined

PF14112CT
by the Internal Revenue Service to meet the requirements for qualification under
Section 401(a) of the Code and which permits or requires amounts contributed thereunder to be applied under the Contract on behalf of employees covered under the Plan.

SECTION 1.03         ANNUITY

The term "Annuity" means an annuity purchased in accordance with the terms of the Agreement or the Plan to the extent the Agreement and the annuity purchased pursuant thereto meet the requirements of Section 403(b) of the Code or the Plan meets the requirements of Section 401(a) of the Code, whichever is applicable.

SECTION 1.04         ANNUITY BENEFIT

The term  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.04 of the Contract.

SECTION 1.05A           PARTICIPANT

The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.05B     EXISTING PARTICIPANT

The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contract(s) issued by Equitable were eligible to be transferred to the Contract pursuant to Section 2.01 and who was enrolled under the Contract on or prior to April 14, 1982.

SECTION 1.05C    NEW PARTICIPANT

The  term  "New  Participant"  means  a  Participant  who  is  not  an  Existing
Participant.

SECTION 1.06    CONTRIBUTION

The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07    PARTICIPATION DATE

The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08    PARTICIPATION YEAR

The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09    CLASS OF PARTICIPANTS

Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10    GUARANTEED INTEREST RATE

For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefore provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such



PF 14112CT                              Page 5
change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11    RETIREMENT DATE

The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement date shall be earlier than the date of attainment of age 55 years. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12    NORMAL FORM

The "Normal Form" of an Annuity Benefit under the Contract means (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13    JOINT AND SURVIVOR LIFE ANNUITY FORM

The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A     LIFE ANNUITY FORM

The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14B    ELIGIBLE ANNUITY CERTAIN

The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.15    THE SEPARATE ACCOUNTS

The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

      Name                              Investments
      ----                              -----------

Separate Account A     Primarily common stock and other equity-type investments.
Separate Account E     Primarily short-term money market instruments


PF 14112CT                             Page 6

Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under the direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.16    DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized credited to the assets in the Separate in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period minus (4) any amount charged against the Separate Account in such Valuation period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of he assets in the Separate Account at the close of business of the preceding Valuation Period; and



PF 14112CT                              Page 7

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

      Account                Value                         Date
      -------                -----                         ----

Separate Account A           $10.00               As of November 1, 1968
Separate Account E           $10.00               As of September 4, 1974

The new Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNITY: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.17    ANNUITY VALUE

The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account, Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18A    CASH VALUE - NEW PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and
(b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in
Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

(a)    equals 6% of the sum of the Annuity Values of such Accounts.

(b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

PF 14112CT                               Page 8

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

(a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.18B    CASH VALUE - EXISTING PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

(a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

(b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

(c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections
       2.07 and 2.07B.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in Section 2.07C and
(ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

(d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections
       2.07 and 2.07B.

(e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

The Cash Values of the Guaranteed Interest Account Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.



PF 14112CT                              Page 9

SECTION 1.19    CODE

The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.20    EQUITABLE TRANSFERRED FUNDS

The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable pursuant to Section 2.01.

                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01    CONTRIBUTIONS

The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Money Market Account and the Guaranteed Interest Account.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a contract meeting the requirements of Section 403(b) of the Code or under a Plan of an Employer described in clause (ii) of Section 1.01 ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02   STOCK AND MONEY MARKET ACCOUNTS

Equitable maintains a Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (i) Stock Account becomes part of Separate Account A, and (ii) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.

SECTION 2.03    GUARANTEED INTEREST ACCOUNT

Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and 2.07B, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made.
Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all

PF 14112CT                            Page 10
amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.07B, and transferred form such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A and 2.07B, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04    ALLOCATION TO ACCOUNT

Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07, 2.07A, and 2.07B, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05    TRANSFERS AMONG ACCOUNTS

At any time before a Participant's Retirement Date, such Participant, upon written request, (i) may transfer all or a part of the amounts from the Stock
Account or Money Market Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or (ii) may transfer all or a part of the amounts in the Guaranteed Interest Account or Money Market Account maintained for such Participant, to the Stock Account maintained for such Participant. Such transfers will be made as of the later of
(i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account or the Stock Account maintained for the Participant to the Money Market Account.

SECTION 2.06   TERMINATION OF PARTICIPATION

Subject to any applicable restrictions under the terms of the Agreement or the Plan, whichever is applicable, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash
Value,  as of the date  Equitable  received such notice,  of the   Guaranteed
Interest Account, Stock Account, and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the

PF 14112CT                             Page 11

Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07    PARTIAL WITHDRAWALS
Subject to any applicable restrictions under the terms of the Agreements, or the Plan, whichever is applicable, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Money Market Account, and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07, 2.07A or 2.07B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment to a Participant pursuant to Section 2.07, 207A or 2.07B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to Section 2.07, 2.07A or 2.07B may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.07, 2.07A or 2.07B would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant was enrolled in this Contract prior to August 15, 1981, the $500 amount stated above shall be $200.

SECTION 2.07A    PARTIAL WITHDRAWALS - NEW PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

(b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount Equitable



PF 14112CT                             Page 12
will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

SECTION 2.07B     PARTIAL WITHDRAWAL - EXISTING PARTICIPANTS
NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

PREFERRED WITHDRAWABLE AMOUNT: This is an amount equal to the lesser of (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

REGULAR WITHDRAWABLE AMOUNT: This is the cumulative total of all Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn, (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a), (b), (c) and (d) below:

(a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

(b)  With respect to any withdrawals of Free Withdrawable Amounts, no charge.

(c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

(d)  With respect to any  withdrawals  of amounts other than the amounts in (a),
     (b) and (c) above, no charge.

WITHDRAWAL CHARGE AFTER FIVE YEARS: after the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b), (c), and (d) above; provided however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of

PF 14112CT                             Page 13

(1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a Withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and
(4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

SECTION 2.07C    FREE CORRIDOR AMOUNT
The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Money Market Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07, 2.07A or 2.07B in the current Participation Year with respect to the Participant.

SECTION 2.08    ANNUAL ADMINISTRATIVE CHARGE
As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts Pursuant to Section 2.07, 2.07A and 2.07B during that Participation Year. The charge will be allocated between the Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09    DEATH BENEFIT
If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07, 2.07A and 2.07B from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.



PF 14112CT                             Page 14

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account, Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

                           PART III - ANNUITY BENEFITS

SECTION 3.01    FIXED ANNUITY BENEFIT
The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT
The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. the fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03    ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS
As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS If a Participant elects pursuant to the first paragraph or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be
(i) the Annuity Values of such Accounts if the payments under the



PF 14112CT                             Page 15
annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of an Existing Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a New Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 1979 ELAS mortality and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% of 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05      PAYMENT OF ANNUITY BENEFITS

Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian commit-

PF 14112CT                           Page 16
tee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such a 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life and annuity form depends.



PF 14112CT                           Page 17

                      TABLES OF GUARANTEED ANNUITY PAYMENTS

          (BASED ON AGE NEAREST BIRTHDAY ON DUE DATE OF FIRST PAYMENT)


FIXED  ANNUITY  BENEFIT  PAYABLE ON THE JOINT AND SURVIVOR  LIFE ANNUITY FORM --
100%  CONTINUATION   (Minimum  Monthly  Income  per  $1,000  of  Annuity  Value)

----------------------------------------------------------------------------------------------------------------------------------

   MALE                                                          FEMALE AGE
           -----------------------------------------------------------------------------------------------------------------------

    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------

    60        4.52       4.58       4.64      4.70       4.76       4.82      4.88       4.94       5.00       5.05      5.11

    61        4.55       4.62       4.68      4.74       4.81       4.87      4.93       5.00       5.06       5.12      5.18

    62        4.58       4.65       4.72      4.78       4.85       4.92      4.99       5.05       5.12       5.19      5.25

    63        4.67       4.68       4.76      4.82       4.89       4.97      5.04       5.11       5.18       5.25      5.32

    64        4.64       4.71       4.79      4.86       4.94       5.05      5.09       5.17       5.24       5.32      5.40


    65        4.67       4.74       4.82      4.90       4.98       5.06      5.14       5.22       5.30       5.38      5.47

    66        4.69       4.77       4.85      4.93       5.02       5.10      5.18       5.27       5.35       5.44      5.53

    67        4.72       4.80       4.88      4.97       5.06       5.14      5.23       5.30       5.40       5.50      5.59

    68        4.74       4.82       4.98      5.00       5.09       5.18      5.27       5.36       5.45       5.55      5.65

    69        4.76       4.85       4.94      5.03       5.12       5.22      5.31       5.47       5.50       5.60      5.71


    70        4.78       4.87       4.96      5.06       5.26       5.26      5.3?       5.45       5.56       5.66      5.76
----------------------------------------------------------------------------------------------------------------------------------




VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM --
                   100% CONTINUATION -- ASSUMED BASE RATE OF
                         NET INVESTMENT RETURN OF 3 1/2%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------

   MALE                                                          FEMALE AGE
           -----------------------------------------------------------------------------------------------------------------------

    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------

    60        4.30       4.35       4.39      4.43       4.47       4.50      4.55       4.59       4.63       4.67      4.71

    61        4.35       4.39       4.43      4.48       4.52       4.56      4.64       4.65       4.69       4.73      4.78

    62        4.39       4.43       4.48      4.52       4.57       4.67      4.66       4.71       4.75       4.80      4.85

    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92

    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99


    65        4.50       4.56       4.61      4.66       4.73       4.76      4.83       4.89       4.95       5.01      5.07

    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14

    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22

    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29

    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37


    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
----------------------------------------------------------------------------------------------------------------------------------






----------------------------------------------------------------------------------------------------------------------------------

   MALE                                                          FEMALE AGE
           -----------------------------------------------------------------------------------------------------------------------

    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58

    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64

    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71

    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78

    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85


    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92

    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99

    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06

    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.00

    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.20

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
----------------------------------------------------------------------------------------------------------------------------------



                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                         VARIABLE ANNUITY BENEFIT IF ASSUMED
           FIXED ANNUITY BENEFIT       BASE RATE OF NET INVESTMENT RETURN IS
           ----------------------       -------------------------------------
                                          3 1/2%                    5%
                                          ------                    --

   AGE       MALES   FEMALES         MALES     FEMALES        MALES     FEMALES
   ---       -----   -------         -----     -------        -----     -------

    60       5.88      4.99          5.43       4.80           6.36      5.70

    61       6.04      5.11          5.57       4.90           6.50      5.81

    62       6.21      5.24          5.72       5.02           6.65      5.91

    63       6.38      5.38          5.88       5.13           6.81      6.03

    64       6.57      5.53          6.05       5.25           6.97      6.75

    65       6.77      5.68          6.23       5.39           7.16      6.28


    66       6.98      5.84          6.43       5.54           7.35      6.43

    67       7.19      6.01          6.64       5.70           7.56      6.58

    68       7.42      6.20          6.87       5.87           7.79      6.76

    69       7.67      6.39          7.11       6.06           8.03      6.96

    70       7.93      6.61          7.38       6.27           8.30      7.15



Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity benefit is exercised, Equitable may defer payment in accordance with Section 4.08.



PF 14112CT                           Page 18

                          PART IV - GENERAL PROVISIONS

SECTION 4.01  CONTRACT

The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section
4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02      STATUTORY COMPLIANCE

Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03      ASSIGNMENTS AND NONTRANSFERABILITY

The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04      PARTICIPATION IN SURPLUS

The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05      BENEFICIARY

Each Participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participants may change such designation form time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant and if more than one survive they will share equally.



PF 14112CT                           Page 19

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06      DISQUALIFICATION

In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07      FUTURE PARTICIPANTS

Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08      DEFERMENT

Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07, 207A and 2.07B, and
Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest in the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable form the Participant's Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and 2.07B, and Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05. will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because any emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

(a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09      ANNUAL NOTICE

At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed



PF 14112CT                           Page 20

Interest Account, (2) the total number of Accumulation Units credited to the Stock Account and Money Market Account, (3) the New Accumulation Unit Values,
(4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10      CONTRACT HOLDER RESPONSIBILITY

The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan or Agreement, for payments to the Guaranteed Interest Account or Stock Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan or Agreement with respect to which such Contributions are made.

SECTION 4.11      AGE AND SEX

If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year and such interest will be deducted from or added to benefits falling due thereafter.



Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By /s/ (signature illegible)
  ---------------------------------------




Title    Senior Vice President
     ------------------------------------

Dated May 27, 1982
     ------------------------------------

At  New York, NY
  ---------------------------------------

FOR THE EQUITABLE

By /s/ Coy Eklund
   --------------------------------------
       Chairman of the Board




By /s/ Rodney L. Enochs
   --------------------------------------
           Vice President and Secretary


Date of Issue  May 1, 1982
              ---------------------------



PF 14112CT                           Page 21

Attached to and made part of Group Annuity Contract No. 11930CT between

         THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 26, 1983, said contract and riders are amended as follows:

1.   with respect to Section 1.18A Cash Value -- New Participants

     a. the term "25 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

         (a) equals 6% of the sum of the Annuity Values of such Accounts.

         (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over
              (ii) the cumulative total of any withdrawal charges made pursuant to sections 2.07 and 2.07A.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, the withdrawal charge equal the lesser of (a) or (b) where:

         (a)  equals
              6% during Participation Years 4 and 5
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

     (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

     The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity values of such Accounts.



PF 17002CT

2.   with respect to Section 1.18B Cash Value -- Existing Participants

     a. the term "20 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and
         (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

         (a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

         (b)  is an amount equal to
              6% during the first five Participation Years
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Section 2.07 and 2.07B.

         (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over
              (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After three Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in Section 2.07C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

         (d) is an amount equal to the sum of (a) in the preceding subsection, and
              6% during Participation Years 4 and 5
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over
              (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

         (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

         The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such accounts.

3.   with respect to Section 2.07A Partial Withdrawals -- New Participants

     a. the term "25 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"


PF 17002CT

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: If the Participant has not completed three Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

         (a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

         (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

         If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

         (a)  is an amount equal to
              6% during Participation Years 4 and 5
              5% during Participation Years 6, 7 and 8
              4% during Participation Year 9
              3% during Participation Year 10
              2% during Participation Year 11
              1% during Participation Year 12
              0% thereafter
              of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

         (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

4.   with respect to Section 2.07B Partial Withdrawals -- Existing Participants

     a the term "20 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"

     b. the provision entitled "Withdrawal Charge Within Fist Five Years" is replaced by the following:

         WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a), (b),
         (c) and (d) below:

         (a)  With  respect  to  any   withdrawals  of  Preferred   Withdrawable
              Amounts, a charge of 2% of such withdrawals.

         (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

         (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

         (d) With respect to any withdrawals of amounts other than the amounts in (a), (b) and (c) above, no charge.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

         WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.


PF17002CT

         If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a),
         (b) and (d) above, plus with respect to any withdrawals of Regular Withdrawable Amounts, a charge of
         6% during Participation Years 4 and 5
         5% during Participation Years 6, 7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

         Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be
         (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts, and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

5. with respect to Section 2.07C Free Corridor Amount, the term "five Participation Years" is changed to "three Participation Years."


Agreed to by:
UNITED STATES TRUST COMPANY OF NEW YORK          FOR THE EQUITABLE

By   /s/ William H. Schroeder                    By  /s/ John B. Carter
     ------------------------------                  -------------------------
                                                             President

Title       Vice President                       By  /s/ Rodney L. Enochs
      -----------------------------                  -------------------------
                                                      Vice President and
                                                         Secretary

Dated       Aug 19, 1983                         Date of Issue
      -----------------------------                           ----------------

At         New York, N. Y.
   --------------------------------


PF 17002CT

This amendment was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris. The Department has reserved the right to require changes in this amendment to comply with applicable New York law and regulations.

Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                   FOR THE EQUITABLE

By  /s/ William H. Schroeder                  By  /s/ John B. Carter
    ------------------------                      ------------------
                                                      President

Title  Vice President                         By  /s/ Rodney L. Enochs
       --------------                             --------------------
                                              Vice President and Secretary

Dated  Dec 15 1983                            Date of Issue
       -----------                                          ---------------

At  New York, N.Y.
    --------------



PF17007CT

Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective December 12, 1983, said contract and riders are amended as follows:

1. all references in the contract to the Annuitant's sex are deleted.

2. the phrase "3 1/2% interest and the 1971 Equitable Annuity Mortality Table" and the phrase "1979 Equitable Annuity Mortality" appearing in Section 3.04 Amount of Annuity Benefits shall be changed to "3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females" and "the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females," respectively, wherever they appear.

3. the Tables of Guaranteed Annuity Payments appearing in Section 3.05 Payment of Annuity Benefits, are replaced by the following Tables.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

    FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
                              -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
    Age        60         61         62        63         64         65        66         67         68         69        70
    60        4.54       4.58       4.62      4.66       4.70       4.74      4.77       4.81       4.84       4.88      4.91
    61                   4.62       4.67      4.71       4.76       4.81      4.84       4.88       4.91       4.95      4.99
    62                              4.72      4.76       4.81       4.85      4.90       4.94       4.98       5.02      5.06
    63                                        4.81       4.86       4.91      4.96       5.01       5.06       5.10      5.14
    64                                                   4.92       4.97      5.02       5.08       5.13       5.17      5.22

    65                                                              5.03      5.09       5.15       5.20       5.26      5.31
    66                                                                        5.15       5.21       5.27       5.33      5.39
    67                                                                                   5.28       5.34       5.40      5.47
    68                                                                                              5.41       5.48      5.55
    69                                                                                                         5.56      5.63

    70                                                                                                                   5.71


  VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
    100% CONTINUATION -- ASSUMED BASE RATE OF NET INVESTMENT RETURN OF 3-1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
    Age        60         61         62        63         64         65        66         67         68         69        70
    60        4.40       4.44       4.48      4.51       4.55       4.58      4.61       4.65       4.68       4.71      4.74
    61                   4.48       4.52      4.56       4.60       4.64      4.67       4.71       4.74       4.78      4.81
    62                              4.56      4.60       4.65       4.69      4.73       4.77       4.80       4.84      4.88
    63                                        4.65       4.69       4.74      4.78       4.83       4.87       4.91      4.95
    64                                                   4.74       4.79      4.84       4.89       4.93       4.98      5.02

    65                                                              4.85      4.90       4.95       5.00       5.05      5.10
    66                                                                        4.95       5.01       5.06       5.11      5.17
    67                                                                                   5.07       5.12       5.18      5.24
    68                                                                                              5.19       5.25      5.32
    69                                                                                                         5.32      5.39

    70                                                                                                                   5.46


                VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                           SURVIVOR LIFE ANNUITY FORM
                  100% CONTINUATION -- ASSUMED BASE RATE OF NET
                            INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
    Age        60         61         62        63         64         65        66         67         68         69        70
    60        5.27       5.30       5.34      5.37       5.41       5.44      5.47       5.51       5.54       5.57      5.59
    61                   5.34       5.38      5.42       5.46       5.49      5.53       5.57       5.60       5.63      5.66
    62                              5.42      5.46       5.50       5.54      5.58       5.62       5.65       5.69      5.73
    63                                        5.50       5.55       5.59      5.63       5.67       5.71       5.75      5.79
    64                                                   5.59       5.64      5.69       5.73       5.78       5.82      5.86

    65                                                              5.69      5.74       5.79       5.84       5.89      5.93
    66                                                                        5.79       5.85       5.90       5.95      6.00
    67                                                                                   5.90       5.96       6.02      6.08
    68                                                                                              6.02       6.08      6.15
    69                                                                                                         6.15      6.22

    70                                                                                                                   6.24


PF17007CT

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)


                                       VARIABLE ANNUITY BENEFIT IF ASSUMED BASE
              FIXED ANNUITY BENEFIT         RATE OF NET INVESTMENT RETURN IS
              ---------------------         --------------------------------
Age                                             3 1/2%                 5%
---                                             ------                 --
 60                    5.29                      5.08                 5.97
 61                    5.41                      5.19                 6.08
 62                    5.55                      5.31                 6.20
 63                    5.69                      5.44                 6.33
 64                    5.85                      5.58                 6.46

 65                    6.01                      5.73                 6.61
 66                    6.19                      5.89                 6.77
 67                    6.37                      6.06                 6.94
 68                    6.58                      6.24                 7.12
 69                    6.79                      6.43                 7.31

 70                    7.02                      6.64                 7.52

         Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective May 1, 1984 said contract and riders are amended as follows:

1. The term "Stock Account" has been changed to "Stock Account, Balanced Account and Aggressive Stock Account" wherever it appears except as provided in items 4 and 5 of this rider.

2.   The Section entitled "The Separate Accounts" is amended as follows:

     a. the following Accounts have been added:

                Name                                 Investments
                ----                                 -----------

         Separate  Account J            Primarily  common  stocks  and  other
                                        equity-type investments,  publicly
                                        traded debt  securities  and short-term
                                        money market instruments.



         Separate  Account K            Primarily  common  stocks  issued by
                                        high  quality small and intermediate
                                        size companies with strong growth
                                        prospects.

     b. The sentences

        "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in connection with
        (c) of the Net Investment factor provision in Section 1.16"

         are amended to read as follows:

      i. for Participants with a Participation Date prior to May 1, 1984

         "Assets of Separate Account A and Separate Account E attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. Assets of Separate Account J and Separate Account K attributable to the Contract shall be subject to a charge at the rate 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The percentage allocation of the components of the charges for Separate Account J and Separate Account K are not necessarily allocated in the same amounts as for Separate Account A and Separate Account E. The charge shall be made in connection with (c) of the Net Investment Factor provision in
         Section 1.16"

     ii. for Participants with a Participation Date on or after May 1, 1984

         "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16."


PF 17014CT

3. The Section entitled "New Accumulation Unit Value" is amended by the addition of the following Accounts:

    Account                         Value                     Date
    -------                         -----                     ----

Separate Account J                  $10.00              As of May 1, 1984

Separate Account K                  $10.00              As of May 1, 1984



4. The title and the first two sentences of the Section entitled "Stock and Money Market Accounts" shall read as follows:

           STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS

     Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the
     (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E.

5. The Section entitled "Transfers Among Accounts" is amended to read as follows:

                            TRANSFERS AMONG ACCOUNTS

    At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows:

    (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts;
    (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.

6.  The provision entitled "Retirement Date" is amended as follows:

    The sentence "No Retirement Date shall be earlier than the date of attainment of age 55 years" is changed to "No Retirement Date shall be earlier than the Participant's 55th birthday or later than the Participant's 75th birthday."

7. The provision entitled "Election and Commencement of Annuity Benefits" is amended by the addition of the following sentence to the end of the fifth paragraph:

    The Participant may only elect an annuity form pursuant to which either (i) the Annuity Value or Cash Value, whichever is applicable, will be paid to the Participant and the Participant's beneficiary over a period not exceeding the joint lives of the Participant and the Participant's spouse or
    (ii) more than 50% of the Annuity Value or Cash Value, whichever is applicable, will be paid to the Participant during the Participant's life.

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Agreed to by:
UNITED STATES TRUST COMPANY OF NEW YORK

By /s/ William H. Schroeder
   ----------------------------------------------

Title                Vice President
      -------------------------------------------

Dated                  06/27/84
      -------------------------------------------


At                    N.Y., N.Y.
      -------------------------------------------



FOR THE EQUITABLE

By /s/ John B. Carter
   ----------------------------------------------
                     President


By /s/ Rodney L. Enochs
   ----------------------------------------------
           Vice President and Secretary

Date of Issue
             ------------------------------------


PF 17014CT

         Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective October 1, 1985, said contract and riders are amended as follows:

Unless otherwise restricted by the Plan, the Participant may get a loan under the certificate before the Retirement Date. The Participant's total Annuity Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effected on the first day of the month following the date the Participant's loan agreement form is approved by the Equitable.

The amount of the loan may not be more than (i) 80% of the total Annuity Value under the certificate, if such total Annuity Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the total Annuity Value is greater than or equal to $12,500 and less than $20,000, and (iii) 50% of the total Annuity Value if the total Annuity Value is greater than $20,000, but in no event shall the loan amount exceed $50,000. The minimum loan permitted is $3,000. The total Annuity Value is the value as of the loan effective date. Only one outstanding loan is permitted at a time under a certificate and the Participant will not be permitted to get a new loan until 60 days has elapsed since the prior loan was repaid. As a condition for granting a loan, Equitable will require the Participant to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of the Participant's Employer, does not exceed the greater of $10,000 or 50% of the value of the Participant's non-forfeitable accrued benefits, and in no event exceeds $50,000. Equitable may also require the Participant to elect out of federal income tax withholding with respect to any interest and/or loan principal that would otherwise be subject to withholding.

The loan term will be either (i) 5 years or (ii) 10 years, if the Participant represents that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which within a reasonable period of time is to be used by the Participant or a member of the Participant's family. In any event, the loan term may not extend beyond the earlier of (i) the Retirement Date, (ii) the date Equitable receives written notice to terminate the Participant's participation under the Contract pursuant to Section 2.06, (iii) the date Equitable pays a death benefit pursuant to Section 2.09, and (iv) any date provided for such loans by future federal tax rules. Future federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above. These requirements may also apply to existing ten year loans.

On the loan effective date, Equitable will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at an effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in the certificate. The Participant may specify which Accounts these amounts are to be transferred from. In the absence of direction by the Participant, or if the Participant's directions cover only part of the amount required to be transferred to the loan reserve account, Equitable will transfer the required (or additional required) amounts from each Account based on the proportion that each Acccount's Annuity value bears to the total Annuity Values of all Accounts. On each loan anniversary (or first business day thereafter, if the loan anniversary is not a business day), interest earned at 4% during the prior year will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

Equitable will charge loan interest at an effective annual rate of 6% which is due on each loan anniversary. If annual loan interest (except interest due at the end of the loan term) is not received by Equitable's Processing office within 15 days after the due date, Equitable will deduct and treat as a partial withdrawal from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate an amount sufficient to pay the interest plus any applicable withdrawal charges and any required income tax withholding.

The loan may be repaid in part on any loan anniversary, and may be repaid in full at any time on or after the first loan anniversary. However, any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount repaid from (i) the portion of the loan reserve account that earns 4% to (ii) the portion of the loan reserve account that earns the Guaranteed Interest Rate. Sixty days after a partial repayment is made, the amount repaid will be transferred from the loan reserve account to the Guaranteed Interest Account and may be withdrawn, transferred, or annuitized as described in the certificate.

No partial withdrawals or transfers from the loan reserve account may be made by the Participant.

Upon full repayment of the loan by the Participant, Equitable will credit the Guaranteed Interest Rate to the full loan reserve account. Sixty days after the loan is fully repaid, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.

If the remaining loan principal and accrued interest are not paid on or prior to the end of the loan terms, Equitable will deduct from the loan reserve account and treat as a partial withdrawal an amount sufficient repay the principal and accrued interest, plus any applicable withdrawal charges and required income tax withholding. Sixty days after the end of the loan term, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest account and may be withdrawn, transferred or annuitized as described in the certificate.

The Section entitled, "Free Corridor Amount", is amended to read as follows:

The term "Free Corridor Amount" with respect to a Participant who has completed three Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of (a) the Annuity Values of the Stock Account, Money Market Account, Guaranteed Interest Account, Balanced Account, and Aggressive Stock Account and (b) the value of any loan reserve account, held with respect to the participant over (ii) cumulative prior withdrawals made pursuant to Section 2.07, 207A, or 2.07B or pursuant to the repayment of interest or principal on a loan, in the current Participation Year with respect to the Participant.

The first sentence of Section 2.08, "Annual Administrative Charge" is replaced by the following:

As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account, and Aggressive Stock Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) (a) the Annuity Values of the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account and (b) the amount of any loan reserve account held, at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to
Section 2.07, 2.07A, or 2.07B and from any loan reserve account, during that Participation Year. The charge will be allocated between (i) the Stock Account,
(ii) Money Market Account, (iii) Balanced Account, (iv) Aggressive Stock Account and (v) the Guaranteed Interest Account and loan reserve account, in proportion to the Annuity Values of (i), (ii), (iii), (iv) and (v), at the end of the Participation Year. The portion of the charge attributable to (v) above will be first withdrawn from the Guaranteed Interest Account and then, if the Annuity Value of the Guaranteed Interest Account is not sufficient, the remaining allocation will be withdrawn from the portion of the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

The Section entitled, "Death Benefit", is amended by adding the words "and from any loan reserve account" after word "Accounts" in the third sentence of that Section, and the words "and amounts in the loan reserve account" after the words "Money Market Account" in the fourth sentence of that section.

This Endorsement shall not change any other provisions of the Contract.

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By _________________________________

Title ______________________________

Dated ______________________________

At _________________________________



FOR THE EQUITABLE

By _________________________________

               PRESIDENT

By__________________________________

    VICE PRESIDENT AND SECRETARY

Date of Issue_______________________

Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

            UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1986, said contract and riders are amended as follows:

1. With respect to Section 1.18A CASH VALUE - NEW PARTICIPANTS, the provisions entitled "WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS" and "WITHDRAWAL CHARGE AFTER THREE YEARS" are replaced by the following:

     WITHDRAWAL CHARGE: The withdrawal charge equals the lesser of (a) or (b) where:

    (a)  equals

         6% during Participation Years 1, 2, 3, 4 and 5
         5% during Participation Years 6, 7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

    (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participants during the current Participation Years over
         (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

    The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

2. With respect to Section 2.07A PARTIAL WITHDRAWALS - NEW PARTICIPANTS, the provisions entitled "WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS" AND "WITHDRAWAL CHARGE AFTER THREE YEARS" are replaced by the following:

    WITHDRAWAL CHARGE: There will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

    If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

     (a)  is an amount equal to

          6% during  Participantion  Years 1,2,3,4 and 5
          5% during Participation Years 6,7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during  Participation Year 12
          0% thereafter
          of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

     (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over
          (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

3. With respect to Section 2.07C FREE CORRIDOR AMOUNT:

     a. the term "who has completed three Participation Years" is changed to "who has completed three Participation Years or attained age 59-1 2"

     b.   the following sentence is added:

          With  respect  to  a   Participant   who  has  not   completed   three
          Participation Years or attained age 59-1/2, the Free Corridor Amount is zero.

SPECIMEN                      VICE PRESIDENT AND SECRETARY


SPECIMEN                      PRESIDENT

PF 17016CT

Attached to and made part of Group Annuity Contract No. 11930CT between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

            UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1986 for Participants with a Participation Date on or after January 1, 1986, said contract and riders are amended as follows:

1. With respect to the provision entitled NO WITHDRAWAL CHARGE, within the Section entitled CASH VALUE -- NEW PARTICIPANTS:

   the term "the  Participant's  attainment  of age 70 years and six months,  or
   (iii) the completion of 12 Participation Years with respect to such Participant, or (iv)" is changed to "the completion of 12 Participation Years with respect to such Participant, or (iii)"

2. With respect to the provision entitled NO WITHDRAWAL CHARGE within the Section entitled PARTIAL WITHDRAWAL -- NEW PARTICIPANTS:

   the term "such  Participant's  attainment of age 70 years and six months,  or
   (iii) the completion of 12 Participation Years with respect to such Participant, or (iv)" is changed to "the completion of 12 Participation Years with respect to such Participant, or (iii)"

Agreed to by:

UNITED STATES TRUST COMPANY                 FOR THE EQUITABLE
OF NEW YORK

By                                          By          SPECIMEN
  ----------------------------------          ---------------------------------
                                                        PRESIDENT

Title                                       By          SPECIMEN
     -------------------------------           ---------------------------------
                                                 VICE PRESIDENT AND SECRETARY

Dated                                       Date of Issue
      ------------------------------                      ----------------------


At
   --------------------------------


PF 17020CT

Attached to and part of Group Annuity Contract No. 11930CT

between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1985, said contract and riders are amended as follows:

1.   Section 1.02B entitle "Plan" is amended to read as follows:

     "The term "Plan" means a program established by an Employer described in clause (ii) of Section 1.01, for the purchase of Annuities on behalf of employees under the Contract, which program is not exempt under 29 CFR ss 2510.3-2(f) and is therefore an "employee pension benefit plan" subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") as it may be amended from time to time."

2.   Section 1.03 entitled "Annuity" is amended to read as follows:

     "The term "Annuity" means as annuity purchased in accordance with the terms of an Agreement, Plan, or program, which annuity meets the requirements of
     Section 403(b) of the Code."

3. In Section 1.11 entitled "Retirement Date" a new paragraph is added to read as follows:

     "If participation under the Contract is pursuant to the terms of a Plan, the designation of, and any election to change the Retirement Date under this Section 1.11 shall be made by the Participant in accordance with this
     Section 1.11 and the terms of the Plan."

4. Section 2.06 entitled "Termination of Participation" is amended by the addition of the following paragraph immediately after the end of the first paragraph:

     "In the event a Participant terminates participation under the Contract pursuant to this Section 2.06, the Cash Values payable to such Participant are not reduced by any withdrawal charges (as described in Section 1.18), and the Participant is not a Participant in a Plan or Program that restricts or imposes a penalty on such termination, then the Participant will not be permitted to resume making Contributions under the Contract for a period of twelve consecutive months following the date of termination. The Participant may resume making Contributions on the first day of the month coinciding with or next following the end of the twelve month period."

5.   New Section 3.06 is added to read as follows:

     SECTION 3.06. SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS APPLICABLE TO PLANS.

     "If participation under the Contract is pursuant to the terms of a Plan, then the provisions of this Section 3.06 shall supersede any contrary provisions in the Contract and Certificate.

    "Unless a married Participant and the Participant's spouse elect otherwise in accordance with the terms of the Plan and as provided in this Section 3.06, as of Participant's Retirement Date, the Annuity Values of a Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Accounts shall be paid to the Participant in the form of a "Qualified Joint and Survivor Annuity." A "Qualified Joint and Survivor Annuity" is an Annuity Benefit for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than 50% and not more than 100% of the annuity which is payable during the joint lives of the Participant and the Participant's spouse. If the Participant is not married and does not elect otherwise, the Annuity Values shall be paid in the form of a life annuity."

     "In addition, unless an optional form of benefit is elected pursuant to the terms of the Plan and this Section 3.06, if a married Participant dies before pay-


PF 17024CT
     ment of the Participant's Annuity Values or Cash Values have commenced, then the death benefit described in Section 2.09, shall be paid in the form of a life annuity for the Participant's spouse."

    "The Participant may elect, on a form acceptable to his Employer and Equitable, within the 90 consecutive day period before the date as of which payment of the Annuity Values is to commence, not to receive payment in the form of a Qualified Joint and Survivor Annuity, or, if the Participant is unmarried, a life annuity, in which case the Participant may elect to receive the Annuity Values or Cash Values, as the case may be, in any other form of payment available under the terms of the Plan and this Contract. The Participant may also elect, on a form acceptable to his Employer and Equitable, on the first day of the Plan year in which the Participant turns age 35 (or the date on which the Participant ceases to work for the employer if earlier) for a Beneficiary other than the Participant's spouse to receive the death benefit. An election under either of the two preceding sentences must be consented to by the Participant's spouse in writing before a notary or a representative of the Plan and must be limited to a benefit for a specific Beneficiary. However, no spousal consent will be required if the Participant can prove to the satisfaction of the Employer and Equitable, that the Participant has no spouse or else that the spouse cannot be located. Each election to designate a Beneficiary other than the
    Participant's spouse must be consented to by the spouse and any election made under this paragraph to waive the spouse's benefits may be revoked without the consent of the spouse at any time prior to the date as of which payments commence. Any consent to waive the spouse's benefits shall be valid only with regard to the spouse who signs it. Any new waiver or change of Beneficiary will require a new spousal consent."

    "The provision requiring spousal consent in this Section 3.06 shall also apply with regard to a Participant's election to terminate participation or make partial withdrawals pursuant to Section 2.06 and 2.07 and with regard to a Participant's taking a loan against the Cash Values of his Accounts spouse's written consent, witnessed by a representative of the Plan or notary, must be given on a form acceptable to the Employer and Equitable, within the 90 consecutive day period prior to such payment, withdrawal, or loan, unless the Participant can show that the Participant has no spouse or that the spouse cannot be located."

     "If the Annuity Values applied to provide the spousal benefits on the date payment is to commence are in the aggregate less than $3,500, Equitable may choose to make a payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or life annuity as describe herein. Upon any payment made pursuant to this Section 3.06, Equitable will be released from any and all liability for payment with respect to the Contributions made for the Participant."

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By________________________________

Title_____________________________

Dated_____________________________

At________________________________



FOR THE EQUITABLE

By /s/ John B. Carter
   ----------------------------------------------
         President


By /s/ Rodney L. Enochs
   ----------------------------------------------
         Vice President and Secretary


Date of Issue_____________________


PF 17024CT

Attached to and made part of Group Annuity Contract No. 11930CT between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

AND

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective July 1, 1986, said contract and riders are amended as follows:

With respect to Section 2.08 ANNUAL ADMINISTRATIVE CHARGE, the first paragraph is replaced by the following paragraph:

     As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i)
     (a) the Annuity Values of the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account and (b) the amount of any loan reserve account held, at the end of the Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07, 2.07A or 2.07B and from any loan reserve account during that Participation Year. The charge will be allocated between (i) the Stock Account, (ii) Money Market Account, (iii) Balanced Account, (iv) Aggressive Stock Account and (v) the Guaranteed Interest Account and loan reserve account, in proportion to the Annuity Values of (i), (ii), (iii),
     (iv), and (v), at the end of the Participant Year. The portion of the charge attributable to (v) above will be first withdrawn from the Guaranteed Interest Account and then, if the Annuity Value of the Guaranteed Interest Account is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

Aggreed to by:
UNITED STATES TRUST COMPANY OF NEW YORK

By__________________________________________

Title_______________________________________

Dated_______________________________________

At__________________________________________

THE EQUITABLE LIFE ASSURANCE SOCIETY

By /s/ John B. Carter
   -----------------------------------------
      President


By /s/ Rodney L. Enochs
   -----------------------------------------
       Vice President and Secretary


Date of Issue_______________________________


PF 17032CT

Attached to and made part of Group Annuity Contract No. 11930CT between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective July 1, 1986, said contract and riders are amended as follows:

1.  With respect to PART I - DEFINITIONS, the following section is added:

    SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.

2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

    NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

    (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase Period Certain Annuity, defined I Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

    NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed
    Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in
    Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By____________________________________

Title_________________________________

Dated_________________________________

At____________________________________

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By____________________________________
                  President

By____________________________________
       Vice President and Secretary



Date of Issue_________________________


PF 17036CT

Attached to and part of Group Annuity Contract No. 11930CT between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, with respect to Plans issued in conjunction with optional retirement programs or Plans adopted by universities, said Contract and riders are amended as follows:

1. With respect to PART I -- DEFINITIONS, SECTION 1.18 CASH VALUE is replaced by the following section:

     SECTION 1.18 CASH VALUE

     NO WITHDRAWAL CHARGE: With respect to a Participant, when withdrawals are permitted under Section 2.07, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such participant and (b) the Participant's attainment of age 59 1/2 years, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less withdrawal charge.

     WITHDRAWAL CHARGE: When withdrawals are permitted under Section 2.07, the withdrawal charge equals the lesser of (a) or (b) where;

     (a)  equals

          6% during Participation Years 1, 2, 3, 4 and 5

          5% during Participation Years 6, 7 and 8

          4% during Participation Year 9

          3% during Participation Year 10

          2% during Participation Year 11

          1% during Participation Year 12

          0% thereafter

          of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07B.

     (b) is the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

          The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

2. With respect to PART II-- PARTICIPANT'S ACCOUNT, SECTION 2.07 PARTIAL WITHDRAWALS, the first paragraph is amended to read as follows:

PF 17037CT-U

     SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Agreement or the Plan, whichever is applicable, or to applicable laws and regulations, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

3. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES is replaced by the following:

     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, when and to the extent withdrawals are permitted under Section 2.07, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 1/2 years, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.4B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less the applicable withdrawal charge.

4. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the third paragraph is amended to read as follows:

     If the amount of the partial withdrawal requested is greater than the Free Corridor Amount, Equitable will, when and to the extent withdrawals are permitted under Section 2.07, (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

     (a)  is an amount equal to

          6% during Participation Years 1, 2, 3, 4 and 5

          5% during Participation Years 6, 7 and 8

          4% during Participation Year 9

          3% during Participation Year 10

          2% during Participation Year 11

          1% during Participation Year 12

          0% thereafter

          of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

     (b) is the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant this Section.

5. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.10 LOANS, the first sentence is amended to read as follows:

     The Participant is eligible for a loan under the Contract before the Retirement Date, if permitted by the Plan or Agreement and if not restricted by applicable laws and regulations.


PF 17037CT-U

     With respect to PART III -- ANNUITY BENEFITS, SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS, the first, second and third paragraphs are amended to read as follows:

     SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Accounts in a single sum, if such election is permitted by the Plan or Agreement, (ii) to receive not more than a specific percentage or dollar amount of the Cash Value of such Accounts in a single sum (if permitted by the Plan or Agreement) and to apply the remainder of the Cash Value to provide an Annuity Benefit on any annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code, if such election is permitted by the Plan or Agreement or (iii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable and permitted by the Plan or Agreement, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code. A Participant can elect to divide the applicable value between a partial sum payment and an annuity form, if such election is in accordance with the Plan or Agreement.

     Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

     If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, unless such election is restricted by the Plan.

Agreed to by:

UNITED STATES TRUST COMPANY OF NEW YORK

By________________________________

Title_____________________________

Dated_____________________________

At________________________________



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By________________________________
                President

By________________________________
    Vice President and Secretary

Date of Issue_____________________


PF 17037CT-U

Attached to and made part of Group Annuity Contract No. 11930CT between

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1987, said contract and riders are amended as follows:

1.   SECTION 1.11 RETIREMENT DATE is replaced by the following:

     SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant attains the retirement age specified in the Participant's enrollment form, subject to the terms of the Plan or Agreement, if applicable. Before the Retirement Date, the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th or 31st of any month), subject to the terms of the Plan or Agreement, if applicable. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office. No Retirement Date shall be earlier than the Participant's 55th birthday or later than the date specified in the Code.

2.   The new section,  SECTION 1.11B REQUIRED  DISTRIBUTIONS  is added following
     SECTION 1.11A:

     SECTION 1.11B REQUIRED DISTRIBUTIONS. Notwithstanding any provisions to the contrary, distributions from the certificate must commence as of (i) the age specified by the Code, or (ii) for benefits accrued prior to January 1, 1987, no later than attainment of age 75.

     If payments have not begun prior to the first Participation Year following the Participant's attainment of age 70, the Participant will be notified regarding the minimum distribution required under the Code.

3.   SECTION 1.19 CODE is replaced by the following:

     SECTION 1.19 CODE. The term "Code" means the Tax Reform Act of 1986, as nor
     or  hereafter  amended,  or  any  corresponding   provisions  of  prior  or
     subsequent United States revenue laws.

4.   SECTION 2.10 LOANS is replaced by the following:

     SECTION 2.10A LOANS ESTABLISHED PRIOR TO JANUARY 1, 1987. Unless otherwise restricted by the Plan, the Participant may get a loan under the certificate before the Retirement Date. The Participant's total Annuity Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date the Participant's loan agreement form is approved by Equitable.

     The amount of the loan may not be more than (i) 80% of the total Annuity Value under the certificate, if such total Annuity Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the total Annuity Value is greater than or equal to $12,500 and less than $20,000 and (iii) 50% of the total Annuity Value if the total Annuity Value is greater than or equal to $20,000, but in no event shall the loan amount exceed $50,000 less the highest outstanding loan balance under the certificate during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $3,000. The total Annuity Value is the value as of the loan effective date. Only one outstanding loan is permitted at a time under a certificate and the Participant will not be permitted to get a new loan until sixty days have elapsed since the prior loan, including all interest due, was repaid. As a condition for granting a loan, Equitable will require the Participant to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of the Participant's Employer, does not exceed the greater of $10,000 or 50% of the value of the Participant's non-forfeitable accrued benefits, and in no event exceeds $50,000. Equitable may also require the Participant to elect out of Federal income tax withholding with respect to any interest and/or loan principal that would otherwise be subject to withholding.

     The loan term will be either (i) 5 years or (ii) 10 years, if the Participant represents that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used by the Participant or a member of the Participant's family. In any event the loan term may not extend beyond the earlier of (i) the Retirement date, (ii) the date Equitable receives written notice to terminate the Participant's participation under the Contract pursuant to Section 2.06, (iii) the date Equitable pays a death benefit pursuant to Section 2.09, and (iv) any date provided for such loans by future Federal tax rules. Future Federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above. These requirements may also apply to existing ten year loans.

     On the loan effective date, Equitable will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at an effective annual rate of 4% during the loan term, and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in the certificate. The Participant may specify which Accounts these amounts are to be transferred from. In the absence of direction by the Participant, or if the Participant's directions cover only part of the amount required to be transferred to the loan reserve account, Equitable will transfer the required (or additional required) amounts from each Account based on the proportion that each Account's Annuity Value bears to the total Annuity Value of all Accounts. On each loan anniversary (or first business day thereafter, if the loan anni-


PF 17039CT                           Page 1
     versary is not a business day), interest earned at 4% during the prior year will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

     Equitable will charge loan interest at an effective annual rate of 6% which is due on each loan anniversary. If annual loan interest (except interest due at the end of the loan term)is not received by Equitable's Processing Office within fifteen days after the due date, Equitable will deduct and treat as a partial withdrawal from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate an amount sufficient to pay the interest plus any applicable withdrawal charges and any required income tax withholding.

     The loan may be repaid in part on any loan anniversary, and may be repaid in full at any time on or after the first loan anniversary. However, any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount repaid from (i) the portion of the loan reserve account that earns 4% to (ii) the portion of the loan reserve account that earns the Guaranteed Interest Rate. Sixty days after a partial repayment is made, the amount repaid will be transferred from the loan reserve account to the Guaranteed Interest Account and may be withdrawn, transferred, or annuitized as described in the certificate.

     No partial withdrawals or transfers from the loan reserve account may be made by the Participant.

     Upon full repayment of the loan by the Participant, Equitable will credit the Guaranteed Interest Rate to the full loan reserve account. Sixty days after the loan is fully repaid, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.

     If the remaining loan principal and accrued interest are not paid on or prior to the end of the loan term, Equitable will deduct from the loan reserve account and treat as a partial withdrawal an amount sufficient to repay the principal and accrued interest, plus any applicable withdrawal charges and required income tax withholding. Sixty days after the end of the loan term, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.

     Upon annuitization prior to full repayment of the loan by the Participant, the Annuity Value of the Accounts maintained on behalf of such Participant will be reduced by the portion of the loan reserve account that earns interest at an effective annual rate of 4%.

     Upon termination of participation prior to full repayment of the loan by the Participant, Equitable will pay the Cash Value of the Accounts maintained on behalf of such Participant reduced by the portion of any loan reserve account that earns interest at an effective annual rate of 4%.

5. The new section, SECTION 2.10B LOANS ESTABLISHED JANUARY 1, 1987 OR LATER is added following SECTION 2.10A LOANS ESTABLISHED PRIOR TO JANUARY 1, 1987:

     SECTION 2.10B LOANS ESTABLISHED JANUARY 1, 1987 OR LATER. Unless otherwise restricted by the Plan, Agreement or the Code, the Participant may get a loan under the certificate before the Retirement Date. However, future restriction in the Code may require revision or withdrawal of the loan provisions as provided below. The Participant's total Annuity Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date the Participant's loan agreement form is approved by Equitable.

     Beginning the first day of the third month following the effective date of the loan and quarterly on the first day of the month thereafter, loan repayments must be made to Equitable. Such payments will be equal to the sum of (a) and (b) where

     (a) is the loan interest, calculated at an effective annual rate of 6%, and

     (b) is an amortized portion of loan principal.

     By each due date, if the amount of the loan payment is less than the amount due or the loan payment is not received at Equitable's Processing Office, Equitable will deduct and treat as a partial withdrawal from the loan reserve account an amount equal to the interest and principal payments due plus any applicable withdrawal charges and any required income tax withholding. Specifically, an amount equal to the principal payment will be deducted from the portion of the loan reserve account which earns interest at 4%, and an amount equal to the interest payment plus any applicable withdrawal charges and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate. Amounts deducted will be reportable to the IRS and other appropriate government authorities as taxable distributions. In addition, the Participant may be subject to a 10% penalty tax on the taxable portion of the amounts deducted.

     The amount of the loan may not be more than (i) 80% of the total Annuity Value under the certificate, if such total Annuity Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the total Annuity Value is greater than or equal to $12,500 and less than $20,000 and (iii) 50% of the total Annuity Value if the total Annuity Value is greater than or equal to $20,000, but in no event shall the loan amount exceed $50,000 less the highest outstanding loan balance under the certificate during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $3,000. The total Annuity Value is the value as of the loan effective date. Only one outstanding loan is permitted at a time under a certificate and the Participant will not be permitted to get a new loan until sixty days have elapsed since the prior loan was fully repaid, including all interest due. As a condition for granting a loan, Equitable will require the Participant to represent that the loan amount requested, when aggregated with loan (principal plus interest) from all qualified Plans of the Participant's Employer, does not exceed the greater of $10,000 or 50% of the value of the Participant's non-forfeitable accrued benefits, and in no event exceeds $50,000 less the highest outstanding balance of all loans from qualified Plans during the twelve month period ending on the day before the effective date of


PF 17039CT                           Page 2
     the loan. In addition, if participation under the certificate is pursuant to terms of a Plan established by the employer, the provision of the certificate requiring spousal consent in order to receive a loan will apply if the Participant is married.

     Equitable may also require the Participant to elect out of Federal income tax withholding will respect to any interest and/or loan principal that would otherwise be subject to withholding.

     The loan term will be either (i) 5 years or (ii) 10 years, if the Participant represents that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used as the principal residence of the Participant. In any event, the loan term may not extend beyond the earlier of (i) the Retirement date, (ii) the date Equitable receives written notice to terminate the Participant's participation under the Contract pursuant to
     Section 2.06,  (iii) the date  Equitable  pays a death benefit  pursuant to
     Section 2.09, and (iv) any date provided for such loans by future Federal tax rules including acceleration of the loan repayment in order that the operation of the loan provisions do not adversely affect the tax treatment of the Contract. Future Federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above which may apply to existing ten year loans.

     On the loan effective date, Equitable will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at an effective annual rate of 4% during the loan term, and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in the certificate. The Participant may specify from which Accounts these amounts are to be transferred. In the absence of direction by the Participant, of if the Participant's directions cover only part of the amount required to be transferred to the loan reserve account, Equitable will transfer the required (or additional required) amounts from each Account based on the proportion that each Account's Annuity Value bears to the total Annuity Value of all Accounts. On the first day of the third month following the effective date of the loan and quarterly thereafter (or the first business day thereafter, if such day is not a business day), interest earned at the rate of 4% annually during the prior quarter will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

     The loan must be repaid in part on each quarterly due date and may be repaid in full at any time on or after the first loan anniversary and must include the full interest due. Any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of an amount equal to the principal repaid from (i) the portion of the loan reserve account that earns 4% to (ii) the portion of the loan reserve account that earns the Guaranteed Interest Rate. Sixty days after a partial repayment is made, the principal amount repaid will be transferred from the loan reserve account to the Fixed Income Account and may be withdrawn, transferred or annuitized as described in the certificate.

     No partial withdrawals or transfer from the loan reserve account may be made by the Participant.

     Upon full repayment of the loan by the Participant, Equitable will credit the Guaranteed Interest Rate to the full loan reserve account. Sixty days after the loan is fully repaid, any amounts remaining in the loan reserve account will be transferred to the Fixed Income Account and may be withdrawn, transferred or annuitized as described in the certificate.

     Upon annuitization prior to full repayment of the loan by the Participant, the Annuity Value of the Accounts maintained on behalf of such Participant will be reduced by the portion of the loan reserve account that earns interest at an effective annual rate of 4%.

     Upon termination of participation prior to full repayment of the loan by the Participant, Equitable will pay the Cash Value of the Accounts maintained on behalf of such Participant reduced by the portion of any loan reserve account that earns interest at an effective annual rate of 4%.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK

By
   ----------------------------------------------


Title
      -------------------------------------------



Dated
       ------------------------------------------



At
   ----------------------------------------------


THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES

By            SPECIMEN
   ----------------------------------------------
             President

By            SPECIMEN
    ---------------------------------------------
      Vice President and Secretary


Date of Issue
               ----------------------------------



PF 17039CT                           Page 3

                               Participant:


                               Certificate Number:


[LOGO]                         Issue Date:


                               Retirement Date:


The Equitable Life Assurance Society of The United States


Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES


o To allocate the Contributions made to the Contract, after deduction of any applicable taxes, to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Guaranteed
         Interest Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.


o To apply the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and


o To provide the Participant with the other rights and benefits of this certificate.


These agreements are subject to the provisions of this certificate.


TEN DAYS TO EXAMINE CERTIFICATE - The Participant may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account, or Money Market Account from the date such Contribution is allocated to such Account to the date of such Cancellation.


Vice President and Secretary                                  President


/s/ Rodney L. Enochs                                          /s/ John B. Carter


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.


THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK. BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.


THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.


No. 19934T  Amended by PF 17007T - PF 17011T - PF 17014T Rev. 6/85 - PF 17016T -
PF 17020T

Contents


Part I - Definitions                                          Page 2

Part II - Participant's Account                               Page 7

Part III - Annuity Benefits                                   Page 10

Part IV - General Provisions                                  Page 13


Equitable certifies that the Participant as named on page 3 is included under the Group Annuity Contract designated on page 3 ("the Contract"), all pertinent provisions of which are set forth below.


As described in Section 1.10, Equitable will determine, before the beginning of each calendar year commencing after the period for which the Initial Guaranteed Interest Rate is effective, the Yearly Guaranteed Interest Rate for the calendar year for each Class of Participants, which shall not be lower than the Minimum Guaranteed Interest Rate then in effect. Equitable, from time to time, may declare a Guaranteed Interest Rate for a Class which exceeds the applicable Yearly Guaranteed Interest Rate and a period for which such rate applies. A Guaranteed Interest Rate is subject to annual administrative charges as described in Section 2.08.


This certificate is valid only if participation under the Contract has not been terminated as described in the Contract and is subject to amendment as may be required pursuant to Section 4.02.


EARLY WITHDRAWAL CHARGE. If a Participant terminates participation at any time after the earliest of the following occurrences: (i) The later of (a) the attainment of age 59 years and six months or (b) the completion of five Participation Years, or (ii) the completion of 12 Participation Years, the sum of the Cash Values of the Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account as provided in Section 1.18, will be equal to the sum of the Annuity Values of each such Account. AT other times, the sum of the Cash Values of such Account. At other times, the sum of the Cash Values of such Accounts may be less than the sum of the Annuity Values as provided in Section 1.18.


The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.


The provisions on the following pages are part of this certificate.


                              PART 1 - DEFINITIONS


SECTION 1.01 EMPLOYER. The term "Employer" means (i) an educational organization employing a regular faculty which is a State, a political division of a State, or an agency or instrumentality of any one or more of the foregoing (within the meaning of Section 170(b)(1)(A)(ii) of the Code, and (ii) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under Section 501(c) of the Code.


SECTION 1.02A AGREEMENT. The Term "Agreement" means (i) an agreement between an Employer and an employee of the Employer, within the meaning of Section 1.403(b)-1(b)(3) of the Federal income tax regulations, under which the employee agrees to accept a reduction in salary or to forego an increase in salary and to have such amounts applied under the Contract for the employee's behalf and (ii) any program or arrangement (other than by use of agreements described above) pursuant to which an Employer makes Contributions to the purchase of an Annuity meeting the requirements of Section 403(b) of the Code.


SECTION 1.02B PLAN. The term "Plan" means a defined contribution pension plan established by an Employer described in clause (ii) of Section 1.01 which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401(a) of the Code and which permits or requires amounts contributed thereunder to be applied under the Contract on behalf of employees covered under the Plan.


SECTION 1.03 ANNUITY. The term "Annuity" means an annuity purchased in accordance with the terms of the Agreement or the Plan to the extent the Agreement and the annuity purchased pursuant thereto meet the requirements of
Section 403(b) of the Code or the Plan meets the requirements of Section 401(a) of the Code, whichever is applicable.


SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of the Contract.


No. 19934T Amended by PF 17007T - PF 17011T - PF 17014T Rev. 6/85 - PF 17016T -
PF 17020T
                                   ---------
                                    Page Two

                                   Page Four
                                   ---------

DEFINITIONS (Continued)


SECTION 1.05 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.


SECTION 1.06 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.


SECTION 1.07 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.


SECTION 1.08 PARTICIPATION YEAR. The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.


SECTION 1.09 CLASS OF PARTICIPANTS. Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.


SECTION 1.10. GUARANTEED INTEREST RATE. For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.


Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.


For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the Effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.


For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.


SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Participant's 55th birthday or later than the Participant's 75th birthday. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.


SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.


SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.


SECTION 1.14A LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.


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DEFINITIONS (Continued)

SECTION 1.14B ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.


SECTION 1.15 THE SEPARATE ACCOUNTS. The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

Name                                Investments
----                                -----------

Separate Account A  Primarily common stock and other equity-type investments.


Separate Account E  Primarily short-term money market instruments.


Separate Account J  Primarily common stocks and other equity-type investments, publicly traded debt securities and short-term money market instruments.


Separate Account K  Primarily common stocks issued by high  quality  small and intermediate size companies with strong growth prospects.


Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.


It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.


In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.


Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.


Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.


The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and, contract liabilities to the general account of Equitable.


SECTION 1.16 DEFINITIONS  RELATING TO THE SEPARATE  ACCOUNTS.
VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is a day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.


NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where


(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus
      (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;


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DEFINITIONS (Continued)


(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and


(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.


The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.


ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.


NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:


Account                                Value                   Date
-------                                -----                   ----

Separate Account A                     $10.00          As of November 1, 1968

Separate Account E                     $10.00          As of September 4, 1974

Separate Account J                     $10.00          As of May 1, 1984

Separate Account K                     $10.00          As of May 1, 1984


The new Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.


ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Separate Account A under a Variable Annuity Benefit.


NEW ANNUITY UNIT VALUE: The initial New Annuity Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Value for any subsequent Valuation Period is the New Annuity Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.


AVERAGE NEW ANNUITY VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.


SECTION  1.17  ANNUITY  VALUE.  The  term  "Annuity  Value"  with  respect  to a
Participant's Guaranteed Interest Account, Stock Account, Balanced Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.


SECTION 1.18 CASH VALUE.
NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:


(i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equal the sum of the Annuity Values of such Accounts, less a withdrawal charge.


WITHDRAWAL CHARGE: The withdrawal charge equals the lesser of (a) or (b) where:

(a) equals
    6% during  Participation Years 1, 2, 3, 4 and 5
    5% during Participation Years 6, 7 and 8
    4% during  Participation  Year 9
    3% during  Participation  Year 10
    2% during  Participation Year 11
    1% during Participation Year 12
    0% thereafter
    of the excess of (i) the sum of the Annuity  Values of such  Accounts  over
    (ii) the Free Corridor Amount defined in Section 2.07B.


(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participants during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.


The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.


SECTION 1.19 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.


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                         PART II - PARTICIPANT'S ACCOUNT


SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account.


Each Contribution received by Equitable with respect to Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.


A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a contract meeting the requirements of Section 403(b) of the Code or under a Plan of an Employer described in clause (ii) of Section 1.01 ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.


Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.


SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.


On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.


SECTION 2.03 GUARANTEED INTEREST ACCOUNT
Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.


The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to
Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07 and 2.07A, and transferred from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 3% interest, compounded annually.


A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.


SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.


Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.


Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07 and 2.07A, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.


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PARTICIPANT'S ACCOUNT (Continued)


SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account maintained for the Participant to the Money Market
Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.


SECTION 2.06 TERMINATION OF PARTICIPATION. Subject to any applicable restrictions under the terms of the Agreement or the Plan, whichever is applicable, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account and Money Market Account maintained for such Participant.


The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.


Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.


Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.


SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Agreements, or the Plan, whichever is applicable, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account, and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.


Upon withdrawal pursuant to Section 2.07 or 2.07A, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.


Upon any payment to a Participant pursuant to Section 2.07 or 2.07A, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.


Payments to the Participant pursuant to Section 2.07 or 2.07A may be deferred by Equitable in accordance with the provisions of Section 4.08.


Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Section
2.07 or 2.07A would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the contract.


SECTION 2.O7A PARTIAL WITHDRAWAL  CHARGES.

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.


WITHDRAWAL CHARGE: There will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in
Section 2.07B.


If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:


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PARTICIPANT'S ACCOUNT (Continued)


(a) is an amount equal to
    6% during  Participation Years 1, 2, 3, 4 and 5
    5% during Participation Years 6, 7 and 8
    4% during  Participation  Year 9
    3% during  Participation  Year 10
    2% during  Participation Year 11
    1% during Participation Year 12
    0% thereafter
    of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.


(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.


SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to a Participant who has completed three Participation Years or attained age 59 1/2 means an amount equal to the excess, if any, of (i) 10% of the sum of (a) the Annuity Values of the Stock Account, Money Market Account, Guaranteed Interest Account, Balanced Account, and Aggressive Stock Account and (b) the value of any loan reserve account, held with respect to the Participant over
(ii) cumulative prior withdrawals made pursuant to Section 2.07, 2.07A, or 2.07B or pursuant to the repayment of interest or principal on a loan, in the current Participation Year with respect to the Participant. With respect to a Participant who has not completed three Participation Years or attained age 59 1/2, the Free Corridor Amount is zero.


SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of
(i)(a) the Annuity Values of the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account and (b) the amount of any loan reserve account held, at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07, 2.07A, or 2.07B and from any loan reserve account, during that Participation Year. The charge will be allocated between (i) the Stock Account, (ii) Money Market Account, (iii) Balanced Account, (iv) Aggressive Stock Account and (v) the Guaranteed Interest Account and loan reserve account, in proportion to the Annuity Values of (i), (ii), (iii), (iv) and (v), at the end of the Participation Year. The portion of the charge attributable to (v) above will be first withdrawn from the Guaranteed Interest Account and then, if the Annuity Value of the Guaranteed Interest Account is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.


As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.


SECTION 2.09 DEATH BENEFIT. If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07 and 2.07A from the Accounts and from any loan reserve account maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and amounts in the loan reserve account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.


The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Value arose.


SECTION 2.10 LOANS. Unless otherwise restricted by the Plan, the Participant may get a loan under the certificate before the Retirement Date. The Participant's total Annuity Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date the Participant's loan agreement form is approved by the Equitable.


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                                   Page Nine

                                   Page Ten
                                   --------


PARTICIPANT'S ACCOUNT (Continued)


The amount of the loan may not be more than (i) 80% of the total Annuity Value under the certificate, if such total Annuity Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the total Annuity Value is greater than or equal to $12,500 and less than $20,000, and (iii) 50% of the total Annuity Value if the total Annuity Value is greater than $20,000, but in no event shall the loan amount exceed $50,000. The minimum loan permitted is $3,000. The total Annuity Value is the value as of the loan effective date. Only one outstanding loan is permitted at a time under a certificate and the Participant will not be permitted to get a new loan until 60 days has elapsed since the prior loan was repaid. As a condition for granting a loan, Equitable will require the Participant to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of the Participant's Employer, does not exceed the greater of $10,000 or 50% of the value of the Participant's non-forfeitable accrued benefits, and in no event exceeds $50,000. Equitable may also require the Participant to elect out of federal income tax withholding with respect to any interest and/or loan principal that would otherwise be subject to withholding.


The loan term will be either (i) 5 years or (ii) 10 years, if the Participant represents that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which within a reasonable period of time is to be used by the Participant or a member of the Participant's family. In any event, the loan term may not extend beyond the earlier of (i) the Retirement Date, (ii) the date Equitable receives written notice to terminate the Participant's participation under the Contract pursuant to Section 2.06, (iii) the date Equitable pays a death benefit pursuant to Section 2.09 and (iv) any date provided for such loans by future federal tax rules. Future federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above. These requirements may also apply to existing ten year loans.


On the loan effective date, Equitable will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at an effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in the certificate. The Participant may specify which Accounts these amounts are to be transferred from. In the absence of direction by the Participant, or if the Participant's directions cover only part of the amount required to be transferred to the loan reserve account, Equitable will transfer the required (or additional required) amounts from each Account based on the proportion that each Account's Annuity Value bears to the total Annuity Values of all Accounts. On each loan anniversary (or first business day thereafter, if the loan anniversary is not a business day), interest earned at 4% during the prior year will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.


Equitable will charge loan interest at an effective annual rate of 6% which is due on each loan anniversary. If annual loan interest (except interest due at the end of the loan term) is not received by Equitable's Processing Office within 15 days after the due date, Equitable will deduct and treat as a partial withdrawal from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate an amount sufficient to pay the interest plus any applicable withdrawal charges and any required income tax withholding.


The loan may be repaid in part on any loan anniversary, and may be repaid in full at any time on or after the first loan anniversary. However, any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount repaid from (i) the portion of the loan reserve account that earns 4% to (ii) the portion of the loan reserve account that earns the Guaranteed Interest Rate. Sixty days after a partial repayment is made, the amount repaid will be transferred from the loan reserve account to the Guaranteed Interest Account and may be withdrawn, transferred, or annuitized as described in the certificate.


No partial withdrawals or transfers from the loan reserve account may be made by the Participant.


Upon full repayment of the loan by Participant, Equitable will credit the Guaranteed Interest Rate to the full loan reserve account. Sixty days after the loan is fully repaid, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.


If the remaining loan principal and accrued interest are not paid on or prior to the end of the loan term, Equitable will deduct from the loan reserve account and treat as a partial withdrawal an amount sufficient to repay the principal and accrued interest, plus any applicable withdrawal charges and required income tax withholding. Sixty days after the end of the loan term, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.


                           PART III - ANNUITY BENEFITS


SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.


The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.


SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.


The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth


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
                                   Page Eleven
                                   -----------


ANNUITY BENEFITS (Continued)


and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.


SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Accounts, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.


Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.


If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.


Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.


The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form. The Participant may only elect an annuity form pursuant to which either (i) the Annuity Value or Cash Value, whichever is applicable, will be paid to the Participant and the Participant's beneficiary over a period not exceeding the joint lives of the Participant and the Participant's spouse or (ii) more than 50% of the Annuity Value or Cash Value, whichever is applicable, will be paid to the Participant during the Participant's Life.


SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects pursuant to the first paragraph or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person.


The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or
(ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.


If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.


After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.


The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life
Annuity Form, are based on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. The Assumed Base Rate of Net Investment Return is 5% for certificates issued for delivery in New York. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.


Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16 if such annuity form provides for a Variable Annuity Benefit.



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                                   Page Eleven

                                   Page Twelve

                                   -----------

ANNUITY BENEFITS (CONTINUED)

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.


If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.


If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.


If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.


Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.


The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.


If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.


The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.


If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.


Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.


Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                                              TABLES OF GUARANTEED ANNUITY PAYMENTS
                                   (Based on Age Nearest Birthday on Due Date of First Payment)

                                     FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                                              LIFE ANNUITY FORM -- 100% CONTINUATION
                                       (Minimum Monthly Income per $1,000 of Annuity Value)


----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------

    60        4.54       4.58      4.62       4.66       4.70      4.74       4.77       4.81       4.84      4.88       4.91
    61                   4.62      4.67       4.71       4.76      4.81       4.84       4.88       4.91      4.95       4.99
    62                             4.72       4.67       4.81      4.85       4.90       4.94       4.98      5.02       5.06
    63                                        4.81       4.86      4.91       4.96       5.01       5.06      5.10       5.14
    64                                                   4.92      4.97       5.02       5.08       5.13      5.17       5.22

    65                                                             5.03       5.09       5.15       5.20      5.26       5.31
    66                                                                        5.15       5.21       5.27      5.33       5.39
    67                                                                                   5.28       5.34      5.40       5.47
    68                                                                                              5.41      5.48       5.55
    69                                                                                                        5.56       5.63

    70                                                                                                                   5.71



                                    VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                                   LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE
                                               OF NET INVESTMENT RETURN OF 3 1/2 %
                                       (Minimum Monthly Income per $1,000 of Annuity Value)

----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------

    60        4.40       4.44      4.48       4.51       4.55      4.58       4.61       4.65       4.68      4.71       4.74
    61                   4.48      4.52       4.56       4.60      4.64       4.67       4.71       4.74      4.78       4.81
    62                             4.56       4.60       4.65      4.69       4.73       4.77       4.80      4.84       4.88
    63                                        4.65       4.69      4.74       4.78       4.83       4.87      4.91       4.95
    64                                                   4.74      4.79       4.84       4.89       4.93      4.98       5.02

    65                                                             4.85       4.90       4.95       5.00      5.05       5.10
    66                                                                        4.95       5.01       5.06      5.11       5.17
    67                                                                                   5.07       5.12      5.18       5.24
    68                                                                                              5.19      5.25       5.32
    69                                                                                                        5.32       5.39

    70                                                                                                                   5.46



                                    VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                                   LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE
                                               OF NET INVESTMENT RETURN OF 3 1/2 %
                                       (Minimum Monthly Income per $1,000 of Annuity Value)

----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------

    60        5.27       5.30      5.34       5.37       5.41      5.44       5.47       5.51       5.54      5.57       5.59
    61                   5.34      5.38       5.42       5.46      5.49       5.53       5.57       5.60      5.63       5.66
    62                             5.42       5.46       5.50      5.54       5.58       5.62       5.65      5.69       5.73
    63                                        5.50       5.55      5.59       5.63       5.67       5.71      5.75       5.79
    64                                                   5.59      5.64       5.69       5.73       5.78      5.82       5.86

    65                                                             5.69       5.74       5.79       5.84      5.89       5.93
    66                                                                        5.79       5.85       5.90      5.95       6.00
    67                                                                                   5.90       5.96      6.02       6.08
    68                                                                                              6.02      6.08       6.15
    69                                                                                                        6.15       6.22

    70                                                                                                                   6.29



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PF 17020T
                                   -----------
                                   Page Twelve

                                  Page Thirteen
                                  -------------

ANNUITY BENEFITS (CONTINUED)

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                            VARIABLE ANNUITY BENEFIT
                                          IF ASSUMED BASE RATE OF NET
AGE          FIXED ANNUITY BENEFIT           INVESTMENT RETURN IS
---          ---------------------       ----------------------------
                                        3 1/2%                    5%
                                        ------                    --

60                 5.29                 5.08                    5.97
61                 5.41                 5.19                     6.08
62                 5.55                 5.31                     6.20
63                 5.69                 5.44                     6.33
64                 5.85                 5.58                     6.46

65                 6.01                 5.73                     6.61
66                 6.19                 5.89                     6.77
67                 6.37                 6.06                     6.94
68                 6.58                 6.24                     7.12
69                 6.79                 6.43                     7.31

70                 7.02                 6.64                     7.52



Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant.

Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY. Each Participant, as of such Participant's Participation Date, is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while
Accounts for such Participants are being maintained hereunder. Any such designation or

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


                                  Page Fourteen
                                  -------------


GENERAL PROVISIONS (Continued)

change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is to election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION. In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS. Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and
Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

   (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

   (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

   (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

   (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account an Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive
Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY.
The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan or Agreement, for payments to the Guaranteed Interest Account, Stock Account, Balanced Account,

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


                                  Page Fifteen
                                  -------------


GENERAL PROVISIONS (Continued)

Aggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan or Agreement with respect to which such Contributions are made.

SECTION 4.11 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

This certificate was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris. The Department has reserved the right to require changes to comply with applicable New York Law and regulations.


No. 19934T  Amended by PF 17007T - PF 17011T - PF 17014T Rev. 6/85 - PF 17016T -
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                                  -------------
                                  Page Fifteen

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Effective January 1, 1987, or your Participation Date, whichever is the later, your Certificate issued under Group Annuity Contract No. 11930CT is amended as follows:

1.   SECTION 1.11 RETIREMENT DATE is replaced by the following:

     SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant attains the retirement age specified in the Participant's enrollment form, subject to the terms of the Plan or Agreement, if applicable. Before the Retirement Date, the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th or 31st day of any month), subject to the terms of the Plan or Agreement, if applicable. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office. No Retirement Date shall be earlier than the Participant's 55th birthday or later than the date specified in the Code.

2.   The new section,  SECTION 1.11B REQUIRED  DISTRIBUTIONS  is added following
     SECTION 1.11A:

     SECTION 1.11B REQUIRED DISTRIBUTIONS. Notwithstanding any provisions to the contrary, distributions from the certificate must commence as of (i) the age specified by the Code, or (ii) for benefits accrued prior to January 1, 1987, no later than attainment of age 75.

     If payments have not begun prior to the first Participation Year following the Participant's attainment of age 70, the Participant will be notified regarding the minimum distribution required under the Code.

3.   SECTION 1.19 CODE is replaced by the following:

     SECTION 1.19 CODE. The term "Code" means the Tax Reform Act of 1986, as now
     or  hereafter  amended,  or  any  corresponding   provisions  of  prior  or
     subsequent United States revenue laws.

4.   SECTION 2.10 LOANS is replaced by the following:

     SECTION 2.10A LOANS ESTABLISHED PRIOR TO JANUARY 1, 1987. Unless otherwise restricted by the Plan, the Participant may get a loan under the certificate before the Retirement Date. The Participant's total Annuity Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date the Participant's loan agreement form is approved by Equitable.

     The amount of the loan may not be more than (i) 80% of the total Annuity Value under the certificate, if such total Annuity Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the total Annuity Value is greater than or equal to $12,500 and less than $20,000 and (iii) 50% of the total Annuity Value if the total Annuity Value is greater than or equal to $20,000, but in no event shall the loan amount exceed $50,000 less the highest outstanding loan balance under the certificate during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $3,000. The total Annuity Value is the value as of the loan effective date. Only one outstanding loan is permitted at a time under a certificate and the Participant will not be permitted to get a new loan until sixty days have elapsed since the prior loan, including all interest due, was repaid. As a condition for granting a loan, Equitable will require the Participant to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of the Participant's Employer, does not exceed the greater of $10,000 or 50% of the value of the Participant's non-forfeitable accrued benefits, and in no event exceeds $50,000. Equitable may also require the Participant to elect out of Federal income tax withholding with respect to any interest and/or loan principal that would otherwise be subject to withholding.

     The loan term will be either (i) 5 years or (ii) 10 years, if the Participant represents that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used by the Participant or a member of the Participant's family. In any event, the loan term may not extend beyond the earlier of (i) the Retirement Date, (ii) the date Equitable receives written notice to terminate the Participant's participation under the Contract pursuant to Section 2.06, (iii) the date Equitable pays a death benefit pursuant to Section 2.09, and (iv) any date provided for such loans by future Federal tax rules. Future Federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above. These requirements may also apply to existing ten year loans.

     On the loan effective date, Equitable will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at an effective annual rate of 4% during the loan term, and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in the certificate. The Participant may specify which Accounts these amounts are to be transferred from. In the absence of direction by the Participant, or if the Participant's directions cover only part of the amount required to be transferred to the loan reserve account, Equitable will transfer the required (or additional required) amounts from each Account based on the proportion that each Account's Annuity Value bears to the total Annuity Value of all Accounts. On each loan anniversary (or first business day thereafter, if the loan anniversary is not a business day), interest earned at 4% during the prior year will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.


PF 17039T                              Page 1

     Equitable will charge loan interest at an effective annual rate of 6% which is due on each loan anniversary. If annual loan interest (except interest due at the end of the loan term) is not received by Equitable's Processing Office within fifteen days after the due date, Equitable will deduct and treat as a partial withdrawal from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate an amount sufficient to pay the interest plus any applicable withdrawal charges and any required income tax withholding.

     The loan may be repaid in part on any loan anniversary, and may be repaid in full at any time on or after the first loan anniversary. However, any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount repaid from (i) the portion of the loan reserve account that earns 4% to (ii) the portion of the loan reserve account that earns the Guaranteed Interest Rate. Sixty days after a partial repayment is made, the amount repaid will be transferred from the loan reserve account to the Guaranteed Interest Account and may be withdrawn, transferred, or annuitized as described in the certificate.

     No partial withdrawals or transfers from the loan reserve account may be made by the Participant.

     Upon full repayment of the loan by the Participant, Equitable will credit the Guaranteed Interest Rate to the full loan reserve account. Sixty days after the loan is fully repaid, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.

     If the remaining loan principal and accrued interest are not paid on or prior to the end of the loan term, Equitable will deduct from the loan reserve account and treat as a partial withdrawal an amount sufficient to repay the principal and accrued interest, plus any applicable withdrawal charges and required income tax withholding. Sixty days after the end of the loan term, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Account and may be withdrawn, transferred or annuitized as described in the certificate.

     Upon annuitization prior to full repayment of the loan by the Participant, the Annuity Value of the Accounts maintained on behalf of such Participant will be reduced by the portion of the loan reserve account that earns interest at an effective annual rate of 4%.

     Upon termination of participation prior to full repayment of the loan by the Participant, Equitable will pay the Cash Value of the Accounts maintained on behalf of such Participant reduced by the portion of any loan reserve account that earns interest at an effective annual rate of 4%.

5. The new section, SECTION 2.10B LOANS ESTABLISHED JANUARY 1, 1987 OR LATER is added following SECTION 2.10A LOANS ESTABLISHED PRIOR TO JANUARY 1, 1987:

     SECTION 2.10B LOANS ESTABLISHED JANUARY 1, 1987 OR LATER. Unless otherwise restricted by the Plan, Agreement or the Code, the Participant may get a loan under the certificate before the Retirement Date. However, future restrictions in the Code may require revision or withdrawal of the loan provisions as provided below. The Participant's total Annuity Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date the Participant's loan agreement form is approved by Equitable.

     Beginning the first day of the third month following the effective date of the loan and quarterly on the first day of the month thereafter, loan payments must be made to Equitable. Such payments will be equal to the sum of (a) and (b) where

     (a) is the loan interest, calculated at an effective annual rate of 6%, and

     (b) is an amortized portion of loan principal.

     By each due date, if the amount of the loan payment is less than the amount due or the loan payment is not received at Equitable's Processing Office, Equitable will deduct and treat as a partial withdrawal from the loan reserve account an amount equal to the interest and principal payments due plus any applicable withdrawal charges and any required income tax withholding. Specifically, an amount equal to the principal payment will be deducted from the portion of the loan reserve account which earns interest at 4%, and an amount equal to the interest payment plus any applicable withdrawal charges and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate. Amounts deducted will be reportable to the IRS and other appropriate government authorities as taxable distributions. In addition, the Participant may be subject to a 10% penalty tax on the taxable portion of the amounts deducted.

     The amount of the loan may not be more than (i) 80% of the total Annuity Value under the certificate, if such total Annuity Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the total Annuity Value is greater than or equal to $12,500 and less than $20,000 and (iii) 50% of the total Annuity Value if the total Annuity Value is greater than or equal to $20,000, but in no event shall the loan amount exceed $50,000 less the highest outstanding loan balance under the certificate during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $3,000. The total Annuity Value is the value as of the loan effective date. Only one outstanding loan is permitted at a time under a certificate and the Participant will not be permitted to get a new loan until sixty days have elapsed since the prior loan was fully repaid, including all interest due. As a condition for granting a loan, Equitable will require the Participant to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified Plans of the Participant's Employer, does not exceed the greater of $10,000 or 50% of the value of the Participant's non-forfeitable accrued benefits, and in no event exceeds $50,000 less the highest outstanding balance of all loans from qualified Plans during the twelve month period ending on the day before the effective date of the loan. In addition, if participation under the certificate is pursuant to terms of a Plan established by the


PF 17039T                              Page 2
     employer, the provisions of the certificate requiring spousal consent in order to receive a loan will apply if the Participant is married.

     Equitable may also require the Participant to elect out of Federal income tax withholding with respect to any interest and/or loan principal that would otherwise be subject to withholding.

     The loan term will be either (i) 5 years or (ii) 10 years, if the Participant represents that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used as the principal residence of the Participant. In any event, the loan term may not extend beyond the earlier of (i) the Retirement Date, (ii) the date Equitable receives written notice to terminate the Participant's participation under the Contract pursuant to
     Section 2.06,  (iii) the date  Equitable  pays a death benefit  pursuant to
     Section 2.09, and (iv) any date provided for such loans by future Federal tax rules including acceleration of the loan repayment in order that the operation of the loan provisions do not adversely affect the tax treatment of the Contract. Future Federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above which may apply to existing ten year loans.

     On the loan effective date, Equitable will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at an effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in the certificate. The Participant may specify from which Accounts these amounts are to be transferred. In the absence of direction by the Participant, or if the Participant's directions cover only part of the amount required to be transferred to the loan reserve account, Equitable will transfer the required (or additional required) amounts from each Account based on the proportion that each Account's Annuity Value bears to the total Annuity Value of all Accounts. On the first day of the third month following the effective date of the loan and quarterly thereafter (or the first business day thereafter, if such day is not a business day), interest earned at the rate of 4% annually during the prior quarter will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

     The loan must be repaid in part on each quarterly due date and may be repaid in full at any time on or after the first loan anniversary and must include the full interest due. Any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of an amount equal to the principal repaid from (i) the portion of the loan reserve account that earns 4% to (ii) the portion of the loan reserve account that earns the Guaranteed Interest Rate. Sixty days after a partial repayment is made, the principal amount repaid will be transferred from the loan reserve account to the Fixed Income Account and may be withdrawn, transferred or annuitized as described in the certificate.

     No partial withdrawals or transfers from the loan reserve account may be made by the Participant.

     Upon full repayment of the loan by the Participant, Equitable will credit the Guaranteed Interest Rate to the full loan reserve account. Sixty days after the loan is fully repaid, any amounts remaining in the loan reserve account will be transferred to the Fixed Income Account and may be withdrawn, transferred or annuitized as described in the certificate.

     Upon annuitization prior to full repayment of the loan by the Participant, the Annuity Value of the Accounts maintained on behalf of such Participant will be reduced by the portion of the loan reserve account that earns interest at an effective annual rate of 4%.

     Upon termination of participation prior to full repayment of the loan by the Participant, Equitable will pay the Cash Value of the Accounts maintained on behalf of such Participant reduced by the portion of any loan reserve account that earns interest at an effective annual rate of 4%.



                        VICE PRESIDENT
SPECIMEN                AND SECRETARY           SPECIMEN               PRESIDENT


PF 17039T                              Page 3

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

For Participants covered under Plans issued in conjunction with optional retirement programs or Plans adopted by universities effective on your Participation Date, we have amended your Certificate issued under Group Annuity Contract No. 11930CT as follows:

1. With respect to PART I-- DEFINITIONS, SECTION 1.18 CASH VALUE is replaced by the following section:

     SECTION 1.18 CASH VALUE.

     No Withdrawal Charge: With respect to a Participant, when withdrawals are permitted under Section 2.07, the term "Cash Value" means an amount equal to the Annuity Account Value less any outstanding loan after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 1/2 years, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14B or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years. At other times, the Cash Value equals the Annuity Account Value less any outstanding loan and less a withdrawal charge.

     Withdrawal Charge: When withdrawals are permitted under Section 2.07, the withdrawal charge equals the lesser of (a) or (b) where;

     (a)  equals
          6% during Participation Years 1, 2, 3, 4 and 5
          5% during Participation Years 6, 7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during Participation Year 12
          0% thereafter
          of the excess of (i) the sum of the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.07.

     (b) in the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

2. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.07 PARTIAL WITHDRAWALS, the first paragraph is amended to read as follows:

     SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Agreement or the Plan, which ever is applicable, or to applicable laws and regulations, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Divisions before such Participant's Retirement Date.

3. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES is replaced by the following:


PF 17041T-U

NO WITHDRAWAL  CHARGE:  When and to the extent  withdrawals  are permitted under
Section 2.07, there will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B or (b) the Cash Value is equal to the Annuity Account Value less any outstanding loan, pursuant to Section 1.18.

WITHDRAWAL CHARGE: When and to the exert withdrawals are permitted under Section 2.07, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of
(a) or (b) where:

     (a)  is an amount equal to

          6% during Participation Years 1, 2, 3, 4 and 5
          5% during Participation Years 6, 7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during Participation Year 12
          0% thereafter
          of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

     (b) is the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

4. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.10A LOANS ESTABLISHED PRIOR TO JANUARY 1, 1987, the first sentence is amended to read as follows:

     The Participant is eligible for a loan under the Contract before the Retirement Date, if permitted by the Plan or Agreement and if not restricted by applicable laws and regulations.

5. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.10B LOANS ESTABLISHED JANUARY 1, 1987 OR LATER, the first sentence is amended to read as follows:

     The Participant is eligible for a loan under the Contract before the Retirement Date, if permitted by the Plan or Agreement and if not restricted by applicable laws and regulations.

6. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS, the first, second and third paragraphs are amended to read as follows:

     SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Account Value less any outstanding loan shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects
     (i) to receive the Cash Value of the certificate in a single sum, if such election is permitted by the Plan or Agreement, (ii) to receive not more than a specific percentage or dollar amount of the Cash Value of the certificate in a single sum (if permitted by the Plan or Agreement) and to apply the remainder of the Cash Value to provide an Annuity Benefit on any annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code, if such election is permitted by the Plan or Agreement or (iii) to apply such Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable and permitted by the Plan or Agreement, as elected by the Participant, subject to Equitable's rules then in effect and any other applicable requirements under the Code. A Participant can elect to divide the applicable value between a partial sum payment and an annuity form, if such election is in accordance with the Plan or Agreement.


PF 17041T-U

     Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

     If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.



                     VICE PRESIDENT
         SPECIMEN    AND SECRETARY                            SPECIMEN PRESIDENT


PF 17041T-U

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

For Participants covered under Plans issued in conjunction with optional retirement programs or Plans adopted by universities, effective on your Participation Date, we have amended your Certificate issued under Group Annuity Contract No. 11930CT as follows:

1. With respect to PART I - DEFINITIONS, SECTION 1.18 CASH VALUE is replaced by the following section:

     SECTION 1.18 CASH VALUE.

     NO WITHDRAWAL CHARGE: With respect to a Participant, when withdrawals are permitted under Section 2.07, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 1/2 years, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of properly completed settlement election form providing for the application of the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

     WITHDRAWAL CHARGE: When withdrawals are permitted under Section 2.07, the withdrawal charge equals the lesser of (a) or (b) where;

     (a) equals
         6% during Participation Years 1, 2, 3, 4 and 5
         5% during Participation Years 6,7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07B.

     (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

     The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

2. With respect to PART II - PARTICIPANT'S ACCOUNT, SECTION 2.07 PARTIAL WITHDRAWALS, the first paragraph is amended to read as follows:

     SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Agreement or the Plan, whichever is applicable, or to applicable laws and regulations, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.


PF17037T-U

3. With respect to PART II - PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES is replaced by the following:

     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, when and to the extent withdrawals are permitted under Section 2.07, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 1/2 years, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) the Participant attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase and Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less the applicable withdrawal charge.

4. With respect to PART II - PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the third paragraph is amended to read as follows:

     If the amount of the partial withdrawal requested is greater than the Free Corridor Amount, Equitable will, when and to the extent withdrawals are permitted under Section 2.07, (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

     (a) is an amount equals to
         6% during Participation Years 1, 2, 3, 4 and 5
         5% during Participation Years 6,7 and 8
         4% during Participation Year 9
         3% during Participation Year 10
         2% during Participation Year 11
         1% during Participation Year 12
         0% thereafter
         of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.


     (b) is the excess, if any, of (i) 8% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to this Section.

5. With respect to PART II - PARTICIPANT'S ACCOUNT, SECTION 2.10 LOANS, the first sentence is amended to read as follows:

     The Participant is eligible for a loan under the Contract before the Retirement Date, if permitted by the Plan or Agreement and if not restricted by applicable laws and regulations.

6. With respect to PART III - ANNUITY BENEFITS, SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS, the first, second and third paragraphs are amended to read as follows:




PF 17037T-U

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Accounts in a single sum, if such election is permitted by the Plan or Agreement, (ii) to receive not more than a specific percentage or dollar amount of the Cash Value of such Accounts in a single sum (if permitted by the Plan or Agreement) and to apply the remainder of the Cash Value to provide an Annuity Benefit on any annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code, if such election is permitted by the Plan or Agreement or (iii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable and permitted by the Plan or Agreement, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code. A Participant can elect to divide the applicable value between a partial sum payment and an annuity form, if such election is in accordance with the Plan or Agreement.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, unless such election is restricted by the Plan.



            Vice President
SPECIMEN    and Secretary                                     SPECIMEN President



PF 17037T-U

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Effective July 1, 1986, or your Participation Date, whichever is the later, we have amended your Certificate issued under Group Annuity Contract No. 11930CT as follows:

1.   With respect to PART 1 -- DEFINITIONS, the following section is added:

     SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.

2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

     NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in
     Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed
     Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.



                     Vice President
         SPECIMEN    and Secretary                      SPECIMEN    President


PF 17036T

            The Equitable Life Assurance Society Of The United States

Effective July 1, 1986, or your Participation Date, whichever is the later, your Certificate issued under Group Annuity Contract No. 11930CT is amended as follows:

With respect to Section 2.08 ANNUAL ADMINISTRATIVE CHARGE, the first paragraph is replaced by the following paragraph:

     As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i)
     (a) the Annuity Values of the Guaranteed Interest Account, Stock Account, Money Market Account, Balanced Account and Aggressive Stock Account and (b) the amount of any loan reserve account held, at the end of the Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07, 2.07A or 2.07B and from any loan reserve account, during that Participation Year. The charge will be allocated between (i) the Stock Account, (ii) Money Market Account, (iii) Balanced Account, (iv) Aggressive Stock Account and (v) the Guaranteed Interest Account and loan reserve account, in proportion to the Annuity Values of (i), (ii), (iii),
     (iv), and (v), at the end of the Participation Year. The portion of the charge attributable to (v) above will be first withdrawn from the Guaranteed Interest Account and then, if the Annuity Value of the Guaranteed Interest Account is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.



                        Vice President
SPECIMEN                and Secretary            SPECIMEN              President



PF 17032T

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



Your certificate issued under Group Annuity Contract No. 11930CT is amended as follows:

   With respect to the language on the front page, the following statement is deleted:

  "THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION."



                     VICE PRESIDENT
         SPECIMEN    AND SECRETARY                      SPECIMEN   PRESIDENT



PF17029T

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Effective as of January 1, 1985 or your Participation Date, whichever is later, we have amended the Certificate issued under Group Annuity Contract 11930CT as follows:

1.   Section 1.02B entitled "Plan" is amended to read as follows:

     "The term "Plan" means a program established by an Employer described in clause (ii) of Section 1.01, for the purchase of Annuities on behalf of employees under the Contract, which program is not exempt under 29 CFR 2510.3-2(f) and is therefore an "employee pension benefit plan" subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") as it may be amended from time to time."

2.   Section 1.03 entitled "Annuity" is amended to read as follows:

     "The term "Annuity" means an annuity purchased in accordance with the terms of an Agreement, Plan, or program, which annuity meets the requirements of
     Section 403(b) of the Code."

3. In Section 1.11 entitled "Retirement Date" a new paragraph is added to read as follows:

     "If participation under the Contract is pursuant to the terms of a Plan, the designation of, and any election to change the Retirement Date under this Section 1.11 shall be made by the Participant in accordance with this
     Section 1.11 and the terms of the Plan."

4. Section 2.06 entitled "Termination of Participation" is amended by the addition of the following paragraph immediately after the end of the first paragraph:

     "In the event a Participant terminates participation under the Contract pursuant to this Section 2.06, the Cash Values payable to such Participant are not reduced by any withdrawal charges (as described in Section 1.18), and the Participant is not a Participant in a Plan or Program that restricts or imposes a penalty on such termination, then the Participant will not be permitted to resume making Contributions under the Contract for a period of twelve consecutive months following the date of termination. The Participant may resume making Contributions on the first day of the month coinciding with or next following the end of the twelve month period."

5.   New Section 3.06 is added to read as follows:

     SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS APPLICABLE TO PLANS.

     "If participation under the Contract is pursuant to the terms of a Plan, then the provisions of this Section 3.06 shall supersede any contrary provisions in the Contract and Certificate.

     "Unless a married Participant and the Participant's spouse elect otherwise in accordance with the terms of the Plan and as provided in this Section 3.06, as of a Participant's Retirement Date, the Annuity Values of a Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Accounts shall be paid to the Participant in the form of a `Qualified Joint and Survivor Annuity.' A `Qualified Joint and Survivor Annuity' is an Annuity Benefit for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than 50% and not more than 100% of the annuity which is payable during the joint lives of the Participant and the Participant's spouse. If the Participant is not married and does not elect otherwise, the Annuity Values shall be paid in the form of a life annuity.

     "In addition, unless an optional form of benefit is elected pursuant to the terms of the Plan and this Section 3.06, if a married Participant dies before payment of the Participant's Annuity Values or Cash Values have commenced, then the death benefit described in Section 2.09, shall be paid in the form of a life annuity for the Participant's spouse.


PF 17024T

     "The Participant may elect, on a form acceptable to his Employer and Equitable, within the 90 consecutive day period before the date as of which payment of the Annuity Values is to commence, not to receive payment in the form of a Qualified Joint and Survivor Annuity, or, if the Participant is unmarried, a life annuity, in which case the Participant may elect to receive the Annuity Values or Cash Values, as the case may be, in any other form of payment available under the terms of the Plan and this Contract. The Participant may also elect, on a form acceptable to his Employer and Equitable, on the first day of the Plan year in which the Participant turns age 35 (or the date on which the Participant ceases to work for the employer if earlier) for a Beneficiary other than the Participant's spouse to receive the death benefit. An election under either of the two preceding sentences must be consented to by the Participant's spouse in writing before a notary or a representative of the Plan and must be limited to a benefit for a specific Beneficiary. However, no spousal consent will be required if the Participant can prove to the satisfaction of the Employer and Equitable, that the Participant has no spouse or else that the spouse cannot be located. Each election to designate a Beneficiary other than the Participant's spouse must be consented to by the spouse and any election made under this paragraph to waive the spouse's benefits may be revoked without the consent of the spouse at any time prior to the date as of which payments commence. Any consent to waive the spouse's benefits shall be valid only with regard to the spouse who signs it. Any new waiver or change of Beneficiary will require a new spousal consent.

     "The provisions requiring spousal consent in this Section 3.06 shall also apply with regard to a Participant's election to terminate participation or make partial withdrawals pursuant to Sections 2.06 and 2.07 and with regard to a Participant's taking a loan against the Cash Values of his Accounts. A spouse's written consent, witnessed by a representative of the Plan or notary, must be given on a form acceptable to the Employer and Equitable, within the 90 consecutive day period prior to such payment, withdrawal, or loan, unless the Participant can show that the Participant has no spouse or that the spouse cannot be located.

     "If the Annuity Values applied to provide the spousal benefits on the date payment is to commence are in the aggregate less than $3,500, Equitable may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or life annuity as described herein. Upon any payment made pursuant to this Section 3.06, Equitable will be released from any and all liability for payment with respect to the Contributions made for the Participant."



                        Vice President
SPECIMEN                and Secretary            SPECIMEN              President



PF 17024T

[EQUITABLE LOGO]       THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                           1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019


                            EQUI-PENSION-GV CONTRACT


GROUP ANNUITY CONTRACT NO. 11931 CH

CONTRACT HOLDER: UNITED STATES TRUST COMPANY OF NEW YORK

CONTRACT CHANGE DATE:  DECEMBER 31, 1984

The Initial Guaranteed Interest Rate is 10% and is effective until December 31, 1980. The Guaranteed Interest Rate after December 31, 1980 for a Class of Participants will be established before the beginning of each calendar year, but will not be less than the Minimum Guaranteed Interest Rate for such year and Class of Participants.

This contract ("the Contract") is issued in consideration of the payment to Equitable of the contributions made under the Contract.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.

FOR THE CONTRACT HOLDER:                    FOR THE EQUITABLE:


By       /s/ [Signature Unreadable]         By      /s/ Coy Eklund
     ...............................          ..................................
                                                         President


Title    Vice President                     By      /s/ Rodney L. Enochs
     ...............................          ..................................
                                                 Vice President and Secretary


Dated    3/7/80                             Date of Issue   March 7, 1980
     ...............................                     .......................


At       New York, New York
  ..................................
          (Head Office)


No 11931 CH                                                        PARTICIPATING

                      This page 2 reserved for information

                         in connection with the issuance

                      of certificates under this Contract.

                      This page 3 reserved for information

                         in connection with the issuance

                      of certificates under this Contract.

                               PART I - DEFINITIONS

SECTION 1.01 EMPLOYER
The term "Employer" means the sole proprietor or the partnership adopting the Plan, or any successor unincorporated trade or business that assumes in writing the obligations of the Plan. The Plan is adopted by the Employer's execution of the Adoption Statement which constitutes a part of the Plan and pursuant to which the Employer adopts the Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02 PLAN

The term "Plan" means the HR-10 Group Annuity/Profit Sharing Plan with Optional Life Insurance, a master profit sharing plan for self-employed individuals and their employees sponsored by Equitable which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401(a) of the Code.

SECTION 1.03 ANNUITY
The term "Annuity" means an annuity purchased in accordance with the terms of the Plan if the Plan, as adopted by the Employer, meets the requirements for qualification under Section 401(a) of the Code.

SECTION 1.04 ANNUITY BENEFIT
The TERM  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.03 of the contract.

SECTION 1.05 PARTICIPANT
The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.06 CONTRIBUTION
The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07 PARTICIPATION DATE
The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR
The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS
Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE
For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrance of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

SECTION 1.11 RETIREMENT DATE
The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date of attainment of age 59 years and six months nor shall be later than the date of attainment of age 70 years and six months. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM
The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM
The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 LIFE ANNUITY FORM
The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.15 ANNUITY VALUE
The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account means the amount in such Account pursuant to Section 2.02.

SECTION 1.16 CASH VALUE
With respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the greater of (a) 94% of the Annuity Value of such Account and (b) the Annuity Value of such Account minus an amount equal to the excess, if any, of
(i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to
Section 2.05.

With respect to a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after such Participant attains age 59 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the Annuity Value of such Account minus an amount equal to the lesser of (a) and (b) where:

(a) is the sum of: (1) 2% of the excess, if any, of (i) the first $10,000 of Separate Account Transfers over (ii) the cumulative total of any previous withdrawals made pursuant to subsection (a) of the third paragraph of
     Section 2.05 and (2) 6% of the excess, if any, of (i) the Annuity Value over (ii) the total amount of Separate Account Transfers minus the cumulative total of any withdrawals made pursuant to Section 2.05 (but such amount shall not be less than zero).


(b) is the excess, if any, of: (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation

     Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Section 2.05.

SECTION 1.17 CODE
The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.18 SEPARATE ACCOUNT TRANSFERS
The term "Separate Account Transfers" with respect to a Participant means the amount of cash value(s) transferred to the Contract from separate investment account(s) maintained by Equitable, pursuant to Section 2.01.


                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS
The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan. The Employer is to specify the Participant with respect to whom each such Contribution is being made.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable, and by the amount of any applicable deduction in accordance with Section 2.08.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a plan covering self-employed individuals which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401(a) of the Code, as modified by Section 401(d) of the Code ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 GUARANTEED INTEREST ACCOUNT
Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.01 and Section 2.03 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Section 2.05 and Section 2.06 from such Account and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.01 and less the sum of all amounts that have been withdrawn form such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to the Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year less the sum of all amounts withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.04.


No. 11931 H                            Page 6

SECTION 2.03 ALLOCATION TO ACCOUNT
Such Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received such Contribution, to the Guaranteed Interest Account.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of withdrawal pursuant to Sections 2.05 and 2.07, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, and upon termination of participation pursuant to
Section 2.04.

SECTION 2.04 TERMINATION OF PARTICIPATION
Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, pay such Annuity Value and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) such Annuity Value is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Value or Annuity Value, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Value or Annuity Value arose.

SECTION 2.05 PARTIAL WITHDRAWALS
Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

With respected to partial withdrawals requested by a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will equal the lesser of (a) 6% of the total amount to be withdrawn from the Account pursuant to this Section (including such charge) and
(b) the excess, if any, of (i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

With respect to partial withdrawals requested by a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after such Participant's attainment of age 59 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will be an amount equal to the sum of the charges described in subsections (a) and (b) below; provided, however, that in no event will such withdrawal charge exceed an amount described in subsection (c) below:

(a) With respect to the amount of any withdrawal made up to the excess, if any, of (1) the cumulative total of all Separate Account Transfers made on the Participant's behalf over

     (2) the cumulative total of prior withdrawals made to which the withdrawal charge described in this subsection was applied, an amount equal to the lesser of (i) 2% of the total amount to be withdrawn pursuant to this subsection (including such charge) and (ii) $200 minus the cumulative total of any prior withdrawal charges made pursuant to this subsection.

(b) With respect to any withdrawal made to which the withdrawal charge described in subsection (a) does not apply, 6% of such amount to be withdrawn (including such charge).

(c) is the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Upon withdrawal pursuant to either of the preceding two paragraphs, Equitable will pay the lesser of the Cash Value of such Account or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant.

Upon any payment to a Participant  pursuant to this Section,  Equitable  will be
released   from  any  and  all  liability  for  payments  with  respect  to  the
Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to this Section may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Account made pursuant to this Section would result in an Annuity Value of less than $200, Equitable will withdraw the Annuity Value of the Account, pay the Cash Value of the Account to the Participant, and will terminate such Participant's participation under the contract.

SECTION 2.06 ANNUAL ADMINISTRATIVE CHARGE
As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 and 2% of the sum of (i) the Annuity Value of the Guaranteed Interest Account at the end of that Participation Year and (ii) any withdrawals made from such Account pursuant to Section 2.05 during that Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Value of such Participant's Account pursuant to Section 3.02, or upon termination of such Account pursuant to Section 2.04 or Section 2.07 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.07 DEATH BENEFIT
If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while an Account for such Participant is maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the Annuity Value of the Guaranteed Interest Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to
Section 2.01 (before reduction pursuant to said Section) less an adjustment for any withdrawals made pursuant to Section 2.05 from the Account maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Value then in the Guaranteed Interest Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Value arose.

SECTION 2.08  CHANGE OF DEDUCTIONS FOR NEW PARTICIPANTS
Equitable reserves the right to make deductions to the extent permitted by applicable law from Contributions made on behalf of new Participants at any time on or after the Contract Change Date, by as least 90 days advance written notice to the Contract Holder and by amendment to the Contract. Equitable will thereupon establish a new Contract Change Date which shall be at least 5 years later.

Equitable may lower the amount of the administrative charge described in Section
2.06 for new Participants at any time, by at least 15 days advance written notice to the Contract Holder.

SECTION 2.09 CHANGE OF DEDUCTIONS AND CHARGES FOR EXISTING PARTICIPANTS Equitable may lower the amount of the administrative charge described in Section
2.06 for existing Participants at any time, by at 15 days advance written notice to the Contract Holder and to such Participants.


                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY  BENEFIT
The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to a payee pursuant to Section 3.03.

SECTION 3.02 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS
As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Value of such Participant's Guaranteed Interest Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects(i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.03, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.04 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value of such Participant's Guaranteed Interest Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.03 and
3.04. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.03 AMOUNT OF ANNUITY BENEFIT
If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.02 to receive an Annuity Benefit in lieu of the Cash Value of the Guaranteed Interest Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Value of such Account if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash
Value of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by the amount, as determined by Equitable, of any applicable tax on annuity considerations. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of a Participant for whom cash value(s) of existing contract(s) issued by Equitable was (were) transferred to the Contract pursuant to Section 2.01, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable was (were) transferred to the Contract, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4 % interest and the 1971 ELAS Mortality Table.

SECTION 3.04 PAYMENT OF ANNUITY BENEFITS
Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of a least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.02 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.02.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLE OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                 SURVIVOR LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
   Male                                                          Female Age
   Age         60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.58      4.64       4.70       4.76      4.82       4.88       4.94       5.00      5.05       5.11
    61        4.55       4.62      4.68       4.74       4.81      4.87       4.93       5.00       5.06      5.12       5.18
    62        4.58       4.65      4.72       4.78       4.85      4.92       4.99       5.05       5.12      5.19       5.25
    63        4.61       4.68      4.75       4.82       4.89      4.97       5.04       5.11       5.18      5.25       5.32
    64        4.64       4.71      4.79       4.86       4.94      5.01       5.09       5.17       5.24      5.32       5.40

    65        4.67       4.74      4.82       4.90       4.98      5.06       5.14       5.22       5.30      5.38       5.47
    66        4.69       4.77      4.85       4.93       5.02      5.10       5.18       5.27       5.35      5.44       5.53
    67        4.72       4.80      4.88       4.97       5.05      5.14       5.23       5.31       5.40      5.50       5.59
    68        4.74       4.82      4.91       5.00       5.09      5.18       5.27       5.36       5.45      5.55       5.65
    69        4.76       4.85      4.94       5.03       5.12      5.22       5.31       5.41       5.50      5.60       5.71

    70        4.78       4.87      4.96       5.06       5.16      5.26       5.36       5.45       5.56      5.66       5.76
------------------------------------------------------------------------------------------------------------------------------------

             FIXED ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

--------------------------------------------------------------------------------
           Age                        Males                     Females
--------------------------------------------------------------------------------
            60                        5.88                       4.99
            61                        6.04                       5.11
            62                        6.21                       5.24
            63                        6.38                       5.38
            64                        6.57                       5.53
            65                        6.77                       5.68

            66                        6.98                       5.84
            67                        7.19                       6.01
            68                        7.42                       6.20
            69                        7.67                       6.39
            70                        7.93                       6.61
--------------------------------------------------------------------------------

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.


                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT

The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The Provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section
4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE
Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY
The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS
The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY
Each participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.07. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.07 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION
In   the  event   that  an   annuity  purchased  hereunder  with  respect  to  a
Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS
Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT
Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Section 2.05 and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

SECTION 4.09 ANNUAL NOTICE
At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the Cash Value of the Guaranteed Interest Account, and (3) the amount of death benefit payable with respect to the Participant.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY
The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed Interest Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE AND SEX
If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

Attached to and made part of Group Annuity Contract No. 11931CH between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 15, 1981, said contract is amended as follows:

1. Contributions made to the contract, less applicable premium taxes, as determined by Equitable, may be allocated to the Guaranteed Interest Account or Stock Account maintained for the Participant, or in part to both, as directed by the Participant.

2. At the Retirement Date, if the Participant is then living, the amount in the Guaranteed Interest Account and Stock Account will be applied to provide the Participant with an Annuity Benefit or Cash Value Benefit.

3. ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN A SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

   THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE SEPARATE ACCOUNT IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.20 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

   THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.



PF 14103CH                            Page 1

4. The following provisions are added to your Certificate.

                          To Part 1 of your Certificate

   SECTION 1.05A EXISTING PARTICIPANT

   The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contract(s) issued by Equitable is (are) eligible to be transferred to the Contract pursuant to Section 2.01.

   SECTION 1.05B NEW PARTICIPANT

   The term "New Participant" means a Participant who is not an Existing Participant.

   SECTION 1.14B ELIGIBLE ANNUITY CERTAIN

   The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

   SECTION 1.19 THE SEPARATE ACCOUNT

   The Term "Separate Account" means Separate Account A, a separate investment account maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts. Equitable reserves the right to withdraw from the Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the term "Separate Account" in the Contract shall mean such other separate account to which the withdrawn assets were allocated.

   It is contemplated that investments in the Separate Account will, at most times, consist primarily of common stock and other equity-type investments. Equitable may, however, at its discretion invest the assets of the Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

   In lieu of making such investments directly, Equitable reserves the right to operate the Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

   Equitable reserves the right: (i) to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time; and
   (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Account.

   Assets of the Separate Account attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.20.

   The assets of the Separate Account are the property of Equitable; however, the portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Account in excess of such reserves and contract liabilities to the general account of Equitable.

   SECTION 1.20 DEFINITIONS RELATING TO THE SEPARATE ACCOUNT

   VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A



PF 14103CH                            Page 2
   business day is any day on which there is a sufficient degree of trading in the portfolio securities of the Separate Account that the Accumulation Unit Value or Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in the Separate Account, as determined by Equitable.

   NET INVESTMENT FACTOR: For the Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

   (a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus
       (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

   (b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

   (c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

      The value of the assets in the Separate Account, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

   ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account in the Separate Account on or before the Retirement Date.

   NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Value for the Separate Account has been established at $10.00 as of November 1, 1968. The New Accumulation Unit Value for each subsequent Valuation Period is the New Accumulation Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such subsequent Valuation Period.

   ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Separate Account under a Variable Annuity Benefit.

   NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value has been established at $1.00 on November 1, 1968. The New Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately Preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

   AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit Value for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

                         To Part II of your Certificate

   SECOND 2.10 STOCK ACCOUNT

   Equitable maintains a Stock Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to a Stock Account becomes part of the Separate Account. Any amount withdrawn from a Stock Account will no longer be part of the Separate Account.

   On any date when an amount is allocated to or withdrawn from a Stock Account, the Stock Ac-



PF 14103CH                            Page 3
   count will be credited or charged, as the case may be, with a number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date. The number of Accumulation Units in a Stock Account on any date is equal to (i) the sum of any Accumulation Units that have been credited to the Stock Account minus (ii) the sum of any Accumulation Units that have been charged to the Stock Account. The amount in a Stock Account on any date is equal to the product of (i) the number of Accumulation Units in the Stock Account on that date and (ii) the Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date.

   SECTION 2.11 TRANSFERS BETWEEN ACCOUNTS

      At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or a part of the amounts from the Stock Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or may transfer all or a part of the amounts in the Guaranteed Interest Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of (i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer.

                         To Part III of your Certificate

   SECTION 3.04 VARIABLE ANNUITY BENEFIT

   The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Separate Account.

   The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.03. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

5. The following sections of your Certificate are amended or modified as follows:

   A. Section 1.15, ANNUITY VALUE, is amended to provide that the "Annuity Value" with respect to a Participant's Guaranteed Interest Account and Stock Account shall mean the amounts in such Accounts described in Section
      2.02 and 2.10.

   B. Section 1.16, CASH VALUE, shall read as follows:

      SECTION 1.16 CASH VALUE - NEW PARTICIPANTS

      NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or
      (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.


PF 14103CH                            Page 4

      WITHDRAWAL  CHARGE  WITHIN  FIRST  FIVE  YEARS:   Within  the  first  five
      Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

      (a) equals 6% of the sum of the Annuity Values of such Accounts.

      (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections
          2.05 and 2.05A.

      WITHDRAWAL  CHARGE  AFTER  FIVE  YEARS:   After  the  completion  of  five
      Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

      (a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.05C.

      (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05A.

      The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

      SECTION 1.16B CASH VALUE - EXISTING PARTICIPANTS

      NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or
      (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

      WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

      (a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.05B) that have not previously been withdrawn pursuant to Section 2.05 and 2.05B.

      (b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Section 2.05B) that have not previously been withdrawn pursuant to
          Section 2.05 and 2.05B.

      (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to
          Section 2.05 and 2.05B.

      WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.05B, the Free Corridor Amount defined in
      Section 2.05C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the


PF 14103CH                            Page 5
      charges described in subsection (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

      (d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.05 and 2.05B.

      (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Section 2.05 and 2.05B.

      The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

   C. Section 1.18, SEPARATE ACCOUNT TRANSFERS, shall read as follows:

      SECTION 1.18 EQUITABLE TRANSFERRED FUNDS

      The Term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable, pursuant to Section 2.01.

   D. The second paragraph of Section 2.02, GUARANTEED INTEREST ACCOUNT, is amended as follows:

      a. References to Section 2.05 are replaced by Sections 2.05, 2.05A and 2.05B.

      b. The amount in the Guaranteed Interest Account at any time includes the amount transferred into the Account and does not include amounts withdrawn or transferred out of such Account.

   E. The  Sections  entitled  TERMINATION  OF  PARTICIPATION   (2.04),   ANNUAL
      ADMINISTRATIVE CHARGE (2.06), DEATH BENEFIT (2.07), ELECTION AND COMMENCEMENT OF ANNUITY PAYMENTS (3.02), and CONTRACT HOLDER RESPONSIBILITY (4.10) are amended to change the term "Guaranteed Interest Account" wherever it appears to "Guaranteed Interest Account and Stock Account."

   F. Section 2.03, ALLOCATION TO ACCOUNT, shall read as follows:

      SECTION 2.03 ALLOCATION TO ACCOUNT

      Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, or Stock Account, or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

      Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or the Stock Account pursuant to Section 2.11 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

      Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05, 2.05A, 2.05B and 2.11 at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.04, and upon death of the Participation pursuant to Section 2.07.


PF 14103CH                            Page 6

   G. Section 2.05, PARTIAL WITHDRAWALS, shall read as follows:

      SECTION 2.05 PARTIAL WITHDRAWALS

      Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

      Upon withdrawal pursuant to Section 2.05, 2.05A or 2.05B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn, (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

      Upon any payment to a Participant pursuant to Section 2.05, 2.05A or 2.05B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

      Payments to the Participant pursuant to Section 2.05, 2.05A or 2.05B may be deferred by Equitable in accordance with the provisions of Section 4.08.

      Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.05, 2.05A or 2.05B would result in total Annuity Values of less than $200, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed
      Interest Account and Stock Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant enrolled in this Contract on or after the effective date of this rider, the $200 amount stated above shall be $500.

      SECTION 2.05A PARTIAL WITHDRAWALS - NEW PARTICIPANTS

      NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

      WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

      (a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts pursuant to this paragraph (including such charge)

      (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

      WITHDRAWAL  CHARGE  AFTER  FIVE  YEARS:   After  the  completion  of  five
      Participant Years with respect to the Participant, there will be no withdrawal charge if the


PF 14103CH                            Page 7
      amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

      If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

      (a) is an amount equal to 6% of the amount withdrawn pursuant to (ii) of the preceding sentence including such charge, and

      (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over
          (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

      SECTION 2.05B PARTIAL WITHDRAWAL - EXISTING PARTICIPANTS

      NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

      PREFERRED  WITHDRAWABLE  AMOUNT:  This is an amount equal to the lesser of
      (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

      FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of (a) the total of Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

      REGULAR   WITHDRAWAL   AMOUNT:   This  is  the  cumulative  total  of  all
      Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

      ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn,
      (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

      WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in sub-sections (a), (b), (c) and
      (d) below:

      (a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

      (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

      (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

      (d) With respect to any  withdrawals  of amounts other than the amounts in
          (a), (b) and (c) above, no charge.

      WITHDRAWABLE CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Partici-



PF 14103CH                            Page 8
      pant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

      If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b), (c), and (d) above; provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

      Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawal Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

      SECTION 2.05C FREE CORRIDOR AMOUNT

      The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.05, 2.05A or 2.05B in the current Participation Year with respect to the Participant.

   H. The first paragraph of Section 2.06, ANNUAL ADMINISTRATIVE CHARGE, is amended by adding the following:

      The charge will be allocated between the Stock Account and the Guaranteed Interest Account in proportion to the Annuity Values of such Accounts at the end of the Participation Year.

   I. Section 2.08, Change of Deductions for New Participants, is deleted as of August 1, 1981 and Section 2.09, Change of Deductions and Charges for Existing Participants, shall not apply to Participants enrolled on or after August 1, 1981.

   J. With respect to Section 3.03, AMOUNT OF ANNUITY BENEFITS,

      a. Wherever the term "Guaranteed Interest Account" appears, it shall be changed to "Guaranteed Interest and Stock Account."

      b. The second and third sentences of paragraph 2 shall apply to a Participant who has completed five Participation Years and to an Existing Participant (as defined in Part I of this rider).

      c. Paragraph 3 shall apply to a New Participant (as defined in Part I of this rider) before the completion of five Participation Years.

      d. The last two paragraphs have been amended to provide that any Variable Annuity Benefit shall be calculated by Equitable on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.20.


PF 14103CH                            Page 9

   K. Section 3.04 PAYMENT OF ANNUITY PAYMENTS, is amended by the addition of the following:

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
         LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE OF
                        NET INVESTMENT RETURN OF 3 1/2%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE    -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        4.31       4.35       4.39      4.43       4.47       4.51      4.55       4.59       4.63       4.67      4.71
    61        4.35       4.39       4.43      4.48       4.52       4.56      4.61       4.65       4.69       4.73      4.78
    62        4.39       4.43       4.48      4.52       4.57       4.61      4.66       4.71       4.75       4.80      4.85
    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92
    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99

    65        4.50       4.56       4.61      4.66       4.72       4.78      4.83       4.89       4.95       5.01      5.07
    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14
    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22
    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29
    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37

    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
----------------------------------------------------------------------------------------------------------------------------------



           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
         LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE OF
                           NET INVESTMENT RETURN OF 5%

              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
                                                             FEMALE AGE
   MALE    -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
           -----------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58
    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64
    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71
    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78
    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85

    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92
    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99
    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06
    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.14
    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.21

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
----------------------------------------------------------------------------------------------------------------------------------


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM

              (Minimum Monthly Income per $1,000 of Annuity Value)

    VARIABLE ANNUITY BENEFIT IF ASSUMED BASE RATE OF NET INVESTMENT RETURN IS
    ------------------------------------------------------------------------

                        3 1/2%                                   5%
                        ------                                   --
AGE            MALES             FEMALES             MALES               FEMALES
---            -----             -------             -----               -------
 60            5.43               4.80                6.36                 5.70
 61            5.57               4.90                6.50                 5.81
 62            5.72               5.01                6.65                 5.91
 63            5.88               5.13                6.81                 6.03
 64            6.05               5.25                6.97                 6.15
 65            6.23               5.39                7.16                 6.28

 66            6.43               5.54                7.35                 6.43
 67            6.64               5.70                7.56                 6.58
 68            6.87               5.87                7.79                 6.76
 69            7.11               6.06                8.03                 6.95
 70            7.38               6.27                8.30                 7.15

      Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

   L. Section 4.08 DEFERMENT, shall read as follows:

      SECTION 4.08 DEFERMENT

      Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

      Except as provided in this Section, payments by Equitable from the Participant's Stock Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.04, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04.

      During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right:


PF 14103CH                           Page 10

      (a) to defer determination of Cash Values or Annuity Values and payment of
          Cash  Values  and  Annuity  Values,   arising  from  an  amount  in  a
          Participant's Stock Account;

      (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account;

      (c) to defer the payment of any variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

      (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

   M. Section 4.09, ANNUAL NOTICE, shall read as follows:

      SECTION 4.09 ANNUAL NOTICE

      At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, (3) the New Accumulation Unit Value, (4) the sum of the Cash Values of the Guaranteed Interest Account and the Stock Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE

By    /s/ Signature Unreadable              By     /s/ Coy Eklund
  -----------------------------------           --------------------------------
                                                    President

Title S/V/P                                 By     /s/ Rodney L. Enochs
      -------------------------------           --------------------------------
                                                    Vice President and Secretary

Dated 8/12/81                               Date of Issuance       Aug 12 1981
      -------------------------------                         ------------------

At    N.Y., N.Y.
  -----------------------------------






PF 14103CH                           Page 11

Attached to and made part of Group Annuity Contract No. 11931CH between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective April 15, 1982, said contract and riders are amended as follows:

o Contributions made to the Contract after deduction of any applicable taxes, will be allocated to the Stock Account, Money Market Account or the Guaranteed Interest Account maintained for the Participant, in accordance with Sections
  2.02 and 2.03, or in part to any one, as directed by the Participant.

o The amount in the Stock Account, Money Market Account and the Guaranteed Interest Account will be applied at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

o The Participant will have other rights and benefits as described herein.

ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT; EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.

PF 14113CH

                      This page 2 reserved for information
                      in connection with the issuance of
                      certificates under this Contract.

                      This page 3 reserved for information
                      in connection with the issuance of
                      certificates under this Contract.

                              PART 1 - DEFINITIONS

SECTION 1.01 EMPLOYER
The term "Employer" means the sole proprietor or the partnership adopting the Plan, or any successor unincorporated trade or business that assumes in writing the obligations of the Plan. The Plan is adopted by the Employer's execution of the Adoption Statement which constitutes a part of the Plan and pursuant to which the Employer adopts the Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02 PLAN
The term "Plan" means the HR-10 Group Annuity Pension Plan with Optional Life Insurance, a master pension plan for self-employed individuals and their employees sponsored by Equitable which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401(a) of the Code.

SECTION 1.03 ANNUITY
The term "Annuity" means an annuity purchased in accordance with the terms of the Plan if the Plan, as adopted by the Employer, meets the requirements for qualification under Section 401(a) of the Code.

SECTION 1.04 ANNUITY BENEFIT
The term  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.04 of the Contract.



PF 14113CH                           Page 4

SECTION 1.05A PARTICIPANT
The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.05B EXISTING PARTICIPANT
The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contract(s) issued by Equitable were eligible to be transferred to the Contract pursuant to Section 2.01 and who was enrolled under the Contract on or prior to April 14, 1982.

SECTION 1.05C NEW PARTICIPANT
The  term  "New  Participant"  means  a  Participant  who  is  not  an  Existing
Participant.

SECTION 1.06 CONTRIBUTION
The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07 PARTICIPATION DATE
The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR
The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS
Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE
For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year) next succeeding the end of the period for which an established



PF 14113CH                           Page 5

Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11 RETIREMENT DATE
The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date of attainment of age 59 years and six months nor shall be later than the date of attainment of age 70 years and six months. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM
The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM
The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A LIFE ANNUITY FORM
The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14B ELIGIBLE ANNUITY CERTAIN
The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.15 THE SEPARATE ACCOUNTS
The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:


       Name                               Investments
       ----                               -----------

Separate Account A                    Primarily common
                                      stock and other
                                      equity-type investments.

Separate Account E                    Primarily short-term money
                                      market instruments.


Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may,



PF 14113CH                           Page 6
however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under the direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other person who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the Rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS

EVALUATION PERIOD: Each business day together with any non-business day or consecutive non-busniess day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account:

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial account, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account or Money Market Account on or before the Retirement Date.

PF 14113CH                           Page 7

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

     Account                   Value                     Date
     -------                   -----                     ----
Separate Account A            $ 10.00            As of November 1, 1968
Separate Account E            $ 10.00            As of September 4, 1974

The new Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values of the Valuation Periods ending in such month.

SECTION 1.17 ANNUITY VALUE
The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account, Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18A CASH VALUE -- NEW PARTICIPANTS
NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to a new Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and
(b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in
Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals 6% of the sum of the Annuity Values of such Accounts.

(b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect the Participant, the withdrawal charge equals the lesser of
(a) or (b) where:

(a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Year over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.97 and 2.07A.

PF 14113CH                           Page 8

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.18B CASH VALUE -- EXISTING PARTICIPANTS
NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

(a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

(b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

(c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

     WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in
     Section 2.07C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

(d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

(e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.19 CODE
The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.20 EQUITABLE TRANSFERRED FUNDS
The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable pursuant to Section 2.01.

PF 14113CH                           Page 9

                         PART II -- PARTICIPANT'S ACCOUNT


SECTION 2.01 CONTRIBUTIONS
The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan. The Employer is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Money Market Account and the Guaranteed Interest Account.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a plan covering self-employed individuals which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401(a) of the Code, as modified by Section 401(d) of the Code ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined be Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits which such Participant is entitled under the Contract.

SECTION 2.02 STOCK AND MONEY MARKET ACCOUNTS
Equitable maintains a Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (i) Stock Account becomes part of Separate Account A, and (ii) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.

SECTION 2.03 GUARANTEED INTEREST ACCOUNT
Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and 2.07B, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account, at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.07B, and transferred from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account , the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A and 2.07B, and Section 2.05, all accumulated at 3% interest, compounded annually.


PF 14113CH                           Page 10

A Guaranteed  Interest  Account for a Participant  terminated on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION  2.04  ALLOCATION  TO ACCOUNT
Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07, 2.07A, and 2.07B at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS At any time before a Participant's Retirement Date, such Participant, upon written request, (i) may transfer all or a part of the amounts from the Stock Account or Money Market Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or (ii) may transfer all or a part of the amounts in the Guaranteed Interest Account or Money Market Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of (i) the date specified in such request, and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account or the Stock Account maintained for the Participant to the Money Market Account.

SECTION 2.06 TERMINATION OF PARTICIPATION
Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed interest Account, Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS
Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07, 2.07A or 2.07B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to


PF 14113CH                           Page 11
such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment to a Participant pursuant to Section 2.07, 207A, or 2.07B, equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to Section 2.07, 207A or 2.07B may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.07, 207A or 2.07B would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant was enrolled in this Contract prior to August 15, 1981, the $500 amount stated above shall be $200.

SECTION 2.07A PARTIAL WITHDRAWALS -- NEW PARTICIPANTS NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

(b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (iii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

SECTION 2.07B  PARTIAL WITHDRAWAL -- EXISTING PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account,



PF 14113CH                      Page 12

Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

PREFERRED WITHDRAWABLE AMOUNT: This is an amount equal to the lesser of (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

REGULAR WITHDRAWABLE AMOUNT: This is the cumulative total of all Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn, (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b) and (c) above are withdrawn.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a), (b), (c) and (d) below:

(a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

(b)  With respect to any withdrawals of Free Withdrawable Amounts, no charge.

(c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

(d)  With respect to any  withdrawals  of amounts other than the amounts in (a),
     (b) and (c) above, no charge.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b) (c), and (d) above; provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of
(1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and
(4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

SECTION 2.07C  FREE CORRIDOR AMOUNT
The term "Free Corridor Amount" with respect to a Participant who has completed five Participation



PF 14113CH                          Page 13

Years means an amount equal to the excess, if any of (i) 10% of the sum of the Annuity Values of the Stock Account, Money Market Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07, 2.07A or 2.07B in the current Participation Year with respect to the Participant.

SECTION 2.08   ANNUAL ADMINISTRATIVE CHARGE
As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, and annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account at the end of that Participation Year and (iii) any withdrawals made from such Accounts pursuant to Section 2.07, 2.07A and 2.07B during that Participation Year. The charge will be allocated between the Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT If the Employer reports to Equitable, or if Equitable otherwise ascertain, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable , upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant or (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07, 2.07A and 2.07B from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of the Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account, Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.



PF 14113CH                          Page 14

                          PART III -- ANNUITY BENEFITS

SECTION ___ ___ANNUITY  BENEFIT
The term fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to ___ payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity provided under the Contract with respect to pay___ the amount provided with respect to pay__ pursuant to Section 3.03.

SECTION  VARIABLE  ANNUITY BENEFIT
The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payment with respect to a payee may increase or decrease depending on the investment experience of a separate Account A.

The amount of the second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. Amount of the fourth and each subsequent payable under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to __ benefit, multiplied by the Average ___ Unit Value for the second calendar month immediately preceding the date of the payment. The __ and subsequent annuity payments under __-able Annuity Benefit will not be increased or decreased in amount because of mortality ______. The number of Annuity Units with respect to benefit is the number determined by ___ amount of the first monthly payment ___ ___ by the New Annuity Unit Value for ___ Period which includes the due date ___ monthly payment.

SECTION ___    ____ AND COMMENCEMENT OF ANNUITY BENEFITS
As of a ____ retirement Date, provided such Participant _____, the Annuity Values of such Participation Guaranteed Interest Account, Stock Account and Money Market Account shall be applied to provide ___ of Annuity Benefit, unless such P_____ to receive the Cash Value of such A____ ___ sum or (ii) to apply such Annuity ___ ___, whichever is applicable pursuant _____ paragraph of
Section 3.04 to provide _____ Benefit on any other annuity form offered _____ as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The  applicable  Annuity  Benefit will be provided  pursuant to Section 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04   AMOUNT OF ANNUITY BENEFITS
If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account, the amount applied to provide the Annuity benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of an Existing Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

PF 14113CH                          Page 15

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a New Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 1979 ELAS mortality and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05   PAYMENT OF ANNUITY BENEFITS
Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due



PF 14113CH                         Page 16

After the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payees executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                 SURVIVOR LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

-----------------------------------------------------------------------------------------------------------
  MALE                                              FEMALE AGE
   AGE      60       61       62       63      64       65       66       67       68      69       70
-----------------------------------------------------------------------------------------------------------
   60      4.52     4.58    4.64 `    4.70    4.76     4.82     4.88     4.94     5.00    5.05     5.11
   61      4.55     4.62     4.68     4.74    4.81     4.87     4.93     5.00     5.06    5.12     5.18
   62      4.58     4.65     4.72     4.78    4.85     4.92     4.99     5.05     5.12    5.19     5.25
   63      4.61     4.68     4.75     4.82    4.89     4.97     5.04     5.11     5.18    5.25     5.32
   64      4.64     4.71     4.79     4.86    4.94     5.01     5.09     5.17     5.24    5.32     5.40

   65      4.67     4.74     4.82     4.90    4.98     5.06     5.14     5.22     5.30    5.38     5.47
   66      4.69     4.77     4.85     4.93    5.02     5.10     5.18     5.27     5.35    5.44     5.53
   67      4.72     4.80     4.88     4.97    5.05     5.14     5.23     5.31     5.40    5.50     5.59
   68      4.74     4.82     4.91     5.00    5.09     5.18     5.27     5.36     5.45    5.55     5.65
   69      4.76     4.85     4.94     5.03    5.12     5.22     5.31     5.41     5.50    5.60     5.71

   70      4.78     4.87     4.96     5.06    5.16     5.26     5.36     5.45     5.56    5.66     5.76
-----------------------------------------------------------------------------------------------------------


PF 14113CH                    Page 17

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
         LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE OF
                        NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

-----------------------------------------------------------------------------------------------------------
  MALE                                              FEMALE AGE
   AGE      60       61       62       63      64       65       66       67       68      69       70
-----------------------------------------------------------------------------------------------------------
   60      4.31     4.35     4.39     4.43    4.47     4.51     4.55     4.59     4.63    4.67     4.71
   61      4.35     4.39     4.43     4.48    4.52     4.56     4.61     4.65     4.69    4.73     4.78
   62      4.39     4.43     4.48     4.52    4.57     4.61     4.66     4.71     4.75    4.80     4.85
   63      4.42     4.47     4.52     4.57    4.62     4.67     4.72     4.77     4.82    4.87     4.92
   64      4.46     4.51     4.57     4.62    4.67     4.72     4.77     4.83     4.88    4.94     4.99

   65      4.50     4.56     4.61     4.66    4.72     4.78     4.83     4.89     4.95    5.01     5.07
   66      4.54     4.60     4.65     4.71    4.77     4.83     4.89     4.95     5.01    5.08     5.14
   67      4.58     4.64     4.70     4.76    4.82     4.88     4.95     5.01     5.08    5.15     5.22
   68      4.62     4.68     4.77     4.81    4.87     4.95     5.01     5.08     5.15    5.22     5.29
   69      4.65     4.72     4.78     4.85    4.92     4.99     5.06     5.14     5.22    5.29     5.37

   70      4.69     4.76     4.83     4.90    4.97     5.05     5.12     5.20     5.28    5.36     5.45
-----------------------------------------------------------------------------------------------------------


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
         LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE OF
                          NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

-----------------------------------------------------------------------------------------------------------
  MALE                                              FEMALE AGE
   AGE      60       61       62       63      64       65       66       67       68      69       70
-----------------------------------------------------------------------------------------------------------
   60      5.19     5.23     5.27     5.31    5.34     5.39     5.42     5.46     5.50    5.54     5.58
   61      5.23     5.27     5.31     5.35    5.39     5.43     5.47     5.52     5.56    5.60     5.64
   62      5.27     5.31     5.35     5.39    5.44     5.48     5.53     5.57     5.62    5.67     5.71
   63      5.31     5.35     5.39     5.44    5.49     5.53     5.58     5.63     5.68    5.73     5.78
   64      5.34     5.39     5.44     5.48    5.53     5.59     5.64     5.69     5.74    5.79     5.85

   65      5.38     5.43     5.48     5.53    5.58     5.64     5.69     5.75     5.80    5.86     5.92
   66      5.42     5.47     5.52     5.58    5.63     5.69     5.75     5.81     5.87    5.93     5.99
   67      5.45     5.51     5.56     5.62    5.68     5.74     5.80     5.87     5.93    6.00     6.06
   68      5.49     5.55     5.61     5.67    5.73     5.80     5.86     5.93     6.00    6.06     6.14
   69      5.53     5.59     5.65     5.71    5.78     5.85     5.92     5.99     6.06    6.13     6.21

   70      5.56     5.63     5.69     5.76    5.83     5.90     5.97     6.05     6.13    6.21     6.29
-----------------------------------------------------------------------------------------------------------

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)


                                                          VARIABLE ANNUITY BENEFIT
                                                        IF ASSUMED BASE RATE OF NET
               FIXED ANNUITY BENEFIT                        INVESTMENT RETURN IS
               ---------------------                        --------------------
                                                    3 1/2%                        5%
                                                    ------                       ----
 AGE              MALES        FEMALES        MALES        FEMALES        MALES        FEMALES
 ---              -----        -------        -----        -------        -----        -------
  60               5.88          4.99          5.43          4.80          6.36          5.70
  61               6.04          5.11          5.57          4.90          6.50          5.81
  62               6.21          5.24          5.72          5.01          6.65          5.91
  63               6.38          5.38          5.88          5.13          6.81          6.03
  64               6.57          5.53          6.05          5.25          6.97          6.15
  65               6.77          5.68          6.23          5.39          7.16          6.28

  66               6.98          5.84          6.43          5.54          7.35          6.43
  67               7.19          6.01          6.64          5.70          7.56          6.58
  68               7.42          6.20          6.87          5.87          7.79          6.76
  69               7.67          6.39          7.11          6.06          8.03          6.95

  70               7.93          6.61          7.38          6.27          8.30          7.15

Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV -- GENERAL PROVISIONS

SECTION 4.01   CONTRACT
The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section
4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02   STATUTORY COMPLIANCE
Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to


PF 14113CH                   Page 18
conform the contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available __ a certificate issued pursuant to the Contract ___ not be less than the minimum benefits required ___ statute of the state in which the certificate is ____.

SECTION ___    ASSIGNMENTS AND NONTRANSFERABILITY
The en___ ___ of any Participant under the Contract is _____able.

No inter____ Participant under the Contract may be sold, ___ discounted, or pledged as collateral for a ____ security for the performance of an obligation ___ any other purpose to any person other than ___able.

No amount payable under the Contract may be assigned, ____, or encumbered by the payee, and , to ____ permitted by law, no such amount will in ___ be subject to any claim against such payee.

SECTION ______  PARTICIPATION IN SURPLUS
The ___ all other contracts in the same class of con___ shall be combined for the purpose of ascertain ____ annual surplus of Equitable to be apportioned _____ contracts as a dividend, and the portion dividend that is to be allocated to the Contract __ shall be determined by Equitable. The participant __ this class of contracts in annual surplus ___ ever, expected to be minimal. Any amount ___ to the Contract shall be payable as of ___ of the calendar year in which a dividend is ____ and will be payable in cash and shall be ___ allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Part____.

No Annuity Benefit will enter into the determination of any ___ to be apportioned to the Contract as a dividend.

SECTION ____ BENEFICIARY
Each Participant as of such Participant's Participation Date is to provide Equitable with an initial designation beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION
In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable if such Participant had an Annuity under the Contract.





PF 14113CH                          Page 19

SECTION 4.07 FUTURE PARTICIPANTS
Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT
Payment by Equitable from the Participant's Guaranteed Interest Account pursuant to the Provisions of Section __, Sections 2.07, 2.07A and 2.07B, and Section
2.__ any commuted  payments  arising from a Fixed  Annuity  Benefit  pursuant to
Section 3.05, may be deferred for up to six months after receipt of a ?? request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such ?? mutation payment pursuant to Section 3.05. ?? at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be ?? on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and 2.07B, and Section 2.09, or commutation payments arising from a Variable Annuity benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any ??? when (i) the sale of securities or the determination of the New Accumulation Unit Value or the ?? New Annuity Unit Value is not reasonably ??? because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit pose ?? for the protection of persons having interests in the Separate Accounts, Equitable reserves the right

(a) to defer determination of Cash Values or Annuity values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE

At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account and Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY
The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed Interest Account, Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE AND SEX
If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

PF 14113CH                        Page 20

Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                   FOR THE EQUITABLE

By    /s/ Signature Unreadable                By     /s/ Coy Eklund
  -----------------------------------           --------------------------------
                                                     Chairman of the Board

Title Senior Vice President                   By     /s/ Rodney L. Enochs
      -------------------------------           --------------------------------
                                                  Vice President and Secretary

Dated May 27, 1982                            Date of Issue       MAY 1 1982
      -------------------------------                         ------------------

At    New York, N.Y.
  -----------------------------------




PF 14113CH                                  Page 21

Attached to and made part of Group Annuity Contract No. 11931CH between

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1982 said contract is amended by adding the following to the third paragraph of Section 1.10 (Guaranteed Interest
Rate):

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.





Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE

By    Sinature not legible                  By   /s/ Coy Eklund
   ---------------------------------           -------------------------------
                                                         President

Title   Senior Vice President               By   /s/ Rodney L. Enochs
      ------------------------------            -------------------------------
                                                  Vice President and Secretary


Dated    DEC 22 1981                        Date of Issue    DEC 22 1981
       -----------------------------                       --------------------



At   New York, New York
   --------------------------------


PF 14107CH

Attached to and made part of Group Annuity Contract No. 11931CH between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 26, 1983, said contract and riders are amended as follows:

1.   with respect to Section 1.18A Cash Value -- New Participants

     a. the term "25 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

          WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

          (a)  equals 6% of the sum of the Annuity Values of such Accounts.

          (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over
               (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

          WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

          (a)  equals
               6% during Participation Years 4 and 5
               5% during Participation Years 6, 7 and 8
               4% during Participation Year 9
               3% during Participation Year 10
               2% during Participation Year 11
               1% during Participation Year 12
               0% thereafter
               of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

          (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

          The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.


PF 17003CH

2.   with respect to Section 1.18B Cash Value -- Existing Participants

     a. the term "20 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

          WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and
          (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

          (a)  is an amount equal to 2% of any  Preferred  Withdrawable  Amounts
               (defined  in  Section  2.07B)  that  have  not  previously   been
               withdrawn pursuant to Sections 2.07 and 2.07B.

          (b)  is an amount equal to
               6% during the first five Participation Years
               5% during Participation Years 6, 7 and 8
               4% during Participation Year 9
               3% during Participation Year 10
               2% during Participation Year 11
               1% during Participation Year 12
               0% thereafter
               of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
               2.07 and 2.07B.

          (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, if (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

          WITHDRAWAL CHARGE AFTER THREE YEARS: After three Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in Section 2.07C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and
          (e) below:

          (d) is an amount equal to the sum of (a) in the preceding subsection, and
               6% during Participation Years 4 and 5
               5% during Participation Years 6, 7 and 8
               4% during Participation Year 9
               3% during Participation Year 10
               2% during Participation Year 11
               1% during Participation Year 12
               0% thereafter
               of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over
               (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

          (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

          The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

3.   with respect to Sections 2.07A Partial Withdrawals -- New Participants

     a. the term "25 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"


PF 17003CH

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

          WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: If the Participant has not
          completed  three   Participation   Years  under  the  Contract,   such
          withdrawal charge will equal the lesser of (a) or (b) where:

          (a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

          (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

          WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

          If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

          (a)  is an amount equal to
               6% during Participation Years 4 and 5
               5% during Participation Years 6, 7 and 8
               4% during Participation Year 9
               3% during Participation Year 10
               2% during Participation Year 11
               1% during Participation Year 12
               0% thereafter
               of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

          (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

4.   with respect to Section 2.07B Partial Withdrawals -- Existing Participants

     a. the term "20 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

          WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a),
          (b), (c) and (d) below:

          (a)  With  respect  to  any  withdrawals  of  Preferred   Withdrawable
               Amounts, a charge of 2% of such withdrawals.

          (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

          (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

          (d) With respect to any withdrawals of amounts other than the amounts in (a), (b) and (c) above, no charge.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

          WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.


PF 17003CH

          If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in
          (a), (b) and (d) above plus with respect to any withdrawals of Regular Withdrawable Amounts, a charge of
          6% during Participation Years 4 and 5
          5% during Participation Years 6, 7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during Participation Year 12
          0% thereafter
          provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

          Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be
          (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts, and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assesed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

5. with respect to Section 2.07C Free Corridor Amount, the term "five Participation Years" is changed to "three Participation Years."



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                 FOR THE EQUITABLE


By       /s/ [Signature Unreadable]         By      /s/ John B. Carter
     ...............................          ..................................
                                                         President


Title    Vice President                     By      /s/ Rodney L. Enochs
     ...............................          ..................................
                                                 Vice President and Secretary


Dated    August 19, 1983                    Date of Issue
     ...............................                     .......................


At       New York, New York
  ..................................


PF 17003CH

Attached to and made part of Group Annuity Contract No. 11931CH between

        THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective December 12, 1983, said contract and riders are amended as follows:

1.   all references in the contract to the Annuitant's sex are deleted.

2. the phrase "3 1/4% interest and the 1971 ELAS Mortality Table" and the phrase "1979 ELAS Mortality" appearing in Section 3.04 Amount of Annuity Benefits shall be changed to "3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females" and "the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females," respectively, wherever they appear.

3. the Tables of Guaranteed Annuity Payments appearing in Section 3.05 Payment of Annuity Benefits, are replaced by the following Tables.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                 SURVIVOR LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                   AGE

  AGE        60       61       62       63      64       65       66       67      68       69       70
  60        4.54     4.58     4.62     4.66    4.70     4.74     4.77     4.81    4.84     4.86     4.91
  61                 4.62     4.67     4.71    4.76     4.81     4.84     4.88    4.91     4.95     4.99
  62                          4.72     4.76    4.81     4.85     4.90     4.94    4.98     5.02     5.06
  63                                   4.81    4.86     4.91     4.96     5.01    5.06     5.10     5.14
  64                                           4.92     4.97     5.02     5.08    5.13     5.17     5.22

  65                                                    5.03     5.09     5.15    5.20     5.26     5.31
  66                                                             5.15     5.21    5.27     5.33     5.39
  67                                                                      5.28    5.34     5.40     5.47
  68                                                                              5.41     5.48     5.55
  69                                                                                       5.56     5.63

  70                                                                                                5.71

                VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                           SURVIVOR LIFE ANNUITY FORM
                    100% CONTINUATION -- ASSUMED BASE RATE OF
                         NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                   AGE

  AGE        60       61       62       63      64       65       66       67      68       69       70
  60        4.40     4.44     4.48     4.51    4.55     4.58     4.61     4.65    4.68     4.71     4.74
  61                 4.48     4.52     4.56    4.60     4.64     4.67     4.71    4.74     4.78     4.81
  62                          4.56     4.60    4.65     4.69     4.73     4.77    4.80     4.84     4.86
  63                                   4.65    4.69     4.74     4.78     4.83    4.87     4.91     4.95
  64                                           4.74     4.79     4.84     4.89    4.93     4.98     5.02

  65                                                    4.85     4.90     4.95    5.00     5.05     5.10
  66                                                             4.95     5.01    5.06     5.11     5.17
  67                                                                      5.07    5.12     5.18     5.24
  68                                                                              5.19     5.25     5.32
  69                                                                                       5.32     5.39

  70                                                                                                5.46

                VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                           SURVIVOR LIFE ANNUITY FORM
                    100% CONTINUATION -- ASSUMED BASE RATE OF
                           NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                   AGE

  AGE       60       61       62       63      64       65       66       67      68       69       70
  60        5.27     5.30     5.34     5.37    5.41     5.44     5.47     5.51    5.54     5.57     5.59
  61                 5.34     5.38     5.42    5.46     5.49     5.53     5.57    5.60     5.63     5.66
  62                          5.42     5.46    5.50     5.54     5.58     5.62    5.65     5.69     5.73
  63                                   5.50    5.55     5.59     5.63     5.67    5.71     5.75     5.79
  64                                           5.59     5.64     5.69     5.73    5.78     5.82     5.86

  65                                                    5.69     5.74     5.79    5.84     5.89     5.93
  66                                                             5.79     5.85    5.90     5.95     6.00
  67                                                                      5.90    5.96     6.02     6.08
  68                                                                              6.02     6.08     6.15
  69                                                                                       6.15     6.22

  70                                                                                                6.29

                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                               VARIABLE ANNUITY BENEFIT
                                                             IF ASSUMED BASE RATE OF NET
                    FIXED ANNUITY BENEFIT                        INVESTMENT RETURN IS
                   -------------------------          -------------------------------------------
  AGE                                                          3 1/2%             5%
---------                                                      --------         --------
  60                          5.29                               5.08             5.97
  61                          5.41                               5.19             6.08
  62                          5.55                               5.31             6.20
  63                          5.69                               5.44             6.33
  64                          5.85                               5.58             6.46

  65                          6.01                               5.73             6.61
  66                          6.19                               5.89             6.77
  67                          6.37                               6.06             6.94
  68                          6.58                               6.24             7.12
  69                          6.79                               6.43             7.31

  70                          7.02                               6.64             7.52



PF17008CH

This amendment was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris.

The Department has reserved the right to require changes in this amendment to comply with applicable New York law and regulations.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                            FOR THE EQUITABLE

By   /s/ William H. Schroeder          By   /s/ John B. Carter
  -------------------------------        -----------------------------------
                                                  President

Title   Vice President                 By   /s/ Rodney L. Enochs
     ----------------------------        -----------------------------------
                                            Vice President and Secretary

Dated   DEC. 15 1983                   Date of Issue
     ----------------------------                   ----------------------

At   New York, N.Y.
     ----------------------------



PF17008CH

         Attached to and made part of Group Annuity Contract No. 11931CH between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective May 1, 1984, said contract and riders are amended as follows:

1. The term "Stock Account" has been changed to "Stock Account, Balanced Account and Aggressive Stock Account" wherever it appears except as provided in items 4 and 5 of this rider.

2.    The Section entitled "The Separate Accounts" is amended as follows:

      a.    the following Accounts have been added:

               Name                             Investments
               ----                             -----------

         Separate Account J              Primarily  common  stocks  and  other  equity-type  investments,  publicly traded debt securities and short-term money market instruments.

         Separate Account K              Primarily common stocks issued by high quality small and intermediate size companies with strong growth prospects.

      b.    The sentences

            "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in connection with (c) of the Net Investment Factor provision in
            Section 1.16"

            are amended to read as follows:

            i.    for  Participants  with a  Participation  Date prior to May 1,
                  1984

                  "Assets of Separate Account A and Separate Account E attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. Assets of separate Account J and Separate Account K attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The percentage allocation of the components of the charges for Separate Account J and Separate Account K are not necessarily allocated in the same amounts as for Separate Account A and Separate Account E. The charge shall be made in connection with (c) of the Net Investment Factor provision in
                  Section 1.16"

            ii.   for Participants with a Participation  Date on or after May 1,
                  1984

                  "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16"



PF 17012CH

3. The Section entitled "New Accumulation Unit Value" is amended by the addition of the following Accounts:

       Account                              Value                 Date
       -------                              -----                 ----

Separate Account J                          $10.00            As of May 1, 1984

Separate Account K                          $10.00            As of May 1, 1984

4. The title and the first two sentences of the Section entitled "Stock and Money Market Accounts" shall read as follows:

                        STOCK, BALANCED, AGGRESSIVE STOCK
                            AND MONEY MARKET ACCOUNTS

      Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the
      (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E.

5.    The Section  entitled  "Transfers  Among   Accounts" is amended to read as
      follows:

                            TRANSFERS AMONG ACCOUNTS

      At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                             FOR THE EQUITABLE


By  /s/ William H. Schroeder            By  /s/ John B. Carter
    ------------------------                --------------------------------
                                                 President

Title   Vice President                  By  /s/ Rodney L. Enochs
      ----------------------                --------------------------------

Dated  06/27/84                         Date of Issue
      ----------------------                         -----------------------

At  N.Y. N.Y.
   -------------------------


PF 17012CH

Attached to and made part of Group Annuity Contract No. 11931CH between


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


and


UNITED STATES TRUST COMPANY OF NEW YORK


IT IS HEREBY AGREED that, effective July 1, 1986, said contract and riders are amended as follows:


1.   With respect to PART I - DEFINITIONS, the following section is added:


     SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.


2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:


     NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:


     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in
     Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.


3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WIHTDRAWAL CHARGE:


     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed
     Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.


Agreed to by:
UNITED STATES TRUST COMPANY OF NEW YORK   THE EQUITABLE LIFE ASSURANCE SOCIETY
                                          OF THE UNITED STATES

By________________________________        By_______________________________
                                                       President

Title_____________________________        By_______________________________
                                              Vice President and Secretary

Dated_____________________________        Date of Issue____________________

At________________________________


PF 17035CH

                               Participant:


                               Certificate Number:


[LOGO]                         Issue Date:


                               Retirement Date:


                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES

o To allocate the Contributions made to the Contract, after deduction of any applicable taxes, to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Guaranteed Interest Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.

o To apply the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

o To provide the Participant with the other rights and benefits of this certificate.

These agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE -- The Participant may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account, or Money Market Account from the date such Contribution is allocated to such Account to the date of such Cancellation.



/s/ Rodney L. Enochs      Vice President        /s/ John B. Carter    President
                          and Secretary


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.

NO. 11935H AMENDED BY PF 17008H - PF 17012H - PF 17017H - PF 17021H

                           CONTENTS

                           Part I - Definitions                      Page 2
                           Part II - Participant's Account           Page 6
                           Part III - Annuity Benefits               Page 9
                           Part IV - General Provisions              Page 12

Equitable certifies that the Participant as named on page 3 is included under the Group Annuity Contract designated on page 3 ("the Contract"), all pertinent provisions of which are set forth below.

As described in Section 1.10, Equitable will determine, before the beginning of each calendar year commencing after the period for which the Initial Guaranteed Interest Rate is effective, the Yearly Guaranteed Interest Rate for the calendar year for each Class of Participants, which shall not be lower than the Minimum Guaranteed Interest Rate then in effect. Equitable, from time to time, may declare a Guaranteed Interest Rate for a Class which exceeds the applicable Yearly Guaranteed Interest Rate and a period for which such rate applies. A Guaranteed Interest Rate is subject to annual administrative charges described in Section 2.08.

This certificate is valid only if participation under the Contract has not been terminated as described in the Contract and is subject to amendment as may be required pursuant to Section 4.02.

EARLY WITHDRAWAL CHARGE. If a Participant terminates participation at any time after the earliest of the following occurrences: (i) The later of (a) the attainment of age 59 years and six months or (b) the completion of five Participation Years, or (ii) the completion of 12 Participation Years, the sum of the Cash Values of the Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account as provided in Section 1.18, will be equal to the sum of the Annuity Values of each such Account. At other times, the sum of the Cash Values of such Accounts may be less than the sum of the Annuity Values as provided in Section 1.18.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.

                              PART I - DEFINITIONS

SECTION 1.10 EMPLOYER. The term "Employer" means the sole proprietor or the partnership adopting the Plan, or any successor unincorporated trade or business that assumes in writing the obligations of the Plan. The Plan is adopted by the Employer's execution of the Adoption Statement which constitutes a part of the Plan and pursuant to which the Employer adopts the Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02 PLAN. The term "Plan" means the HR-10 Group Annuity/Pension Plan with Optional Life Insurance, a master pension plan for self-employed individuals and their employees sponsored by Equitable which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401(a) of the Code.

SECTION 1.03 ANNUITY. The term "Annuity" means an annuity purchased in accordance with the terms of the Plan if the Plan, as adopted by the Employer, meets the requirements for qualification under Section 401(a) of the Code.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of the Contract.

SECTION 1.05 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.06 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00


NO. 11935H AMENDED BY PF 17008H -
PF 17012H - PF 17017H - PF 17021H            --------
                                             Page Two

                                    Page Four
                                    ---------


DEFINITIONS (CONTINUED)

SECTION 1.07 PARTICIPATION DATE. The Term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR. The term "Participation Year" with respect to the Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS. Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE. For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year)next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date of attainment of age 59 years and six months nor shall be later than the date of attainment of age 70 years and six months. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14B ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.15 THE SEPARATE ACCOUNTS. The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:


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                                    Page Five
                                    ---------
DEFINITIONS (CONTINUED)

Name                               Investments
----                               -----------

Separate Account A       Primarily common stock and other equity-type
                         investments.

Separate Account E       Primarily short-term money market instruments.

Separate Account J       Primarily common stocks and other equity-type
                         investments, publicly traded debt securities and short-term money market instruments.

Separate Account K       Primarily common stocks issued by high quality small
                         and intermediate size companies with strong growth prospects.

Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus(2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charges against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Account, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.


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                                    Page Six
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DEFINITIONS (CONTINUED)

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

      Account                       Value                      Date
      -------                       -----                      ----
Separate Account A                  $10.00            As of November 1, 1968
Separate Account E                  $10.00            As of September 4, 1974
Separate Account J                  $10.00            As of May 1, 1984
Separate Account K                  $10.00            As of May 1, 1984


The new Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Separate Account A Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i).00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION  1.17  ANNUITY  VALUE.  The  term  "Annuity  Value"  with  respect  to a
Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18 CASH VALUE.

NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

(i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE: The withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals
     6% during  Participation Years 1, 2, 3, 4 and 5
     5% during Participation Years 6, 7 and 8
     4% during Participation Year 9
     3% during Participation Year 10
     2% during Participation  Year 11
     1% during  Participation  Year 12
     0% thereafter
     of the excess of (i) the sum of the Annuity  Values of such  Accounts  over
     (ii) the Free Corridor Amount defined in Section 2.07B.

(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participants during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.19 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan. The Employer is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.




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                                   Page Seven
                                   ----------

PARTICIPANT'S ACCOUNT (CONTINUED)

Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a plan covering self-employed individuals which has been determined by the Internal Revenue Service to meet the requirements for qualification under Section 401 (a) of the Code, as modified by Section 401(d) of the Code ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificates setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.

SECTION 2.03 GUARANTEED INTEREST ACCOUNT. Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to
Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07 and 2.07A, and transferred from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07 and 2.07A, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market
Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.




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PARTICIPANT'S ACCOUNT (CONTINUED)

SECTION 2.06 TERMINATION OF PARTICIPATION. Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07 or 2.07A, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment to a Participant pursuant to Section 2.07 or 2.07A, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to Section 2.07 or 2.07A may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections
2.07 or 2.07A would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the contract.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES.

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) the completion of 12 Participation Years with respect to such participant, or (iii) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

WITHDRAWAL CHARGE: There will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in
Section 2.07B.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)  is an  amount  equal to
     6% during Participation  Years 1, 2, 3, 4 and 5
     5% during Participation  Years 6, 7 and 8
     4% during Participation  Year 9
     3% during Participation  Year 10
     2% during Participation  Year 11
     1% during Participation Year 12
     0% thereafter
     of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.






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PARTICIPANT'S ACCOUNT (CONTINUED)

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to a Participant who has completed three Participation Years or attained age 59 1/2 means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 or 2.07A in the current
Participation Year with respect to the Participant. With respect to a Participant who has not completed three Participation Years or attained age 59 1/2, the Free Corridor Amount is zero.

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before a Participant's Retirement Date, if the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account on that date is less than $10,000.00, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07 and 2.07A during that Participation Year. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account Pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, if the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account at that date is less than $10,000, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07 and 2.07A from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.



                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar






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ANNUITY BENEFITS (CONTINUED)

month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects pursuant to the first paragraph or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or
(ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. The Assumed Base Rate of Net Investment Return is 5% for certificates issued for delivery in New York. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16 if such annuity form provides for a Variable Annuity Benefit.






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                                   Page Eleven
                                   -----------



ANNUITY BENEFITS (CONTINUED)

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                     LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)


----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
    60        4.54       4.58      4.62       4.66       4.70      4.74       4.77       4.81       4.84      4.88       4.91
    61                   4.62      4.67       4.71       4.76      4.81       4.84       4.88       4.91      4.95       4.99
    62                             4.72       4.76       4.81      4.85       4.90       4.94       4.98      5.02       5.06
    63                                        4.81       4.86      4.91       4.96       5.01       5.06      5.10       5.14
    64                                                   4.92      4.97       5.02       5.08       5.13      5.17       5.22

    65                                                             5.03       5.09       5.15       5.20      5.26       5.31
    66                                                                        5.15       5.21       5.27      5.33       5.39
    67                                                                                   5.28       5.34      5.40       5.47
    68                                                                                              5.41      5.48       5.55
    69                                                                                                        5.56       5.63

    70                                                                                                                   5.71


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
           LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3-1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
    60        4.40       4.44      4.48       4.51       4.55      4.58       4.61       4.65       4.68      4.71       4.74
    61                   4.48      4.52       4.56       4.60      4.64       4.67       4.71       4.74      4.78       4.81
    62                             4.56       4.60       4.65      4.69       4.73       4.77       4.80      4.84       4.88
    63                                        4.65       4.69      4.74       4.78       4.83       4.87      4.91       4.95
    64                                                   4.74      4.79       4.84       4.89       4.93      4.98       5.02

    65                                                             4.85       4.90       4.95       5.00      5.05       5.10
    66                                                                        4.95       5.01       5.06      5.11       5.17
    67                                                                                   5.07       5.12      5.18       5.24
    68                                                                                              5.19      5.25       5.32
    69                                                                                                        5.32       5.39

    70                                                                                                                   5.46


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
           LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE
                         OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
    60        5.27       5.30      5.34       5.37       5.41      5.44       5.47       5.51       5.54      5.57       5.59
    61                   5.34      5.38       5.42       5.46      5.49       5.53       5.57       5.60      5.63       5.66
    62                             5.42       5.46       5.50      5.54       5.58       5.62       5.65      5.69       5.73
    63                                        5.50       5.55      5.59       5.63       5.67       5.71      5.75       5.79
    64                                                   5.59      5.64       5.69       5.73       5.78      5.82       5.86

    65                                                             5.69       5.74       5.79       5.84      5.89       5.93
    66                                                                        5.79       5.85       5.90      5.95       6.00
    67                                                                                   5.90       5.96      6.02       6.08
    68                                                                                              6.02      6.08       6.15
    69                                                                                                        6.15       6.22

    70                                                                                                                   6.29






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                                   Page Twelve
                                   -----------

ANNUITY BENEFITS (CONTINUED)

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                    VARIABLE ANNUITY BENEFIT
                                                   IF ASSUMED BASE RATE OF NET
AGE             FIXED ANNUITY BENEFIT                 INVESTMENT RETURN IS
---             ---------------------              ---------------------------
                                                    3 1/2%               5%
                                                    ------               --
60                       5.29                       5.08                5.97
61                       5.41                       5.19                6.08
62                       5.55                       5.31                6.20
63                       5.69                       5.44                6.33
64                       5.85                       5.58                6.46

65                       6.01                       5.73                6.61
66                       6.19                       5.89                6.77
67                       6.37                       6.06                6.94
68                       6.58                       6.24                7.12
69                       6.79                       6.43                7.31

70                       7.02                       6.64                7.52


Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in
Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY. Each Participant, as of such Participant's Participation Date, is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while
Accounts for such Participants are being maintained hereunder. Any such designation or





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                                  Page Thirteen
                                  -------------

GENERAL PROVISIONS (Continued)

change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is to election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION. In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS. Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and
Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

   (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

   (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

   (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

   (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed






NO. 11935H AMENDED BY PF 17008H -       -------------
PF 17012H - PF 17017H - PF 17021H      Page Thirteen

                                  Page Fourteen
                                  -------------

GENERAL PROVISIONS (CONTINUED)

Interest Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

This certificate was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris. The Department has reserved the right to require changes to comply with applicable New York law and regulations.








NO. 11935H AMENDED BY PF 17008H -      -------------
PF 17012H - PF 17017H - PF 17021H     Page Fourteen

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


Effective July 1, 1986, or your Participation Date, whichever is the later, we have amended your Certificate issued under Group Annuity Contract No. 11931CH as follows:


1.   With respect to PART I - DEFINITIONS, the following section is added:


     SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.


2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:


     NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:


     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in
     Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.


3. With respect to SECTON 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:


     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed
     Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.








SPECIMEN          VICE PRESIDENT                     SPECIMEN          PRESIDENT
                  AND SECRETARY


PF 17035H

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1285 AVENUE OF THE AMERCAS, NEW YORK, NEW YORK 10019


[EQUITABLE LOGO]


                            EQUI-PENSION-GV CONTRACT


GROUP ANNUITY CONTRACT NO. 11932 CP

CONTRACT HOLDER:  UNITED STATES TRUST COMPANY OF NEW YORK

CONTRACT CHANGE DATE:  DECEMBER 31, 1984

The Initial Guaranteed Interest Rate is 10% and is effective until December 31, 1980. The Guaranteed Interest Rate after December 31, 1980 for a Class of Participants will be established before the beginning of each calendar year, but will not be less than the Minimum Guaranteed Interest Rate for such year and Class of Participants.

This contract ("the Contract") is issued in consideration of the payment to Equitable of the contributions made under the Contract.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.

FOR THE CONTRACT HOLDER:                     FOR THE EQUITABLE:

By  /s/ Alfred H. Antigrolo                  By        /s/ Coy Eklund
  ---------------------------                  ---------------------------------
                                                         President


Title     Vice President                     By     /s/ Rodney L. Enochs
     ------------------------                  ---------------------------------
                                               Vice President and Secretary


Dated       3/7/80                           Date of Issue      MAR 7, 1980
     ------------------------                             ----------------------


At    New York, New York
  ---------------------------
        (Head Office)                                              PARTICIPATING


NO. 11932 CP

                      This page 2 reserved for information

                      in connection with the issuance

                      of certificates under this Contract.

                      This Page 3 reserved for information

                      in connection with the issuance

                      of certificates under this Contract.

                              PART I - DEFINITIONS

SECTION 1.01 EMPLOYER
The term "Employer" means (i) a State, political subdivision of a State, or an agency or instrumentality of a State or political subdivision of a State which has adopted a Plan, or (ii) a rural electric cooperative, as defined in Section 457(d)(9)(B) of the Code, which has adopted a Plan.

SECTION 1.02 PLAN
The term "Plan" means a program constituting an "Eligible State Deferred Compensation Plan" meeting the requirements of Section 457(b) of the Code which is established and maintained by an Employer for the benefit of persons performing services for the Employer and their beneficiaries.

SECTION 1.03 ANNUITY
The term "Annuity" means an annuity purchased in accordance with the terms of the Plan.

SECTION 1.04 ANNUITY BENEFIT
The term  "Annuity  Benefit"  means a benefit  payable by Equitable  pursuant to
Section 3.03 of the Contract.

SECTION 1.05 PARTICIPANT
The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.06 CONTRIBUTION
The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07 PARTICIPATION DATE
The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR
The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS
Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE
For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter , Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of Participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in he Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

SECTION 1.11 RETIREMENT DATE
The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election

(other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Retirement Date provided under the Plan. Any election for such change must have the consent of the Employer and must be made in writing by the Participant. Such election shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM
The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM
The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 LIFE ANNUITY FORM
The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.15 ANNUITY VALUE
The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account means the amount in such Account pursuant to Section 2.02.

SECTION 1.16 CASH VALUE With respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is(are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the greater of (a) 94% of the Annuity Value of such Account and (b) the Annuity Value of such Account minus an amount equal to the excess, if any, of (i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Section 2.05.

With respect to a Participant for whom cash value(s) of existing contract(s) issued by Equitable is(are) transferred to the Contract pursuant to Section 2.01, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account means an amount equal to the Annuity Value after such Participant attains age 59 years and six months. Prior to such time, the Cash Value of such Participant's Guaranteed Interest Account will equal the Annuity Value of such Account minus an amount equal to the lesser of (a) and (b) where:

(a) is the sum of: (1) 2% of the excess, if any, of (i) the first $10,000 of Separate Account Transfers over (ii) the cumulative total of any previous withdrawals made pursuant to subsection (a) of the third paragraph of
     Section 2.05 and (2) 6% of the excess, if any, of (i) the Annuity Value over (ii) the total amount of Separate Account Transfers minus the cumulative total of any withdrawals made pursuant to Section 2.05 (but such amount shall not be less than zero).

(b) is the excess, if any, of: (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completion Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Section 2.05.

SECTION 1.17 CODE
The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.18 SEPARATE ACCOUNT TRANSFERS
The term "Separate Account Transfers" with respect to a Participant means the amount of cash value(s) transferred to the Contract from separate investment account(s) maintained by Equitable, pursuant to Section 2.01.

                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS
The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable, and by the amount of any applicable deduction in accordance with Section 2.08.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a Plan of the Employer or under an "Eligible State Deferred Compensation Plan" meeting the requirements of
Section 457(b) of the code established and maintained by any other employer ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 GUARANTEED INTEREST ACCOUNT
Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which supports the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.01 and Section 2.03 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Section 2.05 and Section 2.06 from such Account and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.01 and less the sum of all amounts that have been withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to the Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year less the sum of all amounts withdrawn from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.04.

Section 2.03 ALLOCATION TO ACCOUNT
Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received such Contribution, to the Guaranteed Interest Account.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of withdrawal pursuant to Sections 2.05 and 2.07, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, and upon termination of participation pursuant to
Section 2.04.

SECTION 2.04 TERMINATION OF PARTICIPATION
Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, pay such Annuity Value and terminates such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) such Annuity Value is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issued date sown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Value or Annuity Value, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Value or Annuity Value arose.

SECTION 2.05 PARTIAL WITHDRAWALS
Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

With respect to partial withdrawals requested by a Participant for whom no cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract, Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after either (i) the later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will equal the lesser of (a) 6% of the total amount to be withdrawn from the Account pursuant to this Section (including such charge) and
(b) the excess, if any, of (i) 9% of the total Contributions made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

With respect to partial withdrawals requested by a Participant for whom cash value(s) of existing contract(s) issued by Equitable is (are) transferred to the Contract pursuant to Section 2.01. Equitable will withdraw from such Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Value of such Account, provided the request for partial withdrawal is made after such Participant's attainment of age 50 years and six months. If a partial withdrawal with respect to such Participant is made prior to such time, Equitable will withdraw from such Account an amount equal to the amount of partial withdrawal requested plus a withdrawal charge. Such withdrawal charge will be an amount equal to the sum of the charges described in subsections (a) and (b) below; provided, however, that in no event will such withdrawal charge exceed an amount described in subsection (c) below:

(a) With respect to the amount of any withdrawal made up to the excess, if any, of (1) the cumulative total of all Separate Account Transfers made on the Participant's behalf over (2) the cumulative total of prior withdrawals made to which the withdrawal charge described in this subsection was applied, an amount equal to the lesser of (i) 2% of the total amount to be withdrawn pursuant to this subsection (including such charge) and (ii) $200 minus the cumulative total of any prior withdrawal charges made pursuant to this subsection.

(b) With respect to any withdrawal made to which the withdrawal charge described in subsection (a) does not apply, 6% of such amount to be withdrawn (including such charge).

(c) is the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Separate Account Transfers made during the current Participation Year and the preceding nine Participation Years and (ii) 9% of all other Contributions (excluding Separate Account Transfers) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Upon withdrawal pursuant to either of the preceding two paragraphs, Equitable will pay the lesser of the Cash Value of such Account or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant.

Upon any payment to a Participant  pursuant to this Section,  Equitable  will be
released   from  any  and  all  liability  for  payments  with  respect  to  the
Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to this Section may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Account made pursuant to this Section would result in an Annuity Value of less than $200, Equitable will withdraw the Annuity Value of the Account, pay the Cash Value of the Account to the Participant, and will terminate such Participant's participation under the Contract.

SECTION 2.06 ANNUAL ADMINISTRATIVE CHARGE
As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 and 2% of the sum of (i) the Annuity Value of the Guaranteed Interest Account at the end of that Participation Year and (ii) any withdrawals made from such Account pursuant to Section 2.05 during that Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Value of such Participant's Account pursuant to Section 3.02, or upon termination of such Account pursuant to Section 2.04 or Section 2.07 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.07 DEATH BENEFIT
If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while an Account for such Participant is maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the Annuity Value of the Guaranteed Interest Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to
Section 2.01 (before reduction pursuant to said Section) less an adjustment for any withdrawals made pursuant to Section 2.05 from the Account maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Value then in the Guaranteed Interest Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefor, be withdrawn from the Guaranteed Interest Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Value arose.

SECTION 2.08 CHANGE OF DEDUCTIONS FOR NEW PARTICIPANTS
Equitable reserves the right to make deductions to the extent permitted by applicable law from Contributions made on behalf of new Participants at any time on or after the Contract Change Date, by at least 90 days advance written notice to the Contract Holder and by amendment to the Contract. Equitable will thereupon established a new Contract Change Date which shall be at least 5 years later.

Equitable may lower the amount of the administrative charge described in Section
2.06 for new Participants at any time, by at least 15 days advance written notice to the Contract Holder.

SECTION 2.09 CHANGE OF DEDUCTIONS AND CHARGES FOR EXISTING PARTICIPANTS Equitable may lower the amount of the administrative charge described in Section
2.06 for existing Participants at any time, by at least 15 days advance written notice to the Contract Holder and to such Participants.

                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT
The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS
As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Value of such Participant's Guaranteed Interest Account shall be applied to provide the Normal Form of Annuity Benefit, unless, subject to any applicable limitations under the Plan, such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of
Section 3.03, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.04 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value of such Participant's Guaranteed Interest Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.03 and
3.04. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.03 AMOUNT OF ANNUITY BENEFITS
If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.02 to receive an Annuity Benefit in lieu of the Cash Value of the Guaranteed Interest Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Value of such Account if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash
Value of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by the amount, as determined by

Equitable, of any applicable tax on annuity considerations. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of a Participant for whom cash value(s) of existing contract(s) issued by Equitable was (were) transferred to the Contract pursuant to Section 2.01, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant for whom no cash value(s) of existing contract(s) issued by Equitable was (were) transferred to the Contract, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table.

SECTION 3.04 PAYMENT OF ANNUITY BENEFITS
Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.02 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or per-sons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.02.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM -
                                100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

------------------------------------------------------------------------------------------------------------------------------------
   Male                                                          Female Age
    Age        60         61         62        63         64         65        66         67         68         69        70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.58       4.64      4.70       4.76       4.82      4.88       4.94       5.00       5.05      5.11
    61        4.55       4.62       4.68      4.74       4.81       4.87      4.93       5.00       5.06       5.12      5.18
    62        4.58       4.65       4.72      4.78       4.85       4.92      4.99       5.05       5.12       5.19      5.25
    63        4.61       4.68       4.75      4.82       4.89       4.97      5.04       5.11       5.18       5.25      5.32
    64        4.64       4.71       4.79      4.86       4.94       5.01      5.09       5.17       5.24       5.32      5.40

    65        4.67       4.74       4.82      4.90       4.98       5.06      5.14       5.22       5.30       5.36      5.47
    66        4.69       4.77       4.85      4.93       5.02       5.10      5.18       5.27       5.35       5.44      5.53
    67        4.72       4.80       4.88      4.97       5.05       5.14      5.23       5.31       5.40       5.50      5.59
    68        4.74       4.82       4.91      5.00       5.09       5.18      5.27       5.36       5.45       5.55      5.65
    69        4.76       4.85       4.94      5.03       5.12       5.22      5.31       5.41       5.50       5.60      5.71

    70        4.78       4.87       4.96      5.06       5.16       5.26      5.36       5.45       5.56       5.65      5.76
------------------------------------------------------------------------------------------------------------------------------------

             FIXED ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

 Age                          Males                        Females
 ---                          -----                        -------
  60                          5.88                          4.99
  61                          6.04                          5.11
  62                          6.21                          5.24
  63                          6.38                          5.38
  64                          6.57                          5.53
  65                          6.77                          5.68

  66                          6.98                          5.84
  67                          7.19                          6.01
  68                          7.42                          6.20
  69                          7.67                          6.39
  70                          7.93                          6.61

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT
The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section 4.10, nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE
Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY
The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS
The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY
Each Participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.07. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.07 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION
In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS
Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT
Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Section 2.05 and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

SECTION 4.09 ANNUAL NOTICE
At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the Cash Value of the Guaranteed Interest Account, and (3) the amount of death benefit payable with respect to the Participant.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY
The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed Interest Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE AND SEX
If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

SECTION 4.12 RIGHT OF EMPLOYER
Notwithstanding any other provision of the Contract, except with respect to amounts attributable to Contributions made by a Participant, if any, as permitted under the terms of the Plan, the value of the Guaranteed Interest Account maintained for each Participant shall, until distributed to the Participant or his beneficiaries in accordance with the terms of the Plan and the Contract, remain solely the property and rights of the Employer (without being restricted to the provision of benefits under the Plan) subject only to claims of the Employer's general creditors. This Section shall be construed and administered in accordance with Section 457(b)(6) of the Code and the regulations thereunder.

Attached to and made part of Group Annuity Contract No. 11932CP between


         THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


and


UNITED STATES TRUST COMPANY OF NEW YORK


IT IS HEREBY AGREED that, effective August 15, 1981, said contract is amended as follows:


1. Contributions made to the contract, less applicable premium taxes, as determined by Equitable, may be allocated to the Guaranteed Interest Account or Stock Account maintained for the Participant, or in part to both, as directed by the Participant.

2. At the Retirement Date, if the Participant is then living, the amount in the Guaranteed Interest Account and Stock Account will be applied to provide the Participant with an Annuity Benefit or Cash Value Benefit.

3. ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN A SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

     THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE SEPARATE ACCOUNT IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.20 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

     THIS  CONTRACT  MAY  NOT  BE  SUITABLE  FOR  A  PARTICIPANT   IF  THE  ONLY
     CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.



PF 14104CP                         Page 1

4.   The following provisions are added to your Certificate:

                          To Part I of your Certificate

     SECTION 1.05A EXISTING PARTICIPANT
     The term "Existing Participant" means a Participant for whom Cash Values of existing annuity contract(s) issued by Equitable is (are) eligible to be transferred to the Contract pursuant to Section 2.01.

     SECTION 1.05B NEW PARTICIPANT
     The term "New Participant" means a Participant who is not an Existing Participant.

     SECTION 1.14B ELIGIBLE ANNUITY CERTAIN
     The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

     SECTION 1.19 THE SEPARATE ACCOUNT
     The term "Separate Account" means Separate Account A, a separate investment account maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts. Equitable reserves the right to withdraw from the Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the term "Separate Account" in the Contract shall mean such other separate account to which the withdrawn assets were allocated.

     It is contemplated that investments in the Separate Account will, at most times, consist primarily of common stock and other equity-type investments. Equitable may, however, at its discretion invest the assets of the Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

     In lieu of making such investments directly, Equitable reserves the right to operate the Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

     Equitable reserves the right: (i) to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Account.

     Assets of the Separate Account attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provisions in Section 1.20.

     The assets of the Separate Account are the property of Equitable; however, the portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Account in excess of such reserves and contract liabilities to the general account of Equitable.

     SECTION 1.20 DEFINITIONS RELATING TO THE SEPARATE ACCOUNT

     VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A


PF 14104CP                         Page 2
     business day is any day on which there is a sufficient degree of trading in the portfolio securities of the Separate Account that the Accumulation Unit Value or Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in the Separate Account, as determined by Equitable.

     NET INVESTMENT FACTOR: For the Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

     (a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

     (b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

     (c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

     The value of the assets in the Separate Account, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

     ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account in the Separate Account on or before the Retirement Date.

     NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Value for the Separate Account has been established at $10.00 as of November 1, 1968. The New Accumulation Unit Value for each subsequent Valuation Period is the New Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such subsequent Valuation Period.

     ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Separate Account under a Variable Annuity Benefit.

     NEW ANNUITY UNIT VALUE: The initial New Annuity Value has been established at $1.00 on November 1, 1968. The New Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

     AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit Value for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

                         To Part II of your Certificate

     SECTION 2.10 STOCK ACCOUNT
     Equitable maintains a Stock Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to a Stock Account becomes part of the Separate Account. Any amount withdrawn from a Stock Account will no longer be part of the Separate Account.

     On any date when an amount is allocated to or withdrawn from a Stock Account, the Stock Ac-

PF 14104CP                         Page 3
     count will be  credited  or  charged,  as the case may be, with a number of
     Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date. The number of Accumulation Units in a Stock Account on any date is equal to (i) the sum of any Accumulation Units that have been credited to the Stock Account minus (ii) the sum of any Accumulation Units that have been charged to the Stock Account. The amount in a Stock Account on any date is equal to the product of (i) the number of Accumulation Units in the Stock Account on that date and (ii) the Accumulation Unit Value for the Separate Account for the Valuation Period which includes that date.

     SECTION 2.11 TRANSFERS BETWEEN ACCOUNTS

     At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or a part of the amounts from the Stock Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or may transfer all or a part of the amounts in the Guaranteed Interest Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of (i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer.

                         To Part III of your Certificate

     SECTION 3.05 VARIABLE ANNUITY BENEFIT

     The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Separate Account.

     The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.03. The amount of the forth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

5. The following sections of your Certificate are amended or modified as follows:

     A. Section 1.15, ANNUITY VALUE, is amended to provide that the "Annuity Value" with respect to a Participant's Guaranteed Interest Account and Stock Account shall mean the amounts in such Accounts described in
          Section 2.02 and 2.10.

     B.   Section 1.16, CASH VALUE, shall read as follows:

          SECTION 1.16 CASH VALUE -- NEW PARTICIPANTS

          NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

PF 14104CP                         Page 4

          WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

          (a)  equals 6% of the sum of the Annuity Values of such Accounts.

          (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over
               (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05A.

          WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, the withdrawal charge equals the lesser or (a) or (b) where:

          (a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in
               Section 2.05C.

          (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05A.

          The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

          SECTION 1.16B CASH VALUE -- EXISTING PARTICIPANTS

          NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account and Stock Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

          WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and
          (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

          (a)  is an amount equal to 2% of any  Preferred  Withdrawable  Amounts
               (defined  in  Section  2.05B)  that  have  not  previously   been
               withdrawn pursuant to Section 2.05 and 2.05B.

          (b)  is an  amount  equal to 6% of any  Regular  Withdrawable  Amounts
               (defined  in  Section  2.05B)  that  have  not  previously   been
               withdrawn pursuant to Section 2.05 and 2.05B.

          (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Section 2.05 and 2.05B.

          WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.05B, the Free Corridor Amount defined in Section 2.05C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the

PF 14104CP                         Page 5
          charges described in subsection (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

          (d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Section 2.05 and 2.05B.

          (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.05 and 2.05B.

          The Cash Value of the Guaranteed Interest Account and the Cash Value of the Stock Account will be in the same proportion as are the Annuity Values of such Accounts.

     C.   Section 1.18, SEPARATE ACCOUNT TRANSFERS, shall read as follows:

          SECTION 1.18 EQUITABLE TRANSFERRED FUNDS The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable, pursuant to Section 2.01.

     D. The second paragraph of Section 2.02, GUARANTEED INTEREST ACCOUNT, is amended as follows:

          a. References to Section 2.05 are replaced by Sections 2.05, 2.05A and 2.05B.

          b. The amount in the Guaranteed Interest Account at any time includes the amount transferred into the Account and does not include amounts withdrawn or transferred out of such Account.

     E.   The Sections  entitled  TERMINATION OF  PARTICIPATION  (2.04),  ANNUAL
          ADMINISTRATIVE CHARGE (2.06), DEATH BENEFIT (2.07), ELECTION AND COMMENCEMENT OF ANNUITY PAYMENTS (3.02), CONTRACT HOLDER RESPONSIBILITY (4.10) and RIGHT OF EMPLOYER (4.12) are amended to change the term "Guaranteed Interest Account" wherever it appears to "Guaranteed Interest Account and Stock Account."

     F.   Section 2.03, ALLOCATION TO ACCOUNT, shall read as follows:

          SECTION 2.03 ALLOCATION TO ACCOUNT Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, or Stock Account, or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

          Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or the Stock Account pursuant to Section
          2.11 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

          Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05, 2.05A, 2.05B and 2.11 at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to
          Section 2.04, and upon death of the Participation pursuant to Section 2.07.

PF 14104CP                         Page 6

     G.   Section 2.05, PARTIAL WITHDRAWALS, shall read as follows:

          SECTION 2.05 PARTIAL WITHDRAWALS
          Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

          Upon withdrawal pursuant to Section 2.05, 2.05A or 2.05B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

          Upon any payment to a Participant pursuant to Section 2.05, 2.05A or 2.05B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

          Payments to the Participant pursuant to Section 2.05, 2.05A or 2.05B may be deferred by Equitable in accordance with the provisions of
          Section 4.08.

          Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.05, 2.05A or 2.05B would result in total Annuity Values of less than $200, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account and Stock Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant enrolled in this Contract on or after the effective date of this rider, the $200 amount stated above shall be $500.

          SECTION 2.05A PARTIAL WITHDRAWALS -- NEW PARTICIPANT

          NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences:
          (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

          WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

          (a) is a amount equal to 6% of the total amount to be withdrawn from the Accounts pursuant to this paragraph (including such charge)

          (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

          WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the

PF 14104CP                         Page 7
          amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

          If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

          (a) is an amount equal to 6% of the amount withdrawn pursuant to (ii) of the preceding sentence including such charge, and

          (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

          SECTION 2.05B PARTIAL WITHDRAWAL -- EXISTING PARTICIPANTS

          NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences:
          (i) The  Participant's  attainment of age 59 years and six months,  or
          (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to the purchase of an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

          PREFERRED WITHDRAWABLE AMOUNT: This is an amount equal to the lesser of (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

          FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

          REGULAR WITHDRAWABLE AMOUNT: This is the cumulative total of all Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

          ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn, (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

          WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in sub-sections (a),
          (b), (c) and (d) below:

          (a)  With  respect  to  any  withdrawals  of  Preferred   Withdrawable
               Amounts, a charge of 2% of such withdrawals.

          (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

          (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

          (d) With respect to any withdrawals of amounts other than the amounts in (a), (b) and (c) above, no charge.

          WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Partici-

PF 14104CP                         Page 8
          pant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.05C.

          If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in
          (a), (b), (c), and (d) above; provided, however, that in no event, will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

          Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount; such amount is considered to be
          (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

          SECTION 2.05C FREE CORRIDOR AMOUNT

          The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.05, 2.05A or 2.05B in the current Participation Year with respect to the Participant.

     H. The first paragraph of Section 2.06, ANNUAL ADMINISTRATIVE CHARGE, is amended by adding the following:

          The charge will be allocated between the Stock Account and the Guaranteed Interest Account in proportion to the Annuity Values of such Accounts at the end of the Participation Year.

     I. Section 2.08, Change of Deductions for New Participants, is deleted as of August 1, 1981 and Section 2.09, Change of Deductions and Charges for Existing Participants, shall not apply to Participants enrolled on or after August 1, 1981.

     J.   With respect to Section 3.03, AMOUNT OF ANNUITY BENEFITS,

          a. Wherever the term "Guaranteed Interest Account" appears, it shall be changed to "Guaranteed Interest and Stock Account."

          b. The second and third sentences of paragraph 2 shall apply to a Participant who has completed five Participation Years and to an Existing Participant (as defined in Part I of this rider).

          c. Paragraph 3 shall apply to a New Participant (as defined in Part I of this rider) before the completion of five Participation Years.

          d. The last two paragraphs have been amended to provide that any Variable Annuity Benefit shall be calculated by Equitable on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.20.

PF 14104CP                         Page 9

     K. Section 3.04, PAYMENT OF ANNUITY PAYMENTS, is amended by the addition of the following:

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
         LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE OF
                         NET INVESTMENT RETURN OF 3 1/2%
              (MINIMUM MONTHLY INCOME PER $1,000 OF ANNUITY VALUE)

---------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE     ---------------------------------------------------------------------------------------------------------------------
   AGE           60         61        62         63         64        65         66         67         68        69         70
            ---------------------------------------------------------------------------------------------------------------------
   60           4.31       4.35      4.39       4.43       4.47      4.51       4.55       4.59       4.63      4.67       4.71
   61           4.35       4.39      4.43       4.48       4.52      4.56       4.61       4.65       4.69      4.73       4.78
   62           4.39       4.43      4.48       4.52       4.57      4.61       4.66       4.71       4.75      4.80       4.85
   63           4.42       4.47      4.52       4.57       4.62      4.67       4.72       4.77       4.82      4.87       4.92
   64           4.46       4.51      4.57       4.62       4.67      4.72       4.77       4.83       4.88      4.94       4.99

   65           4.50       4.56      4.61       4.66       4.72      4.78       4.83       4.89       4.95      5.01       5.07
   66           4.54       4.60      4.65       4.71       4.77      4.83       4.89       4.95       5.01      5.08       5.14
   67           4.58       4.64      4.70       4.76       4.82      4.88       4.95       5.01       5.08      5.15       5.22
   68           4.62       4.68      4.77       4.81       4.87      4.95       5.01       5.08       5.15      5.22       5.29
   69           4.65       4.72      4.78       4.85       4.92      4.99       5.06       5.14       5.22      5.29       5.37

   70           4.69       4.76      4.83       4.90       4.97      5.05       5.12       5.20       5.28      5.36       5.45
---------------------------------------------------------------------------------------------------------------------------------


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
         LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE OF
                           NET INVESTMENT RETURN OF 5%
              (MINIMUM MONTHLY INCOME PER $1,000 OF ANNUITY VALUE)

---------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE     ---------------------------------------------------------------------------------------------------------------------
   AGE           60         61        62         63         64        65         66         67         68        69         70
            ---------------------------------------------------------------------------------------------------------------------
   60           5.19       5.23      5.27       5.31       5.34      5.39       5.42       5.46       5.50      5.54       5.58
   61           5.23       5.27      5.31       5.35       5.39      5.43       5.47       5.52       5.56      5.60       5.64
   62           5.27       5.31      5.35       5.39       5.44      5.48       5.53       5.57       5.62      5.67       5.71
   63           5.31       5.35      5.39       5.44       5.49      5.53       5.58       5.63       5.68      5.73       5.78
   64           5.34       5.39      5.44       5.48       5.53      5.59       5.64       5.69       5.74      5.79       5.85

   65           5.38       5.43      5.48       5.53       5.58      5.64       5.69       5.75       5.80      5.86       5.92
   66           5.42       5.47      5.52       5.58       5.63      5.69       5.75       5.81       5.87      5.93       5.99
   67           5.45       5.51      5.56       5.62       5.68      5.74       5.80       5.87       5.93      6.00       6.06
   68           5.49       5.55      5.61       5.67       5.73      5.80       5.86       5.93       6.00      6.06       6.14
   69           5.53       5.59      5.65       5.71       5.78      5.85       5.92       5.99       6.06      6.13       6.21

   70           5.56       5.63      5.69       5.76       5.83      5.90       5.97       6.05       6.13      6.21       6.29
---------------------------------------------------------------------------------------------------------------------------------


                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (MINIMUM MONTHLY INCOME PER $1,000 OF ANNUITY VALUE)

                                          VARIABLE ANNUITY BENEFIT
                                        IF ASSUMED BASE RATE OF NET
                                            INVESTMENT RETURN IS
                                      --------------------------------
                                  3 1/2%                                       5%
                                 ----------                                 ----------
   AGE                  MALES                FEMALES               MALES                FEMALES
-----------            ---------            ----------           ----------            ----------
   60                      5.43                 4.80                 6.36                  5.70
   61                      5.57                 4.90                 6.50                  5.81
   62                      5.72                 5.01                 6.65                  5.91
   63                      5.88                 5.13                 6.81                  6.03
   64                      6.05                 5.25                 6.97                  6.15
   65                      6.23                 5.39                 7.16                  6.28

   66                      6.43                 5.54                 7.35                  6.43
   67                      6.64                 5.70                 7.56                  6.58
   68                      6.87                 5.87                 7.79                  6.76
   69                      7.11                 6.06                 8.03                  6.95
   70                      7.38                 6.27                 8.30                  7.15


          Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

     L.   Section 4.08, DEFERMENT, shall read as follows:

          SECTION 4.08 DEFERMENT

          Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.04, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

          Except as provided in this Section, payments by Equitable from the Participant's Stock Account pursuant to the provisions of Section 2.04, Sections 2.05, 2.05A and 2.05B, and Section 2.07, or any commuted payments arising from a Variable Annuity Benefit pursuant to
          Section 3.04, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.04.

          During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right:

PF 14104CP                         Page 10

          (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account;

          (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account;

          (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

          (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

     M.   Section 4.09, ANNUAL NOTICE, shall read as follows:

          SECTION 4.09 ANNUAL NOTICE
          At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, (3) the New Accumulation Unit Value, (4) the sum of the Cash Values of the Guaranteed Interest Account and the Stock Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                            FOR THE EQUITABLE

By    /s/ Signature Unreadable         By    /s/ Coy Eklund
  ----------------------------------     ---------------------------------------
                                                 President

Title S/V/P                            By    /s/ Rodney L. Enochs
      ------------------------------     ---------------------------------------
                                                 Vice President and Secretary

Dated 8/12/81                          Date of Issuance   AUG 12 1981
      ------------------------------                   -------------------------

At    N.Y. N.Y.
   ---------------------------------


PF 14104CP                         Page 11

Attached to and made part of Group Annuity Contract No. 11932CP between

     THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective January 1, 1982 said contract is amended by adding the following to the third paragraph of Section 1.10 (Guaranteed Interest
Rate):

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                                 FOR THE EQUITABLE
By    /s/ Signature Unreadable                              By    /s/ Coy Eklund
  ----------------------------------------------              ----------------------------------------------
                                                                               President

Title Senior Vice President                                 By    /s/ Rodney L. Enochs
      ------------------------------------------              ----------------------------------------------
                                                                        Vice President and Secretary

Dated  DEC 22 1981                                          Date of Issuance   DEC 22 1981
      ------------------------------------------                            --------------------------------
At    New York, New York
   ---------------------------------------------




PF 14109CP

Attached to and made part of Group Annuity Contract No. 11932CP between

      THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective April 15, 1982, said contract and riders are amended as follows:

  o Contributions made to the Contract after deduction of any applicable taxes, will be allocated to the Stock Account, Money Market Account or the Guaranteed Interest Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.

  o The amount in the Stock Account, Money Market Account and the Guaranteed Interest Account will be applied at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

  o  The Participant will have other rights and benefits as described herein.

ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

The provisions on the following pages are part of the Contract.


PF 14114CP

                       This page 2 reserved for information
                       in connection with the issuance of
                       certificates under this Contract.

                       This page 3 reserved for information
                       in connection with the issuance of
                       certificates under this Contract.

change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11 RETIREMENT DATE

The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Retirement Date provided under the Plan. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM

The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit Payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM

The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A LIFE ANNUITY FORM

The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14B ELIGIBLE ANNUITY CERTAIN

The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.15 THE SEPARATE ACCOUNTS

The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

     Name                          Investments
     ----                          -----------

Separate Account A         Primarily common stock and other equity-type
                           investments.

Separate Account E         Primarily short-term money market instruments.

Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of

PF 14114CP                      Page 6
any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under the direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market.


PF 14114CP                           Page 7
their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

     Account                  Value                                Date
     -------                  -----                                ----

Separate Account A            $10.00                   As of November 1, 1968

Separate Account E            $10.00                   As of September 4, 1974

The new Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.17 ANNUITY VALUE

The term "Annuity Value" with respect to a Participant's Guaranteed Interest Account, Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18A CASH VALUE - NEW PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to a New Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and
(b) the Participant's attainment of age 59 years and six months, of (ii) the Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in
Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals 6% of the sum of the Annuity Values of such Accounts.

(b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:



PF 14114CP                           Page 8

(a) equals 6% of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.18B CASH VALUE - EXISTING PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to an Existing Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

(a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

(b) is an amount equal to 6% of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

(c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections
     2.07 and 2.07B.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After five Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in Section 2.07C and
(ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection; provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

(d) is an amount equal to the sum of (a) in the preceding subsection, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

(e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.



PF 14114CP                           Page 9

SECTION 1.19 CODE

The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.20 EQUITABLE TRANSFERRED FUNDS

The term "Equitable Transferred Funds" with respect to a Participant means the amount of cash value(s) transferred to the Contract from a contract issued by Equitable, pursuant to Section 2.01.

                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS

The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Money Market Account and the Guaranteed Interest Account.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

A Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a Plan of the Employer or under an "Eligible State Deferred Compensation Plan" meeting the requirements of
Section 457(b) of the Code established and maintained by an other employer ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 STOCK AND MONEY MARKET ACCOUNTS

Equitable maintains a Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (i) Stock Account becomes part of Separate Account A, and (ii) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.

SECTION 2.03 GUARANTEED INTEREST ACCOUNT

Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and 2.07B, and Section 2.08 from such Ac-



PF 14114CP                           Page 10
count, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.07B, and transferred from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections
2.07, 2.07A and 2.07B, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT

Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account or Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07, 2.07A, and 2.07B, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS

At any time before a Participant's Retirement Date, such Participant, upon written request, (i) may transfer all or a part of the amounts from the Stock
Account or Money Market Account maintained for such Participant to the Guaranteed Interest Account maintained for such Participant, or (ii) may transfer all or a part of the amounts in the Guaranteed Interest Account or Money Market Account maintained for such Participant to the Stock Account maintained for such Participant. Such transfers will be made as of the later of
(i) the date specified in such request and (ii) the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account or the Stock Account maintained for the Participant to the Money Market Account.

SECTION 2.06 TERMINATION OF PARTICIPATION

Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no



PF 14114CP                           Page 11

Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS

Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07, 2.07A or 2.07B, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment to a Participant pursuant to Section 2.07, 2.07A or 2.07B, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to Section 2.07, 2.07A or 2.07B may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections 2.07, 2.07A or 2.07B would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the Contract. If the Participant was enrolled in this Contract prior to August 15, 1981, the $500 amount stated above shall be $200.

SECTION 2.07A PARTIAL WITHDRAWALS -- NEW PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a New Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) such Participant's attainment of age 70 years and six months, or (iii) the completion of 25 Participation Years with respect to such Participant, or (iv) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: If the Participant has not completed five Participation Years under the Contract, such withdrawal charge will equal the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

(b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested



PF 14114CP                           Page 12
is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

(a) is an amount equal to 6% of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative tota of any prior withdrawal charges made pursuant to this Section.

SECTION 2.07B PARTIAL WITHDRAWAL -- EXISTING PARTICIPANTS

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by an Existing Participant, Equitable will withdraw from the Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of
(a) the full amount of partial withdrawal requested or (b) the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The Participant's attainment of age 59 years and six months, or (ii) the completion of 20 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55 and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

PREFERRED WITHDRAWABLE AMOUNT: This is an amount equal to the lesser of (a) the total of Equitable Transferred Funds made on behalf of the Participant or (b) $10,000.

FREE WITHDRAWABLE AMOUNT: This is an amount equal to the excess, if any, of (a) the total Equitable Transferred Funds made on behalf of the Participant over (b) $10,000.

REGULAR WITHDRAWABLE AMOUNT: This is the cumulative total of all Contributions, other than Equitable Transferred Funds, made on behalf of the Participant.

ORDER OF WITHDRAWALS: In calculating the withdrawal charge, Equitable will assume that (a) any Preferred Withdrawable Amounts are first withdrawn, (b) any Free Withdrawable Amounts are next withdrawn, (c) any Regular Withdrawable Amounts are next withdrawn, and (d) lastly, any amounts other than the amounts described in (a), (b), and (c) above are withdrawn.

WITHDRAWAL CHARGE WITHIN FIRST FIVE YEARS: Within the first five Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a), (b), (c) and (d) below:

(a) With respect to any withdrawals of Preferred Withdrawable Amounts, a charge of 2% of such withdrawals.

(b)  With respect to any withdrawals of Free Withdrawable Amounts, no charge.

(c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

(d)  With respect to any  withdrawals  of amounts other than the amounts in (a),
     (b) and (c) above, no charge.

WITHDRAWAL CHARGE AFTER FIVE YEARS: After the completion of five Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Cor-



PF 14114CP                           Page 13
ridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a), (b), (c), and (d) above; provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts and
(4) lastly, a withdrawal of amounts other than the amounts in (1), (2) or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

SECTION 2.07C FREE CORRIDOR AMOUNT

The term "Free Corridor Amount" with respect to a Participant who has completed five Participation Years means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Money Market Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07, 2.07A or 2.07B in the current Participation Year with respect to the Participant.

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE

As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07, 2.07A and 2.07B during that Participation Year. The charge will be allocated between the Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT

If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07, 2.07A and 2.07B from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account and Money Market Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions



PF 14114CP                           Page 14
made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Guaranteed Interest Account, Stock Account and Money Market Account maintained with respect to such Participation under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT

The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT

The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS

As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint Survivor Life Annuity Form.



PF 14114CP                           Page 15

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS

If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Account if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, or if such amount is applied on behalf of an Existing Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a New Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3 1/4% interest and the 1971 ELAS Mortality Table. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 1979 ELAS mortality and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the bases for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/4% interest and the 1971 ELAS Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on 1979 ELAS Mortality and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form pro-vides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS

Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incor-




PF 14114CP                           Page 16
rect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment of such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.



PF 14114CP                           Page 17


                          ANNUITY BENEFITS (continued)

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)
             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                      LIFE ANNUITY FORM - 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

    -------------------------------------------------------------------------------------------------------------------------
    MALE                                                    FEMALE AGE
    AGE        60         61         62        63         64         65        66         67         68         69       70
   --------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.58       4.64      4.70       4.76       4.82      4.88       4.94       5.00       5.05      5.11
    61        4.55       4.62       4.68      4.74       4.81       4.87      4.93       5.00       5.06       5.12      5.18
    62        4.58       4.65       4.72      4.78       4.85       4.92      4.99       5.05       5.12       5.19      5.25
    63        4.61       4.68       4.75      4.82       4.89       4.97      5.04       5.11       5.18       5.25      5.32
    64        4.64       4.71       4.79      4.86       4.94       5.01      5.09       5.17       5.24       5.32      5.40

    65        4.67       4.74       4.82      4.90       4.98       5.06      5.14       5.22       5.30       5.38      5.47
    66        4.69       4.77       4.85      4.93       5.02       5.10      5.18       5.27       5.35       5.44      5.53
    67        4.72       4.80       4.88      4.97       5.05       5.14      5.23       5.31       5.40       5.50      5.59
    68        4.74       4.82       4.91      5.00       5.09       5.18      5.27       5.36       5.45       5.55      5.65
    69        4.76       4.85       4.94      5.03       5.12       5.22      5.31       5.41       5.50       5.60      5.71

    70        4.78       4.87       4.96      5.06       5.16       5.26      5.36       5.45       5.56       5.66      5.76
----------------------------------------------------------------------------------------------------------------------------------



           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
          LIFE ANNUITY FORM - 100% CONTINUATION - ASSUMED BASE RATE OF
                        NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)
    -------------------------------------------------------------------------------------------------------------------------
    MALE                                                    FEMALE AGE
    AGE        60         61         62        63         64         65        66         67         68         69       70
    -------------------------------------------------------------------------------------------------------------------------
    60        4.31       4.35       4.39      4.43       4.47       4.51      4.55       4.59       4.63       4.67      4.71
    61        4.35       4.39       4.43      4.48       4.52       4.56      4.61       4.65       4.69       4.73      4.78
    62        4.39       4.43       4.48      4.52       4.57       4.61      4.66       4.71       4.75       4.80      4.85
    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92
    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99

    65        4.50       4.56       4.61      4.66       4.72       4.78      4.83       4.89       4.95       5.01      5.07
    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14
    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22
    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29
    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37

    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
----------------------------------------------------------------------------------------------------------------------------------





           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
          LIFE ANNUITY FORM - 100% CONTINUATION - ASSUMED BASE RATE OF
                          NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

    -------------------------------------------------------------------------------------------------------------------------
    MALE                                                    FEMALE AGE
    AGE        60         61         62        63         64         65        66         67         68         69       70
    -------------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58
    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64
    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71
    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78
    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85

    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92
    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99
    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06
    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.14
    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.21

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
----------------------------------------------------------------------------------------------------------------------------------



                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                                 VARIABLE ANNUITY BENEFIT
                                                                                IF ASSUMED BASE RATE OF NET
                         FIXED ANNUITY BENEFIT                                     INVESTMENT RETURN IS
                         ---------------------                                  ---------------------------

                                                                   3 1/2%                               5%
                                                                   ------                               ---
        Age              Males            Females           Males            Females           Males            Females
        ---              -----            -------           -----            -------           -----            -------
        60               5.88             4.99              5.43             4.80              6.36             5.70
        61               6.04             5.11              5.57             4.90              6.50             5.81
        62               6.21             5.24              5.72             5.01              6.65             5.91
        63               6.38             5.38              5.88             5.13              6.81             6.03
        64               6.57             5.53              6.05             5.25              6.97             6.15
        65               6.77             5.68              6.23             5.39              7.16             6.28

        66               6.98             5.84              6.43             5.54              7.35             6.43
        67               7.19             6.01              6.64             5.70              7.56             6.58
        68               7.42             6.20              6.87             5.87              7.79             6.76
        69               7.67             6.39              7.11             6.06              8.03             6.95
        70               7.93             6.61              7.38             6.27              8.30             7.15



Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.




PF 14114CP                           Page 18

                          PART IV - GENERAL PROVISIONS

SECTION 4.01  CONTRACT

The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section
4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02  STATUTORY COMPLIANCE

Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service, so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03  ASSIGNMENTS AND NONTRANSFERABILITY

The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04  PARTICIPATION IN SURPLUS

The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend, and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05  BENEFICIARY

Each Participant, as of such Participant's Participation Date is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while Accounts for such Participants are being maintained hereunder. Any such designation or change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.



PF 14114CP                           Page 19

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06  DISQUALIFICATION

In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract.

SECTION 4.07  FUTURE PARTICIPANTS

Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08  DEFERMENT

Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and 2.07B, and
Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in the Section, payments by Equitable from the Participant's Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and 2.07B, and Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

(a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09  ANNUAL NOTICE

At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish



PF 14114CP                           Page 20
the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account and Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10  CONTRACT HOLDER RESPONSIBILITY

The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed Interest Account, Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the custodial agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the custodial agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11  AGE AND SEX

If the Annuitant's age or sex has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

SECTION 4.12 RIGHT OF EMPLOYER

Notwithstanding any other provision of the Contract, except with respect to amounts attributable to Contributions made by a Participant, if any, as permitted under the terms of the Plan, the value of the Accounts maintained for each Participant shall, until distributed to the Participant or his beneficiaries in accordance with the terms of the Contract, remain solely the property and rights of the Employer (without being restricted to the provision of the benefits under the Plan) subject only to claims of the Employer's general creditors. This Section shall be construed and administered in accordance with
Section 457(b)(6) of the Code and the regulations thereunder.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                                  FOR THE EQUITABLE

By  /s/ [Signature unreadable]               By /s/ Coy Eklund
   ---------------------------                  ------------------------------
                                                 Chairman of the Board

Title    Senior Vice President               By  /s/ Rodney L. Enochs
     -------------------------                  ------------------------------
                                                 Vice President and Secretary

Dated    May 27, 1982                        Date of Issue     May 1, 1982
     -------------------------                               ----------------


At       New York, NY
     -------------------------







PF 14114CP                           Page 21

Attached to and made part of Group Annuity Contract No. 11932CP between

         THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective August 26, 1983, said contract and riders are amended as follows:

1.   with respect to Section 1.18A Cash Value - New Participants

     a. the term "25 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

     WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

     (a)  equals 6% of the sum of the Annuity Values of such Accounts.

     (b) is an amount equal to the excess, if any, of (i) 8% of the cumulative contributions made on behalf of such Participant over (ii) the cumulative total of any withdrawal charges made pursuant to Sections
          2.07 and 2.07A.

     c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

     WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, the withdrawal charge equals the lesser of (a) or (b) where:

     (a)  equals
          6% during Participation Years 4 and 5
          5% during Participation Years 6, 7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during Participation Year 12
          0% thereafter
          of the excess of (i) the sum of the Annuity Values of such Accounts over (ii) the Free Corridor Amount defined in Section 2.07C.

     (b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participant during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

The Cash Values of the Guaranteed Interest Account, Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.


PF 17004CP

2.   with respect to Section 1.18B Cash Value-Existing Participants

     a. the term "20 Participation Years" contained in the paragraph entitled "No Withdrawal Charge" is changed to "12 Participation Years,"

     b. the paragraph entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

     WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a) and (b) below; provided, however, that such charge does not exceed the amount described in subsection (c) below where:

     (a) is an amount equal to 2% of any Preferred Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

     (b)  is an amount equal to
          6% during the first five Participation Years
          5% during Participation Years 6, 7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during Participation Year 12
          0% thereafter
          of any Regular Withdrawable Amounts (defined in Section 2.07B) that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

     (c) is an amount equal to the sum of (a) above, and 6% of the excess, if any, of (i) the sum of the Annuity Values of such Accounts over (ii) the cumulative total of Equitable Transferred Funds made with respect to the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

c. the paragraph entitled "Withdrawal Charge After Five Years" is replaced by the following:

     WITHDRAWAL CHARGE AFTER THREE YEARS: After three Participation Years have been completed with respect to the Participant, Equitable (i) will first withdraw, pursuant to Section 2.07B, the Free Corridor Amount defined in
     Section 2.07C and (ii) next withdraw the remaining portion of the sum of the Annuity Values of such Accounts. A withdrawal charge will apply to the amount in (ii) above, and will equal the sum of the charges described in subsections (a) and (b) of the preceding subsection: provided, however, that such charge will not exceed an amount equal to the lesser of the charges defined in (d) and (e) below:

     (d) is an amount equal to the sum of (a) in the preceding subsection and 6% during Participation Years 4 and 5
          5% during Participation Years 6, 7 and 8
          4% during Participation Year 9
          3% during Participation Year 10
          2% during Participation Year 11
          1% during Participation Year 12
          0% thereafter

          of the excess, if any, of (i) the sum of the Annuity Values of such Accounts (after withdrawal of the Free Corridor Amount) over (ii) the cumulative total of Equitable Transferred Funds made on behalf of the Participant that have not previously been withdrawn pursuant to Sections 2.07 and 2.07B.

     (e) is an amount equal to the excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other contributions (excluding Equitable Transferred Funds) made on behalf of such Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07B.

     The Cash Values of the Guaranteed Interest Account, Stock and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

3.   with respect to Section 2.07A Partial Withdrawals - New Participants

     a. the term "25 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"

PF 17004CP

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

          WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: If the Participant has not
          completed  three   Participation   Years  under  the  Contract,   such
          withdrawal charge will equal the lesser of (a) or (b) where:

          (a) is an amount equal to 6% of the total amount to be withdrawn from the Accounts (including such charge) pursuant to this paragraph.

          (b) is the excess, if any, of (i) 8% of the cumulative total of Contributions made on behalf of such Participant over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

          WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

          If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and(ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:
         (a) is an amount equal to
             6% during Participation Years 4 and 5
             5% during Participation Years 6, 7 and 8
             4% during Participation Year 9
             3% during Participation Year 10
             2% during Participation Year 11
             1% during Participation Year 12
             0% thereafter
          of the amount withdrawn (including such charge) pursuant to (ii) of the preceding sentence.

          (b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.

4.   with respect to Section 2.07B Partial Withdrawals - Existing Participants

     a. the term "20 Participation Years" contained in the provision entitled "No Withdrawal Charge" is changed to "12 Participation Years;"

     b. the provision entitled "Withdrawal Charge Within First Five Years" is replaced by the following:

          WITHDRAWAL CHARGE WITHIN FIRST THREE YEARS: Within the first three Participation Years with respect to the Participant, the withdrawal charge equals the sum of the charges described in subsections (a),
          (b), (c) and (d) below:

          (a)  With  respect  to  any  withdrawals  of  Preferred   Withdrawable
               Amounts, a charge of 2% of such withdrawals.

          (b) With respect to any withdrawals of Free Withdrawable Amounts, no charge.

          (c) With respect to any withdrawals of Regular Withdrawable Amounts, a charge of 6% of such withdrawals.

          (d) With respect to any withdrawals of amounts other than the amounts in (a), (b) and (c) above, no charge.

     c. the provision entitled "Withdrawal Charge After Five Years" is replaced by the following:

          WITHDRAWAL CHARGE AFTER THREE YEARS: After the completion of three Participation Years with respect to the Participant, there will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07C.

PF 17004CP

     If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (1) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (2) then withdraw from such Accounts an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will equal the sum of the charges described in (a),(b) and (d) above plus with respect to any withdrawals of Regular Withdrawable Amounts, a charge of
     6% during Participation Years 4 and 5
     5% during Participation Years 6, 7 and 8
     4% during Participation Year 9
     3% during Participation Year 10
     2% during Participation Year 11
     1% during Participation Year 12
     0% thereafter
     provided, however, that in no event will such charge exceed an amount equal to the following: The excess, if any, of (1) the sum of (i) 2% of the first $10,000 of Equitable Transferred Funds made during the current Participation Year and the preceding nine Participation Years and (ii) 8% of all other Contributions (excluding Equitable Transferred Funds) made on behalf of the Participant during the current Participation Year and the preceding nine completed Participation Years over (2) the cumulative total of any prior withdrawal charges made pursuant to this Section.

     Whenever an amount is withdrawn from such Accounts that is not greater than the current Free Corridor Amount, such amount is considered to be (1) first, a withdrawal of Regular Withdrawable Amounts, (2) next, a withdrawal of Preferred Withdrawable Amounts, (3) next, a withdrawal of Free Withdrawable Amounts, and (4) lastly, a withdrawal of amounts other than the amounts in (1), (2), or (3) above. However, no charge will be assessed with respect to the portion of the withdrawal up to the current Free Corridor Amount.

5. with respect to Section 2.07C Free Corridor Amount, the term "five Participation years" is changed to "three Participation Years."




Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                              FOR THE EQUITABLE

By    /s/ [Signature Unreadable]         By    /s/ John B. Carb
  ----------------------------------       -------------------------------------
                                                 President


Title Vice President                     By    /s/ Rodney L. Enochs
      ------------------------------       -------------------------------------
                                                 Vice President and Secretary


Dated Aug. 19, 1983                      Date of Issue
      ------------------------------                  --------------------------

At    New York, N.Y.
   ---------------------------------


PF 17004CP

Attached to and made part of Group Annuity Contract No. 11932CP between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective December 12, 1983, said contract and riders are amended as follows:

1.   all references in the contract to the Annuitant's sex are deleted.

2. the phrase "3 1/4% interest and the 1971 ELAS Mortality Table" and the phrase "1979 ELAS Mortality" appearing in Section 3.04 Amount of Annuity Benefits shall be changed to "3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females" and "the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females," respectively, wherever they appear.

3. the Tables of Guaranteed Annuity Payments appearing in Section 3.05 Payment of Annuity Benefits, are replaced by the following Tables.


                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                 SURVIVOR LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
   Age         60         61        62         63         64        65         66         67         68        69         70

    60        4.54       4.58      4.62       4.66       4.70      4.74       4.77       4.81       4.84      4.88       4.91
    61                   4.62      4.67       4.71       4.76      4.81       4.84       4.88       4.91      4.95       4.99
    62                             4.72       4.76       4.81      4.85       4.90       4.94       4.98      5.02       5.06
    63                                        4.81       4.86      4.91       4.96       5.01       5.06      5.10       5.14
    64                                                   4.92      4.97       5.02       5.06       5.13      5.17       5.22

    65                                                             5.03       5.09       5.15       5.20      5.26       5.31
    66                                                                        5.15       5.21       5.27      5.33       5.39
    67                                                                                   5.28       5.34      5.40       5.47
    68                                                                                              5.41      5.48       5.55
    69                                                                                                        5.56       5.63

    70                                                                                                                   5.71

                  VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                    100% CONTINUATION -- ASSUMED BASE RATE OF
                         NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
   Age         60         61        62         63         64        65         66         67         68        69         70

    60        4.40       4.44      4.48       4.51       4.55      4.58       4.61       4.65       4.68      4.71       4.74
    61                   4.48      4.52       4.56       4.60      4.64       4.67       4.71       4.74      4.78       4.81
    62                             4.56       4.60       4.65      4.69       4.73       4.77       4.80      4.84       4.88
    63                                        4.65       4.69      4.74       4.78       4.83       4.87      4.91       4.95
    64                                                   4.74      4.79       4.84       4.89       4.93      4.98       5.02

    65                                                             4.85       4.90       4.95       5.00      5.05       5.10
    66                                                                        4.95       5.01       5.06      5.11       5.17
    67                                                                                   5.07       5.12      5.18       5.24
    68                                                                                              5.19      5.25       5.32
    69                                                                                                        5.32       5.39

    70                                                                                                                   5.46

                  VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                    100% CONTINUATION -- ASSUMED BASE RATE OF
                           NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                    Age
   Age         60         61        62         63         64        65         66         67         68        69         70

    60        5.27       5.30      5.34       5.37       5.41      5.44       5.47       5.51       5.54      5.57       5.59
    61                   5.34      5.38       5.42       5.46      5.49       5.53       5.57       5.60      5.63       5.66
    62                             5.42       5.46       5.50      5.54       5.58       5.62       5.65      5.69       5.73
    63                                        5.50       5.55      5.59       5.63       5.67       5.71      5.75       5.79
    64                                                   5.59      5.64       5.69       5.73       5.78      5.82       5.86

    65                                                             5.69       5.74       5.79       5.84      5.89       5.93
    66                                                                        5.79       5.85       5.90      5.95       6.00
    67                                                                                   5.90       5.96      6.02       6.08
    68                                                                                              6.02      6.08       6.15
    69                                                                                                        6.15       6.22

    70                                                                                                                   6.29


                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                  VARIABLE ANNUITY BENEFIT
                                                                 IF ASSUMED BASE RATE OF NET
                        FIXED ANNUITY BENEFIT                       INVESTMENT RETURN IS
                 ------------------------------------      ----------------------------------------
   Age                                                          3 1/2%                   5%
-----------                                                -----------------      -----------------

    60                          5.29                             5.08                   5.97
    61                          5.41                             5.19                   6.08
    62                          5.55                             5.31                   6.20
    63                          5.69                             5.44                   6.33
    64                          5.85                             5.58                   6.46

    65                          6.01                             5.73                   6.61
    66                          6.19                             5.89                   6.77
    67                          6.37                             6.06                   6.94
    68                          6.58                             6.24                   7.12
    69                          6.79                             6.43                   7.31

    70                          7.02                             6.64                   7.52


PF17009CP

       This amendment was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris.

       The Department has reserved the right to require changes in this amendment to comply with applicable New York law and regulations.



Agreed to by:
UNITED STATES TRUST COMPANY
OF NEW YORK                              FOR THE EQUITABLE

By /s/ William H. Schroeder              By   /s/ John B. Carter
  -------------------------------           ----------------------------------

Title   Vice President                   By   /s/ Rodney L. Enochs
     ----------------------------          -----------------------------------
                                               Vice President and Secretary

Dated     12/15/83                       Date of Issue
      --------------------------                       -----------------------

At   New York, N.Y.
  ------------------------------



PF17009CP

         Attached to and made part of Group Annuity Contract No. 11932CP between

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK



IT IS HEREBY AGREED that, effective May 1, 1984, said contract and riders are amended as follows:

1. The term "Stock Account" has been changed to "Stock Account, Balanced Account and Aggressive Stock Account" wherever it appears except as provided in items 4 and 5 of this rider.

2.   The Section entitled "The Separate Accounts" is amended as follows:

     a.   the following Accounts have been added:

              Name                               Investments
              ----                               -----------

     Separate   Account  J              Primarily   common   stocks  and  other
                                        equity-type  investments,  publicly
                                        traded debt securities and short-term
                                        money market instruments.

     Separate  Account K                Primarily  common  stocks  issued by
                                        high quality small and intermediate size companies with strong growth prospects.

     b.   The sentences

          "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. The charge shall be made in connection with
          (c) of the Net Investment Factor provision in Section 1.16"

          are amended to read as follows:

          i.   for Participants with a Participation Date prior to May 1, 1984

               "Assets of Separate Account A and Separate Account E attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, consisting of .15% for investment management, .35% for financial accounting, .35% for the annuity rate guarantee and the minimum death benefit, and .90% for expenses and expense risk. Assets of Separate Account J and Separate Account K attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The percentage allocation of the components of the charges for Separate Account J and Separate Account K are not necessarily allocated in the same amounts as for Separate Account A and Separate Account E. The charge shall be made in connection with (c) of the Net Investment Factor provision in Section 1.16."

          ii.  for  Participants  with a  Participation  Date on or after May 1,
               1984

               "Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16."

3. The Section entitled "New Accumulation Unit Value" is amended by the addition of the following Accounts:

                  Account                   Value                      Date
                  -------                   -----                      ----

         Separate Account J                 $10.00            As of May 1, 1984

         Separate Account K                 $10.00            As of May 1, 1984

4. The title and the first two sentences of the Section entitled "Stock and Money Market Accounts" shall read as follows:

           STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS

     Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the
     (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E.

5. The Section entitled "Transfers Among Accounts" is amended to read as follows:

                            TRANSFERS AMONG ACCOUNTS

     At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such
     Participant as follows: (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.



            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



Agreed to by
UNITED STATES TRUST COMPANY
OF NEW YORK                                FOR THE EQUITABLE


By /s/ William H. Schroeder                By /s/ John B. Carter
     ------------------------------          -----------------------------------
            Vice President                         President

Title                                      By /s/ Rodney L. Enochs
      -----------------------------          -----------------------------------
                                                Vice President and Secretary

Dated   06/27/84                           Date of Issue
      -----------------------------                      -----------------------

At   NY, NY
  ---------------------------------



PF17013CP

Attached to and made part of Group Annuity Contract No. 11932CP between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective July 1, 1986, said contract and riders are amended as follows:

1. With respect to PART I -- DEFINITIONS, the following section is added:

   SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.

2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

   (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or
   (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

Agreed to by:

UNTIED STATES TRUST COMPANY                 THE EQUITABLE LIFE ASSURANCE
OF NEW YORK                                 SOCIETY OF THE UNITED STATES


By                                          By
  ---------------------------------            ---------------------------------
                                                    President

Title                                       By
     ------------------------------            ---------------------------------
                                                 Vice President and Secretary

Dated                                       Date of Issue
     ------------------------------                       ----------------------

At
   --------------------------------


PF 17033CP

Attached to and made part of Group Annuity Contract No. 11932CP between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, with respect to Certificates issued under the Contract in the state of New York effective January 1, 1987, said Contract and riders are amended as follows:

1. With respect to the front page, the third paragraph is replaced by the following:

   THE ANNUITY BENEFITS PAYABLE UNDER THE CONTRACT ARE FIXED ANNUITY BENEFITS.

2. With respect to PART I - DEFINITIONS, SECTION 1.12 NORMAL FORM is amended to read as follows:

   PART 1 - DEFINITIONS, SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means a Period Certain Annuity.

3. With respect to PART I - DEFINITIONS, SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM is deleted.

4. With respect to PART I - DEFINITIONS, SECTION 1.14A LIFE ANNUITY FORM is deleted.

5. With respect to PART I - DEFINITIONS, SECTION 1.14C PERIOD CERTAIN ANNUITY is amended to read as follows:

   SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable that does not permit any prepayment of the unpaid principal. Any installment payments shall be made over a period which does not exceed the remaining life expectancy of the Participant.

6. With respect to PART I - DEFINITIONS, SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS, the first paragraph is replaced by the following:

   VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

7. With respect to PART I - DEFINITIONS, SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS, the last three paragraphs are deleted.

8. With respect to PART I - DEFINITIONS, SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

   NO WITHDRAWAL CHARGE: With respect to a participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

   (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation

PF 17062CP

    Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 10 years, or (v) the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in
    Section 1.14C, where the certain period of such annuity is at least 15 years. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

9. With respect to PART II - PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

    NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

    (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 10 years, or (v) the receipt by Equitable of a properly completed settlement election from in order to apply the Annuity is at least 10 years, or (v) the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 15 years. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

10. With respect to PART III - ANNUITY BENEFITS, SECTION 3.02 VARIABLE ANNUITY BENEFIT is deleted.

11. With respect to PART III - ANNUITY BENEFITS, SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS, is amended to read as follows:

    SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects to receive the Cash Value of such Account in a single sum subject to Equitable's rules then in effect and any applicable requirements under the Code.

    Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

    If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock and Money Market Account.

    Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

    The applicable Annuity Benefit will be provided pursuant to Sections 3.04 and 3.05.

12. With respect to PART III - ANNUITY BENEFITS, SECTION 3.04 AMOUNT OF ANNUITY BENEFITS is amended to read as follows:

PF 17062CP

    SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects pursuant to the first paragraph or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be the Cash Values of such Accounts.

    The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

    After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate. The Table of Guaranteed Annuity Payments sets forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, as a Period Certain Annuity. The amounts of income provided under the Fixed Annuity Benefit payable on the Period Certain Annuity are based on 3 1/2% interest. Equitable may change the monthly income amounts contained in the Table of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

    Amounts required for periods certain not shown in the Table will be calculated by Equitable on 3 1/2% interest.

13. With respect to PART III - ANNUITY BENEFITS, SECTION 3.05 PAYMENT OF ANNUITY BENEFITS is amended to read as follows:

    SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable. If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

    If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

    Upon election by a Participant pursuant to Section 3.03 of a Period Certain Annuity, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that become due after the death of the Participant.

    The payee may designate (with the right to change such designation and without the concurrence for any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

    If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

PF 17062CP

    The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

    If the amount to be applied hereunder is less than $2,000 or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                             PERIOD CERTAIN ANNUITY

              (Minimum Monthly Income per $1,000 of Annuity Value)

     PERIOD CERTAIN                                             PERIOD CERTAIN
       (IN YEARS)                 MONTHLY INCOME                  (IN YEARS)                 MONTHLY INCOME
-------------------------     ------------------------      -----------------------      -----------------------
           1                          $84.65                          11                         $ 9.09
           2                          $43.06                          12                         $ 8.46
           3                          $29.19                          13                         $ 7.94
           4                          $22.27                          14                         $ 7.49
           5                          $18.12                          15                         $ 7.10
           6                          $15.35                          16                         $ 6.76
           7                          $13.38                          17                         $ 6.47
           8                          $11.90                          18                         $ 6.20
           9                          $10.75                          19                         $ 5.97
           10                         $ 9.83                          20                         $ 5.75

    Any ? change, revocation, or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

    If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

14. With respect to PART IV - GENERAL PROVISIONS, SECTION 4.01 CONTRACT, a fourth paragraph is added as follows:

    ? ? subject to the rules and regulations of the Deferred Compensation Board of the State of New York, ? regulations are made a part of such Contract.

15. With respect to PART IV - GENERAL PROVISIONS, SECTION 4.08 DEFERMENT is replaced by the following:

    SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due ? for such commutation payments pursuant to
    Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

    Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections
    2.07 and 2.07A and Section 2.09 will be made within seven days after receipt of a written request for such surrender or withdrawal upon receipt of proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

    During the period when (i) the sale of securities or the determination of the New Accumulation Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New

PF 17062CP

    York Stock Exchange is closed or trading on such Exchange is restricted,  or
    (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

    (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

    (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

    (c) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

16. With respect to PART IV - GENERAL PROVISIONS, SECTION 4.09 ANNUAL NOTICE is amended to read as follows:

    SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant.

17. With respect to PART IV - GENERAL PROVISIONS, the following section is added:

    SECTION 4.09A QUARTERLY NOTICE. At least once during each calendar quarter up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.



Agreed to by:
UNITED STATES TRUST COMPANY                 THE EQUITABLE LIFE ASSURANCE
OF NEW YORK                                 SOCIETY OF THE UNITED STATES

By                                          By           SPECIMEN
  ----------------------------------           ---------------------------------
                                                         President

Title                                       By              SPECIMEN
     -------------------------------          ----------------------------------
                                                  Vice President and Secretary

Dated                                       Date of Issue
     -------------------------------                     -----------------------

At
  ----------------------------------


PF 17062CP

                                   Participant:

                            Certificate Number:

THE EQUITABLE [LOGO]                Issue Date:

                            Participation Date:

                               Retirement Date:

     THE  EQUITABLE  LIFE  ASSURANCE  SOCIETY  OF THE UNITED  STATES

     Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116



AGREES

o To allocate the Contributions made to the Contract, after deduction of any applicable taxes, to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Guaranteed Interest Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.

o To apply the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

o To provide the Participant with the other rights and benefits of this certificate.

These agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE - The Participant may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account, or Money Market Account from the date such Contribution is allocated to such Account to the date of such Cancellation.



         /s/ Rodney L. Enochs                           /s/ John B. Carter
         Vice President                                 President
         and Secretary


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION.

NO. 11936P AMENDED BY PF 17009P - PF 17013P - PF 17018P - PF 17022P

                     CONTENTS
                     Part I - Definitions                      Page 2
                     Part II - Participant's Account           Page 6
                     Part III - Annuity Benefits               Page 9
                     Part IV - General Provisions              Page 12


Equitable certifies that the Participant as named on page 3 is included under the Group Annuity Contract designated on page 3 ("the Contract"), all pertinent provisions of which are set forth below.

As described in Section 1.10, Equitable will determine, before the beginning of each calendar year commencing after the period for which the Initial Guaranteed Interest Rate is effective, the Yearly Guaranteed Interest Rate for the calendar year for each Class of Participants, which shall not be lower than the Minimum Guaranteed Interest Rate then in effect. Equitable, from time to time, may declare a Guaranteed Interest Rate for a Class which exceeds the applicable Yearly Guaranteed Interest Rate and a period for which such rate applies. A Guaranteed Interest Rate is subject to annual administrative charges as described in Section 2.08.

This certificate is valid only if participation under the Contract has not been terminated as described in the Contract and is subject to amendment as may be required pursuant to Section 4.02.

EARLY WITHDRAWAL CHARGE. If a Participant terminates participation at any time after the earliest of the following occurrences: (i) The later of (a) the attainment of age 59 years and six months or (b) the completion of five Participation Years, or (ii) the completion of 12 Participation Years, the sum of the Cash Values of the Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account as provided in Section 1.18, will be equal to the sum of the Annuity Values of each such Account. At other times, the sum of the Cash Values of such Accounts may be less than the sum of the Annuity Values as provided in Section 1.18.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.


                              PART I - DEFINITIONS

SECTION 1.01 EMPLOYER. The term "Employer" means (i) a State, political subdivision of a State, or an agency or instrumentality of a State or political subdivision of a State which has adopted a Plan, or (ii) a rural electric cooperative, as defined in Section 457(d)(9)(B) of the Code, which has adopted a Plan.

SECTION 1.02 PLAN. The term "Plan" means a program constituting an "Eligible State Deferred Compensation Plan" meeting the requirements of Section 457(b) of the Code which is established and maintained by an Employer for the benefit of persons performing services for the Employer and their beneficiaries.

SECTION 1.03 ANNUITY. The term "Annuity" means an annuity purchased in accordance with the terms of the Plan.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of the Contract.

SECTION 1.05 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable. An Annuity is purchased for a person enrolled under the Contract upon receipt by Equitable of an initial Contribution by the Employer.

SECTION 1.06 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00



NO. 11936P AMENDED BY PF 17009P -    --------
PF 17013P - PF 17018P - PF 17022P    Page Two

                                   Page Four
                                   ---------


DEFINITIONS (CONTINUED)

SECTION 1.07 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract.

SECTION 1.08 PARTICIPATION YEAR. The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participant Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS. Except as provided in Section 1.10, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.10 GUARANTEED INTEREST RATE. For each Guaranteed Interest Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 3% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the calendar year next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent calendar year thereafter, Equitable will determine for each established Class of Participants before the beginning of such calendar year a Yearly Guaranteed Interest Rate for such Class, which Yearly Guaranteed Interest Rate will not be lower than the effective Minimum Guaranteed Interest Rate applicable for such Class for such year. For any established Class of participants, Equitable reserves the right to change the Minimum Guaranteed Interest Rate and the applicable period therefor, provided that any such Minimum Guaranteed Interest Rate will not be lower than the Minimum Guaranteed Interest Rate that would have been in effect in the absence of such change. Equitable will notify each Participant in a Class in writing of the Yearly Guaranteed Interest Rate or of any change in the Minimum Guaranteed Interest Rate at least 15 days prior to its effective date.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate for such Class which exceeds the applicable Yearly Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Retirement Date provided under the Plan. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Home Office.

SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means, (i) if the Participant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (100% continuation), and (ii) if the Participant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.13 JOINT AND SURVIVOR LIFE AND ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14A LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14B ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable which extends beyond the Participant's attainment of age 59 years and six months and does not permit any prepayment of the unpaid principal prior to the participant's attainment of age 59 years and six months.

SECTION 1.15 THE SEPARATE ACCOUNTS. The term "Separate Account" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:



NO. 11936P AMENDED BY PF 17009P -        ---------
PF 17013P - PF 17018P - PF 17022P        Page Four

                                   Page Five
                                   ---------

DEFINITIONS (CONTINUED)

Name                                Investments
----                                -----------

Separate Account A     Primarily  common  stock and other equity-type
                       investments.

Separate Account E     Primarily short-term money market instruments.

Separate Account J     Primarily common stocks and other equity-type
                       investments,   publicly   traded  debt securities
                       and short-term money market instruments.

Separate Account K     Primarily   common  stocks issued  by  high
                       quality small and intermediate size companies with strong growth prospects.


Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.




NO. 11936P AMENDED BY PF 17009P -       --------
PF 17013P - PF 17018P - PF 17022P       Page Five

                                    Page Six
                                    --------
DEFINITIONS (CONTINUED)

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

     Account                   Value                Date
     -------                   -----                ----

Separate Account A             $10.00       As of November 1, 1968

Separate Account E             $10.00       As of September 4, 1974

Separate Account J             $10.00       As of May 1, 1984

Separate Account K             $10.00       As of May 1, 1984


The New Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Separate Account A under A Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Period s ending in such month.

SECTION  1.17  ANNUITY  VALUE.  The  term  "Annuity  Value"  with  respect  to a
Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18 CASH VALUE.

NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

(i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and six months, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55, completed five Participation Years, and the Cash Values are to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, the sum of the Cash Values of such Accounts equal the sum of the Annuity Values of such Accounts, less a withdrawal charge.

WITHDRAWAL CHARGE: The withdrawal charge equals the lesser of (a) or (b) where:

(a)   equals

      6% during  Participation  Years 1, 2, 3, 4 and 5
      5%  during  Participation Years 6, 7 and 8
      4% during  Participation  Year 9
      3% during  Participation Year 10
      2% during Participation Year 11
      1% during Participation Year 12
      0% thereafter
      of the excess of (i) the sum of the Annuity Values of such Accounts over (ii)the Free Corridor Amount defined in Section 2.07B.

(b) is the excess, if any, of (i) 8% of the total contributions made on behalf of such Participants during the current Participation Year and the preceding nine Participation Years over (ii) the cumulative total of any withdrawal charges made pursuant to Sections 2.07 and 2.07A.

The Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account will be in the same proportion as are the Annuity Values of such Accounts.

SECTION 1.19 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or, if the Employer has no Plan, as determined by the Employer at its sole discretion. The Employer is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account.

Each Contribution received by Equitable with respect to a Participant will, before its allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.




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PARTICIPANT'S ACCOUNT (CONTINUED)

Participant may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a Plan of the Employer or under an "Eligible State Deferred Compensation Plan" meeting the requirements of Section 457(b) of the Code established and maintained by another employer ("Transferred Funds"). Any Transferred Funds from a contract not issued by Equitable will, before allocation under the Contract, be reduced by the amount of any applicable taxes, as determined by Equitable.

Equitable will issue to each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date.

SECTION 2.03 GUARANTEED INTEREST ACCOUNT.
Equitable maintains a Guaranteed Interest Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Guaranteed Interest Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

The amount in a Guaranteed Interest Account at any time is equal to the sum of all amounts that have been allocated to such Guaranteed Interest Account pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Guaranteed Interest Account, and less the sum of any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Guaranteed Interest Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to
Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07 and 2.07A, and transferred from such Account pursuant to Section 2.05, all accumulated at 3% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Guaranteed Interest Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Guaranteed  Interest  Account for a Participant  terminates on the earliest of
(i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01, after deduction for any applicable taxes, will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Guaranteed Interest Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07 and 2.07A, at the time of application of amounts in the Guaranteed Interest Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Guaranteed Interest Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Guaranteed Interest Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market
Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.



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PARTICIPANT'S ACCOUNT (CONTINUED)

SECTION 2.06 TERMINATION OF PARTICIPATION. Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three completed Participation Years, and (ii) the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, a Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07 or 2.07A, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment to a Participant pursuant to Section 2.07 or 2.07A, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments to the Participant pursuant to Section 2.07 or 2.07A may be deferred by Equitable in accordance with the provisions of Section 4.08.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Sections
2.07 or 2.07A would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the contract.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES.

NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values of such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and six months, or (ii) the completion of 12 Participation Years with respect to such Participant, or (iii) if the Participant has attained age 55, has completed five Participation Years, and the partial withdrawal is to be applied to purchase an Eligible Annuity Certain defined in Section 1.14B. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

WITHDRAWAL CHARGE: There will be no withdrawal charge if the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in
Section 2.07B.

If the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge. Such withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)   is an amount equal to

      6% during  Participation  Years 1, 2, 3, 4 and 5
      5%  during  Participation Years 6, 7 and 8
      4% during  Participation  Year 9
      3% during  Participation Year 10
      2% during Participation Year 11
      1% during Participation Year 12
      0% thereafter
      of the amount  withdrawn  (including  such charge)  pursuant to
      (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the cumulative total of contributions made on behalf of such Participant during the current Participation Year and the nine preceding Participation Years over (ii) the cumulative total of any prior withdrawal charges made pursuant to this Section.




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PARTICIPANT'S ACCOUNT (CONTINUED)

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to a Participant who has completed three Participation Years or attained age 59 1/2 means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Guaranteed Interest Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 or 2.07A in the current
Participation Year with respect to the Participant. With respect to a Participant who has not completed three Participation Years or attained age 59 1/2, the Free Corridor Amount is zero.

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to
Section 2.07 and 2.07A during that Participation Year. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed Interest Account in proportion to the Annuity Value of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If the Employer reports to Equitable, or if Equitable otherwise ascertains, that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 (before reduction of any applicable taxes) less an adjustment for any withdrawals made pursuant to Sections 2.07 and 2.07A from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant. If, in accordance with the provisions of Section 2.01, the cash value of an Annuity contract issued by Equitable, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternative amount based on premiums paid or contributions made under the Annuity contract, is transferred to the Contract, such alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred, for purposes of the death benefit under the Contract.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

                          PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar


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ANNUITY BENEFITS (CONTINUED)

month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect and any applicable requirements under the Code.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS.
If a Participant  elects  pursuant to the first  paragraph or third paragraph of
Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or
(ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life
Annuity Form, are based on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. The Assumed Base Rate of Net Investment Return is 5% for certificates issued for delivery in New York. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.




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                                  Page Eleven
                                  -----------

ANNUITY BENEFITS (CONTINUED)

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.




                     TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

            FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                     LIFE ANNUITY FORM - 100% CONTINUATION
              (Minimum Monthly Income Per $1,000 of Annuity Value)

------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------
 Age      60     61      62     63      64      65      66      67      68     69      70
------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------
  60     4.54    4.58   4.62    4.66   4.70    4.74     4.77   4.81    4.84    4.88   4.91
  61             4.62   4.67    4.71   4.76    4.81     4.84   4.88    4.91    4.95   4.99
  62                    4.72    4.76   4.81    4.85     4.90   4.94    4.98    5.02   5.06
  63                            4.81   4.86    4.91     4.96   5.01    5.06    5.10   5.14
  64                                   4.92    4.97     5.02   5.08    5.13    5.17   5.22

  65                                           5.03     5.09   5.15    5.20    5.26   5.31
  66                                                    5.15   5.21    5.27    5.33   5.39
  67                                                           5.28    5.34    5.40   5.47
  68                                                                   5.41    5.48   5.55
  69                                                                           5.56   5.63

  70                                                                                  5.71
------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM-100% CONTINUATION-ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income Per $1,000 of Annuity Value)

------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------
 Age      60     61      62     63      64      65      66      67      68     69      70
------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------
  60     4.40    4.44   4.48    4.51   4.55    4.58     4.61   4.65    4.68    4.71   4.74
  61             4.48   4.52    4.56   4.60    4.64     4.67   4.71    4.74    4.78   4.81
  62                    4.56    4.60   4.65    4.69     4.73   4.77    4.80    4.84   4.88
  63                            4.65   4.69    4.74     4.78   4.83    4.87    4.91   4.95
  64                                   4.74    4.79     4.84   4.89    4.93    4.98   5.02

  65                                           4.85     4.90   4.95    5.00    5.05   5.10
  66                                                    4.95   5.01    5.06    5.11   5.17
  67                                                           5.07    5.12    5.18   5.24
  68                                                                   5.19    5.25   5.32
  69                                                                           5.32   5.39

  70                                                                                  5.46
------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM-100% CONTINUATION-ASSUMED BASE RATE
                         OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income Per $1,000 of Annuity Value)

------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------
 Age      60     61      62     63      64      65      66      67      68     69      70
------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------
  60     5.27    5.30   5.34    5.37   5.41    5.44     5.47   5.51    5.54    5.57   5.59
  61             5.34   5.38    5.42   5.46    5.49     5.53   5.57    5.60    5.63   5.66
  62                    5.42    5.46   5.50    5.54     5.58   5.62    5.65    5.69   5.73
  63                            5.50   5.55    5.59     5.63   5.67    5.71    5.75   5.79
  64                                   5.59    5.64     5.69   5.73    5.78    5.82   5.86

  65                                           5.69     5.74   5.79    5.84    5.89   5.93
  66                                                    5.79   5.85    5.90    5.95   6.00
  67                                                           5.90    5.96    6.02   6.08
  68                                                                   6.02    6.08   6.15
  69                                                                           5.56   5.63

  70                                                                                  6.29
------- ------- ------ ------- ------ ------- -------- ------ ------- ------- ------ -------






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

                                  Page Twelve
                                  -----------


                          ANNUITY BENEFITS (CONTINUED)

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                VARIABLE ANNUITY BENEFIT
                                               IF ASSUMED BASE RATE OF NET
              Age   Fixed Annuity Benefit          INVESTMENT RETURN IS
              ---   ---------------------      ---------------------------
                                                3 1/2%                 5%
                                                ------                 --
               60               5.29            5.08                  5.97
               61               5.41            5.19                  6.08
               62               5.55            5.31                  6.20
               63               5.69            5.44                  6.33
               64               5.85            5.58                  6.46

               65               6.01            5.73                  6.61
               66               6.19            5.89                  6.77
               67               6.37            6.06                  6.94
               68               6.58            6.24                  7.12
               69               6.79            6.43                  7.31

               70               7.02            6.64                  7.52


Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant.

Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such rights shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. The entire interest of any Participant under the Contract is nonforfeitable.

No interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Guaranteed Interest Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY. Each Participant, as of such Participant's Participation Date, is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such designation from time to time during such Participant's lifetime and while
Accounts for such Participants are being maintained hereunder. Any such designation or




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

                                 Page Thirteen
                                 -------------

GENERAL PROVISIONS (CONTINUED)

change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the designation, if a Participant has designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no designated beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.06 DISQUALIFICATION. In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay to such Participant the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to such Participant of any Federal income tax payable by Equitable which would not have been payable if such Participant had an Annuity under the Contract

SECTION 4.07 FUTURE PARTICIPANTS. Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and
Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:



   (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

   (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

   (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

   (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, (3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Guaranteed



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


                                  Page Fourteen
                                  -------------


GENERAL PROVISIONS (CONTINUED)

Interest Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the custodial agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer making Contributions under the Contract shall be deemed to have adopted and accepted the custodial agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.11 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

SECTION 4.12 RIGHT OF EMPLOYER. Notwithstanding any other provision of the Contract, except with respect to amounts attributable to Contributions made by a Participant, if any, as permitted under the terms of the Plan, the value of the Accounts maintained for each Participant shall, until distributed to the Participant or his beneficiaries in accordance with the terms of the Plan and the Contract, remain solely the property and rights of the Employer (without being restricted to the provision of benefits under the Plan) subject only to claims of the Employer's general creditors. This Section shall be construed and administered in accordance with Section 457(b)(6) of the Code and the regulations thereunder.

This certificate was approved by the New York Insurance Department under an accelerated procedure to assist employers in complying with the United States Supreme Court decision in Arizona v. Norris. The Department has reserved the right to require changes to comply with applicable New York law and regulations.



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

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

For Participants in the State of New York, effective on your Participation Date, we have amended your Certificate issued under Group Annuity Contract No. 11932CP as follows:

1. With respect to the front page, the last paragraph is replaced by the following:

     THE ANNUITY BENEFITS PAYABLE UNDER THE CONTRACT ARE FIXED ANNUITY BENEFITS.

2. With respect to Page Three, the TABLE OF GUARANTEED VALUES, the Guaranteed Paid-Up Monthly Annuity at Age 65 Values for the Fixed Benefit Life Annuity Form With 10 Years of Payments Guaranteed is deleted.

3. With respect to PART I -- DEFINITIONS, SECTION 1.12 NORMAL FORM is amended to read as follows:

     PART I -- DEFINITIONS, SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means a Period Certain Annuity.

4. With respect to PART I -- DEFINITIONS, SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM is deleted.

5. With respect to PART I -- DEFINITIONS, SECTION 1.14A LIFE ANNUITY FORM is deleted.

6. With respect to PART I -- DEFINITIONS, SECTION 1.14C PERIOD CERTAIN ANNUITY is amended to read as follows:

     SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable that does not permit any prepayment of the unpaid principal. Any installment payments shall be made over a period which does not exceed the remaining life expectancy of the Participant.

7. With respect to PART I -- DEFINITIONS, SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS, the first paragraph is replaced by the following:

     VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period.

8. With respect to PART I -- DEFINITIONS, SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS, the last three paragraphs are deleted.

9. With respect to PART I -- DEFINITIONS, SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

     NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" means an amount equal to the Annuity Account Value after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of properly completed settlement election form in order to apply the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.14C, where the


PF 17040P
     certain period of such annuity is at least 10 years, or (v) the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 15 years. At other times, the Cash Value equals the Annuity Account Value and less a withdrawal charge.

10. With respect to PART II -- PARTICIPANTS ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

     NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.18.

11. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.02 VARIABLE ANNUITY BENEFIT is deleted.

12. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS, is amended to read as follows:

     SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects to receive the Cash Value of the certificate in a single sum, subject to Equitable's rules then in effect and any applicable requirements under the Code.

     Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

     If a Participant elects to terminate Participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

     Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

     The applicable Annuity Benefit will be provided pursuant to Sections 3.04 and 3.05.

13. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.04 AMOUNT OF ANNUITY BENEFITS is amended to read as follows:

     SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects pursuant to the first paragraph or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be the Cash Value.

     The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

     After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the amounts the Participant has in the Divisions and the Annuity Account Value shall be zero.

     The Table of Guaranteed Annuity Payments sets forth the minimum amount of monthly income that $1,000 of Annuity


PF 17040P

     Account Value will provide under the Contract, as indicated, as a Period Certain Amount. The amounts of income provided under the Fixed Annuity Benefit payable on the Period Certain Annuity are based on 3 1/2% interest. Equitable may change the monthly income amounts contained in the Table of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

     Amounts required for periods certain not shown in the Table will be calculated by Equitable on 3 1/2% interest.

14. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.05 PAYMENT OF ANNUITY BENEFITS, is amended to read as follows:

     SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable. If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Over payments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

     If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such the person or institution, and will thereupon be fully discharged from all liability with respect thereto.

     Upon election by a Participant pursuant to Section 3.03 of a Period Certain Annuity, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the Participant.

     The payee may designate (with the right to change such designation and without the concurrence for any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

     If at the death of a payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

     The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

     If the amount to be applied hereunder is less than $2,00 or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.


PF 17040P

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                             PERIOD CERTAIN ANNUITY



          (Minimum Monthly Income per $1,000 of Annuity Account Value)

PERIOD CERTAIN                       PERIOD CERTAIN
  (IN YEARS)        MONTHLY INCOME    (IN YEARS)       MONTHLY INCOME
  ----------        --------------    ----------       --------------

       1               $84.65            11               $ 9.09

       2               $43.06            12               $ 8.46

       3               $29.19            13               $ 7.94

       4               $22.27            14               $ 7.49

       5               $18.12            15               $ 7.10

       6               $15.35            16               $ 6.76

       7               $13.38            17               $ 6.47

       8               $11.90            18               $ 6.20

       9               $10.75            19               $ 5.97

      10               $ 9.83            20               $ 5.75



     Any election, change, revocation, or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

     If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

15. With respect to PART IV-- GENERAL PROVISIONS, SECTION 4.01 CONTRACT, a fourth paragraph is added as follows:

     The Contract is subject to the rules and regulations of the Deferred Compensation Board of the State of New York, and said rules and regulations are made a part thereof.

16. With respect to PART IV-- GENERAL PROVISIONS, SECTION 4.08 DEFERMENT is replaced by the following:

     SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Guaranteed Interest Division pursuant to the provisions of Section 2.06, Sections 2.07, 207A and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payments pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate will be allowed on any such payment deferred for 30 days or more.

     Except as provided in this Section, payments by Equitable from the amounts the Participant has in the Separate Account Investment Division, pursuant to the provisions of Section 2.06, Sections 2.07, 2.07A and Section 2.09, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

     During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may, by order, permit postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right:

     (a) to defer determination of Cash Value or Annuity Account Value and payment of Cash Value and Annuity Account Value, arising from an Investment Division of the Separate Account;

     (b) to defer payment of any portion of the death benefit arising from an Investment Division of the separate Account; or

     (c) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

17. With respect to PART IV -- GENERAL PROVISIONS, SECTION 4.09 ANNUAL NOTICE is amended to read as follows:

     SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the amount the Participant has in the Guaranteed Interest Division, (2) the total number of Accumulation Units the Participant has in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division, (3) the Accumulation Unit Values, (4) the amount the Participant has in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division, (5) the Cash Value and (6) the amount of death benefit payable with respect to the Participant.

18. With respect to PART IV -- GENERAL PROVISIONS, the following section is added:

     SECTION 4.09A QUARTERLY NOTICE. At least once during each calendar quarter up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing the Annuity Value in the Guaranteed Interest Division, Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division.





                           Vice President
       SPECIMEN            and Secretary             SPECIMEN         President



PF 17040P

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

For Participants in the State of New York, effective January 1, 1987, or your Participation Date, whichever is the later, we have amended your Certificate issued under Group Annuity Contract No. 11932CP as follows:

1. With respect to the front page, the last paragraph is replaced by the following:

      THE  ANNUITY  BENEFITS  PAYABLE  UNDER  THE  CONTRACT  ARE  FIXED  ANNUITY
      BENEFITS.

2. With respect to Page Three, the TABLE OF GUARANTEED VALUES, the Guaranteed Paid-Up Monthly Annuity at Age 65 Values for the Fixed Benefit Life Annuity Form With 10 Years of Payments Guaranteed is deleted.

3. With respect to PART I -- DEFINITIONS, SECTION 1.12 NORMAL FORM is amended to read as follows:

      PART 1 -- DEFINITIONS, SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means a Period Certain Annuity.

4. With respect to PART I -- DEFINITIONS, SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM is deleted.

5. With respect to PART I -- DEFINITIONS, SECTION 1.14A LIFE ANNUITY FORM is deleted.

6. With respect to PART I -- DEFINITIONS, SECTION 1.14C PERIOD CERTAIN ANNUITY is amended to read as follows:

      SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable that does not permit any prepayment of the unpaid principal. Any installment payments shall be made over a period which does not exceed the remaining life expectancy of the Participant.

7. With respect to PART I -- DEFINITIONS, SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS, the first paragraph is replaced by the following:

      VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value might be materially affected by changes in the value of the portfolio securities in a Separate Account, as determined by the Separate Account Committee or, if there is no Committee, by Equitable.

8. With respect to PART I -- DEFINITIONS, SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS, the last three paragraphs are deleted.

9. With respect to PART I -- DEFINITIONS, SECTION 1.18 CASH VALUE, the following text replaces the paragraphs with NO WITHDRAWAL CHARGE:

      NO WITHDRAWAL CHARGE: With respect to a participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

      (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation

      Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 10 years, or (v) the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 15 years. At other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

10. With respect to PART II -- PARTICIPANT'S ACCOUNT, SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

      NO WITHDRAWAL CHARGE: With respect to a participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

      (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 10 years, or (v) the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such annuity is at least 15 years. At other times, Equitable will withdraw from such Accounts an amount equal to the amount of partial withdrawal requested plus a withdrawal charge.

11. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.02 VARIABLE ANNUITY BENEFIT is deleted.

12. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS, is amended to read as follows:

      SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects to receive the Cash Value of such Account in a single sum subject to Equitable's rules then in effect and any applicable requirements under the Code.

      Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

      If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock and Money Market Account.

      Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

      The applicable Annuity Benefit will be provided pursuant to Sections 3.04 and 3.05.

13. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.04 AMOUNT OF ANNUITY BENEFITS is amended to read as follows:

      SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects pursuant to the first paragraph or third paragraph of Section 3.03 to receive an Annuity Benefit in lieu of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be the Cash Values of such Accounts.

      The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied with respect to such Participant, the balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

      After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate. The Table of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, as a Period Certain Annuity. The amounts of income provided under the Fixed Annuity Benefit payable on the Period Certain Annuity are based on 3 1/2% interest. Equitable may change the monthly income amounts contained in the Table of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

      Amounts required for periods certain not shown in the Table will be calculated by Equitable on 3 1/2% interest.

14. With respect to PART III -- ANNUITY BENEFITS, SECTION 3.05 PAYMENT OF ANNUITY BENEFITS, is amended to read as follows:

      SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable. If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

      If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

      Upon election by a Participant pursuant to Section 3.03 of a Period Certain Annuity, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the Participant.

      The payee may designate (with the right to change such designation and without the concurrence for any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

      If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

      The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

      If the amount to be applied hereunder is less than $2,000 or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

           FIXED ANNUITY BENEFIT PAYABLE ON THE PERIOD CERTAIN ANNUITY

              (Minimum Monthly Income per $1,000 of Annuity Value)

        PERIOD CERTAIN                                                   PERIOD CERTAIN
          (IN YEARS)                     MONTHLY INCOME                    (IN YEARS)                     MONTHLY INCOME
        --------------                   --------------                  --------------                   --------------
               1                             $84.65                            11                             $9.09
               2                             $43.06                            12                             $8.46
               3                             $29.19                            13                             $7.94
               4                             $22.27                            14                             $7.49
               5                             $18.12                            15                             $7.10
               6                             $15.35                            16                             $6.76
               7                             $13.38                            17                             $6.47
               8                             $11.90                            18                             $6.20
               9                             $10.75                            19                             $5.97
              10                             $ 9.83                            20                             $5.75

      Any election, change, revocation, or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

      If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.

15. With respect to PART IV -- GENERAL PROVISIONS, SECTION 4.01 CONTRACT, a fourth paragraph is added as follows:

      The Contract is subject to the rules and regulations of the Deferred Compensation Board of the State of New York, and said rules and regulations are made a part thereof.

16. With respect to PART IV -- GENERAL PROVISIONS, SECTION 4.08 DEFERMENT is replaced by the following:

      SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Guaranteed Interest Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payments pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Guaranteed Interest Account will be allowed on any such payment deferred for 30 days or more.

      Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections
      2.07 and 2.07A and Section 2.09 will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

      During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New

      York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

      (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

      (b)   to defer payment of any portion of the death benefit arising from an
            amount  in  a  Participant's   Stock  Account,   Balanced   Account,
            Aggressive Stock Account or Money Market Account;

      (c) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

17. With respect to PART IV -- GENERAL PROVISIONS, SECTION 4.09 ANNUAL NOTICE is amended to read as follows:

      SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Guaranteed Interest Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, (3) the New Accumulation Unit Values,
      (4) the sum of the Cash Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant.

18. With respect to PART IV -- GENERAL PROVISIONS, the following section is added:

      SECTION 4.09A QUARTERLY NOTICE. At least once during each calendar quarter up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing the Annuity Values of the Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.


                      VICE PRESIDENT
SPECIMEN              AND SECRETARY             SPECIMEN               PRESIDENT

Attached to and made part of Group Annuity Contract No. 11932CP between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, effective July 1, 1986, said contract and riders are amended as follows:

1.   With respect to PART I -- DEFINITIONS, the following section is added:

     SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable which does not permit any prepayment of the unpaid principal.

2. With respect to SECTION 1.18 CASH VALUE, the following text replaces the paragraphs under NO WITHDRAWAL CHARGE:

     NO WITHDRAWAL CHARGE: With respect to a Participant, the term "Cash Value" with respect to such Participant's Guaranteed Interest Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account means an amount equal to the Annuity Values of such Accounts after the earliest of the following occurrences:

     (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) the Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in
     Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

3. With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES, the following paragraph replaces the paragraph under NO WITHDRAWAL CHARGE:

     NO WITHDRAWAL CHARGE: With respect to partial withdrawals requested by a Participant, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Guaranteed
     Interest Account an amount equal to the lesser of (a) the full amount of partial withdrawal requested or (b) the sum of the Annuity Values for such Accounts, provided the request for partial withdrawal is made after the earliest of the following occurrences: (i) The later of (a) the completion of five Participation Years with respect to such Participant and (b) such Participant's attainment of age 59 years and 6 months, or (ii) the completion of twelve Participation Years with respect to such Participant, or (iii) the Participant's attainment of age 55, the completion of five Participation years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase an Eligible Annuity Certain, defined in Section 1.14B, or (iv) the completion of three Participation Years with respect to such Participant and the receipt by Equitable of a properly completed settlement election form in order to apply the Annuity Values to purchase a Period Certain Annuity, defined in Section 1.14C, where the certain period of such Annuity is at least ten years. At all other times, the sum of the Cash Values of such Accounts equals the sum of the Annuity Values of such Accounts, less a withdrawal charge.

Agreed to by:
UNITED STATES TRUST COMPANY                    THE EQUITABLE LIFE ASSURANCE
OF NEW YORK                                    SOCIETY OF THE UNITED STATES

By ________________________________            By ______________________________
                                                           President

Title _____________________________            By ______________________________
                                                   Vice President and Secretary

Dated _____________________________            Date of Issue ___________________

At ________________________________

PF 17033CP

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Effective July 1, 1986, or your Participation Date, whichever is the later, we have amended your Certificate issued under Group Annuity Contract No. 11932CP as follows:

1.   With respect to PART I - Definitions, the following section is added:

     SECTION 1.14C PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies providing a fixed sum payable for a fixed period. The payments commence on the date as of which the Period Certain Annuity is purchased and terminate with the last payment at the end of such period.

2.   With respect to SECTION 1.18 CASH VALUES:

     The term "an Eligible Annuity Certain defined in Section 1.14B" is replaced by "an Eligible Annuity Certain defined in Section 1.14B, or (iv) the completion of 3 Participation Years with respect to such Participant, and the partial withdrawal is to be applied to purchase a Period Certain Annuity, payable for not less than 10 years, as defined in Section 1.14C".

3.   With respect to SECTION 2.07A PARTIAL WITHDRAWAL CHARGES:

     The term "an Eligible Annuity Certain Defined in Section 1.14B" is replaced by "an Eligible Annuity Certain defined in Section 1.14B, or (iv) the completion of 3 Participation Years with respect to such Participant, and the partial withdrawal is to be applied to purchase a Period Certain Annuity, payable for not less than 10 years, as defined in Section 1.14C".





                           Vice President
     SPECIMEN              and Secretary             SPECIMEN          President





PF 17033P

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



Your certificate issued under Group Annuity Contract No. 11932CP is amended as follows:

     With respect to the language on the front page, the following statement is deleted:

     "THIS CONTRACT MAY NOT BE SUITABLE FOR A PARTICIPANT IF THE ONLY CONTRIBUTION TO BE MADE ON SUCH PARTICIPANT'S BEHALF IS A SUBSTANTIAL SINGLE SUM CONTRIBUTION."











               Vice President
SPECIMEN       and Secretary                      SPECIMEN       President












PF17031P

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10016


Group Annuity Contract Between

The Equitable Life Assurance Society of the United States

and

United States Trust Company of New York


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


AGREES

o TO ALLOCATE the Contributions made to the Contract to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Fixed Income Account maintained for the Participant, in accordance with Sections
   2.02 and 2.03, or in part to any one, as directed by the Owner,

o TO APPLY the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value benefit if the Participant is then living, and

o TO PROVIDE the Owner with the other rights and benefits of this certificate.

The agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE - The Owner may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account from the date such Contribution is allocated to such Account to the date of such cancellation.



     SPECIMEN   Vice President                       SPECIMEN  President
                and Secretary



ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.


THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.









NO. 11938C-C

                                    CONTENTS

                                    Part I - Definitions                Page 2
                                    Part II - Participant's Account     Page 5
                                    Part III - Annuity Benefits         Page 8
                                    Part IV - General Provisions        Page 11


Equitable certifies that the Participant as named on Page 3 of the Certificate is included under the Group Annuity Contract ("the Contract") designated on Page 3 of the certificate, all pertinent provisions of which are set forth below.

The Contact is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.

                              PART I - DEFINITIONS


SECTION 1.01 EMPLOYER. The term "Employer" means the employer adopting the Plan, or any employer that assumes in writing the obligation of the Plan. A sole proprietor is deemed to be his or her own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02 PLAN. The term "Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under
Section 401(a) of the Code.

SECTION 1.02A TRUSTEED PLAN. The term "Trusteed Plan" means a Plan under which there is maintained a trust forming a part of the Plan (other than the trust agreement described in Section 4.10 of this Contract).

SECTION 1.02B TRUSTEE. The term "Trustee" means the person or persons named as trustee under a Trusteed Plan and such Trustee's successors.

SECTION 1.03 ANNUITY. The term "Annuity" means an annuity purchased in accordance with the terms of the Plan and which is intended to meet the requirements for qualification under Section 401(a) of the Code.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04.

SECTION 1.05 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable.

SECTION 1.05A OWNER. The term "Owner" means the Owner of a certificate issued under the Contract is as stated in the enrollment form, or later changed. Notwithstanding any provisions in the certificate to the contrary, only the Owner can exercise all the rights under the certificate while the Participant is living. The Owner does not need the consent of anyone who has only a conditional or future ownership interest in a certificate.

While the Participant is living, an Owner of a certificate issued on behalf of the Participant may change the Owner by written notice satisfactory to Equitable. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment Equitable makes or other actions Equitable takes before Equitable receives the notice.

SECTION 1.06 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract as shown on Page 3 of the certificate.

SECTION 1.08 PARTICIPATION YEAR. The term "Participation Year" with respect to the Participant means the twelve month period beginning on (i) the Participation Date and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS. The term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.





11938C-C                            --------
                                    Page Two

                                   Page Three
                                   ----------

DEFINITIONS (CONTINUED)

SECTION 1.10 GUARANTEED INTEREST RATE. With regard to a Fixed Income Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amounts in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 4% per annum.

For each Class of Participants, Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate,
(ii) one or more minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or
(iii) above or any combination thereof.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) Equitable may determine for each established Class of Participants a Guaranteed Interest Rate and duration which exceeds the applicable minimum Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

Equitable reserves the right to combine one or more Classes of Participants into a single Class of Participants, provided such Classes were initially established during a continuous period of time.

SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant attains the retirement age specified in the Participant's enrollment form pursuant to the terms of the Plan. Before the Retirement Date, the Participant may elect to change the Retirement Date to any other Retirement Date permitted under the Plan, which may be any date after the filing of the election other than the 29th, 30th, or 31st day of any month. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Processing Office.

SECTION 1.12 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means the Fixed Annuity Benefit payable on the Life Annuity Form as defined in Sections 3.01 and 1.14, with 10 years of payments guaranteed.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Owner. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14A ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable, which annuity may not provide for payments beyond the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and the Participant's designated beneficiary. Such annuity shall extend beyond the Participant's attainment of 59 years and six months and shall not permit any prepayment of principal prior to the Participant's attainment of age 59 years and six months. Life expectancy and joint and last survivor life expectancy are computed by the use of the return multiples contained in section 1.72-9 of the regulations under the Code. If the Participant's spouse is not the designated beneficiary, at least 50 percent of the present value of the amount available for distribution under an Eligible Annuity Certain must be paid within the life expectancy of the Participant.

SECTION 1.14B PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable that does not permit any prepayment of the unpaid principal.

SECTION 1.15 THE SEPARATE ACCOUNTS. The terms "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

     Name                          Investments
     ----                          -----------

Separate Account A       Primarily  common  stock  and  other  equity-type
                         investments

Separate Account E       Primarily  short-term  money market  instruments.

Separate Account J       Primarily  common  stocks  and other  equity-type
                         investments, publicly traded debt securities and short-term money market instruments.

Separate Account K       Primarily common  stocks issued by  high  quality
                         small and intermediate size companies with strong growth prospects.

Equitable reserves the right to withdraw from any Separate Account and allocate to another Separate Account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other Separate Account to which the withdrawal assets were allocated.








11938C-C                           ----------
                                   Page Three

                                   Page Four
                                   ---------

DEFINITIONS (CONTINUED)

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of the Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of a Separate Account in excess of such reserves and contract liabilities to another Separate Account or to the general account of Equitable.

SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Value might be materially affected by changes in the value of the portfolio securities in a Separate
Account, as determined by the Separate Account Committee or, if there is no committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of a Participant's interest in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

      Account                   Value                Date
      -------                   -----                ----
Separate Account A             $10.00       As of November 1, 1968
Separate Account E             $10.00       As of September 4, 1974
Separate Account J             $10.00       As of May 1, 1984
Separate Account K             $10.00       As of May 1, 1984


The New Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation







NO. 11938C-C                        ---------
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                                   Page Five
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DEFINITIONS (CONTINUED)

Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.17 ANNUITY VALUE. The term "Annuity Value" with respect to a Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.18 CASH VALUE.

With respect to the Participant, the term "Cash Value" with respect to such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account means an amount equal to the greater of
(i) or (ii) below:

(i) the Annuity Value of such Accounts less 6% of the Contributions made during the current and five prior Participation Years, which had not been previously withdrawn pursuant to Section 2.07A.

(ii) the sum of (a) the Free Corridor Amount as defined in Section 2.07B and (b) 94% of (the Annuity Value of such Accounts less the Free Corridor Amount).

SECTION 1.18A CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended.

                         PART II - PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS. The Employer or the Trustee is to make Contributions from time to time on such dates and in such amounts as determined by the Employer or the Trustee pursuant to the terms of the Plan. The Employer or the Trustee is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account.

If the Plan provides, and subject to any Code restrictions, the Owner may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a plan which is intended to meet the requirements for qualification under Section 401(a) of the Code ("Transferred Funds").

Equitable will issue for each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been allocated to the Account minus (ii) the sum of any Accumulation Units that have been withdrawn from that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Account for the Valuation Period which includes that date.

SECTION 2.03 FIXED INCOME ACCOUNT. Equitable maintains a Fixed Income Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Fixed Income Account becomes part of the general assets of Equitable, which supports the guarantees of the Contract and other contracts.

The amounts in the Fixed Income Account at any time is equal to the sum of all amounts that have been allocated to such Fixed Income Account pursuant to
Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from the Fixed Income Account, and less the sum of any annual administrative charges accrued but not made. Equitable





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                                    Page Six
                                    --------

PARTICIPANT'S ACCOUNT (CONTINUED)

guarantees that the amount in the Fixed Income Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to
Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07 and 2.07A, and transferred from such Account pursuant to Section 2.05, all accumulated at 4% interest, compounded annually. In any Participation Year in which no Contribution is allocated to the Fixed Income Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 4% interest, compounded annually.

The Fixed Income Account for a Participant terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01 will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Owner as specified to Equitable, unless the Owner transfers to the Participant the right to allocate Contributions to such Accounts maintained for such Participant, provided that the percentage allocated to each Account is a whole number.

Any amount that the Owner has directed to be transferred to the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to
Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Fixed Income Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07, at the time of application of amounts in the Fixed Income Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, the Owner, unless the Owner transfers to the Participant the right to transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows:
(1) amounts in the Fixed Income Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Owner.

SECTION 2.06 TERMINATION OF PARTICIPATION. Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's
Retirement Date, the Owner may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Owner may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay to the Owner such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three Participation Years, and (ii) the sum of the Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, the Owner may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by the Owner. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment made at the direction of the Owner pursuant to Section 2.07, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.






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                                   Page Seven
                                   ----------

PARTICIPANT'S ACCOUNT (CONTINUED)

Payments made at the direction of the Owner pursuant to Section 2.07 may be deferred by Equitable in accordance with the provisions of Section 4.06.

Equitable is under no obligation to process any request for partial withdrawal of less than $300.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES.
With respect to partial withdrawals requested by the Owner, there will be no withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B. In that case, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account, and Fixed Income Account and pay, at the direction of the Owner, an amount equal to the partial withdrawal requested.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on behalf of the Participant during the current and five prior Participation Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b)  Withdrawals of other amounts will not be subject to any withdrawal charges.

Equitable will pay, at the direction of the Owner, the lesser of a) the amount requested or b) the sum of Cash Values of the Accounts maintained on the Participant's behalf.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) above, shall be considered withdrawals of Contributions in the order received, with the older Contributions first.

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to the Owner means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Participation Year with respect to the Participant.

SECTION  2.08  ANNUAL  ADMINISTRATIVE  CHARGE.  As  of  the  last  day  of  each
Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account,
Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to
Section 2.07 during that Participation Year.

The charge will be allocated among the Stock Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year. As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If a Participant dies while Accounts for such Participant are maintained under the Contract, Equitable, upon receipt of due proof of such death, will pay to the beneficiary the death benefit payable with respect to such Participant.

If the beneficiary under the certificate is the Trustee, the Trustee may, subject to the terms of the Plan, change the beneficiary within 31 days after the Equitable receives due proof of the Participant's death. The change shall be made in the same manner and subject to the same provisions as apply to a change of beneficiary during the Participant's lifetime.

If the Trustee changes the beneficiary of the certificate after the death of the Participant according to the terms of the Plan, the Trustee may elect an Annuity Benefit on any annuity form offered by Equitable, subject to Equitable's rules then in effect, for the benefit of the beneficiary. The beneficiary may not revoke or change any election made by the Trustee. If the Trustee does not make an election, the beneficiary may make such election for the beneficiary's own benefit.

If the beneficiary under the certificate is not the Trustee, and the Participant is married at the time of death of such Participant, Equitable will pay the death benefit under the certificate to the spouse of the Participant in the form of a Life Annuity, unless the spouse of the Participant makes an election for a single sum payment or for an Annuity Benefit on any other annuity form offered by the Equitable, subject to Equitable's rules then in effect.

If the Equitable determines that the Participant is married at the time of death, the beneficiary under the certificate is not the spouse of such Participant and the spouse of such Participant has not given written consent to the designation of another beneficiary, Equitable shall have the right to pay the death benefit to the spouse of such Participant instead of the named beneficiary, if such action is required to comply with Federal law.

The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the sum of the Annuity Values of the Fixed Income Account, Stock





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                                   Page Eight
                                   ---------


PARTICIPANT'S ACCOUNT (CONTINUED)

Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section
2.01 less an adjustment for any withdrawals made pursuant to Section 2.07 from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant.

The amount of any death benefit payable with respect to a Participant, to the extent such Account is sufficient therefore, will be withdrawn from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless the owner on behalf of the Participant and, if applicable, the Participant's spouse elects (i) to receive the Cash Value of such Accounts in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of
Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, subject to Equitable's rules then in effect, the terms of the Plan, and any applicable requirements under the Code.

Equitable will provide notice and election forms to the Owner not more than six months before the Participant's Retirement Date.

If the Owner elects to terminate a Participant's participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable has the right to require the Owner to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If the Owner elects to receive an Annuity Benefit in lieu of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts, if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person. If such amount is applied on or after the completion of five Participation Years with respect to such Participant: (1) the balance, less any Contribution made on behalf of the Participant during the current and five prior Participation Years, shall purchase the Annuity Benefit on the basis of either
(i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates for payment of





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                                   Page Nine
                                   ---------

ANNUITY BENEFITS (CONTINUED)

proceeds  whichever  rates would provide a larger benefit with respect to payee;
(2) any Contributions made on behalf of the Participant during the current and five prior Participation Years shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity payments shown herein or (ii) Equitable's current individual rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Based Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.16. The Assumed Base Rate of Net Investment Return is 5% for certificates issued for delivery in New York. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. The amount of the overpayments by Equitable will be charged against, and the amount of the underpayments will be added to, any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, or (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may, unless the Plan to provide to the contrary, make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by the Owner on behalf of the Participant and, if applicable, the Participant's spouse, pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Owner may designate (with the right to change such designation, in accordance with the terms of the Plan) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person, unless the Plan provides to the contrary) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable






11938C-C                           ---------
                                   Page Nine

                                    Page Ten
                                    --------


ANNUITY BENEFITS (CONTINUED)

will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments or installments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $3,500, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.



                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                      LIFE ANNUITY FORM - 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------
     Age     60       61       62       63      64       65       66       67        68        69       70
    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------
     60     4.54     4.58     4.62     4.66    4.70     4.74     4.77     4.81     4.84      4.88      4.91
     61              4.62     4.67     4.71    4.76     4.81     4.84     4.88     4.91      4.95      4.99
     62                       4.72     4.76    4.81     4.85     4.90     4.94     4.98      5.08      5.06
     63                                4.81    4.86     4.91     4.96     5.01     5.06      5.10      5.14
     64                                        4.92     4.97     5.02     5.08     5.13      5.17      5.22

     65                                                 5.03     5.09     5.15     5.20      5.26      5.31
     66                                                          5.15     5.21     5.27      5.33      5.39
     67                                                                   5.28     5.34      5.40      5.47
     68                                                                            5.41      5.48      5.55
     69                                                                                      5.56      5.63

     70                                                                                                5.71
    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------





           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM-100% CONTINUATION - ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------
     Age     60       61       62       63      64       65       66       67        68        69       70
    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------
     60     4.40     4.44     4.58     4.51    4.55     4.58     4.61     4.65     4.68      4.71      4.74
     61              4.48     4.52     4.56    4.60     4.64     4.67     4.71     4.74      4.78      4.81
     62                       4.56     4.60    4.65     4.69     4.73     4.77     4.80      4.84      4.85
     63                                4.65    4.69     4.74     4.78     4.83     4.87      4.91      4.95
     64                                        4.74     4.79     4.84     4.89     4.93      4.98      5.02

     65                                                 4.85     4.90     4.95     5.00      5.05      5.10
     66                                                          4.95     5.01     5.06      5.11      5.17
     67                                                                   5.07     5.12      5.18      5.24
     68                                                                            5.19      5.25      5.32
     69                                                                                      5.32      5.39

     70                                                                                                5.46
    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------



           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM-100% CONTINUATION - ASSUMED BASE RATE
                         OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)


    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------
     Age     60       61       62       63      64       65       66       67        68        69       70
    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------
     60     5.27     5.30     5.34     5.37    5.41     5.44     5.47     5.51     5.54      5.57      5.59
     61              5.34     5.38     5.42    5.46     5.49     5.53     5.57     5.60      5.63      5.66
     62                       5.42     5.46    5.50     5.54     5.58     5.62     5.65      5.69      5.73
     63                                5.50    5.55     5.59     5.63     5.67     5.71      5.75      5.79
     64                                        5.59     5.64     5.69     5.73     5.78      5.82      5.86

     65                                                 5.69     5.74     5.79     5.84      5.89      5.93
     66                                                          5.79     5.85     5.90      5.95      6.00
     67                                                                   5.90     5.96      6.02      6.08
     68                                                                            6.02      6.08      6.15
     69                                                                                      6.15      6.22

     70                                                                                                6.29
    ------ -------- -------- -------- ------- -------- -------- -------- -------- --------- --------- --------



                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                 VARIABLE ANNUITY BENEFIT
                                                IF ASSUMED BASE RATE OF NET
       Age        FIXED ANNUITY BENEFIT            INVESTMENT RETURN IS
       ---        ---------------------         ---------------------------
                                                   3 1/2%          5%
                                                   -----          ----
        60                5.29                     5.08           5.97
        61                5.41                     5.19           6.08
        62                5.55                     5.31           6.20
        63                5.69                     5.44           6.33
        64                5.85                     5.58           6.46

        65                6.01                     5.73           6.61
        66                6.19                     5.89           6.77
        67                6.37                     6.06           6.94
        68                6.58                     6.24           7.12
        69                6.79                     6.43           7.31

        70                7.02                     6.64           7.52


Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.






11938C-C                            --------
                                    Page Ten

                                   Page Eleven
                                   -----------


                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire agreement between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in
Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified by Equitable, nor many any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that each such certificate will continue to be an Annuity.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. The entire interest of any Participant under the Contract is nonforfeitable.

If the Owner is the Trustee, the Trustee may assign the interest of a Participant under the Contract. However, while the Contract is part of a plan that is intended to meet the requirements for qualification under Section 401(a) of the Code, the Trustee may assign the interest of a Participant under the Contract only if permitted by that plan. Equitable will not be bound by such an assignment unless the assignment is written and received by Equitable. The rights of the Participant, the Owner, the Trustee and the Employer will be subject to such an assignment. Equitable assumes no responsibility for the validity of any assignment.

If the Owner is other than the Trustee, no interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

Notwithstanding the foregoing, the provisions of this Section 4.03 shall not be construed so as to prevent compliance with a "qualified domestic relations order" (as that term is defined in Section 414(p) of the Code).

SECTION 4.04 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Fixed Income Accounts maintained hereunder for each Participant.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY. The Owner, as of the Participant's Participation Date, is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participation pursuant to Section 2.09. The Owner may change such designation from time to time during the Participant's lifetime and while Accounts for such Participant are being maintained hereunder. If the beneficiary is the Trustee, the Trustee will have the right within 31 days of the day Equitable receives due proof of death of such Participant and pursuant to the provisions of the Plan, to change the beneficiary entitled to receive the death benefit with respect to the Participant.

If the Trustee is not the beneficiary, the beneficiary will be the spouse of the Participant for any married Participant, unless the spouse has given written and witnessed consent to the designation of another beneficiary, or the Participant can establish that the spouse cannot be located in accordance with the Plan and the requirements of the Code. Such spousal consent must be on file with the Trustee while the certificate is owned by the Trustee. If the Trustee is not the Owner, such spousal consent must be presented to Equitable with the change of beneficiary request or with proof of the death of the Participant and the election for an Annuity Benefit.

SECTION 4.06 DISQUALIFICATION. In the event that an annuity purchased hereunder with respect to the Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay at the direction of the Owner the amount in the Account maintained with respect to such Participant



11938C-C                          -----------
                                  Page Eleven

                                   Page Twelve
                                   -----------



GENERAL PROVISIONS (CONTINUED)

less a deduction for the appropriate part attributable to the Owner for any Federal income tax payable by Equitable which would not have been payable if the Owner had an Annuity under the Contract.

SECTION 4.07 FUTURE PARTICIPANTS. Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Fixed Income Account pursuant to the provisions of Sections 2.06, 2.07, 2.07A and 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to
Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Fixed Income Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Sections 2.06, 2.07, 2.07A and 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to
Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

(a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Variable Annuity Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amount to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Owner with a notice showing as of a specified recent date (1) the Annuity Value of the Fixed Income Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account,
(3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date, Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer or Trustee making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.10A TRUSTEE'S RESPONSIBILITY. The Trustee shall hold this certificate on behalf of the Participant and the Participant's beneficiaries as an asset of the trust, unless the Contract is distributed to the Participant pursuant to the terms of the Plan. The Trustee shall be responsible for transferring all payments made under this certificate to the Participant and the Participant's beneficiaries in accordance with the terms of the Plan and the applicable provisions of the Code. Equitable shall make no payment hereunder without written instructions from the Trustee, and Equitable shall be fully discharged of any liability therefor to the extent such payments are made to and at the direction of the Trustee.

SECTION 4.11 AGE. If the Participant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.





11938C-C                          -----------
                                  Page Twelve

Attached to and made part of Group Annuity Contract No. 11938C-C between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

UNITED STATES TRUST COMPANY OF NEW YORK

IT IS HEREBY AGREED that, with respect to HR-10 Plans, said contract and riders are amended as follows:

With  respect  to  PART  II  -  PARTICIPANT'S  ACCOUNTS,   SECTION  2.08  ANNUAL
ADMINISTRATIVE CHARGE is amended to read as follows:

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before a Participant's Retirement Date, if the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account on that date is less than $10,000.00, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Account pursuant to Section 2.07 and 2.07A during that Participation Year. The charge will be allocated among the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03 or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, if the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account at that date is less than $10,000.00, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.






Agreed to by:                                      THE  EQUITABLE  LIFE  ASSURANCE
UNITED STATES TRUST COMPANY                        SOCIETY OF THE UNITED STATES
OF NEW YORK
By                                                 By
  --------------------------------------------       ---------------------------------------------
                                                                       President
Title                                              By
     -----------------------------------------       ---------------------------------------------
                                                                Vice President and Secretary
Dated                                              Date of Issue
     -----------------------------------------                  ----------------------------------
At
  --------------------------------------------



PF 17054C-C

                                PARTICIPANT:

                         CERTIFICATE NUMBER:

[THE EQUITABLE LOGO]             ISSUE DATE:

                         PARTICIPATION DATE:

                            RETIREMENT DATE:



                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                  Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116



AGREES

o TO ALLOCATE the Contributions made to the Contract to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Fixed Income Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Owner,

o TO APPLY the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value benefit if the Participant is then living, and

o    TO  PROVIDE  the  Owner  with  the  other   rights  and  benefits  of  this
     certificate.

The agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE - The Owner may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account from the date such Contribution is allocated to such Account to the date of such cancellation.

                      VICE PRESIDENT
      SPECIMEN        AND SECRETARY             SPECIMEN       PRESIDENT


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.16 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

No. 11938C

                                    CONTENTS

                                    Part I - Definitions             Page  2
                                    Part II - Participant's Account  Page  6
                                    Part III - Annuity Benefits      Page  9
                                    Part IV - General Provision      Page 12



Equitable certifies that the Participant as named on page 3 is included under the Group Annuity Contract designated on page 3 ("the Contract"), all pertinent provisions of which are set forth below.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.

                              PART I - DEFINITIONS

SECTION 1.01 EMPLOYER. The term "Employer" means the employer adopting the plan, or any employer that assumes in writing the obligations of the Plan. A sole proprietor is deemed to be his or her own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.02 PLAN. The term "Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under
Section 401(a) of the Code.

SECTION 1.02A TRUSTEED PLAN. The term "Trusteed Plan" means a Plan under which there is maintained a trust forming a part of the Plan (other than the trust agreement described in Section 4.10 of this Contract).

SECTION 1.02B TRUSTEE. The term "Trustee" means the person or persons named as trustee under a Trusteed Plan and such trustee's successors.

SECTION 1.03 ANNUITY. The term "Annuity" means an annuity purchased in accordance with the terms of the Plan and which is intended to meet the requirements for qualification under Section 401(a) of the Code.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04.

SECTION 1.05 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract and for whom the Employer has purchased an Annuity under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable.

SECTION 1.05A OWNER. The Owner of a certificate issued under the Contract is as stated in the enrollment form, or later changed. Notwithstanding any provisions in the certificate to the contrary, only the Owner can exercise all the rights under the certificate while the Participant is living. The Owner does not need the consent of anyone who has only a conditional or future ownership interest in a certificate.

While the Participant is living, an Owner of a certificate issued on behalf of the Participant may change the Owner by written notice satisfactory to Equitable. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment Equitable makes or other actions Equitable takes before Equitable receives the notice.

SECTION 1.06 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an Annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $20.00.

SECTION 1.07 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the Contract as shown on Page 3 of this certificate.

SECTION 1.08 PARTICIPATION YEAR. The term "Participation Year" with respect to the Participant means the twelve month period beginning on (i) the Participation Date and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 CLASS OF PARTICIPANTS. The term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

                                   ----------
                                   Page Three


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                                    Page Four
                                    ---------

DEFINITIONS (CONTINUED)

SECTION 1.10 GUARANTEED INTEREST RATE. With regard to a Fixed Income Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amounts in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 4% per annum.

For each Class of Participants, Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate,
(ii) one or more minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will be established effective with the effective date of the occurrence of (i), (ii) or
(iii) above or any combination thereof.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) Equitable may determine for each established Class of Participants a Guaranteed Interest Rate and duration which exceeds the applicable minimum Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

Equitable reserves the right to combine one or more Classes of Participants into a single Class of Participants, provided such Classes were initially established during a continuous period of time.

SECTION 1.11 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant attains the retirement age specified in the Participant's enrollment form pursuant to the terms of the Plan. Before the Retirement Date, the Participant may elect to change the Retirement Date to any other Retirement Date permitted under the Plan, which may be any date after the filing of the election other than the 29th, 30th, or 31st day of any month. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Processing Office.

SECTION 1.12 NORMAL FORM. The "Normal Form" of an annuity Benefit under the Contract means the Fixed Annuity Benefit payable on the Life Annuity Form as defined in Sections 3.01 and 1.14, with 10 years of payments guaranteed.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depends is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Owner. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.14A ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by Equitable, which annuity may not provide for payments beyond the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and the Participant's designated beneficiary. Such annuity shall extend beyond the Participant's attainment of 59 years and six months and shall not permit any prepayment of principal prior to the Participant's attainment of age 59 years and six months. Life expectancy and joint and last survivor life expectancy are computed by the use of the return multiples contained in section 1.72-9 of the regulations under the Code. If the Participant's spouse is not the designated beneficiary, at least 50 percent of the present value of the amount available for distribution under an Eligible Annuity Certain must be paid within the life expectancy of the Participant.

SECTION 1.14B PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by Equitable that does not permit any prepayment of the unpaid principal.

SECTION 1.15 THE SEPARATE ACCOUNTS. The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

        Name                              Investments
        ----                              -----------

Separate Account A  Primarily common stock and other equity-type investments.

Separate Account E  Primarily short-term money market instruments.

Separate Account J  Primarily common stocks and other  equity-type  investments, publicly traded debt securities and short-term money market instruments.

Separate Account K  Primarily  common  stocks  issued by high quality  small and intermediate size companies with strong growth prospects.

Equitable reserves the right to withdraw from any Separate Account and allocate to another Separate Account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal

                                    ---------
                                    Page Four

                                    Page Five
                                    ---------
DEFINITIONS (CONTINUED)

the reference in the Contract to such Separate Account shall mean such other Separate Account to which the withdrawal assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may relay conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.16.

The assets of the Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of a Separate Account in excess of such reserves and contract liabilities to another Separate account or to the general account of Equitable.

SECTION 1.16 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period. A business day is any day on which there is a sufficient degree of trading in the portfolio securities of a Separate Account that the New Accumulation Unit Value or New Annuity Value might be materially affected by changes in the value of the portfolio securities in a Separate
Account, as determined by the Separate Account Committee or, if there is no committee, by Equitable.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

    (a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

    (b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

    (c) is the daily charge, for each calendar day in such Valuation Period of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of a Participant's interest in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

       Account           Value                  Date
       ------            -----                  ----

Separate Account A      $10.00        As of November 1, 1968

Separate Account E      $10.00        As of September 4, 1974

Separate Account J      $10.00        as of May 1, 1984

Separate Account K      $10.00        As of May 1, 1984

The New Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation

                                    ---------
 No. 11938C                         Page Five


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                                    --------
                                    Page Six

DEFINITIONS (CONTINUED)

Period is the New Annuity Unit value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.17 ANNUITY VALUE. The term "Annuity Value" with respect to a Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to `Sections 2.02 and 2.03.

SECTION 1.18 CASH VALUE
With respect to the Participant, the term "Cash Value" with respect to such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account means an amount equal to the greater of
(i)  or (ii) below:

(i) the Annuity Value of such Accounts less 6% of the Contributions made during the current and five prior Participation Years, which had not been previously withdrawn pursuant to Section 2.07A.

(ii) the sum of (a) the Free Corridor Amount as defined in Section 2.07B and (b) 94% of (the Annuity Value of such Accounts less the Free Corridor Amount).

SECTION 1.18A CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended.

                        PART II -- PARTICIPANT'S ACCOUNT

SECTION 2.01 CONTRIBUTIONS. The Employer or the Trustee is to make Contributions from time to time on such dates and in such amounts as determined by the Employer or the Trustee pursuant to the terms of the Plan. The Employer or the Trustee is to specify the Participant with respect to whom each such Contribution is being made and the amount to be allocated to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account.

If the Plan provides, and subject to any Code restriction, the Owner may, with Equitable's agreement, transfer to the Contract any amount held with respect to such Participant under a plan which is intended to meet the requirements for qualification under Section 401(a) of the Code ("Transferred Funds").

Equitable will issue for each Participant an individual certificate setting forth a statement in substance of the benefits to which such Participant is entitled under the Contract.

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money market Account under the Contract for each participant with respect to who Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the appropriate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to (i) the sum of any Accumulation Units that have been allocated to the Account minus (ii) the sum of any Accumulation Units that have been withdrawn from that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Account for the Valuation Period which includes that date.

SECTION 2.03 FIXED INCOME ACCOUNT. Equitable maintains a Fixed Income Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Fixed Income Account becomes part of the general assets of Equitable, which supports the guarantees of the Contract and other contracts.

The amount in the Fixed Income Account at any time is equal to the sum of all amounts that have been allocated to such Fixed Income Account pursuant to
Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from the Fixed Income Account, and less the sum of any annual administrative charges accrued but not made. Equitable

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                                   ----------
                                   Page Seven

PARTICIPANT'S ACCOUNT (CONTINUED)

guarantees that the amount in the Fixed Income Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to
Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07 and 2.07A, and transferred from such Account pursuant to Section 2.05, all accumulated at 4% interest, compounded annually. In any Participation Year in which no Contribution is allocated to the Fixed Income Account, the amount in such Account at the end of the Participation Year shall not be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 4% interest, compounded annually.

The Fixed Income Account for a participant terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant and (iii)termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01 will be allocated, as of the date by which Equitable has received both such Contribution and direction as to its allocation, to the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Owner as specified to Equitable, unless the Owner transfers to the Participant the right to allocate contributions to such Accounts maintained for such Participant, provided that the percentage allocated to each Account is a whole number.

Any amount that the Owner has directed to be transferred to the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to
Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Fixed Income Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07, at the time of application of amounts in the Fixed Income Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, the Owner, unless the Owner transfers to the Participant the right to transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant, upon written request, may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows:
(1) amounts in the Fixed Income Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request, and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market
Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Owner.

SECTION 2.06 TERMINATION OF PARTICIPATION. Subject to any applicable restrictions under the terms of the Plan, on or before a Participant's
Retirement Date, the Owner may elect by written notice to terminate participation under the Contract. Upon receipt of such notice, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Owner may be deferred by Equitable in accordance with the provisions of Section 4.08.

Prior to a Participant's Retirement Date, Equitable reserves the right to withdraw the Annuity Value of the Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay to the Owner such Annuity Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if both (i) no Contributions have been made under the Contract during the last three Participation Years, and (ii) the sum of the Annuity Values is $500 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values or Annuity Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values or Annuity Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, the Owner may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account maintained for such Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by the Owner. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment made at the direction of the Owner pursuant to Section 2.07, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

                                   -----------
                                   Page Seven


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                                   Page Eight
                                   ----------

PARTICIPANT'S ACCOUNT (CONTINUED)

Payments made at the direction of the Owner pursuant to Section 2.07 may be deferred by Equitable in accordance with the provisions of Section 4.06.

Equitable is under no obligation to process any request for partial withdrawal of less than $300.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES.
With respect to partial withdrawals requested by the Owner, there will be no withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount define in Section 2.07B. In that case, Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account, and Fixed Income Account and pay at the direction of the Owner an amount equal to the partial withdrawal requested.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

     (a) Withdrawals of Contributions made on behalf of the Participant during the current and five prior Participation Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

     (b) Withdrawals of other amounts will not be subject to any withdrawal charges.

Equitable will pay at the direction of the Owner the lesser of a) the amount requested or b) the sum of Cash Values of the Accounts maintained on the Participant's behalf.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e., those pursuant to item (ii) above, shall be considered withdrawals of Contributions in the order received, with the older Contributions first.

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to the Owner means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Participation Year with respect to the Participant.

SECTION  2.08  ANNUAL  ADMINISTRATIVE  CHARGE.  As  of  the  last  day  of  each
Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account,
Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to
Section 2.07 during that Participation Year.

The charge will be allocated among the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in
proportion to the Annuity Values of each such Account, at the end of the Participation Year. As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's account pursuant to
Section 3.03, or upon  termination  of such account  pursuant to Section 2.06 or
Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If a Participant dies while Accounts for such Participant are maintained under the Contract, Equitable, upon receipt of due proof of such death, will pay to the beneficiary the death benefit payable with respect to such Participant.

If the beneficiary under the certificate is the Trustee, the Trustee may, subject to the terms of the Plan, change the beneficiary within 31 days after Equitable receives due proof of the Participant's death. The change shall be made in the same manner and subject to the same provisions as apply to a change of beneficiary during the Participant's lifetime.

If the Trustee changes the beneficiary of the certificate after the death of the Participant according to the terms of the Plan, the Trustee may elect an Annuity Benefit on any annuity form offered by Equitable, subject to Equitable's rules then in effect, for the benefit of the beneficiary. The beneficiary may not revoke or change any election made by the Trustee. If the Trustee does not make an election, the beneficiary may make such election for the beneficiary's own benefit.

If the beneficiary under the certificate is not the Trustee, and the Participant is married at the time of death of such Participant, Equitable will pay the death benefit under the certificate to the spouse of the Participant in the form of a Life Annuity, unless the spouse of the Participant makes an election for a single sum payment or for an Annuity Benefit on any other annuity form offered by the Equitable, subject to Equitable's rules then in effect.

If the Equitable determines that the Participant is married at the time of death, the beneficiary under the certificate is not the spouse of such Participant and the spouse of such Participant has not given written consent to the designation of another beneficiary, Equitable shall have the right to pay the death benefit to the spouse of such Participant instead of the named beneficiary, if such action is required to comply with Federal law.

The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of (i) the

                                   ----------
                                   Page Eight

                                   Page Nine
                                   ---------

PARTICIPANT'S ACCOUNT (CONTINUED)

sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 less an adjustment for any withdrawals made pursuant to Section 2.07 from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Fixed Income Account, Stick Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant.

The amount of any death benefit payable with respect to a Participant, to the extent such Account is sufficient therefore, will be withdrawn from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

                          PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such Benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Fixed Income Account, Stock Account Balanced Account, Aggressive Stock Account and Money Market Account shall be applied to provide the Normal Form of Annuity Benefit, unless the Owner on behalf of the Participant and, if applicable, the Participant's spouse elects
(i) to receive the Cash Value of such Accounts in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity benefit on any other annuity form offered by Equitable, subject to Equitable's rules then in effect, the terms of the Plan, and any applicable requirements under the Code.

Equitable will provide notice and election forms to the Owner not more than six months before the Participant's Retirement Date.

If the Owner elects to terminate a Participant's participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable has the right to require the Owner to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. Equitable may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If the Owner elects to receive an Annuity Benefit in lieu of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts, if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person. If such amount is applied on or after the completion of five Participation Years with respect to such Participant: (1) the balance, less any Contribution made on behalf of the Participant during the current and five prior Participation Years, shall purchase the Annuity Benefit on the basis of either
(i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee; (2) any Contributions made on behalf of the Participant

                                    ---------
                                    Page Nine

                                    Page Ten
                                    --------


ANNUITY BENEFITS (CONTINUED)

during the current and five prior Participation Years shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed annuity payments shown herein or (ii) Equitable's current individual rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life
Annuity Form, are based on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3 1//2% or 5%, whichever applies pursuant to Section 1.16. The Assumed Base Rate of Net Investment Return is 5% for certificates issued for delivery in New York. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1983 Individual Annuity Mortality Table adjusted to a unisex basis based on 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.16, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. The amount of the overpayments by Equitable will be charged against and the amount of the underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, or (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may, unless the Plan provides to the contrary, make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If an annuity form made available by Equitable provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Upon election by the Owner on behalf of the Participant and, if applicable, the Participant's spouse, pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Owner may designate (with the right to change such designation, in accordance with the terms of the Plan) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person, unless the Plan provides to the contrary) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

                                    Page Ten
                                    --------

                                   Page Eleven
                                   -----------
ANNUITY BENEFITS (CONTINUED)

The commuted value of any such remaining payments or installments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $3,500, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS

          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                     LIFE ANNUITY FORM -- 100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

-----------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
-----------------------------------------------------------------------------------------------------------------------------
    60        4.54       4.58      4.62       4.66       4.70      4.74       4.77       4.81       4.84      4.88       4.91
    61                   4.62      4.67       4.71       4.76      4.81       4.84       4.88       4.91      4.95       4.99
    62                             4.72       4.76       4.81      4.85       4.90       4.94       4.98      5.02       5.06
    63                                        4.81       4.86      4.91       4.96       5.01       5.06      5.10       5.14
    64                                                   4.92      4.97       5.02       5.08       5.13      5.17       5.22

    65                                                             5.03       5.09       5.15       5.20      5.26       5.31
    66                                                                        5.15       5.21       5.27      5.33       5.39
    67                                                                                   5.28       5.34      5.40       5.47
    68                                                                                              5.41      5.48       5.55
    69                                                                                                        5.56       5.63

    70                                                                                                                   5.71
-----------------------------------------------------------------------------------------------------------------------------

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
           LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

-----------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
-----------------------------------------------------------------------------------------------------------------------------
    60        4.40       4.44      4.58       4.51       4.55      4.58       4.61       4.65       4.68      4.71       4.74
    61                   4.48      4.52       4.56       4.60      4.64       4.67       4.71       4.74      4.78       4.81
    62                             4.56       4.60       4.65      4.69       4.73       4.77       4.80      4.84       4.85
    63                                        4.65       4.69      4.74       4.78       4.83       4.87      4.91       4.95
    64                                                   4.74      4.79       4.84       4.89       4.93      4.98       5.02

    65                                                             4.85       4.90       4.95       5.00      5.05       5.10
    66                                                                        4.95       5.01       5.06      5.11       5.17
    67                                                                                   5.07       5.12      5.18       5.24
    68                                                                                              5.19      5.25       5.32
    69                                                                                                        5.32       5.39

    70                                                                                                                   5.46
-----------------------------------------------------------------------------------------------------------------------------

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
           LIFE ANNUITY FORM -- 100% CONTINUATION -- ASSUMED BASE RATE
                         OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

-------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
-------------------------------------------------------------------------------------------------------------------------------
    60        5.27       5.30      5.34       5.37       5.41      5.44       5.47       5.51       5.54      5.57       5.59
    61                   5.34      5.38       5.42       5.46      5.49       5.53       5.57       5.60      5.63       5.66
    62                             5.42       5.46       5.50      5.54       5.58       5.62       5.65      5.69       5.73
    63                                        5.50       5.55      5.59       5.63       5.67       5.71      5.75       5.79
    64                                                   5.59      5.64       5.69       5.73       5.78      5.82       5.86

    65                                                             5.69       5.74       5.79       5.84      5.89       5.93
    66                                                                        5.79       5.85       5.90      5.95       6.00
    67                                                                                   5.90       5.96      6.02       6.08
    68                                                                                              6.02      6.08       6.15
    69                                                                                                        6.15       6.22

    70                                                                                                                   6.29
-------------------------------------------------------------------------------------------------------------------------------


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)


                                          VARIABLE ANNUITY BENEFIT
                                         IF ASSUMED BASE RATE OF NET
  AGE    FIXED ANNUITY BENEFIT             INVESTMENT RETURN IS
  ---    --------------------            ---------------------------
                                  3 1/2%                              5%
                                  ------                             ---
  60              5.29             5.08                             5.97
  61              5.41             5.19                             6.08
  62              5.55             5.31                             6.20
  63              5.69             5.44                             6.33
  64              5.85             5.58                             6.46

  65              6.01             5.73                             6.61
  66              6.19             5.89                             6.77
  67              6.37             6.06                             6.94
  68              6.58             6.24                             7.12
  69              6.79             6.43                             7.31

  70              7.02             6.64                             7.52


Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.08.



                                   -----------
                                   Page Eleven

                                   Page Twelve
                                   -----------

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire agreement between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant. Nothing in the enrollment form referred to in Section 1.05, the Plan or trust agreement referred to in
Section 4.10 nor any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified by Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the express consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. The entire interest of any Participant under the Contract is nonforfeitable.

If the Owner is the Trustee, the Trustee may assign the interest of a Participant under the Contract. However, while the Contract is part of a plan that is intended to meet the requirements for qualification under Section 401(a) of the Code, the Trustee may assign the interest of a Participant under the Contract only if permitted by that plan. Equitable will not be bound by such an assignment unless the assignment is written and received by Equitable. The rights of the Participant, the Owner, the Trustee and the Employer will be subject to such an assignment. Equitable assumes no responsibility for the validity of any assignment.

If the Owner is other than the Trustee, no interest of a Participant under the Contract may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under the Contract may be assigned, commuted, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

Notwithstanding the foregoing, the provisions of this Section 4.03 shall not be construed so as to prevent compliance with a "qualified domestic relations order" (as that term is defined in Section 414(p) of the Code).

SECTION 4.04 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Fixed Income Accounts maintained hereunder for each Participant.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.05 BENEFICIARY. The Owner, as of the Participant's Participation Date, is to provide Equitable with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Owner may change such designation from time to time during the Participant's lifetime and while Accounts for such Participant are maintained hereunder. If the Beneficiary is the Trustee, the Trustee will have the right within 31 days of the day Equitable receives due proof of death of such Participant and pursuant to the provisions of the Plan, to change the beneficiary entitled to receive the death benefits with respect to the Participant.

If the Trustee is not the beneficiary, the beneficiary will be the spouse of the Participant for any married Participant, unless the spouse has given written and witnessed consent to the designation of another beneficiary, or the Participant can establish that the spouse cannot be located in accordance with the Plan and the requirements of the Code. Such spousal consent must be on file with the Trustee while the certificate is owned by the Trustee. If the Trustee is not the Owner, such spousal consent must be presented to Equitable with the change of beneficiary request or with proof of the death of the Participant and the election for an Annuity Benefit.

SECTION 4.06 DISQUALIFICATION. In the event that an annuity purchased hereunder with respect to a Participant fails to qualify as an Annuity as described in
Section 1.03, Equitable shall have the right, upon receiving notice of such fact before the Retirement Date, to terminate participation with respect to such Participant under the Contract and pay at the direction of the Owner the amount in the Account maintained with respect to such Participant less a deduction for the appropriate part attributable to the Owner of any Federal income tax payable by Equitable which would not have been payable if the Owner had an Annuity under the Contract.

                                  -----------
No. 11938C                        Page Twelve

                                  Page Thirteen
                                  -------------

GENERAL PROVISIONS (CONTINUED)

SECTION 4.07 FUTURE PARTICIPANTS. Equitable reserves the right at its sole discretion to curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition.

SECTION 4.08 DEFERMENT. Payments by Equitable from the Participant's Fixed Income Account pursuant to the provisions of Sections 2.06, 2.07, 207A and 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to
Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Fixed Income Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Sections 2.06, 2.07A and 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

    (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

    (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

    (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Variable Annuity Benefit to provide for any other payment called for by the Contract; or

    (d) in the event of (a) above, to defer application of such amount to provide any Annuity Benefit permitted under the Contract.

SECTION 4.09 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Owner with a notice showing as of a specified recent date (1) the Annuity Value of the Fixed Income Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account,
(3) the new Accumulation Unit Values, (4) the sum of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date, Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.10 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan, for payments to the Fixed Income Account, Stock Account, Balanced Account, Agggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person. Any Employer or Trustee making Contributions under the Contract shall be deemed to have adopted and accepted the trust agreement as part of the Plan with respect to which such Contributions are made.

SECTION 4.10A TRUSTEE'S RESPONSIBILITY. The Trustee shall hold this certificate on behalf of the Participant and the Participant's beneficiaries as an asset of the trust, unless the Contract is distributed to the Participant pursuant to the terms of the Plan. The Trustee shall be responsible for transferring all payments made under this certificate to the Participant and the Participant's beneficiaries in accordance with the terms of the Plan and the applicable provisions of the Code. Equitable shall make no payment hereunder without written instructions from the Trustee, and Equitable shall be fully discharged of any liability therefor to the extent such payments are made to and at the direction of the Trustee.

SECTION 4.11 AGE. If the Participant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.



No. 11938C                    Page Thirteen

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


For Participants in HR-10 Plans, effective on your Participation Date, we have amended your Certificate issued under Group Annuity Contract No. 11938C-C as follows:

With  respect  to  PART  II  -  PARTICIPANT'S  ACCOUNTS,   SECTION  2.08  ANNUAL
ADMINISTRATIVE CHARGE is amended to read as follows:

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before a Participant's Retirement Date, if the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account on that date is less than $10,000.00, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07 and 2.07A during that Participation Year. The charge will be allocated among the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03 or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, if the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account at that date is less than $10,000.00, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.





                       Vice President
          SPECIMEN     and Secretary           SPECIMEN     President






PF 17051C

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


Group Annuity Contract Between
The Equitable Life Assurance Society of the United States and
Rhode Island Hospital Trust


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


AGREES

O To allocate the Contributions made to the Contract to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Fixed Income Account maintained for the Participant, in accordance with Sections
   2.02 and 2.03, or in part to any one, as directed by the Participant.

o To apply the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

o To provide the Participant with the other rights and benefits of this certificate.

These agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE - The Participant may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account, or Money Market Account from the date such Contribution is allocated to such Account to the date of such Cancellation.

                               /s/John B. Carter

                               President

                               /s/Rodney L. Enochs

                               Vice President
                               and Secretary


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.15 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

NO. 11937C NQ

                             CONTENTS

                              Part I - Definitions               Page 2
                              Part II - Participant's Account    Page 5
                              Part III - Annuity Benefits        Page 8
                              Part IV - General Provisions       Page 11



Equitable certifies that the Participant as named on Page 3 is included under the Group Annuity Contract designated on Page 3 ("the Contract"), all pertinent provisions of which are set forth below.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.

PART I - DEFINITIONS

SECTION 1.01 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Part III of the Contract.

SECTION 1.02 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable.

SECTION 1.03 OWNER. The Owner of a certificate issued under the Contract is the Participant unless otherwise stated in the enrollment form, or later changed. Notwithstanding any provisions in the certificate to the contrary, only the Owner can exercise all the rights under the certificate while the Participant is living. The Owner does not need the consent of anyone who has only a conditional or future ownership interest in a certificate.

While the Participant is living, an Owner of a certificate issued on behalf of the Participant may change the Owner by written notice satisfactory to Equitable. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment Equitable makes or other actions Equitable takes before Equitable receives the notice.

SECTION 1.04 ASSIGNMENTS. A certificate issued under the Contract may not be assigned as collateral or security for a loan. Otherwise, the Participant may assign this certificate before the Retirement Date but Equitable will not be bound by an assignment unless it is in writing and Equitable has received it. The Participant's rights and those of any of persons referred to in the certificate will be subject to the assignment. Equitable assumes no responsibility for the validity of any assignment.

No amounts payable under a certificate to a payee other than the Owner may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

SECTION 1.05 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an annuity purchased for such Participant under the Contract Equitable is under no obligation to accept any Contribution less than $50.00.

SECTION 1.06 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract, as shown on Page 3 of the certificate.

SECTION 1.07 PARTICIPATION YEAR. The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.08 CLASS OF PARTICIPANTS. Except as provided in Section 1.09, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.09 GUARANTEED INTEREST RATE. In regard to a Fixed Income Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 4% per annum.

Equitable will from time to time establish and make available to new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will


                                    --------
No. 11937C NQ                       Page Two

                                   Page Three
                                   ----------

DEFINITIONS (CONTINUED)

be  established  effective  with the effective date of the occurrence of (ii) or
(iii) above or any combination thereof.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate and duration for such Class which exceeds the applicable Minimum Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

Equitable reserves the right to combine one or more Classes of Participants into a single Class of Participants, provided such Classes were initially established during a continuous period of time.

SECTION 1.10 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be later than the date the Participant attains age 85. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Processing Office.

SECTION 1.11 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means the Fixed Annuity Benefit payable on the Life Annuity Form, as defined in Sections 3.01 and 1.12, with 10 years of payments guaranteed.

SECTION 1.12 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 THE SEPARATE ACCOUNTS. The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

      Name                            Investments
      ----                            -----------

Separate Account A  Primarily common stock and other equity-type investments.

Separate Account E  Primarily short-term money market instruments.

Separate Account J  Primarily common stocks and other equity-type investments, publicly traded debt securities and short-term money market instruments.

Separate Account K  Primarily common stocks issued by high quality small and intermediate size companies with strong growth prospects.

Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

                                   ----------
No. 11937C NQ                      Page Three

                                    Page Four
                                    ---------

DEFINITIONS (CONTINUED)

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.15.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising our of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.15 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business days immediately preceding such business day will constitute a Valuation Period. A business day is any day on which the New York Stock Exchange is open.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account.

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period, of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account. Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:


             Account                 Value               Date
             -------                 -----               ----

         Separate Account A         $10.00        As of November 1, 1968

         Separate Account E         $10.00        As of September 4, 1974

         Separate Account J         $10.00        As of May 1, 1984

         Separate Account K         $10.00        As of May 1, 1984


The New Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment


                                    ---------
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                                    Page Five
                                    ---------

DEFINITIONS (CONTINUED)

Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average New Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.16 ANNUITY VALUE. The term "Annuity Value" with respect to a Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.17 CASH VALUE. With respect to a Participant, the term "Cash Value" with respect to such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account means an amount equal to the greater of (i) or (ii) below:

(i) the Annuity Value of such Accounts less 6% of the Contributions made during the current and five prior Participation Years which had not been previously withdrawn pursuant to Section 2.07A.

(ii) the sum of (a) the Free Corridor Amount as defined in Section 2.07B and (b) 94% of (the Annuity Value of such Accounts less the Free Corridor Amount).

SECTION 1.18 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.


PART II - PARTICIPANT'S ACCOUNTS

SECTION 2.01 CONTRIBUTIONS. Contributions may be made with respect to a Participant on whichever basis, as described under subsections A and B below, is specified upon the Participant's enrollment under the Contract. If Contributions are made by or on behalf of a Participant under more than one such basis, Equitable will accept such Contributions if the Participant is separately enrolled under the Contract under each basis, and in such case separate certificates will be issued under the Contract for the Participant reflecting amounts accumulated on the Participant's behalf attributable to Contributions made under each Contribution basis.

A.  Post-August 13, 1982 Basis

Contributions are to be made from time to time at the Participant's discretion. With each Contribution, the Participant with respect to whom such Contribution is being made and the amounts to be allocated to the Stock Account, Money Market Account, Fixed Income Account, Balanced Account and Aggressive Stock Account shall be specified.

A Participant may transfer to the Contract under this basis any amount held with respect to such Participant under a deferred annuity contract, where such transferred amount represents amounts invested in or credited to investments in annuity contracts after August 13, 1982.

B.  Pre-August 14, 1982 Basis

A Participant may transfer to the Contract under this basis any amount held with respect to such Participant under a deferred annuity contract where such transferred amount represents amounts invested in or credited to investments in annuity contracts prior to August 14, 1982. New Contributions cannot be made under this basis.

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A. (2) Balanced Account becomes part of Separate Account J. (3) Aggressive Stock Account becomes part of Separate Account K. and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date, less any administrative charge accrued but not made.

SECTION 2.03 FIXED INCOME ACCOUNT. Equitable maintains a Fixed Income Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Fixed Income Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.

                                    ---------
No. 11937C NQ                       Page Five



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                                    Page Six
                                    --------

PARTICIPANT'S ACCOUNT (CONTINUED)

The amount in a Fixed Income Account at any time is equal to the sum of all amounts that have been allocated to such Fixed Income Account pursuant to
Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Fixed Income Account, and less any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Fixed Income Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.08 all accumulated at 4% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Fixed Income Account, the amount in such Account at the end of the Participation Year shall in no event be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Fixed Income Account for a Participant terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01, will be allocated, as of the date by which Equitable has received at its Processing Office both such Contribution and direction as to its allocation, to the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to
Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Fixed Income Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07 and 2.07A, at the time of application of amounts in the Fixed Income Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, such Participant may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Fixed Income Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request at its Processing Office and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.

SECTION 2.06 TERMINATION OF PARTICIPATION. On or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice at its Processing Office, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.06.

Prior to a  Participant's  Retirement  Date,  Equitable  reserves  the  right to withdraw  the Cash  Value  of the  Participant's  Fixed  Income  Account,  Stock
Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay such Cash Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if either (i) no Contributions have been made under the Contract on the Participant's behalf during the last two completed Participation Years, and the sum of such Annuity Values is $1,000 or less, or (ii) the Participant has completed at least three Participation Years and the sum of such Annuity Values is $1,000 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. A Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account,

                                    --------
No. 11937C NQ                       Page Six

                                   Page Seven
                                   ----------

PARTICIPANT'S ACCOUNT (CONTINUED)

Money  Market  Account  and  the  Fixed  Income  Account   maintained  for  such
Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07 or 2.07A, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment on behalf of a Participant pursuant to Section 2.07 or 2.07A, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments on behalf of the Participant pursuant to Section 2.07 or 2.07A may be deferred by Equitable in accordance with the provisions of Section 4.06.

Equitable is under no obligation to process any request for partial withdrawal of less than $300.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES.

With respect to partial withdrawals requested by a Participant, there will be no withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B. Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account, and Fixed Income Account and pay to the Participant an amount equal to the partial withdrawal requested.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on behalf of the Participant during the current and five prior Participation Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b)  Withdrawals of other amounts will not be subject to any withdrawal charges.

Equitable  will pay the  Participant  the lesser of a) the amount  requested  or
b)the sum of the Cash Values of the Accounts maintained on the Participant's behalf.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) above, shall be considered withdrawals of older contributions first and more recent contributions next.

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to a Participant means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 or 2.07A in the current Participation Year with respect to the Participant.

SECTION  2.08  ANNUAL  ADMINISTRATIVE  CHARGE.  As  of  the  last  day  of  each
Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract as to the Contributions remitted with respect to such Participant an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account,
Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to
Section 2.07 and 2.07A during that Participation Year. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in proportion to the Annuity Values of each such Account, at the end of the Participation year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If Equitable ascertains that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of
(i) the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the

                                   ----------
No. 11937C NQ                      Page Seven

                                   Page Eight
                                   ----------

PARTICIPANT'S ACCOUNT (CONTINUED)

Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 less an adjustment for any withdrawals made pursuant to Sections 2.07 and 2.07A from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

SECTION 2.10 OWNER DEATH DISTRIBUTION RULES.

Upon the death of a certificate Owner before a Participant's Retirement Date:

(i) If the Owner is the Participant, Equitable will pay the death benefit in accordance with Section 2.09.

(ii) If the Owner is not the Participant, the designated beneficiary will succeed as Owner, notwithstanding the existence of any co-owner. The entire interest in the Accounts maintained for such Participant - subject to any applicable withdrawal charges as described in the certificate - must be distributed either: a) within 5 years after the Owner's death, or b) within 1 year after the Owner's death as a life annuity or installment option, for a period of not longer than the life expenctancy of the designated beneficiary.

     However, if the designated beneficiary is the Owner's spouse, the entire interest in the Accounts maintained for such Participant must then be distributed not later than 5 years after the spouse's death.

If payments under an Annuity Benefit had commenced prior to the Owner's death, such payments will continue to be made over a period not longer than the period provided for under the Annuity Benefit elected.

If the Participant dies before the entire interest in the Accounts maintained for such Participant under the Contract is distributed, Equitable will pay the death benefit in Section 2.09.

The designated beneficiary is the same as the beneficiary who is entitled to the death benefit upon the Participant's death.

Where more than one Owner is named, the date of death of the Owner will be deemed to be the date of death of the first Owner to die.

SECTION 2.11 CONTRIBUTION LIMIT. Equitable may refuse to accept a Contribution made with respect to a Participant if the total prior Contributions made with respect to the Participant exceed (or if acceptance of such Contribution would cause the total Contributions to exceed) the following:

(i)  $500,000, if the Participant's current age last birthday is 75 or less.

(ii) $250,000, if the Participant's current age last birthday is 76 - 79.

Equitable may refuse to accept any Contribution made with respect to a Participant if such Participant's current age last birthday is 80 or greater.

PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall

                                   ----------
No. 11937C NQ                      Page Eight

                                    Page Nine
                                    ---------

ANNUITY BENEFITS (CONTINUED)

be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit lieu of the Cash Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable Annuity Benefit will be provided pursuant to Sections 3.04 and 3.05.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects to receive an Annuity Benefit in lieu of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant: (1) The balance, less any Contribution made on behalf of the Participant during the current and five prior Participation Years, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. (2) Any Contributions made on behalf of the Participant during the current and five prior Participation Years shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity payments shown herein or (ii) Equitable's current individual rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form with 10 years of payments guaranteed or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with 10 years of payments guaranteed and Joint and Survivor Life Annuity Form are based on 3 1/2% interest and the 1971 Equitable Annuity Mortality Table. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the 1979 Equitable Annuitant Mortality Table and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.15. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1971 Equitable Annuity Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on the 1979 Equitable Annuitant Mortality Table and an Assumed Base Rate of Net Investment Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.15, if such annuity form provides for a Variable Annuity Benefit.



                                   ----------
No. 11937C NQ                      Page Nine

                                    Page Ten
                                    ---------

ANNUITY BENEFITS (CONTINUED)

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis originally used to determine such payments.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
            LIFE ANNUITY FORM WITH 10 YEARS OF PAYMENTS GUARANTEED -
                                100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

    ------------------------------------------------------------------------------------------------------------------------------
                                                            FEMALE AGE
    MALE   -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
    ------------------------------------------------------------------------------------------------------------------------------

    60        4.65       4.71       4.77      4.83       4.89       4.94      5.00       5.06       5.11       5.17      5.22
    61        4.68       4.74       4.81      4.87       4.93       4.99      5.05       5.11       5.17       5.23      5.29
    62        4.71       4.78       4.84      4.91       4.97       5.04      5.10       5.17       5.23       5.29      5.35
    63        4.74       4.81       4.88      4.94       5.01       5.08      5.15       5.22       5.29       5.36      5.42
    64        4.77       4.84       4.91      4.98       5.05       5.13      5.20       5.27       5.35       5.42      5.49

    65        4.79       4.87       4.94      5.02       5.09       5.17      5.25       5.33       5.40       5.48      5.56
    66        4.82       4.89       4.97      5.05       5.13       5.21      5.29       5.38       5.46       5.54      5.62
    67        4.84       4.92       5.00      5.08       5.17       5.25      5.34       5.42       5.51       5.60      5.69
    68        4.86       4.94       5.03      5.11       5.20       5.29      5.38       5.47       5.56       5.66      5.75
    69        4.88       4.97       5.05      5.14       5.23       5.32      5.42       5.52       5.61       5.71      5.81

    70        4.90       4.99       5.08      5.17       5.26       5.36      5.46       5.56       5.66       5.76      5.87
    ------------------------------------------------------------------------------------------------------------------------------

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
            LIFE ANNUITY FORM - 100% CONTINUATION - ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE    -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
----------------------------------------------------------------------------------------------------------------------------------
    60        4.31       4.35       4.39      4.43       4.47       4.51      4.55       4.59       4.63       4.67      4.71
    61        4.35       4.39       4.43      4.48       4.52       4.56      4.61       4.65       4.69       4.73      4.78
    62        4.39       4.43       4.48      4.52       4.57       4.61      4.66       4.71       4.75       4.80      4.85
    63        4.42       4.47       4.52      4.57       4.62       4.67      4.72       4.77       4.82       4.87      4.92
    64        4.46       4.51       4.57      4.62       4.67       4.72      4.77       4.83       4.88       4.94      4.99

    65        4.50       4.56       4.61      4.66       4.72       4.78      4.83       4.89       4.95       5.01      5.07
    66        4.54       4.60       4.65      4.71       4.77       4.83      4.89       4.95       5.01       5.08      5.14
    67        4.58       4.64       4.70      4.76       4.82       4.88      4.95       5.01       5.08       5.15      5.22
    68        4.62       4.68       4.77      4.81       4.87       4.95      5.01       5.08       5.15       5.22      5.29
    69        4.65       4.72       4.78      4.85       4.92       4.99      5.06       5.14       5.22       5.29      5.37

    70        4.69       4.76       4.83      4.90       4.97       5.05      5.12       5.20       5.28       5.36      5.45
----------------------------------------------------------------------------------------------------------------------------------

                                    --------
No. 11937C NQ                       Page Ten

                                   Page Eleven
                                   -----------

ANNUITY BENEFITS (CONTINUED)

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
            LIFE ANNUITY FORM - 100% CONTINUATION - ASSUMED BASE RATE
                         OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------------------------------
                                                                 FEMALE AGE
   MALE    -----------------------------------------------------------------------------------------------------------------------
    AGE        60         61         62        63         64         65        66         67         68         69        70
----------------------------------------------------------------------------------------------------------------------------------
    60        5.19       5.23       5.27      5.31       5.34       5.39      5.42       5.46       5.50       5.54      5.58
    61        5.23       5.27       5.31      5.35       5.39       5.43      5.47       5.52       5.56       5.60      5.64
    62        5.27       5.31       5.35      5.39       5.44       5.48      5.53       5.57       5.62       5.67      5.71
    63        5.31       5.35       5.39      5.44       5.49       5.53      5.58       5.63       5.68       5.73      5.78
    64        5.34       5.39       5.44      5.48       5.53       5.59      5.64       5.69       5.74       5.79      5.85

    65        5.38       5.43       5.48      5.53       5.58       5.64      5.69       5.75       5.80       5.86      5.92
    66        5.42       5.47       5.52      5.58       5.63       5.69      5.75       5.81       5.87       5.93      5.99
    67        5.45       5.51       5.56      5.62       5.68       5.74      5.80       5.87       5.93       6.00      6.06
    68        5.49       5.55       5.61      5.67       5.73       5.80      5.86       5.93       6.00       6.06      6.14
    69        5.53       5.59       5.65      5.71       5.78       5.85      5.92       5.99       6.06       6.13      6.21

    70        5.56       5.63       5.69      5.76       5.83       5.90      5.97       6.05       6.13       6.21      6.29
----------------------------------------------------------------------------------------------------------------------------------

                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)
                                                                         VARIABLE ANNUITY BENEFIT
                           FIXED ANNUITY BENEFIT                        IF ASSUMED BASE RATE OF NET
                          WITH 10 YEARS OF PAYMENTS                         INVESTMENT RETURN IS
                               GUARANTEED                           3 1/2%                              5%
                       --------------------------                   ------                              --
       AGE              MALES            FEMALES           MALES            FEMALES           MALES            FEMALES
       ---              -----            -------           -----            -------           -----            -------
        60               5.77             5.06              5.43             4.80              6.36             5.70
        61               5.89             5.16              5.57             4.90              6.50             5.81
        62               6.02             5.28              5.72             5.01              6.65             5.91
        63               6.16             5.40              5.88             5.13              6.81             6.03
        64               6.29             5.52              6.05             5.25              6.97             6.15
        65               6.44             5.66              6.23             5.39              7.16             6.28

        66               6.59             5.80              6.43             5.54              7.35             6.43
        67               6.74             5.94              6.64             5.70              7.56             6.58
        68               6.90             6.10              6.87             5.87              7.79             6.76
        69               7.06             6.26              7.11             6.06              8.03             6.95
        70               7.23             6.43              7.38             6.27              8.30             7.15

Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.06.

PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant.

Nothing in the enrollment form referred to in Section 1.02 nor any modification, amendment, or supplement to any such document will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the expressed consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that each such certificate will continue to be an "annuity" as defined in
Section 72 of the Code.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Fixed Income Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.04 BENEFICIARY. Each Participant, as of the Participant's Participation Date, is to name a beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such beneficiary from time to time while Accounts for the Participant are being maintained hereunder. Any such change will be made by

                                   -----------
No. 11937C NQ                      Page Eleven

                                   Page Twelve
                                   -----------

GENERAL PROVISIONS (CONTINUED)

written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the enrollment form, if a Participant has named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no named beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.05 FUTURE PARTICIPANTS AND CONTRIBUTIONS. Equitable reserves the right at its sole discretion to (i) curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition, and (ii) prohibit future Contributions under the Contract upon written notice to existing Participants.

SECTION 4.06 DEFERMENT. Payments by Equitable from the Participant's Fixed Income Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Fixed Income Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and
Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt, at Equitable's Processing Office, of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the documentation of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

(a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.07 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Fixed Income Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money market Account,
(3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.08 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan or Agreement, for payments to





                                   -----------
No. 11937C NQ                      Page Twelve

                                  Page Thirteen
                                  -------------

GENERAL PROVISIONS (CONTINUED)

the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person.

SECTION 4.09 AGE AND SEX. If the age or sex of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.







                                  -------------
No. 11937C NQ                     Page Thirteen

Attached to and made part of Group Annuity Contract No. 11937CNQ between

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

and

RHODE ISLAND HOSPITAL TRUST

IT IS HEREBY AGREED that, effective July 1, 1986 said contract is amended as follows:

With respect to Section 2.07 PARTIAL WITHDRAWALS, the following sentence is added:

For New Participants whose Participation Date is on or after July 1, 1986:

If a withdrawal from the Accounts made pursuant to Sections 2.07 or 2.07A would result in total Annuity values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate such Participant's participation under the contract.




Agreed to by:
RHODE ISLAND
HOSPITAL TRUST


                                            FOR THE EQUITABLE

By __________________________________       By /s/ John B. Carter
                                              ----------------------------------
                                                   President


Title _______________________________       By /s/ Rodney L. Enochs
                                              ----------------------------------
                                                   Vice President and Secretary

Dated________________________________       Date of Issue ______________________

At __________________________________





PF17026CNQ

                                  OWNER:

                            PARTICIPANT:

                     CERTIFICATE NUMBER:

[EQUITABLE LOGO]             ISSUE DATE:

                     PARTICIPATION DATE:

                        RETIREMENT DATE:




            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

            Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116

                              SPECIMEN
AGREES

o TO ALLOCATE the Contributions made to the Contract to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Fixed Income Account maintained for the Participant, in accordance with Sections
  2.02 and 2.03, or in part to any one, as directed by the Participant.

o TO APPLY the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

o TO PROVIDE the Participant with the other rights and benefits of this certificate.

These agreements are subject to the provisions of this certificate.

TEN DAYS TO EXAMINE CERTIFICATE - The Participant may terminate participation under the Contract and cancel this certificate by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of a Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account, or Money Market Account from the date such Contribution is allocated to such Account to the date of such Cancellation.



                                        /s/ John B. Carter
                                        President

                                        /s/ Rodney L. Enochs
                                        Vice President
                                        and Secretary


ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.15 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.


No. 11937 NQ

                                CONTENTS

                                Part I - Definitions                    Page 2
                                Part II - Participant's Account         Page 6
                                Part III - Annuity Benefits             Page 9
                                Part IV - General Provisions            Page 12


Equitable certifies that the Participant as named on Page 3 is included under the Group Annuity Contract designated on Page 3 ("the Contract"), all pertinent provisions of which are set forth below.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this certificate.


PART I - DEFINITIONS

SECTION 1.01 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Part III of the Contract.

SECTION 1.02 PARTICIPANT. The term "Participant" means a person who has been enrolled by Equitable under the Contract. A person shall become enrolled under the Contract upon receipt by Equitable of an enrollment form made available by Equitable and completed in a manner satisfactory to Equitable.

SECTION 1.03 OWNER. The Owner of a certificate issued under the Contract is the Participant unless otherwise stated in the enrollment form, or later changed. Notwithstanding any provisions in the certificate to the contrary, only the Owner can exercise all the rights under the certificate while the Participant is living. The Owner does not need the consent of anyone who has only a conditional or future ownership interest in a certificate.

While the Participant is living, an Owner of a certificate issued on behalf of the Participant may change the Owner by written notice satisfactory to Equitable. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment Equitable makes or other actions Equitable takes before Equitable receives the notice.

SECTION 1.04 ASSIGNMENTS. A certificate issued under the Contract may not be assigned as collateral or security for a loan. Otherwise, the Participant may assign this certificate before the Retirement Date but Equitable will not be bound by an assignment unless it is in writing and Equitable has received it. The Participant's rights and those of any of persons referred to in the certificate will be subject to the assignment. Equitable assumes no responsibility for the validity of any assignment.

No amounts payable under a certificate to a payee other than the Owner may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

SECTION 1.05 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for a Participant with respect to an annuity purchased for such Participant under the Contract. Equitable is under no obligation to accept any Contribution less than $50.00.

SECTION 1.06 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means the date as of which Equitable has enrolled such Participant under the terms of the Contract, as shown on Page 3 of the certificate.

SECTION 1.07 PARTICIPATION YEAR. The term "Participation Year" with respect to a Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.08 CLASS OF PARTICIPANTS. Except as provided in Section 1.09, the term "Class of Participants" refers to all Participants whose Participation Date is in the same calendar year.

SECTION 1.09 GUARANTEED INTEREST RATE. In regards to a Fixed Income Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 4% per annum.

Equitable will from time to time establish and make available for new Participants (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates. A new Class of Participants will

                                   --------
No. 11937 NQ                       Page Two

                                   Page Four
                                   ---------


DEFINITIONS (CONTINUED)

be established effective with the effective date of the occurrence of (i), (ii) or (iii) above or any combination thereof.

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine for each established Class of Participants a Guaranteed Interest Rate and duration for such Class which exceeds the applicable Minimum Guaranteed Interest Rate. Equitable will notify each Participant in writing of the applicable Guaranteed Interest Rate and duration.

Equitable reserves the right to combine one or more Classes of Participants into a single Class of Participants, provided such Classes were initially established during a continuous period of time.

SECTION 1.10 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's enrollment form. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be later than the date the Participant attains age 85. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Processing Office.

SECTION 1.11 NORMAL FORM. The "Normal Form" of an Annuity Benefit under the Contract means the Fixed Annuity Benefit payable on the Life Annuity Form, as defined in Sections 3.01 and 1.12, with 10 years of payments guaranteed.

SECTION 1.12 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 THE SEPARATE ACCOUNTS. The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for the Contract and certain other contracts:

      Name                                            Investments
      ----                                            -----------

Separate Account A                      Primarily   common   stock   and   other
                                        equity-type investments.

Separate Account E                      Primarily    short-term   money   market
                                        instruments.

Separate Account J                      Primarily   common   stocks   and  other
                                        equity-type investments, publicly traded debt securities and short-term money market instruments.

Separate Account K                      Primarily  common  stocks issued by high
                                        quality  small  and  intermediate   size
                                        companies with strong growth prospects.

Equitable reserves the right to withdraw from any Separate Account and allocate to another separate account assets determined by Equitable to be associated with the class of contracts to which the Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in the Contract to such Separate Account shall mean such other separate account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.



                                    ---------
No. 11937 NQ                        Page Four

                                    Page Five
                                    ---------


DEFINITIONS (CONTINUED)

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) run any Separate Account under direction of a committee, and to discharge such committee at any time; and (iii) restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.15.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.15 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business days immediately preceding such business day will constitute a Valuation Period. A business day is any day on which the New York Stock Exchange is open.

NET INVESTMENT FACTOR: For each Separate Account the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of the assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus
      (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period, of .00004837 for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

         Account                 Value                     Date
         -------                 -----                     ----
Separate Account A               $10.00        As of November 1, 1968

Separate Account E               $10.00        As of September 4, 1974

Separate Account J               $10.00        As of May 1, 1984

Separate Account K               $10.00        As of May 1, 1984


The New Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment



                                    ---------
No. 11937 NQ                        Page Five

                                    Page Six
                                    --------


DEFINITIONS (CONTINUED)

Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.

SECTION 1.16 ANNUITY VALUE. The term "Annuity Value" with respect to a Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.17 CASH VALUE. With respect to a Participant, the term "Cash Value" with respect to such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account means an amount equal to the greater of (i) or (ii) below:

(i) the Annuity Value of such Accounts less 6% of the Contributions made during the current and five prior Participation Years, which had not been previously withdrawn pursuant to Section 2.07A.

(ii) the sum of (a) the Free  Corridor  Amount as defined in Section  2.07B and
     (b) 94% of (the Annuity Value of such Accounts less the Free Corridor Amount).

SECTION 1.18 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.


PART II - PARTICIPANT'S ACCOUNTS

SECTION 2.01 CONTRIBUTIONS. Contributions may be made with respect to a Participant on whichever basis, as described under subsections A and B below, is specified upon the Participant's enrollment under the Contract. If Contributions are made by or on behalf of a Participant under more than one such basis, Equitable will accept such Contributions if the Participant is separately enrolled under the Contract under each basis, and in such case separate certificates will be issued under the Contract for the Participant reflecting amounts accumulated on the Participant's behalf attributable to Contributions made under each Contribution basis.

A.  Post-August 13, 1982 Basis

Contributions are to be made from time to time at the Participant's discretion. With each Contribution, the Participant with respect to whom such Contribution is being made and the amounts to be allocated to the Stock Account, Money Market Account, Fixed Income Account, Balanced Account and Aggressive Stock Account shall be specified.

A Participant may transfer to the Contract under this basis any amount held with respect to such Participant under a deferred annuity contract, where such transferred amount represents amounts invested in or credited to investments in annuity contracts after August 13, 1982.

B.  Pre-August 14, 1982 Basis

A Participant may transfer to the Contract under this basis any amount held with respect to such Participant under a deferred annuity contract where such transferred amount represents amounts invested in or credited to investments in annuity contracts prior to August 14, 1982. New Contributions cannot be made under this basis

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date, less any administrative charge accrued but not made.

SECTION 2.03 FIXED INCOME ACCOUNT. Equitable maintains a Fixed Income Account under the Contract for each Participant with respect to whom Contributions are made. Any amount allocated to the Fixed Income Account becomes part of the general assets of Equitable, which support the guarantees of the Contract and other contracts.



                                    --------
No. 11937 NQ                        Page Six

                                   Page Seven
                                   ----------


PARTICIPANT'S ACCOUNT (CONTINUED)

The amount in a Fixed Income Account at any time is equal to the sum of all amounts that have been allocated to such Fixed Income Account pursuant to
Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Fixed Income Account, and less any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Fixed Income Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.08, and transferred from such Account pursuant to Section 2.05, all accumulated at 4% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Fixed Income Account, the amount in such Account at the end of the Participation Year shall in no event be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 3% interest, compounded annually.

A Fixed Income Account for a Participant terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to a Participant pursuant to Section 2.01, will be allocated, as of the date by which Equitable has received at its Processing Office both such Contribution and direction as to its location, to the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that a Participant has directed to be transferred to the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to
Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for such Participant.

Interest is allocated to the Fixed Income Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07 and 2.07A, at the time of application of amounts in the Fixed Income Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before a Participant's Retirement Date, such Participant may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for such Participant as follows: (1) amounts in the Fixed Income Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request at its Processing Office and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.

SECTION 2.06 TERMINATION OF PARTICIPATION. On or before a Participant's Retirement Date, such Participant may elect by written notice to terminate participation under the Contract. Upon receipt of such notice at its Processing Office, Equitable will determine the Cash Value, as of the date Equitable received such notice, of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.06.

Prior to a  Participant's  Retirement  Date,  Equitable  reserves  the  right to withdraw  the Cash  Value  of the  Participant's  Fixed  Income  Account,  Stock
Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay such Cash Values and terminate such Participant's participation under the Contract. This right may be exercised with respect to the Participant only if either (i) no Contributions have been made under the Contract on the Participant's behalf during the last two completed Participation Years, and the sum of such Annuity Values is $1,000 or less, or (ii) the Participant has completed at least three Participation Years and the sum of such Annuity Values is $1,000 or less. Equitable reserves the right to terminate a Participant's participation under the Contract if at least 120 days have elapsed since the issue date shown on the certificate issued to such Participant under the Contract and no Contributions have been made under the Contract with respect to such Participant.

Upon payment of such Cash Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values arose.

SECTION 2.07 PARTIAL WITHDRAWLS. A Participant may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account,



                                   ----------
No. 11937 NQ                       Page Seven

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                                   Page Eight
                                   ----------


PARTICIPANT'S ACCOUNT (CONTINUED)

Money  Market  Account  and  the  Fixed  Income  Account   maintained  for  such
Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07 or 2.07A, Equitable will pay the lesser of the sum of the Cash Values of such Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by such Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts on proportion to the Annuity Value of each such Account.

Upon any payment on behalf of a Participant pursuant to Section 2.07 or 2.07A, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

Payments on behalf of the Participant pursuant to Section 2.07 or 2.07A may be deferred by Equitable in accordance with the provisions of Section 4.06.

Equitable is under no obligation to process any request for partial withdrawal of less than $300.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES.

With respect to partial withdrawals requested by a Participant, there will be no withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B. Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account, and Fixed Income Account and pay to the Participant an amount equal to the partial withdrawal requested.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on behalf of the Participant during the current and five prior Participation Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b) Withdrawals of other amounts will not be subject to any withdrawal charges.

Equitable will pay the Participant the lesser of a) the amount requested or b) the sum of the Cash Values of the Accounts maintained on the Participant's behalf.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) above, shall be considered withdrawals of older contributions first and more recent contributions next.

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to a Participant means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 or 2.07A in the current Participation Year with respect to the Participant.

SECTION  2.08  ANNUAL  ADMINISTRATIVE  CHARGE.  As  of  the  last  day  of  each
Participation Year before a Participant's Retirement Date, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to such Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account,
Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to
Section 2.07 and 2.07A during that Participation Year. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of a Participant's Retirement Date and before application of the Annuity Values or Cash Values of such Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If Equitable ascertains that a Participant has died while Accounts for such Participant are maintained under the Contract and before such Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by such Participant to receive such payment the amount of death benefit payable with respect to such Participant. The amount of the death benefit with respect to a Participant at any time prior to the Retirement Date is equal to the greater of
(i) the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the


                                   ----------
No. 11937 NQ                       Page Eight

                                    Page Nine
                                    ---------


PARTICIPANT'S ACCOUNT (CONTINUED)

Contract for such Participant and (ii) the minimum death benefit with respect to such Participant. Such minimum death benefit is the sum of all Contributions made with respect to such Participant pursuant to Section 2.01 less an adjustment for any withdrawals made pursuant to Sections 2.07 and 2.07A from the Accounts maintained under the Contract for such Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for such Participant.

The amount of any death benefit payable with respect to a Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to such Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

SECTION 2.10 OWNER DEATH DISTRIBUTION RULES.

Upon the death of a certificate Owner before a Participant's Retirement Date:

(i) If the Owner is the Participant, Equitable will pay the death benefit in accordance with Section 2.09.

(ii) If the Owner is not the Participant, the designated beneficiary will succeed as Owner, notwithstanding the existence of any co-owner. The entire interest in the Accounts maintained for such Participant--subject to any applicable withdrawal charges as described in the certificate--must be distributed either: a) within 5 years after the Owner's death, or b) within 1 year after the Owner's death as a life annuity or installment option, for a period of not longer than the life expectancy of the designated beneficiary.

      However, if the designated beneficiary is the Owner's spouse, the entire interest in the Accounts maintained for such Participant must then be distributed no later than 5 years after the spouse's death.

If payments under an Annuity Benefit had commenced prior to the Owner's death, such payments will continue to be made over a period not longer than the period provided for under the Annuity Benefit elected.

If the Participant dies before the entire interest in the Accounts maintained for such Participant under the Contract is distributed, Equitable will pay the death benefit in Section 2.09.

The designated beneficiary is the same as the beneficiary who is entitled to the death benefit upon the Participant's death.

Where more than one Owner is named, the date of death of the Owner will be deemed to be the date of death of the first Owner to die.

SECTION 2.11 CONTRIBUTION LIMIT. Equitable may refuse to accept a Contribution made with respect to a Participant if the total prior Contributions made with respect to the Participant exceed (or if acceptance of such Contribution would cause the total Contributions to exceed) the following:

(i)   $500,000, if the Participant's current age last birthday is 75 or less.

(ii)  $250,000, if the Participant's current age last birthday is 76-79.

Equitable may refuse to accept any Contribution made with respect to a Participant if such Participant's current age last birthday is 80 or greater.


PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of a Participant's Retirement Date, provided such Participant is then living, the Annuity Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall



                                    ---------
No. 11937 NQ                        Page Nine

                                    Page Ten
                                    --------


ANNUITY BENEFITS (CONTINUED)

be applied to provide the Normal Form of Annuity Benefit, unless such Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect.

Equitable will provide notice and election forms to a Participant not more than six months before such Participant's Retirement Date.

If a Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of such Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable Annuity Benefit will be provided pursuant to Sections 3.04 and 3.05.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If a Participant elects to receive an Annuity Benefit in lieu of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years with respect to such Participant: (1) The balance, less any Contribution made on behalf of the Participant during the current and five prior Participation Years, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates for payments of proceeds, whichever rates would provide a larger benefit with respect to the payee, (2) Any Contributions made on behalf of the Participant during the current and five prior Participation Years shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to a Participant, the balance, after any applicable tax on annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, such Participant's certificate will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for such Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form with 10 years of payments guaranteed or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with 10 years of payments guaranteed and Joint and Survivor Life Annuity Form are based on 3 1/2% interest and the 1971 Equitable Annuity Mortality Table. The amounts of income initally provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the 1979 Equitable Annuitant Mortality Table and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.15. Equitable may change the monthly income amounts contained in the Tables of Guaranteed Annuity Payments and the basis for determining such amounts, for new Participants, by at least 90 days advance notice to the Contract Holder and by an amendment to the Contract.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1971 Equitable Annuity Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on the 1979 Equitable Annuitant Mortality Table and an Assumed Base Rate of Net Investment Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.15, if such annuity form provides for a Variable Annuity Benefit.



                                    --------
No. 11937 NQ                        Page Ten

                                   Page Eleven
                                   -----------


ANNUITY BENEFITS (CONTINUED)

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $50 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

Upon election by a Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, such Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis originally used to determine such payments.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
            LIFE ANNUITY FORM WITH 10 YEARS OF PAYMENTS GUARANTEED --
                                100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------
  MALE                                              FEMALE AGE
          ------------------------------------------------------------------------------------------------
  AGE       60       61       62       63      64       65       66       67      68       69       70
----------------------------------------------------------------------------------------------------------
  60        4.65     4.71     4.77     4.83    4.89     4.94     5.00     5.06    5.11     5.17     5.22
  61        4.68     4.74     4.81     4.87    4.93     4.99     5.05     5.11    5.17     5.23     5.29
  62        4.71     4.78     4.84     4.91    4.97     5.04     5.10     5.17    5.23     5.29     5.35
  63        4.74     4.81     4.88     4.94    5.01     5.08     5.15     5.22    5.29     5.36     5.42
  64        4.77     4.84     4.91     4.98    5.05     5.13     5.20     5.27    5.35     5.42     5.49

  65        4.79     4.87     4.94     5.02    5.09     5.17     5.25     5.33    5.40     5.48     5.56
  66        4.82     4.89     4.97     5.05    5.13     5.21     5.29     5.38    5.46     5.54     5.62
  67        4.84     4.92     5.00     5.08    5.17     5.25     5.34     5.42    5.51     5.60     5.69
  68        4.86     4.94     5.03     5.11    5.20     5.29     5.38     5.47    5.56     5.66     5.75
  69        4.88     4.97     5.05     5.14    5.23     5.32     5.42     5.52    5.61     5.71     5.81

  70        4.90     4.99     5.08     5.17    5.26     5.36     5.46     5.56    5.66     5.76     5.87
----------------------------------------------------------------------------------------------------------


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM--100% CONTINUATION--ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)


----------------------------------------------------------------------------------------------------------
  MALE                                              FEMALE AGE
          ------------------------------------------------------------------------------------------------
  AGE       60       61       62       63      64       65       66       67      68       69       70
----------------------------------------------------------------------------------------------------------
  60        4.31     4.35     4.39     4.43    4.47     4.51     4.55     4.59    4.63     4.67     4.71
  61        4.35     4.39     4.43     4.48    4.52     4.56     4.61     4.65    4.69     4.73     4.78
  62        4.39     4.43     4.48     4.52    4.57     4.61     4.66     4.71    4.75     4.80     4.85
  63        4.42     4.47     4.52     4.57    4.62     4.67     4.72     4.77    4.82     4.87     4.92
  64        4.46     4.51     4.57     4.62    4.67     4.72     4.77     4.83    4.88     4.94     4.99

  65        4.50     4.56     4.61     4.66    4.72     4.78     4.83     4.89    4.95     5.01     5.07
  66        4.54     4.60     4.65     4.71    4.77     4.83     4.89     4.95    5.01     5.08     5.14
  67        4.58     4.64     4.70     4.76    4.82     4.88     4.95     5.01    5.08     5.15     5.22
  68        4.62     4.68     4.77     4.81    4.87     4.95     5.01     5.08    5.15     5.22     5.29
  69        4.65     4.72     4.78     4.85    4.92     4.99     5.06     5.14    5.22     5.29     5.37

  70        4.69     4.76     4.83     4.90    4.97     5.05     5.12     5.20    5.28     5.36     5.45
----------------------------------------------------------------------------------------------------------


                                   -----------
No. 11937 NQ                       Page Eleven

                                   Page Twelve
                                   -----------


ANNUITY BENEFITS (CONTINUED)

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM--100% CONTINUATION--ASSUMED BASE RATE
                         OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

----------------------------------------------------------------------------------------------------------
  MALE                                              FEMALE AGE
          ------------------------------------------------------------------------------------------------
  AGE       60       61       62       63      64       65       66       67      68       69       70
          ------------------------------------------------------------------------------------------------
  60        5.19     5.23     5.27     5.31    5.34     5.39     5.42     5.46    5.50     5.54     5.58
  61        5.23     5.27     5.31     5.35    5.39     5.43     5.47     5.52    5.56     5.60     5.64
  62        5.27     5.31     5.35     5.39    5.44     5.48     5.53     5.57    5.62     5.67     5.71
  63        5.31     5.35     5.39     5.44    5.49     5.53     5.58     5.63    5.68     5.73     5.78
  64        5.34     5.39     5.44     5.48    5.53     5.59     5.64     5.69    5.74     5.79     5.85

  65        5.38     5.43     5.48     5.53    5.58     5.64     5.69     5.75    5.80     5.86     5.92
  66        5.42     5.47     5.52     5.58    5.63     5.69     5.75     5.81    5.87     5.93     5.99
  67        5.45     5.51     5.56     5.62    5.68     5.74     5.80     5.87    5.93     6.00     6.06
  68        5.49     5.55     5.61     5.67    5.73     5.80     5.86     5.93    6.00     6.06     6.14
  69        5.53     5.59     5.65     5.71    5.78     5.85     5.92     5.99    6.06     6.13     6.21

  70        5.56     5.63     5.69     5.76    5.83     5.90     5.97     6.05    6.13     6.21     6.29
----------------------------------------------------------------------------------------------------------


                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)


                    FIXED ANNUITY BENEFIT                      VARIABLE ANNUITY BENEFIT
                       WITH 10 YEARS OF                      IF ASSUMED BASE RATE OF NET
                           PAYMENTS                              INVESTMENT RETURN IS
                          GUARANTEED                  -------------------------------------------
                   -------------------------               3 1/2%                     5%
                                                           ------                     --
                   MALES           FEMALES            MALES    FEMALES         MALES    FEMALES
                   -----           -------            -----    -------         -----    -------
  60                 5.77            5.06               5.43     4.80            6.36     5.70
  61                 5.89            5.16               5.57     4.90            6.50     5.81
  62                 6.02            5.28               5.72     5.01            6.65     5.91
  63                 6.16            5.40               5.88     5.13            6.81     6.03
  64                 6.29            5.52               6.05     5.25            6.97     6.15
  65                 6.44            5.66               6.23     5.39            7.16     6.28

  66                 6.59            5.80               6.43     5.54            7.35     6.43
  67                 6.74            5.94               6.64     5.70            7.56     6.58
  68                 6.90            6.10               6.87     5.87            7.79     6.76
  69                 7.06            6.26               7.11     6.06            8.03     6.95
  70                 7.23            6.43               7.38     6.27            8.30     7.15


Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.06.

PART IV - GENERAL PROVISIONS.

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Participant.

Nothing in the enrollment form referred to in Section 1.02 nor any modification, amendment, or supplement to any such document will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to any Participant under the Contract may be reduced or forfeited except by the expressed consent of such Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that such certificate will continue to be an "annuity" as defined in Section 72 of the Code.

Any Annuity Benefit, Cash Value or death benefit available under a certificate issued pursuant to the Contract shall not be less than the minimum benefits required by any statute of the state in which the certificate is delivered.

SECTION 4.03 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be equitably allocated by Equitable to the Fixed Income Accounts maintained hereunder for Participants.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.04 BENEFICIARY. Each Participant, as of the Participant's Participation Date, is to name a beneficiary entitled to receive any death benefit payable with respect to such Participant pursuant to Section 2.09. The Participant may change such beneficiary from time to time while Accounts for the Participant are being maintained hereunder. Any such change will be made by


                                   -----------
No. 11937 NQ                       Page Twelve

                                  Page Thirteen
                                  -------------


GENERAL PROVISIONS (CONTINUED)

written notice in a form satisfactory to Equitable. A change will, upon receipt at a designated Equitable Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.

Unless otherwise specified in the enrollment form, if a Participant has named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit  payable with respect to a  Participant  pursuant to
Section 2.09 for which there is no named beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If a Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of a Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.05 FUTURE PARTICIPANTS AND CONTRIBUTIONS. Equitable reserves the right at its sole discretion to (i) curtail or prohibit further enrollment as Participants under the Contract of any individuals who are not currently participating under the Contract as of such date of curtailment or prohibition, and (ii) prohibit future Contributions under the Contract upon written notice to existing Participants.

SECTION 4.06 DEFERMENT. Payments by Equitable from the Participant's Fixed Income Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for such Participant's Fixed Income Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07 or 2.07A, and
Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt, at Equitable's Processing Office, of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

     (a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

     (b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

     (c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

     (d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.07 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Fixed Income Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account,
(3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement date Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.08 CONTRACT HOLDER RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of any Plan or Agreement, for payments to


                                  -------------
No. 11937 NQ                      Page Thirteen

                                  Page Fourteen
                                  -------------


GENERAL PROVISIONS (CONTINUED)

the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account, or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and with the Contract and in such manner as the Contract Holder and Equitable may agree, without the consent of any other person.

SECTION 4.09 AGE AND SEX. If the age or sex of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.



                                  -------------
No. 11937 NQ                      Page Fourteen

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES






Section 2.07 is modified by adding the following after the last sentence:

     If a withdrawal from the Accounts made pursuant to Sections 2.07 or 2.07A would result in total Annuity Values of less than $500, Equitable will so advise the Participant and reserves the right to withdraw the Annuity
     Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay the Annuity values of such Accounts to the Participant, and terminate such Participant's participation under the contract.



















                  Vice President
         SPECIMEN and Secretary                      SPECIMEN President







PF17026 NQ

                                                 OWNER:

                                           PARTICIPANT:

                                       CONTRACT NUMBER:

[THE EQUITABLE LOGO]                        ISSUE DATE:

                                    PARTICIPATION DATE:

                                       RETIREMENT DATE:


                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                  Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116

AGREES

O To allocate the Contributions made to this Contract to the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account or the Fixed Income Account maintained for the Participant, in accordance with Sections 2.02 and 2.03, or in part to any one, as directed by the Participant.

O To apply the amount in the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account at the Retirement Date to provide the Participant with an Annuity Benefit or a Cash Value Benefit if the Participant is then living, and

O To provide the Participant with the other rights and benefits of this Contract.

These agreements are subject to the provisions of this Contract.

TEN DAYS TO EXAMINE CONTRACT - The Participant may terminate participation under the Contract and cancel this Contract by returning it to Equitable within ten days after receipt of it. Upon such cancellation, Equitable will refund any Contribution made to Equitable on behalf of the Participant under the Contract, plus or minus any investment gain or loss experienced in the Participant's Stock Account, Balanced Account, Aggressive Stock Account, or Money Market Account from the date such Contribution is allocated to such Account to the date of such Cancellation.



                              VICE PRESIDENT
                              AND SECRETARY                 PRESIDENT



ASSETS HELD IN CONNECTION WITH THE CONTRACT MAY BE HELD IN SEPARATE ACCOUNTS MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THE CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF SEPARATE ACCOUNT A. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN SEPARATE ACCOUNT A IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.15 IS 5% OR 3 1/2%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE OF 1.75% FOR INVESTMENT MANAGEMENT, FINANCIAL ACCOUNTING, THE ANNUITY RATE GUARANTEE AND MINIMUM DEATH BENEFIT, EXPENSES AND EXPENSE RISK, BUT AFTER ANY DEDUCTIONS TO PROVIDE FOR TAXES.

NO. 11939C NQ-I                                             INDIVIDUAL DEFERRED
                                                               ANNUITY CONTRACT

                      CONTENTS

                      Part I - Definitions                    Page 2
                      Part II - Participant's Accounts        Page 6
                      Part III - Annuity Benefits             Page 9
                      Part IV - General Provisions            Page 12


Equitable certifies that the Participant is as named on Page 3 of this Individual Annuity Contract, all pertinent provisions of which are set forth below.

The Contract is issued in consideration of the payment to Equitable of the Contributions made under the Contract.

The provisions on the following pages are part of this Contract. A copy of the application is incorporated in and made part of this Contract.

PART I - DEFINITIONS

SECTION 1.01 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Part III of the Contract.

SECTION 1.02 PARTICIPANT. The term "Participant" means a person who is the annuitant under the Contract. A person shall become the Participant under the Contract upon receipt by Equitable of an application made available by Equitable and completed in a manner satisfactory to Equitable.

SECTION 1.03 OWNER. The Owner of the Contract is the Participant unless otherwise stated in the application, or later changed. Notwithstanding any provisions in the Contract to the contrary, only the Owner can exercise all the rights under the Contract while the Participant is living. The Owner does not need the consent of anyone who has only a conditional or future ownership interest in the Contract.

While the Participant is living, the Owner of the Contract issued on behalf of the Participant may change the Owner by written notice satisfactory to Equitable. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment Equitable makes or other actions Equitable takes before Equitable receives the notice.

SECTION 1.04 ASSIGNMENTS. This Contract may not be assigned as collateral or security for a loan. Otherwise, the Participant may assign this Contract before the Retirement Date but Equitable will not be bound by an assignment unless it is in writing and Equitable has received it. The Participant's rights and those of any persons referred to in the Contract will be subject to the assignment. Equitable assumes no responsibility for the validity of any assignment.

No amounts payable under the Contract to a payee other than the Owner may be assigned by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

SECTION 1.05 CONTRIBUTION. The term "Contribution" means a payment made to Equitable for the Participant with respect to this annuity Contract purchased for the Participant. Equitable is under no obligation to accept any Contribution less than $50.00.

SECTION 1.06 PARTICIPATION DATE. The term "Participation Date" with respect to the Participant means the date as of which Equitable has accepted the Participant under the terms of this Contract, as shown on Page 3 of this Contract.

SECTION 1.07 PARTICIPATION YEAR. The term "Participation Year" with respect to the Participant means the twelve month period beginning on (i) the Participation Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.09 GUARANTEED INTEREST RATE. In regard to the Fixed Income Account, the term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in such Account. Interest accrues daily. The Guaranteed Interest Rate will never be less than 4% per annum.

Equitable will from time to time establish and make available for the Participant (i) an Initial Guaranteed Interest Rate, (ii) one or more Minimum Guaranteed Interest Rates and (iii) the applicable effective period(s) for such Rates.





NO. 11939C NQ-I                     --------
                                    Page Two

                                    Page Four
                                    ---------

DEFINITIONS (CONTINUED)

For the period (not to exceed one year) next succeeding the end of the period for which an established Initial Guaranteed Interest Rate is effective and for each subsequent period (not to exceed one year) the Equitable may determine a Guaranteed Interest Rate and duration which exceeds the applicable Minimum Guaranteed Interest Rate. Equitable will notify the Participant in writing of the applicable Guaranteed Interest Rate and duration.

SECTION 1.10 RETIREMENT DATE. The term "Retirement Date" means the date on which the Participant is to attain the retirement age specified in the Participant's application. Before the Retirement Date the Participant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be later than the date the Participant attains age 85. Any election for such change must be made in writing by the Participant and shall not take effect until received by Equitable at its Processing Office.

SECTION 1.11 NORMAL FORM. The "Normal Form" of an Annuity Benefit under this Contract means the Fixed Annuity Benefit payable on the Life Annuity Form, as defined in Sections 3.01 and 1.12, with 10 years of payments guaranteed.

SECTION 1.12 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person or the end of a chosen certain period, whichever is later.

SECTION 1.13 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by the Participant. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.14 THE SEPARATE ACCOUNTS. The term "Separate Accounts" means the following separate investment accounts maintained by Equitable to which portions of its assets have been allocated for this Contract and certain other contracts:

       NAME                         INVESTMENTS
       ----                         -----------
Separate Account A  Primarily common stock and other equity-type investments.

Separate Account E  Primarily short-term money market instruments.

Separate Account J  Primarily common stocks and other equity-type investments, publicly traded debt securities and short-term money market instruments.

Separate Account K  Primarily common stocks issued by high quality small and intermediate size companies with strong growth prospects.

Equitable reserves the right to withdraw from any Separate Account and allocate to another Separate Account assets determined by Equitable to be associated with the class of contracts to which this Contract belongs. In any such event, to the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing the same percentage of each investment in the Separate Account, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the reference in this Contract to such Separate Account shall mean such other Separate Account to which the withdrawn assets were allocated.

It is contemplated that investments in the Separate Accounts will, at most times, consist primarily of the types of investments indicated above. Equitable may, however, at its discretion invest the assets of any Separate Account in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

In lieu of making such investments directly, Equitable reserves the right to operate any Separate Account as a unit investment trust, or in any other form permitted by law, investing all or a part of its assets in shares or units of a fund, the investment adviser of which may be Equitable or controlled by Equitable. The fund assets would be invested as provided above with respect to the Separate Account.

Equitable reserves the right: (i) to cause the registration or deregistration of any Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) to run any Separate





NO. 11939C NQ-I                     ---------
                                    Page Four

                                    Page Five
                                    ---------

DEFINITIONS (CONTINUED)

Account under direction of a committee, and to discharge such committee at any time; and (iii) to restrict or eliminate any voting rights of participants or other persons who have voting rights as to the Separate Accounts.

Assets of the Separate Accounts attributable to the Contract shall be subject to a charge at the rate of 1.75% a year, for investment management, financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.15.

The assets of Separate Accounts are the property of Equitable; however, the portion of the assets of each Separate Account equal to the reserves and other contract liabilities with respect to such Account shall not be chargeable with liabilities arising out of any other business Equitable may conduct. Equitable reserves the right to transfer assets of the Separate Accounts in excess of such reserves and contract liabilities to the general account of Equitable.

SECTION 1.15 DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS.

VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business days immediately preceding such business day will constitute a Valuation Period. A business day is any day on which the New York Stock Exchange is open.

NET INVESTMENT FACTOR: For each Separate Account, the Net Investment Factor for a Valuation Period is (a) divided by (b), minus (c), where

(a) is (1) the value of assets in the Separate Account at the close of business of the preceding Valuation Period plus (2) the investment income and the capital gains, realized or unrealized, credited to the assets of the Separate Account in the Valuation Period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against such assets in such Valuation Period, minus (4) any amount charged against the Separate Account in such Valuation Period for taxes or for amounts set aside by Equitable as a reserve for taxes attributable to the maintenance or operation of the Separate Account;

(b) is the value of the assets in the Separate Account at the close of business of the preceding Valuation Period; and

(c) is the daily charge, for each calendar day in such Valuation Period, of .00004837 for investment management financial accounting, the annuity rate guarantee and the minimum death benefit, and expenses and expense risk.

The value of the assets in the Separate Accounts, referred to above, shall be taken at their fair value, or where there is no readily available market, their fair value, as determined in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the value of the interest of a Participant's Stock Account, Balanced Account, Aggressive Account or Money Market Account on or before the Retirement Date.

NEW ACCUMULATION UNIT VALUE: The initial New Accumulation Unit Values for the Separate Accounts have been established as follows:

      Account                  Value                Date
      -------                  -----                ----
Separate Account A             $10.00        As of November 1, 1968
Separate Account E             $10.00        As of September 4, 1974
Separate Account J             $10.00        As of May 1, 1984
Separate Account K             $10.00        As of May 1, 1984


The New Accumulation Unit Value for each subsequent  Valuation Period is the New
Accumulation  Unit  Value  for  the  immediately   preceding   Valuation  Period
multiplied by the Net Investment Factor for such subsequent Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from Separate Account A under a Variable Annuity Benefit.

NEW ANNUITY UNIT VALUE: The initial New Annuity Unit Value for Separate Account A has been established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the New Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is
3 1/2%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE NEW ANNUITY UNIT VALUE: The Average Annuity Unit Value for Separate Account A for a calendar month is equal to the average of the New Annuity Unit Values for the Valuation Periods ending in such month.



NO. 11939C NQ-I                     ---------
                                    Page Five

                                    Page Six
                                    --------

DEFINITIONS (CONTINUED)

SECTION 1.16 ANNUITY VALUE. The term "Annuity Value" with respect to the Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, means the amount in such Accounts pursuant to Sections 2.02 and 2.03.

SECTION 1.17 CASH VALUE. With respect to the Participant, the term "Cash Value" with respect to the Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account, means an amount equal to the greater of (i) or (ii) below:

(i) the Annuity Value of such Accounts less 6% of the Contributions made during the current and five prior Participation Years, which had not been previously withdrawn pursuant to Section 2.07A.

(ii) the sum of (a) the Free Corridor Amount as defined in Section 2.07B and (b) 94% of (the Annuity Value of such Accounts less the Free Corridor Amount).

SECTION 1.18 CODE. The term "Code" means the Internal Revenue Code of 1954, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.


                        PART II - PARTICIPANT'S ACCOUNTS

SECTION 2.01 CONTRIBUTIONS. Contributions may be made with respect to the Participant on whichever basis, as described under subsections A and B below, is specified upon the Participant's acceptance under the Contract. If Contributions are made by or on behalf of the Participant under more than one such basis, Equitable will accept such Contributions if the Participant has been issued a separate Contract under each basis, and in such case separate Contracts for the Participant will reflect amounts accumulated on the Participant's behalf attributable to Contributions made under each Contribution basis.

A. Post-August 13, 1982 Basis

Contributions are to be made from time to time at the Participant's discretion. With each Contribution, the amounts to be allocated to the Stock Account, Money Market Account, Fixed Income Account, Balanced Account and Aggressive Stock Account shall be specified.

The Participant may transfer to the Contract under this basis any amount held with respect to the Participant under a deferred annuity contract, where such transferred amount represents amounts invested in or credited to investments in annuity contracts after August 13, 1982.

B. Pre-August 14, 1982 Basis

The Participant may transfer to the Contract under this basis any amount held with respect to the Participant under a deferred annuity contract where such transferred amount represents amounts invested in or credited to investments in annuity contracts prior to August 14, 1982. New contributions cannot be made under this basis.

SECTION 2.02 STOCK, BALANCED, AGGRESSIVE STOCK AND MONEY MARKET ACCOUNTS. Equitable maintains a Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account under the Contract for the Participant. Any amount allocated to the (1) Stock Account becomes part of Separate Account A, (2) Balanced Account becomes part of Separate Account J, (3) Aggressive Stock Account becomes part of Separate Account K, and (4) Money Market Account becomes part of Separate Account E. Any amount withdrawn from an Account will no longer be part of the applicable Separate Account.

On any date when an amount is allocated to or withdrawn from an Account, the Account will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the New Accumulation Unit value for the appropriate Separate Account for the Valuation Period which includes that date. The number of Units in an Account on any date is equal to
(i) the sum of any Accumulation Units that have been credited to the Account minus (ii) the sum of any Accumulation Units that have been charged to that Account. The amount in the Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account on any date is equal to the product of (i) the number of Accumulation Units in such Account on that date and (ii) the New Accumulation Unit Value for the appropriate Separate Account for the Valuation Period which includes that date, less any administrative charge accrued but not made.

SECTION 2.03 FIXED INCOME ACCOUNT. Equitable maintains a Fixed Income Account under the Contract for the Participant with respect to whom Contributions are made. Any amount allocated to the Fixed Income Account becomes part of the general assets of Equitable, which support the guarantees of this contract and other contracts.

The amount in a Fixed Income Account at any time is equal to the sum of all amounts that have been allocated to such Fixed Income Account pursuant to
Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn pursuant to Sections 2.07, 2.07A, and Section 2.08 from such Account, and transferred pursuant to Section 2.05 from such Fixed Income Account, and less any annual administrative charges accrued but not made. Equitable guarantees that the amount in a Fixed



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PARTICIPANT'S ACCOUNTS (CONTINUED)

Income Account at any time before the Retirement Date will not be less than the sum of all amounts allocated to such Account pursuant to Section 2.04 or transferred to such Account pursuant to Section 2.05 and less the sum of all amounts that have been withdrawn from such Account pursuant to Sections 2.07, 2.07A and 2.08, and transferred from such Account pursuant to Section 2.05, all accumulated at 4% interest, compounded annually. In any Participation Year in which no Contribution is allocated to a Fixed Income Account, the amount in such Account at the end of the Participation Year shall in no event be less than the amount in such Account at the beginning of the Participation Year plus the sum of all amounts transferred to such Account pursuant to Section 2.05 less the sum of all amounts withdrawn and transferred out of such Account pursuant to Sections 2.07, 2.07A, and Section 2.05, all accumulated at 4% interest, compounded annually.

A Fixed Income Account for the Participant terminates on the earliest of (i) the Retirement Date, (ii) the death of the Participant, and (iii) termination of participation pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO ACCOUNT. Each Contribution made with respect to the Participant pursuant to Section 2.01, will be allocated, as of the date by which Equitable has received at its Processing Office both such Contribution and direction as to its allocation, to the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account or in part to each, at the sole direction of the Participant as specified to Equitable, provided that the percentage allocated to each Account is a whole number.

Any amount that the Participant has directed to be transferred to the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account pursuant to Section 2.05 will be allocated as of the date of such transfer to the appropriate Account maintained for the Participant.

Interest is allocated to the Fixed Income Account at the end of each Participation Year, at the time of each transfer or withdrawal pursuant to Sections 2.05 and 2.07 and 2.07A, at the time of application of amounts in the Fixed Income Account to provide Annuity Benefits, upon termination of participation pursuant to Section 2.06, and upon death of the Participant pursuant to Section 2.09.

SECTION 2.05 TRANSFERS AMONG ACCOUNTS. At any time before the Participant's Retirement Date, the Participant may transfer all or part of the amounts maintained for the Participant to one or more of the other Accounts maintained for the Participant as follows: (1) amounts in the Fixed Income Account, Stock Account, Balanced Account and Aggressive Stock Account may be transferred among such Accounts; (2) amounts in the Money Market Account may be transferred to the other Accounts. Such transfers will be made as of the date Equitable receives such request at its Processing Office and will be subject to Equitable's rules in effect at the time of transfer. No transfers are permitted from the Fixed Income Account, Stock Account, Balanced Account or Aggressive Stock Account maintained for the Participant to the Money Market Account. Notwithstanding the above, transfers to the Balanced Account may be prohibited by Equitable upon 30 days written notice to the Participant.

SECTION 2.06 TERMINATION OF PARTICIPATION. On or before the Participant's Retirement Date, the Owner may elect by written notice to terminate this Contract. Upon receipt of such notice at its Processing Office, Equitable will determine the Cash Value, as of the date Equitable received such notice of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for the Participant.

The payment of such Cash Value to the Participant may be deferred by Equitable in accordance with the provisions of Section 4.06.

Prior to the Participant's Retirement Date, Equitable reserves the right to withdraw the Cash Value of the Participant's Fixed Income Account, Stock
Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay such Cash Values and terminate the Contract. This right may be exercised with respect to the Participant only if no Contributions have been made to the Contract on the Participant's behalf during the last three completed Participation Years, and the sum of such Annuity Values is $500 or less. Equitable reserves the right to terminate this Contract if at least 120 days have elapsed since the issue date shown on Page 3 of the Contract and no Contributions have been made to the Contract by or on behalf of the Participant.

Upon payment of the Cash Values, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Cash Values arose.

SECTION 2.07 PARTIAL WITHDRAWALS. The Owner may elect by written notice to Equitable to make a partial withdrawal from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account maintained for the Participant before such Participant's Retirement Date.

Upon withdrawal pursuant to Section 2.07 or 2.07A Equitable will pay the lesser of the sum of the Cash Values of the Accounts or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by the Participant. Unless instructed otherwise, the amount withdrawn (including the amount of any withdrawal charge) will be allocated between such Accounts in proportion to the Annuity Value of each such Account.

Upon any payment on behalf of the Participant pursuant to Section 2.07 or 2.07A, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.





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                                   Page Eight
                                   ----------

PARTICIPANT'S ACCOUNTS (CONTINUED)

Payments on behalf of the Participant pursuant to Section 2.07 or 2.07A may be deferred by Equitable in accordance with the provisions of Section 4.06.

Equitable is under no obligation to process any request for partial withdrawal of less than $300. If a withdrawal from the Accounts made pursuant to Section
2.07 would result in total Annuity Values of less than $500 and no Contributions have been made to the Contract for the three prior Participation Years, Equitable will so advise the Participant and reserves the right to withdraw the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, pay the Annuity Values of such Accounts to the Participant, and terminate this Contract.

SECTION 2.07A PARTIAL WITHDRAWAL CHARGES. With respect to partial withdrawals requested by the Participant, there will be no withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.07B. Equitable will withdraw from the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account, and Fixed Income Account and pay to the Participant an amount equal to the partial withdrawal requested.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, Equitable will (i) first withdraw from such Accounts an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on behalf of the Participant during the current and five prior Participation Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b)  Withdrawals of other amounts will not be subject to any withdrawal charges.

Equitable will pay the Participant the lesser of (a) the amount requested or (b) the sum of the Cash Values of the Accounts maintained on the Participant's behalf.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) above, shall be considered withdrawals of older contributions first and more recent contributions next.

SECTION 2.07B FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" with respect to the Participant means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Values of the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and the Fixed Income Account over (ii) cumulative prior withdrawals made pursuant to Section 2.07 or 2.07A in the current Participation Year with respect to the Participant.

SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Participation Year before the Participant's Retirement Date, if the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account on that date is less than $10,000, Equitable will withdraw from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract, as to the Contributions remitted with respect to the Participant, an annual administrative charge equal to the lesser of $30 or 2% of the sum of (i) the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account at the end of that Participation Year and (ii) any withdrawals made from such Accounts pursuant to Section 2.07 or 2.07A during that Participation Year. The charge will be allocated between the Stock Account, Balanced Account, Aggressive Stock Account, Money Market Account and Fixed Income Account in proportion to the Annuity Values of each such Account, at the end of the Participation Year.

As of the Participant's Retirement Date and before application of the Annuity Values or Cash Values of the Participant's Account pursuant to Section 3.03, or upon termination of such Account pursuant to Section 2.06 or Section 2.09 during a Participation Year, if the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account, and Money Market Account at that date is less than $10,000, Equitable will withdraw the administrative charge described in this Section for the applicable part of that Participation Year.

SECTION 2.09 DEATH BENEFIT. If Equitable ascertains that the Participant has died while Accounts for the Participant are maintained under the Contract and before the Participant's Retirement Date, Equitable, upon receipt of due proof of such death, will pay in a single sum to the beneficiary designated by the Participant to receive such payment the amount of death benefit payable with respect to the Participant. The amount of the death benefit with respect to the Participant at any time prior to the Retirement Date is equal to the greater of
(i) the sum of the Annuity Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the




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                                    Page Nine
                                    ---------

PARTICIPANT'S ACCOUNT (CONTINUED)

Contract for the Participant and (ii) the minimum death benefit with respect to the Participant. Such minimum death benefit is the sum of all Contributions made with respect to the Participant pursuant to Section 2.01 less an adjustment for any withdrawals made pursuant to Section 2.07 or 2.07A from the Accounts maintained under the Contract for the Participant. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Values then in the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained under the Contract for the Participant.

The amount of any death benefit payable with respect to the Participant will, to the extent such Account is sufficient therefore, be withdrawn from the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained with respect to the Participant under the Contract. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the Annuity Values arose.

SECTION 2.10 OWNER DEATH DISTRIBUTION RULES. Upon the death of the Contract Owner before the Participant's Retirement Date:

(i) If the Owner is the Participant, Equitable will pay the death benefit in accordance with Section 2.09.

(ii) If the Owner is not the Participant, the designated beneficiary will succeed as Owner, notwithstanding the existence of any co-owner. The entire interest in the Accounts maintained for the Participant - subject to any applicable withdrawal charges as described in the Contract - must be distributed either: (a) within 5 years after the Owner's death, or (b) within 1 year after the Owner's death as a life annuity or installment option, for a period of not longer than the life expectancy of the designated beneficiary.

     However, if the designated beneficiary is the Owner's spouse, the entire interest in the Accounts maintained for the Participant must then be distributed no later than 5 years after the spouse's death.

If payments under an Annuity Benefit had commenced prior to the Owner's death, such payments will continue to be made over a period not longer than the period provided for under the Annuity Benefit elected.

If the Participant dies before the entire interest in the Accounts maintained for the Participant under the Contract is distributed, Equitable will pay the death benefit in Section 2.09.

The designated beneficiary is the same as the beneficiary who is entitled to the death benefit upon the Participant's death.

Where more than one Owner is named, the date of death of the Owner will be deemed to be the date of death of the first Owner to die.

SECTION 2.11 CONTRIBUTION LIMIT. Equitable may refuse to accept a Contribution made with respect to the Participant if the total prior Contributions made with respect to the Participant exceed (or if acceptance of such Contribution would cause the total Contributions to exceed) the following:

(i)  $500,000, if the Participant's current age last birthday is 75 or less.

(ii) $250,000, if the Participant's current age last birthday is 76-79.

Equitable may refuse to accept any Contribution made with respect to the Participant if the Participant's current age last birthday is 80 or greater.


                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of Separate Account A.

The amount of the first, second, and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average New Annuity Unit Value for the second calendar month immediately preceding the date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the New Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION  3.03  ELECTION  AND  COMMENCEMENT  OF  ANNUITY  BENEFITS.   As  of  the
Participant's Retirement Date, provided the Participant is then living, the Annuity Values of the Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account shall be





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ANNUITY BENEFITS (CONTINUED)

applied to provide the Normal Form of Annuity Benefit, unless the Participant elects (i) to receive the Cash Value of such Account in a single sum or (ii) to apply such Annuity Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by Equitable, as elected by the Participant, subject to Equitable's rules then in effect.

Equitable will provide notice and election forms to the Participant not more than six months before the Participant's Retirement Date.

If the Participant elects to terminate participation under the Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive an Annuity Benefit in lieu of the Cash Values of the Participant's Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account.

Equitable will have the right to require the Participant to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable Annuity Benefit will be provided pursuant to Sections 3.04 and 3.05.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If the Participant elects to receive an Annuity Benefit in lieu of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account, the amount applied to provide the Annuity Benefit will be (i) the Annuity Values of such Accounts if the payments under the annuity form elected are contingent upon the survival of a person, or (ii) the Cash Values of such Accounts if the payments under the annuity form elected are not contingent upon the survival of a person.

The amount applied to provide an Annuity Benefit shall be reduced by any applicable tax on annuity considerations, as determined by Equitable. If such amount is applied on or after the completion of five Participation Years: (1) The balance, less any Contribution made on behalf of the Participant during the current and five prior Participation Years, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. (2) Any Contributions made on behalf of the Participant during the current and five prior Participation Years shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity payments shown herein or (ii) Equitable's current individual rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, this Contract will be replaced by an Equitable supplementary contract.

If the amount applied to provide an Annuity Benefit is applied before the completion of five Participation Years with respect to the Participant, the balance, after any applicable tax annuity considerations, shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown herein or (ii) Equitable's current individual annuity rates applicable to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee. If such current individual annuity rates are used, this Contract will be replaced by an Equitable supplementary contract.

After such application of an amount to provide an Annuity Benefit pursuant to either of the preceding two paragraphs, the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account maintained for the Participant shall terminate.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on either the Life Annuity Form with 10 years of payments guaranteed or the Joint and Survivor Life Annuity Form (100% continuation). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with 10 years of payments guaranteed and Joint and Survivor Life Annuity Form are based on 3 1/2% interest and the 1971 Equitable Annuity Mortality Table. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on the 1979 Equitable Annuitant Mortality Table and an Assumed Base Rate of Net Investment Return of 3 1/2% or 5%, whichever applies pursuant to Section 1.15.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on 3 1/2% interest and the 1971 Equitable Annuity Mortality Table if such annuity form provides for a Fixed Annuity Benefit, and on the 1979 Equitable Annuitant Mortality Table and an Assumed Base Rate of Net Investment Return of 5% or 3 1/2%, whichever applies pursuant to Section 1.15, if such annuity form provides for a Variable Annuity Benefit.




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ANNUITY BENEFITS (CONTINUED)

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payable under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by Equitable will be charged against and underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee. The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (i) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

Upon election by the Participant pursuant to Section 3.03 of an annuity form providing payments for a period certain, the Participant may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's executors or administrators in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, Equitable will pay in a single sum to such payee's executors or administrators the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis originally used to determine such payments.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to
Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

Equitable will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
            LIFE ANNUITY FORM WITH 10 YEARS OF PAYMENTS GUARANTEED -
                                100% CONTINUATION
              (Minimum Monthly Income per $1,000 of Annuity Value)


---------- ----------------------------------------------------------------------------------------------------------------------
                                                             FEMALE AGE
   MALE    ----------------------------------------------------------------------------------------------------------------------
   AGE         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   60         4.65       4.71      4.77       4.83       4.89      4.94       5.00       5.06       5.11      5.17       5.22
   61         4.68       4.74      4.81       4.87       4.93      4.99       5.05       5.11       5.17      5.23       5.29
   62         4.71       4.78      4.84       4.91       4.97      5.04       5.10       5.17       5.23      5.29       5.35
   63         4.74       4.81      4.88       4.94       5.01      5.08       5.15       5.22       5.29      5.36       5.42
   64         4.77       4.84      4.91       4.98       5.05      5.13       5.20       5.27       5.35      5.42       5.49

   65         4.79       4.87      4.94       5.02       5.09      5.17       5.25       5.33       5.40      5.48       5.56
   66         4.82       4.89      4.97       5.05       5.13      5.21       5.29       5.38       5.46      5.54       5.62
   67         4.84       4.92      5.00       5.08       5.17      5.25       5.34       5.42       5.51      5.60       5.69
   68         4.86       4.94      5.03       5.11       5.20      5.29       5.38       5.47       5.56      5.66       5.75
   69         4.88       4.97      5.05       5.14       5.23      5.32       5.42       5.52       5.61      5.71       5.81

   70         4.90       4.99      5.08       5.17       5.26      5.36       5.46       5.56       5.66      5.76       5.87
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------

           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM--100% CONTINUATION--ASSUMED BASE RATE
                       OF NET INVESTMENT RETURN OF 3 1/2%
              (Minimum Monthly Income per $1,000 of Annuity Value)

---------- ----------------------------------------------------------------------------------------------------------------------
  MALE                                                          FEMALE AGE
           ----------------------------------------------------------------------------------------------------------------------
   AGE         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   60         4.31       4.35      4.39       4.43       4.47      4.51       4.55       4.59       4.63      4.67       4.71
   61         4.35       4.39      4.43       4.48       4.52      4.56       4.61       4.65       4.69      4.73       4.78
   62         4.39       4.43      4.48       4.52       4.57      4.61       4.66       4.71       4.75      4.80       4.85
   63         4.42       4.47      4.52       4.57       4.62      4.67       4.72       4.77       4.82      4.87       4.92
   64         4.46       4.51      4.57       4.62       4.67      4.72       4.77       4.83       4.88      4.94       4.99

   65         4.50       4.56      4.61       4.66       4.72      4.78       4.83       4.89       4.95      5.01       5.07
   66         4.54       4.60      4.65       4.71       4.77      4.83       4.89       4.95       5.01      5.08       5.14
   67         4.58       4.64      4.70       4.76       4.82      4.88       4.95       5.01       5.08      5.15       5.22
   68         4.62       4.68      4.77       4.81       4.87      4.95       5.01       5.08       5.15      5.22       5.29
   69         4.65       4.72      4.78       4.85       4.92      4.99       5.06       5.14       5.22      5.29       5.37

   70         4.69       4.76      4.83       4.90       4.97      5.05       5.12       5.20       5.28      5.36       5.45
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------


No. 11939C NQ-I                    -----------
                                   Page Eleven

                                   Page Twelve
                                   -----------

ANNUITY BENEFITS (CONTINUED)


           VARIABLE ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
             LIFE ANNUITY FORM--100% CONTINUATION--ASSUMED BASE RATE
                           OF NET INVESTMENT RETURN OF 5%
              (Minimum Monthly Income per $1,000 of Annuity Value)

---------- ----------------------------------------------------------------------------------------------------------------------
                                                               FEMALE AGE
   MALE    ----------------------------------------------------------------------------------------------------------------------
   AGE         60         61        62         63         64        65         66         67         68        69         70
            ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   60         5.19       5.23      5.27       5.31       5.34      5.39       5.42       5.46       5.50      5.54       5.58
   61         5.23       5.27      5.31       5.35       5.39      5.43       5.47       5.52       5.56      5.60       5.64
   62         5.27       5.31      5.35       5.39       5.44      5.48       5.53       5.57       5.62      5.67       5.71
   63         5.31       5.35      5.39       5.44       5.49      5.53       5.58       5.63       5.68      5.73       5.78
   64         5.34       5.39      5.44       5.48       5.53      5.59       5.64       5.69       5.74      5.79       5.85

   65         5.38       5.43      5.48       5.53       5.58      5.64       5.69       5.75       5.80      5.86       5.92
   66         5.42       5.47      5.52       5.58       5.63      5.69       5.75       5.81       5.87      5.93       5.99
   67         5.45       5.51      5.56       5.62       5.68      5.74       5.80       5.87       5.93      6.00       6.06
   68         5.49       5.55      5.61       5.67       5.73      5.80       5.86       5.93       6.00      6.06       6.14
   69         5.53       5.59      5.65       5.71       5.78      5.85       5.92       5.99       6.06      6.13       6.21

   70         5.56       5.63      5.69       5.76       5.83      5.90       5.97       6.05       6.13      6.21       6.29
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------



                   ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY
                                      FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

                                                                               VARIABLE ANNUITY BENEFIT
                                                                             IF ASSUMED BASE RATE OF NET
                           FIXED ANNUITY BENEFIT                                 INVESTMENT RETURN IS
                         WITH 10 YEARS OF PAYMENTS               -----------------------------------------------------
                                 GUARANTEED                              3 1/2%                          5%
                       -------------------------------                   ------                          --
                       MALES              FEMALES                 MALES     FEMALES             MALES     FEMALES
                       -----              -------                 -----     -------             -----     -------
   60                    5.77               5.06                    5.43      4.80                6.36      5.70
   61                    5.89               5.16                    5.57      4.90                6.50      5.81
   62                    6.02               5.28                    5.72      5.01                6.65      5.91
   63                    6.16               5.40                    5.88      5.13                6.81      6.03
   64                    6.29               5.52                    6.05      5.25                6.97      6.15
   65                    6.44               5.66                    6.23      5.39                7.16      6.28

   66                    6.59               5.80                    6.43      5.54                7.35      6.43
   67                    6.74               5.94                    6.64      5.70                7.56      6.58
   68                    6.90               6.10                    6.87      5.87                7.79      6.76
   69                    7.06               6.26                    7.11      6.06                8.03      6.95
   70                    7.23               6.43                    7.38      6.27                8.30      7.15

Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

If a commutation right under an Annuity Benefit is exercised, Equitable may defer payment in accordance with Section 4.06.


                         PART IV - GENERAL PROVISIONS.

SECTION 4.01 CONTRACT. The Contract constitutes the entire agreement between the parties and the provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. A copy of the application is incorporated in and made a part of this Contract.

Nothing in the application referred to in Section 1.02 nor any modification, amendment, or supplement to any such document will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in the Contract.

The Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Owner and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to the Participant under the Contract may be reduced or forfeited except by the expressed consent of the Participant.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract to reflect changes in the Code, or in regulations or published rulings of the Internal Revenue Service so that the Contract will continue to be an "annuity" as defined in Section 72 of the Code.

Any Annuity benefit, Cash Value or death benefit available under the Contract shall not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

SECTION 4.03 PARTICIPATION IN SURPLUS. The Contract and all other contracts in the same class of contracts shall be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract shall be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract shall be payable as of January 1 of the calendar year in which a dividend is apportioned and will be payable in cash and shall be allocated by Equitable to the Fixed Income Account maintained hereunder for the Participant.

No Annuity Benefit will enter into the determination of any surplus to be apportioned to the Contract as a dividend.

SECTION 4.04 BENEFICIARY. The Participant, as of the Participation Date, is to name a beneficiary entitled to receive any death benefit payable with respect to the Participant pursuant to Section 2.09. The Participant may change such beneficiary from time to time while Accounts for the Participant are being maintained hereunder. Any such change will be made by written notice in a form satisfactory to Equitable. A change will, upon receipt at Equitable's Processing Office, take effect as of the time the written notice was signed, whether or not the Participant is living on the date of receipt, but without further liability as to any payment or other settlement made by Equitable before receipt of such change.



No. 11939C NQ-I                    -----------
                                   Page Twelve

                                  Page Thirteen
                                  -------------

GENERAL PROVISIONS (CONTINUED)
Unless otherwise specified in the application, if the Participant has named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive the Participant, and if more than one survive they will share equally.

Any part of a death benefit payable with respect to the Participant  pursuant to
Section 2.09 for which there is no named beneficiary living at the death of the Participant will be payable in a single sum to the children of the Participant who survive the Participant, in equal shares, or should none survive, then to the Participant's executors or administrators.

If the Participant so elects in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by the Participant, with respect to the beneficiary, subject to Equitable's rules then in effect. If at the death of the Participant there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.05 FUTURE CONTRIBUTIONS. Equitable reserves the right at its sole discretion to prohibit further Contributions under the Contract upon written notice to the Participant.

SECTION 4.06 DEFERMENT. Payments by Equitable from the Participant's Fixed Income Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and Section 2.09, or any commuted payments arising from a Fixed Annuity Benefit pursuant to Section 3.05, may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05. Interest at the current Guaranteed Interest Rate for the Participant's Fixed Income Account will be allowed on any such payment deferred for 30 days or more.

Except as provided in this Section, payments by Equitable from the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account pursuant to the provisions of Section 2.06, Sections 2.07 and 2.07A, and
Section 2.09, or any commuted payments arising from a Variable Annuity Benefit pursuant to Section 3.05, will be made within seven days after receipt, at Equitable's Processing Office, of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively, or receipt of due documentation for such commutation payment pursuant to Section 3.05.

During any period when (i) the sale of securities or the determination of the New Accumulation Unit Value or the Average New Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed or trading on such Exchange is restricted, or (ii) the Securities and Exchange Commission may by order permit postponement for the protection of persons having interests in the Separate Accounts, Equitable reserves the right:

(a) to defer determination of Cash Values or Annuity Values and payment of Cash Values and Annuity Values, arising from an amount in the Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

(b) to defer payment of any portion of the death benefit arising from an amount in a Participant's Stock Account, Balanced Account, Aggressive Stock Account or Money Market Account;

(c) to defer the payment of any Variable Annuity Benefit under the Contract or the application of any such Benefit to provide for any other payment called for by the Contract; or

(d) in the event of (a) above, to defer application of such amounts to provide any Annuity Benefit permitted under the Contract.

SECTION 4.07 ANNUAL NOTICE. At the end of each Participation Year up to and including the Retirement Date, Equitable will furnish the Participant with a notice showing as of a specified recent date (1) the Annuity Value of the Fixed Income Account, (2) the total number of Accumulation Units credited to the Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account,
(3) the New Accumulation Unit Values, (4) the sum of the Cash Values of the Fixed Income Account, Stock Account, Balanced Account, Aggressive Stock Account and Money Market Account and (5) the amount of death benefit payable with respect to the Participant. After the Retirement Date, Equitable will notify the Participant of the number of Annuity Units and the Average New Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.08 AGE AND SEX. If the age or sex of the Participant has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.





No. 11939C NQ-I                   -------------
                                  Page Thirteen